FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206361-10

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated May 18, 2017, may be amended or completed prior to time of sale.

PROSPECTUS

$696,161,000 (Approximate)

JPMCC Commercial Mortgage Securities Trust 2017-JP6
(Central Index Key Number 0001701638)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)
Benefit Street Partners CRE Finance LLC
(Central Index Key Number 0001632269)
Starwood Mortgage Funding VI LLC
(Central Index Key Number 0001682518)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-JP6

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-JP6 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class R and Class Z certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named JPMCC Commercial Mortgage Securities Trust 2017-JP6. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2017. The rated final distribution date for the certificates is July 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$26,228,000%		(5)	December 2021
Class A-2	$123,971,000%		(5)	May 2022
Class A-3	$86,731,000%		(5)	June 2024
Class A-4	$80,000,000%		(5)	February 2027
Class A-5	$200,074,000%		(5)	April 2027
Class A-SB	$33,632,000%		(5)	December 2026
Class X-A	$627,331,000	(6)%	Variable(7)	May 2027
Class X-B	$68,830,000	(6)%	Variable(7)	June 2027
Class A-S	$76,695,000%		(5)	May 2027
Class B	$34,415,000%		(5)	May 2027
Class C	$34,415,000%		(5)	June 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 55 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC is acting as lead manager and sole bookrunner with respect to this offering. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 16, 2017. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately      % of the aggregate certificate balances of the offered certificates plus accrued interest from June 1, 2017, before deducting expenses payable by the depositor.

J.P. Morgan
Lead Manager and Sole Bookrunner

Drexel Hamilton Co-Manager	Academy Securities Co-Manager

May      , 2017

JPMCC Commercial Mortgage Securities Trust 2017-JP6

Commercial Mortgage Pass-Through Certificates, Series 2017-JP6

Utah
1 property
$9,200,000
1.2% of total
Kansas
2 properties
$4,462,500
0.6% of total
Missouri
1 property
$2,850,000
0.4% of total
Illinois
18 properties
$9,000,000
1.1% of total
Indiana
2 properties
$7,875,000
1.0% of total
Michigan
5 properties
$58,347,808
7.4% of total
Pennsylvania
4 properties
$51,766,378
6.6% of total
New York
2 properties
$138,000,000
17.5% of total
Ohio
1 property
$9,170,000
1.2% of total
Vermont
4 properties
$24,175,000
3.1% of total
Connecticut
1 property
$13,800,000
1.8% of total
North Carolina
1 property
$5,483,026
0.7% of total
California
8 properties
$163,138,480
20.7% of total
South Carolina
1 property
$12,842,665
1.6% of total
Georgia
2 properties
$12,112,380
1.5% of total
Colorado
3 properties
$80,811,823
10.3% of total
New Mexico
1 property
$6,243,606
0.8% of total
Puerto Rico
2 properties
$12,551,400
1.6% of total
Texas
6 properties
$112,789,852
14.3% of total
Florida
7 properties
$52,002,248
6.6% of total
Percentage of
Initial Pool Balance
0.4% – 5.0%
5.1% – 10.0%
10.1% – 20.7%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Principal Window(4)
Offered Certificates
A-1	$26,228,000		30.000%	%	(5)	December 2021	2.66	7/17 – 12/21
A-2	$123,971,000		30.000%	%	(5)	May 2022	4.79	12/21 – 5/22
A-3	$86,731,000		30.000%	%	(5)	June 2024	6.87	4/24 – 6/24
A-4	$80,000,000		30.000%	%	(5)	February 2027	9.58	12/26 – 2/27
A-5	$200,074,000		30.000%	%	(5)	April 2027	9.77	2/27 – 4/27
A-SB	$33,632,000		30.000%	%	(5)	December 2026	7.30	5/22 – 12/26
X-A	$627,331,000	(6)	NAP	%	Variable(7)	May 2027	NAP	NAP
X-B	$68,830,000	(6)	NAP	%	Variable(7)	June 2027	NAP	NAP
A-S	$76,695,000		20.250%	%	(5)	May 2027	9.87	4/27 – 5/27
B	$34,415,000		15.875%	%	(5)	May 2027	9.91	5/27 – 5/27
C	$34,415,000		11.500%	%	(5)	June 2027	9.93	5/27 – 6/27
Non-Offered Certificates
D	$9,832,000	(8)	10.250%	%	(5)	June 2027	10.00	6/27 – 6/27
E-RR	$29,499,000	(8)	6.500%	%	(5)	June 2027	10.00	6/27 – 6/27
F-RR	$16,715,000		4.375%	%	(5)	June 2027	10.00	6/27 – 6/27
G-RR	$7,867,000		3.375%	%	(5)	June 2027	10.00	6/27 – 6/27
NR-RR	$26,548,166		0.000%	%	(5)	June 2027	10.00	6/27 – 6/27
R(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Z(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of any class of the Class X-A or Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal. The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A and Class X-B certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.
(8)	The approximate initial certificate balances of the Class D and Class E-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The Class D certificate balance is expected to fall within a range of $6,883,000 and $10,816,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of regular certificates issued by the issuing entity. The Class E-RR certificate balance is expected to fall within a range of $28,515,000 and $32,448,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of regular certificates issued by the issuing entity.

(9)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.
(10)	The Class Z certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class Z certificates are entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in this prospectus.

The Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class R and Class Z certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	21
Risk Factors	55
The Certificates May Not Be a Suitable Investment for You	55
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	55
Risks Related to Market Conditions and Other External Factors	55
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	55
Other Events May Affect the Value and Liquidity of Your Investment	55
Risks Relating to the Mortgage Loans	56
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	56
Risks of Commercial and Multifamily Lending Generally	56
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
Office Properties Have Special Risks	62
Retail Properties Have Special Risks	63
Hotel Properties Have Special Risks	65
Risks Relating to Affiliation with a Franchise or Hotel Management Company	67
Industrial Properties Have Special Risks	67
Multifamily Properties Have Special Risks	68
Senior Housing Properties May Present Special Risks	70
Self Storage Properties Have Special Risks	72
Mixed Use Properties Have Special Risks	73
Condominium Ownership May Limit Use and Improvements	73
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	74
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	75
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	76
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	77
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	78
Risks Related to Zoning Non-Compliance and Use Restrictions	80
Risks Relating to Inspections of Properties	81
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	81
Insurance May Not Be Available or Adequate	81
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	82
Terrorism Insurance May Not Be Available for All Mortgaged Properties	83
Risks Associated with Blanket Insurance Policies or Self-Insurance	84
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	84
Limited Information Causes Uncertainty	85
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	85
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	86
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some

Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	87
Static Pool Data Would Not Be Indicative of the Performance of this Pool	87
Appraisals May Not Reflect Current or Future Market Value of Each Property	88
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	89
The Borrower’s Form of Entity May Cause Special Risks	89
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	92
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	93
Other Financings or Ability to Incur Other Indebtedness Entails Risk	94
Tenancies-in-Common May Hinder Recovery	95
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	95
Risks Associated with One Action Rules	96
State Law Limitations on Assignments of Leases and Rents May Entail Risks	96
Various Other Laws Could Affect the Exercise of Lender’s Rights	96
Risks of Anticipated Repayment Date Loans	97
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	97
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	97
Leased Fee Properties Have Special Risks	99
Increases in Real Estate Taxes May Reduce Available Funds	99
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	99
Risks Related to Conflicts of Interest	99
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	99
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	101
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	102
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	103
Potential Conflicts of Interest of the Operating Advisor	105
Potential Conflicts of Interest of the Asset Representations Reviewer	105
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	106
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	108
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	109
Other Potential Conflicts of Interest May Affect Your Investment	110
Other Risks Relating to the Certificates	110
The Certificates Are Limited Obligations	110
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	110
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	111
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating

Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	114
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	116
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	119
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	120
Risks Relating to Modifications of the Mortgage Loans	125
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	126
Risks Relating to Interest on Advances and Special Servicing Compensation	126
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	127
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	127
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	128
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	128
Description of the Mortgage Pool	130
General	130
Certain Calculations and Definitions	131
Definitions	131
Mortgage Pool Characteristics	138
Overview	138
Property Types	140
Significant Mortgage Loans and Significant Obligors	143
Mortgage Loan Concentrations	144
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	144
Geographic Concentrations	146
Mortgaged Properties With Limited Prior Operating History	146
Tenancies-in-Common	147
Condominium Interests	147
Fee Estates	147
Environmental Considerations	147
Redevelopment, Renovation and Expansion	150
Assessments of Property Value and Condition	151
Appraisals	151
Engineering Reports	152
Zoning and Building Code Compliance and Condemnation	152
Litigation and Other Considerations	153
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	153
Tenant Issues	155
Tenant Concentrations	155
Lease Expirations and Terminations	155
Purchase Options and Rights of First Refusal	159
Affiliated Leases	160
Insurance Considerations	161
Use Restrictions	163
Appraised Value	163
Non-Recourse Carveout Limitations	164
Delinquency Information	166
Certain Terms of the Mortgage Loans	166
Amortization of Principal	166
Due Dates; Mortgage Rates; Calculations of Interest	166
ARD Loans	167
Single Purpose Entity Covenants	167
Prepayment Protections and Certain Involuntary Prepayments	168
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	170
Defeasance; Collateral Substitution	171
Partial Releases	172
Escrows	173
Mortgaged Property Accounts	174
Exceptions to Underwriting Guidelines	175
Additional Indebtedness	175
General	175

Whole Loans	175
Mezzanine Indebtedness	175
Other Unsecured Indebtedness	178
The Whole Loans	178
General	178
The Servicing Shift Whole Loans	181
The Non-Serviced Whole Loans	201
Additional Information	213
Transaction Parties	213
The Sponsors and Mortgage Loan Sellers	213
JPMorgan Chase Bank, National Association	213
Benefit Street Partners CRE Finance LLC	222
Starwood Mortgage Funding VI LLC	229
The Depositor	236
The Issuing Entity	236
The Trustee and Certificate Administrator	237
The Master Servicer	239
The Special Servicer	242
The JPMCC 2016-JP4 Special Servicer	245
The Operating Advisor and Asset Representations Reviewer	249
Credit Risk Retention	251
General	251
Qualifying CRE Loans; Required Credit Risk Retention Percentage	251
Material Terms of the Eligible Horizontal Residual Interest	251
The Third Party Purchaser	252
Determination of Amount of Required Credit Risk Retention	253
General	253
Swap-Priced Principal Balance Certificates	254
Interest-Only Certificates	257
Yield-Priced Principal Balance Certificates	259
Calculation of Estimated Fair Value of All Certificates	260
Hedging, Transfer and Financing Restrictions	260
Operating Advisor	261
Representations and Warranties	262
Description of the Certificates	264
General	264
Distributions	266
Method, Timing and Amount	266
Available Funds	267
Priority of Distributions	268
Pass-Through Rates	271
Interest Distribution Amount	273
Principal Distribution Amount	273
Certain Calculations with Respect to Individual Mortgage Loans	275
Excess Interest	277
Application Priority of Mortgage Loan Collections or Whole Loan Collections	277
Allocation of Yield Maintenance Charges and Prepayment Premiums	279
Assumed Final Distribution Date; Rated Final Distribution Date	281
Prepayment Interest Shortfalls	281
Subordination; Allocation of Realized Losses	283
Reports to Certificateholders; Certain Available Information	285
Certificate Administrator Reports	285
Information Available Electronically	290
Voting Rights	295
Delivery, Form, Transfer and Denomination	295
Book-Entry Registration	295
Definitive Certificates	298
Certificateholder Communication	298
Access to Certificateholders’ Names and Addresses	298
Requests to Communicate	299
List of Certificateholders	299
Description of the Mortgage Loan Purchase Agreements	300
General	300
Dispute Resolution Provisions	309
Asset Review Obligations	309
Pooling and Servicing Agreement	309
General	309
Assignment of the Mortgage Loans	310
Servicing Standard	310
Subservicing	312
Advances	312
P&I Advances	312
Servicing Advances	313
Nonrecoverable Advances	314
Recovery of Advances	315
Accounts	316
Withdrawals from the Collection Account	318
Servicing and Other Compensation and Payment of Expenses	321
General	321
Master Servicing Compensation	327
Special Servicing Compensation	329
Disclosable Special Servicer Fees	335
Certificate Administrator and Trustee Compensation	336
Operating Advisor Compensation	336
Asset Representations Reviewer Compensation	337

CREFC® Intellectual Property Royalty License Fee	338
Appraisal Reduction Amounts	338
Maintenance of Insurance	344
Modifications, Waivers and Amendments	346
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	351
Inspections; Collection of Operating Information	352
Collection of Operating Information	352
Special Servicing Transfer Event	353
Asset Status Report	355
Realization Upon Mortgage Loans	358
Sale of Defaulted Loans and REO Properties	360
The Directing Certificateholder	363
General	363
Major Decisions	365
Asset Status Report	367
Replacement of the Special Servicer	367
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	367
Servicing Override	369
Rights of Holders of Companion Loans	370
Limitation on Liability of Directing Certificateholder	370
The Operating Advisor	371
General	371
Duties of Operating Advisor at All Times	372
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	374
Recommendation of the Replacement of the Special Servicer	374
Eligibility of Operating Advisor	374
Other Obligations of Operating Advisor	375
Delegation of Operating Advisor’s Duties	376
Termination of the Operating Advisor With Cause	376
Rights Upon Operating Advisor Termination Event	377
Waiver of Operating Advisor Termination Event	377
Termination of the Operating Advisor Without Cause	378
Resignation of the Operating Advisor	378
Operating Advisor Compensation	378
The Asset Representations Reviewer	379
Asset Review	379
Eligibility of Asset Representations Reviewer	383
Other Obligations of Asset Representations Reviewer	384
Delegation of Asset Representations Reviewer’s Duties	384
Assignment of Asset Representations Reviewer’s Rights and Obligations	384
Asset Representations Reviewer Termination Events	385
Rights Upon Asset Representations Reviewer Termination Event	386
Termination of the Asset Representations Reviewer Without Cause	386
Resignation of Asset Representations Reviewer	386
Asset Representations Reviewer Compensation	387
Replacement of the Special Servicer Without Cause	387
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	389
Termination of Master Servicer and Special Servicer for Cause	390
Servicer Termination Events	390
Rights Upon Servicer Termination Event	391
Waiver of Servicer Termination Event	392
Resignation of the Master Servicer and the Special Servicer	393
Limitation on Liability; Indemnification	393
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	396
Dispute Resolution Provisions	396
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	396
Repurchase Request Delivered by a Party to the PSA	397
Resolution of a Repurchase Request	397
Mediation and Arbitration Provisions	400

Servicing of the Servicing Shift Mortgage Loans	401
Servicing of the Non-Serviced Mortgage Loans	401
Servicing of the 245 Park Avenue Mortgage Loan	401
Servicing of the Moffett Gateway Mortgage Loan	404
Rating Agency Confirmations	406
Evidence as to Compliance	408
Limitation on Rights of Certificateholders to Institute a Proceeding	409
Termination; Retirement of Certificates	410
Amendment	411
Resignation and Removal of the Trustee and the Certificate Administrator	413
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	414
Certain Legal Aspects of Mortgage Loans	414
General	417
Types of Mortgage Instruments	417
Leases and Rents	417
Personalty	418
Foreclosure	418
General	418
Foreclosure Procedures Vary from State to State	418
Judicial Foreclosure	418
Equitable and Other Limitations on Enforceability of Certain Provisions	419
Nonjudicial Foreclosure/Power of Sale	419
Public Sale	419
Rights of Redemption	420
Anti-Deficiency Legislation	421
Leasehold Considerations	421
Cooperative Shares	421
Bankruptcy Laws	422
Environmental Considerations	427
General	427
Superlien Laws	427
CERCLA	427
Certain Other Federal and State Laws	428
Additional Considerations	429
Due-on-Sale and Due-on-Encumbrance Provisions	429
Subordinate Financing	429
Default Interest and Limitations on Prepayments	429
Applicability of Usury Laws	430
Americans with Disabilities Act	430
Servicemembers Civil Relief Act	430
Anti-Money Laundering, Economic Sanctions and Bribery	431
Potential Forfeiture of Assets	431
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	431
Pending Legal Proceedings Involving Transaction Parties	433
Use of Proceeds	433
Yield and Maturity Considerations	433
Yield Considerations	433
General	433
Rate and Timing of Principal Payments	433
Losses and Shortfalls	435
Certain Relevant Factors Affecting Loan Payments and Defaults	435
Delay in Payment of Distributions	436
Yield on the Certificates with Notional Amounts	436
Weighted Average Life	437
Pre-Tax Yield to Maturity Tables	443
Material Federal Income Tax Considerations	446
General	446
Qualification as a REMIC	446
Status of Offered Certificates	448
Taxation of Regular Interests	449
General	449
Original Issue Discount	449
Acquisition Premium	451
Market Discount	451
Premium	452
Election To Treat All Interest Under the Constant Yield Method	452
Treatment of Losses	453
Yield Maintenance Charges and Prepayment Premiums	453
Sale or Exchange of Regular Interests	454
Taxes That May Be Imposed on a REMIC	454
Prohibited Transactions	454
Contributions to a REMIC After the Startup Day	455
Net Income from Foreclosure Property	455
Bipartisan Budget Act of 2015	455
Taxation of Certain Foreign Investors	456
FATCA	457
Backup Withholding	457
Information Reporting	457

3.8% Medicare Tax on “Net Investment Income”	457
Reporting Requirements	457
Certain State and Local Tax Considerations	458
Method of Distribution (Underwriter)	458
Incorporation of Certain Information by Reference	460
Where You Can Find More Information	461
Financial Information	461
Certain ERISA Considerations	461
General	461
Plan Asset Regulations	462
Administrative Exemptions	462
Insurance Company General Accounts	464
Legal Investment	465
Legal Matters	466
Ratings	466
Index of Defined Terms	469

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE MOFFETT GATEWAY MORTGAGE LOAN
ANNEX G	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE NW FLORIDA APARTMENT PORTFOLIO MORTGAGE LOAN

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—

THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 21 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 55 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN

UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)       TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)       TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN

UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN

RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION

OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.

Issuing Entity	JPMCC Commercial Mortgage Securities Trust 2017-JP6, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

●	Benefit Street Partners CRE Finance LLC, a Delaware limited liability company; and

●	Starwood Mortgage Funding VI LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and the initial purchaser of the non-offered certificates. Benefit Street Partners CRE Finance LLC is an affiliate of Benefit Street Partners CRE Conduit Company, L.P., an originator. Starwood Mortgage Funding VI LLC is an affiliate of (a) Starwood Mortgage Capital LLC, an originator, (b) LNR Partners, LLC, the initial special servicer of the whole loan identified as “Moffett Gateway” on Annex A-1 and (c) LNR Securities Holdings, LLC, the entity holding a majority interest in the control eligible certificates issued, and acting as the initial directing certificateholder, under the JPMCC 2016-JP4 pooling and servicing agreement which governs the servicing of the whole loan identified as “Moffett Gateway” on Annex A-1. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association(1)	17	$508,880,799	64.7%
Benefit Street Partners CRE Finance LLC	11	152,336,787	19.4
Starwood Mortgage Funding VI LLC	14	125,404,580	15.9
Total	42	$786,622,167	100.0%

(1)	One (1) mortgage loan identified as “245 Park Avenue” on Annex A-1, representing approximately 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. RREF III-D AIV RR, LLC (in satisfaction of the retention obligations of JPMorgan Chase Bank, National Association in its capacity as the “retaining sponsor”) will be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, RREF III-D AIV RR, LLC (or its permitted assignees) will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the pooling and servicing agreement indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, the related servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan”, “—The 740 Madison Whole Loan”, “—The Apex Fort Washington Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC will act as initial special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to any non-serviced mortgage loan set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and other transactions and performing certain enforcement actions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Rialto Capital Advisors, LLC was appointed to be the special servicer by its affiliate, RREF III-D AIV RR, LLC, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z certificates (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder (other than with respect to any servicing shift mortgage loan). The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Rialto Capital Advisors, LLC or an affiliate assisted RREF III-D AIV RR, LLC with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the applicable servicing shift securitization date, the related servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans— The 211

Main Street Whole Loan”, “—The 740 Madison Whole Loan”, “—The Apex Fort Washington Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The JPMCC 2016-JP4 Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The JPMCC 2016-JP4 Special
Servicer	LNR Partners, LLC, an affiliate of Starwood Mortgage Funding VI LLC (a sponsor and mortgage loan seller), is the special servicer of the Moffett Gateway whole loan under the pooling and servicing agreement identified in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. LNR Partners, LLC’s principal servicing office is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The JPMCC 2016-JP4 Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,

Maryland 21045-1951, and its telephone number is 410-884-2000. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans— The 211 Main Street Whole Loan”, “—The 740 Madison Whole Loan”, “—The Apex Fort Washington Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated

transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Signification Obligor	The mortgaged property related to the mortgage loan identified on Annex A-1 as “245 Park Avenue” represents 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Significant Mortgage Loans and Significant Obligors”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan and (iii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—

The 211 Main Street Whole Loan—Consultation and Control”, “—The 740 Madison Whole Loan—Consultation and Control”, “—The Apex Fort Washington Whole Loan—Consultation and Control” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that RREF III-D AIV RR, LLC, an affiliate of Rialto Capital Advisors, LLC, the initial special servicer, will purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than any servicing shift mortgage loan).

With respect to the servicing shift whole loan identified as “211 Main Street” on Annex A-1, the holder of the related controlling subordinate companion loan will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement until the occurrence and continuance of a control appraisal period under such intercreditor agreement, and following the occurrence and continuance of a control appraisal period under such intercreditor agreement, the holder of the related pari passu companion loan identified as note A-2 will be entitled to such consent and consultation rights. With respect to the servicing shift whole loan identified as “740 Madison” on Annex A-1, the holder of the related pari passu companion loan identified as note A-2 will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. With respect to the servicing shift whole loan identified as “Apex Fort Washington” on Annex A-1, the holder of the related pari passu companion loan identified as note A-2 will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date (and, with respect to the 211 Main Street whole loan, provided that a control appraisal period has occurred and is continuing under the related intercreditor agreement), the directing certificateholder of each servicing shift whole loan is expected to be the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting each of the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans— The 211 Main Street Whole Loan”, “—The 740 Madison Whole Loan” and “—The Apex Fort Washington Whole Loan”.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holder of a Controlling Subordinate
Companion Loan

One (1) mortgage loan identified as “211 Main Street” on Annex A-1, representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will be serviced under the pooling and servicing agreement for this securitization until the related servicing shift securitization date, and is part of a whole loan comprised of one or more senior pari passu notes (included in the issuing entity), one or more pari passu senior notes (not included in the issuing entity) and one or more subordinate notes (not included in the issuing entity).

With respect to such mortgage loan, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the related controlling subordinate companion loan will have the right (i) to cure certain defaults with respect to the related mortgage loan, and (ii) to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. Each holder of a subordinate companion loan will also have the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and pari passu companion loans (in whole, but not in part) under certain default circumstances. In addition, the holder of the related controlling subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer under the pooling and servicing agreement (prior to the related servicing shift securitization date) and the special servicer under the related servicing shift pooling and servicing agreement (after the related servicing shift securitization date) with respect to the related mortgage loan at any time prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, subject to the requirements provided for in the related intercreditor agreement. As of the closing date, Athene Annuity and Life Company is the holder of the 211 Main Street controlling subordinate companion loan.

See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan” and “Transaction Parties—Replacement of the Special Servicer”.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in June 2017, or with respect to any mortgage loan that has its first due date in July 2017, the date that would otherwise have been the related due date in June 2017.

Closing Date	On or about June 16, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in July 2017.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Pennsylvania, Kansas, Florida or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2021
Class A-2	May 2022
Class A-3	June 2024
Class A-4	February 2027
Class A-5	April 2027
Class A-SB	December 2026
Class X-A	May 2027
Class X-B	June 2027
Class A-S	May 2027
Class B	May 2027
Class C	June 2027

The rated final distribution date will be the distribution date in July 2050.

TRANSACTION OVERVIEW

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-JP6:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class R and Class Z.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be forty-two (42) fixed rate commercial mortgage loans secured by first mortgage liens on seventy-two (72) mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The mortgage loans are comprised of (i) thirty-seven (37) mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property or properties), (ii) two (2) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu interests (but no subordinate interests) that are not assets of the issuing entity secured by the related mortgaged property or properties) and (iii) three (3) mortgage loans, each represented by one or more senior pari passu portions of a whole loan (each of which has one or more related pari passu interest and one or more subordinate interests that are not assets of the issuing entity secured by the related mortgaged property or properties).

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$26,228,000	3.334%	30.000%
Class A-2	$123,971,000	15.760%	30.000%
Class A-3	$86,731,000	11.026%	30.000%
Class A-4	$80,000,000	10.170%	30.000%
Class A-5	$200,074,000	25.435%	30.000%
Class A-SB	$33,632,000	4.275%	30.000%
Class X-A	$627,331,000	NAP	NAP
Class X-B	$68,830,000	NAP	NAP
Class A-S	$76,695,000	9.750%	20.250%
Class B	$34,415,000	4.375%	15.875%
Class C	$34,415,000	4.375%	11.500%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00830%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan, any servicing shift mortgage loan and any companion loan) at a per annum rate equal to 0.00440%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any companion loan) at a per annum rate equal to 0.00060%. Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to each such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(2)	Special Servicer Fee Rate
245 Park Avenue	0.00125%	0.25000%
Moffett Gateway	0.00250%	0.25000%

(1)	Does not reflect the 211 Main Street mortgage loan, the 740 Madison mortgage loan or the Apex Fort Washington mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related lead servicing pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributed to the Class Z certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class R and Class Z certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class Z certificates) can be found in “Description of the Certificates—Distributions— Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest collected on each mortgage loan that has an anticipated repayment date to the extent received from the related borrower) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class Z certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A and Class X-B certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the

Class X-A and Class X-B certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	Other than the Class R and Class Z certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class R or Class Z certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from delinquencies and defaults by borrowers;

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class Z certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected from the related borrower and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-two (42) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in seventy-two (72) commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $786,622,167.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-two (42) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and (iii) in the case of three (3) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)	Whole Loan Underwritten NCF DSCR(1)(2)
245 Park Avenue	$98,000,000	12.5%	$982,000,000	$120,000,000	54.3%	2.45	x
211 Main Street	$65,219,000	8.3%	$105,000,000	$25,000,000	66.4%	2.07	x
740 Madison	$40,000,000	5.1%	$50,000,000	N/A	60.0%	1.96	x
Apex Fort Washington	$21,000,000	2.7%	$33,500,000	N/A	64.4%	1.40	x
Moffett Gateway	$20,000,000	2.5%	$223,000,000	$102,000,000	65.7%	1.43	x

(1)	Calculated including any related pari passu companion loan(s) and the related subordinate companion loan(s) but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(2)	In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the payments used for calculating the Whole Loan Underwritten NCF DSCR were based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F.

The 211 Main Street whole loan, the 740 Madison whole loan and the Apex Fort Washington whole loan (each a “servicing shift whole loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related lead servicing companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

Prior to the related servicing shift securitization date, the 211 Main Street mortgage loan, is referred to as a “serviced AB mortgage loan”, and the 211 Main Street whole loan, is referred to as a “serviced AB whole loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related controlling companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
245 Park Avenue	245 Park Avenue Trust 2017-245P	12.5%	Wells Fargo Bank, National Association	Aegon USA Realty Advisors, LLC	Wilmington Trust, National Association

Moffett Gateway	JPMCC 2016-JP4	2.5%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Directing Certificateholder
245 Park Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	N/A	Prima Capital Advisors LLC

Moffett Gateway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LNR Securities Holdings, LLC

(1)	Does not reflect the 211 Main Street mortgage loan, the 740 Madison mortgage loan or the Apex Fort Washington mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related lead servicing pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or any preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$786,622,167
Number of mortgage loans	42
Number of Mortgaged Properties	72
Range of Cut-off Date Balances	$3,966,378 to $98,000,000
Average Cut-off Date Balance	$18,729,099
Range of Mortgage Rates	3.31940% to 5.53300%
Weighted average Mortgage Rate	4.62663%
Range of original terms to maturity(2)	60 months to 126 months
Weighted average original term to maturity(2)	106 months
Range of remaining terms to maturity(2)	54 months to 120 months
Weighted average remaining term to maturity(2)	104 months
Range of original amortization term(3)(4)	300 months to 360 months
Weighted average original amortization term(3)(4)	358 months
Range of remaining amortization terms(3)(4)	295 months to 360 months
Weighted average remaining amortization term(3)(4)	356 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	46.3% to 74.5%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	60.9%
Range of LTV Ratios as of the maturity date(2)(5)(6)	37.7% to 69.3%
Weighted average LTV Ratio as of the maturity date(2) (5)(6)	55.7%
Range of UW NCF DSCR(6)(7)	1.28x to 3.30x
Weighted average UW NCF DSCR(6)(7)	1.91x
Range of UW NOI Debt Yield(6)	8.0% to 19.4%
Weighted average UW NOI Debt Yield(6)	10.9%
Percentage of Initial Pool Balance consisting of:
IO-Balloon	34.6%
Balloon	31.2%
Interest Only	27.3%
ARD-Interest Only	6.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) mortgage loans with anticipated repayment dates, identified as “740 Madison” and “Home Depot – Bridgeport” on Annex A-1, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the anticipated repayment date.

(3)	Excludes eight (8) mortgage loans identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Raytheon – 16800 Centretech”, “Home Depot – Bridgeport”, “Romulus Airport Park”, “Pangea 16” and “Paradise Victoria Village” on Annex A-1, representing approximately 34.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until their anticipated repayment date.

(4)	In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan will amortize after the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) mortgage loan identified as “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan will amortize based on the assumed principal payment schedule set forth on Annex G.

(5)	With respect to eight (8) mortgaged properties identified as “Diamond Hill Denver”, “2950 North Hollywood Way”, “Marriott Colorado Springs”, “Humblewood Center”, “Diamond Hill Apartments”, “Apex Fort Washington”, “Moffett Gateway” and “Courtyard Marriott Clemson” on Annex A-1, securing eight (8) mortgage loans representing approximately 23.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage

Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	With respect to five (5) mortgage loans identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Apex Fort Washington” and “Moffett Gateway” on Annex A-1, representing approximately 31.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s). With respect to three (3) mortgage loans identified as “245 Park Avenue”, “211 Main Street” and “Moffett Gateway” on Annex A-1, representing approximately 23.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which also has one or more subordinate companion loans that are not included in the issuing entity, the calculation of the debt service coverage ratios, loan-to-value ratios and debt yields includes any pari passu companion loans, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten operating income debt yield including the related subordinate companion loans are (a) with respect to the mortgage loan identified as “245 Park Avenue” on Annex A-1, 2.45x, 54.3% and 9.6%, respectively, (b) with respect to the mortgage loan identified as “211 Main Street” on Annex A-1, 2.07x, 66.4% and 7.9%, respectively, and (c) with respect to the mortgage loan identified as “Moffett Gateway” on Annex A-1, 1.43x, 65.7% and 8.4%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the payments used for calculating the underwritten net cash flow debt service coverage ratio were based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) mortgage loan identified as “NW Florida Apartment Florida” on Annex A-1, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the payments used for calculating the underwritten net cash flow debt service coverage ratio were based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal payment schedule set forth on Annex G. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For example, with respect to eight mortgaged properties identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Diamond Hill Denver”, “Bingham Office Center”, “2950 North Hollywood Way”, “Moffett Gateway” and “1201 Oak Lawn” on Annex A-1, securing eight (8) mortgage loans representing approximately 41.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain assumptions and/or adjustments were made to the underwritten net cash flow reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

In addition, none of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the mortgage loan.

With respect to one (1) mortgage loan identified as “Monroe Park Tower” on Annex A-1, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of such mortgage loan were used to finance the purchase of the related mortgaged property from an REO sale in connection with a securitization trust that previously held a mortgage loan secured by such mortgaged property and for which LNR Partners, LLC, an affiliate of the related mortgage loan seller and originator, was the special servicer. The trustee of the related prior securitization trust reported a loss of approximately $5,221,002 (approximately 31.6% of the original principal balance of the prior loan) in connection with the sale of such mortgaged property to the borrower sponsor. The related borrower under such mortgage loan is unaffiliated with the borrower under the prior mortgage loan.

See “Description of the Mortgage Pool —Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to twenty-two (22) mortgaged properties identified as “740 Madison”, “Moffett Gateway”, “Home Depot – Bridgeport”, “Pangea 16” and “1201 Oak Lawn” on Annex A-1, securing five (5) mortgage loans representing approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgaged properties (i) were constructed, substantially renovated or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool”.

Certain Variances from

Underwriting Standards	None of the mortgage loans were originated with variances from the underwriting guidelines described under “Transaction Parties-The Sponsors and Mortgage Loan Sellers”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R or Class Z certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC or Starwood Mortgage Funding VI LLC, respectively) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with such pari passu companion loan and, in the case of the 245 Park Avenue whole loan only, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest collected on any mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. With respect to these affiliated leases, we cannot assure you that the terms of each lease are not inherently more beneficial to the tenant than similar leases to unaffiliated third party tenants or that each lease does not contain any non-standard, more tenant-friendly provisions. In addition, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 8 in Annex D-1 and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Senior Housing Properties May Present Special Risks

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively.

The independent living industry is a highly competitive industry, and the revenues, profits or market share of senior housing properties could be harmed if they are unable to compete effectively. The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

The Success of Senior Housing Properties Depend on Attracting Seniors with Sufficient Resources To Pay.

Medicare does not reimburse beneficiaries for room, board or services at an independent living facility. Medicaid does not reimburse beneficiaries for room or board. Although Medicaid may cover the services provided at an independent living facility in certain states, certain senior housing properties may not currently accept reimbursement from Medicaid. In addition, commercial private insurance does not typically cover independent living. Accordingly, certain senior housing properties may rely on the ability of their residents or their families to pay the resident and other fees from their own funds. Not all seniors living in the region such senior housing properties are located will be able to afford an extended stay in an independent living facility or other congregate senior living facilities. In the event that managed care becomes a significant factor in the independent living facility sector, the related borrower may have to participate in the managed care market to remain competitive. In such an event, the amount that a senior housing property receives for its services could be adversely affected.

Due to the dependency of certain senior housing properties on private pay sources, events which adversely affect the ability of seniors to afford the monthly resident fees could cause occupancy rates, revenues and results of operations to decline. Economic downturns, changes in demographics, degradation of the local economy or the neighborhoods in which such senior housing properties operate, inflation or other circumstances that adversely affect the ability of the elderly to pay for the services could adversely affect the ability of seniors to afford resident fees. In addition, recent reports indicate that the most recent downturn in the housing market has adversely affected the ability of seniors to afford resident fees as seniors frequently use the proceeds from the sale of their homes to cover the cost of senior living facilities fees. Because the senior living market sector is highly competitive, negative perceptions of the aesthetics, safety, convenience or overall quality of services provided by senior housing properties may negatively impact the ability of such properties to attract seniors with sufficient recourses to pay. If a senior housing property is unable to retain and/or attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent living services, occupancy rates, revenues and results of operations could decline.

The Operations of the Mortgaged Properties May Be Subject to Regulations Promulgated by Federal, State and Local Governments, and any Failure To Comply with such Regulations May Adversely Affect the Borrowers’ Ability To Repay the Mortgage Loan

The assisted living industry is regulated by federal, state and/or local authorities. Assisted living facilities may be regulated at the time of establishment, prior to and during construction and/or at the time of closure or cessation of business, as well as during the operation of facilities. The operation of assisted living facilities may be subject to federal, state and/or local operating requirements including, but not limited to, those mandated by the state departments of health or other state agencies. The state and local regulations affecting licensed assisted living facilities include, but are not limited to, regulations relating to licensure, admission agreement requirements, quality and conduct of operations, ownership of facilities, addition of facility beds, services and prices for services.

The regulatory environment for senior care services has intensified, particularly the regulatory environment for large, for-profit, multi-facility providers. Many state governments have imposed enforcement policies resulting in a significant increase in the number of surveys and inspections, citations of regulatory deficiencies, and regulatory sanctions, including admission bans and terminations from Medicaid programs.

The costs and administrative burdens associated with complying with applicable laws and regulations may adversely affect the operating income of the senior housing properties and the values of the senior housing properties and the related borrowers’ ability to repay the related mortgage loans.

The Inability To Maintain Licensure May Adversely Impact Revenue; License Requirements May Adversely Affect the Rights of the Trust to Realize on the Properties

Certain states may require senior housing properties to have licenses to provide assisted living services, as defined by the applicable state’s laws and regulations. Such states may also require that the owner and prospective transferee of a licensed assisted living facility notify the state of an impending transfer, and that a new operator of such facility acquire a new license or obtain approval for the change of ownership of the existing license. In addition, the laws and regulations relating to health care licenses generally prohibit the transfer of such licenses to any person or entity. The lack of a license at any senior housing property would likely have a material adverse effect on the operation of such senior housing property.

The Costs and Unpredictability of Patient Care Liability Claims May Adversely Affect the Borrowers’ Ability To Repay the Mortgage Loan

The long-term care sector, including the assisted living industry, is experiencing substantial increases in both the number and size of liability claims. In addition to compensatory damages, plaintiff attorneys are increasingly seeking punitive damages and attorneys’ fees, and are increasingly using publicly available information, such as state survey results, as a basis for claims. Some consumer groups are engaged in efforts to increase awareness of quality issues, prompting litigation in some cases. As a result, general and professional liability insurance coverage and costs have become increasingly expensive and unpredictable. The liquidity, financial condition and results of operations of any senior housing property could be materially adversely affected if, among other things, liability claims related to care continue to increase in number and size.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”. See Annex A-2 for the five largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hotel, and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Texas, Colorado, Michigan, Florida and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 42 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards—Assessments of Property Condition—Environmental Assessment” and “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 18 in Annex D-1 and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 31 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards” and “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—Benefit Street Partners CRE Finance LLC—Review of BSP Mortgage Loans” and “—Starwood Mortgage Funding VI LLC —Review of SMF VI Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain other than “as-is” values) as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards” and “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

With respect to the mortgaged property identified as “Airport Center Warehouses” on Annex A-1, securing one (1) mortgage loan representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower under the mortgage loan is American Federated Title Corp. as Trustee for Airport Center Warehouses, LLC, a Florida land trust. Florida land trusts are authorized by statute in the State of Florida, with only a small list of functions for the trustee authorized by the statute. The power to direct the trustee is held by the beneficiaries of the trust, and the beneficial interests are characterized by applicable law as personal property rather than interests in real property (however, trusts created before 2013 can have expanded trustee authorized functions). The trustee’s legal title to the trust property is separate and distinct from the beneficial interest of a beneficiary in the land trust and in the trust property. The Florida statute and the trust agreement provide for the power and authority of the trustee to convey property, execute leases and mortgages, deal with the trust property, distribute proceeds of a sale or financing and execute documents incidental to the administration of a land trust. Beneficiaries are not personally liable for the obligations or debts of the land trust. The trust agreement or, if the trust agreement is silent, the applicable statute, provides a mechanism for appointing successor trustees. At least one Florida bankruptcy court has held that the doctrine of merger applied to extinguish a land trust where the trustee was the holder of 100% of the beneficiary ownership interest in the trust. The trust relating to the Airport Center Warehouses mortgaged property has one sole beneficiary and the Florida Land Trust Act has subsequently been amended to expressly provide that the doctrine of merger does not extinguish a land trust or vest the trust property in the beneficiaries of the land trust. As a general matter, trusts are not eligible for relief as a debtor under the federal bankruptcy code. Whether a land trust can be a debtor eligible for relief under the federal bankruptcy code turns on whether the trust constitutes a business trust under the federal bankruptcy code. That determination is dependent on the business activity that the trust conducts. Under the trust agreement for the Airport Center Warehouses mortgaged property, the trustee is authorized to mortgage, transfer legal title to, and operate and manage the trust property. We cannot assure you that, given the business activities that the trustee has been authorized to undertake, a bankruptcy court would find that the land trust is ineligible for relief as a debtor under the federal bankruptcy code. To mitigate these risks, the related land trust has represented that it has owned no other property other than the related mortgaged property and is required under the related mortgage loan documents to comply with the customary separateness covenants. A single purpose bankruptcy remote entity currently owns a 100% beneficial interest in the land trust, and is required under the related mortgage loan documents to always own a 100% beneficial interest in the land trust. The related mortgage loan documents provide for full recourse liability to the borrower and the guarantor, Jeffrey D. Cornfeld, as individual, in the event the trustee of the borrower is removed as the trustee for the borrower, the borrower’s trust agreement is revoked, terminated or merges with or is consolidated with another person, or Airport Center Warehouses, LLC is no longer the sole beneficiary of the borrower.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Two of the mortgage loans provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the initial stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service at the initial interest rate, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Starwood Mortgage Funding VI LLC, a sponsor, mortgage loan seller and originator, is an affiliate of (i) LNR Partners, LLC, the special servicer under the JPMCC 2016-JP4 pooling and servicing agreement, which governs the servicing of the Moffett Gateway whole loan and (ii) LNR Securities Holdings, LLC, the initial directing certificateholder under the JPMCC 2016-JP4 pooling and servicing agreement.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the 211 Main Street whole loan, the 740 Madison whole loan and the Apex Fort Washington whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the applicable servicing shift securitization date. At that time, the servicing and administration of such servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing dates of such securitizations nor the identities of such servicing shift master servicers or servicing shift special servicers have been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of such servicing shift pooling and servicing agreements except to the extent of compliance with the requirements of the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan”, “—The 740 Madison Whole Loan” and “—The Apex Fort Washington Whole Loan”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a sponsor and originator and a warehouse lender to Starwood Mortgage Funding VI LLC, a sponsor and mortgage loan seller. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan also provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard, which is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the JPMCC 2017-JP6 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

RREF III-D AIV RR, LLC is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and Rialto Capital Advisors, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

RREF III-D AIV RR, LLC, the entity that is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z certificates on the closing date and is expected to be the initial directing certificateholder, is an affiliate of Rialto Capital Advisors, LLC, the special servicer, and Rialto Capital Advisors, LLC (or its affiliate) assisted RREF III-D AIV RR, LLC with due diligence relating to the mortgage loans to be included in the mortgage pool.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III-D AIV RR, LLC will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to (i) any excluded loan and (ii) any servicing shift whole loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to (i) any excluded loan, (ii) any non-serviced mortgage loan and (iii) any servicing shift whole loan) or the directing certificateholder (or equivalent entity) under any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

Whole Loan	Servicing Agreement	Controlling Noteholder	Directing Party(1)
245 Park Avenue	245 Park Avenue Trust 2017-245P	245 Park Avenue Trust 2017-245P	Prima Capital Advisors LLC
211 Main Street(2)	JPMCC 2017-JP6(2)	(2)	(2)
740 Madison(2)	JPMCC 2017-JP6(2)	(2)	(2)
Apex Fort Washington(2)	JPMCC 2017-JP6(2)	(2)	(2)
Moffett Gateway	JPMCC 2016-JP4	Meritz Private Real Estate Fund 3(3)	Meritz Private Real Estate Fund 3(3)

(1)	The entity with the heading “Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The servicing of each servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder of such servicing shift whole loan will be the holder of the related controlling companion loan. After the related servicing shift securitization date (and, with respect to the 211 Main Street whole loan, after the occurrence and during the continuance of a control appraisal period under the related intercreditor agreement), the controlling noteholder of such servicing shift whole loan is expected to be the related controlling class representative or other directing certificateholder (or equivalent entity) under such securitization.

(3)	The initial Controlling Noteholder and initial Directing Party is the holder of the controlling subordinate companion loan (identified here), who will have certain control and consultation rights with respect to the related mortgage loan until the occurrence of a control appraisal period pursuant to the related intercreditor agreement. During the control appraisal period, the directing certificateholder (or equivalent entity) under the identified servicing agreement is expected to exercise such control and consultation rights until such rights are terminated pursuant to such servicing agreement.

The special servicer, upon consultation with a serviced companion loan holder or its representative (or, with respect to any servicing shift whole loan prior to the related servicing shift securitization date, at the direction of the holder of the related controlling companion loan), may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise (or, in the case of a controlling note holder of a servicing shift whole loan prior to the related servicing shift securitization date, direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than (i) with respect to any excluded loan and (ii) any servicing shift whole loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to the servicing shift whole loans, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holders of the related controlling companion loans at any time, for cause or without cause.

Similarly, with respect to each non-serviced mortgage loan, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the applicable servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to such non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. With respect to the non-serviced mortgage loan identified as “Moffett Gateway” on Annex A-1, Starwood Mortgage Funding VI LLC is an affiliate of (a) Starwood Mortgage Capital LLC, an originator, (b) LNR Partners, LLC, the initial special servicer of the whole loan identified as “Moffett Gateway” on Annex A-1 and (c) LNR Securities Holdings, LLC, the entity holding a majority interest in the control eligible certificates issued, and acting as the initial directing certificateholder, under the JPMCC 2016-JP4 pooling and servicing agreement which governs the servicing of such non-serviced mortgage loan. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

With respect to the each serviced AB whole loan, the holder of the related controlling subordinate companion loan will have certain rights with respect to the related whole loan under certain circumstances, including the right, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan. In addition, each holder of a subordinate companion loan will have the right to purchase the related mortgage loan at any time that an event of default has occurred and is continuing under the mortgage loan. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the related controlling subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan” in this prospectus. In exercising those rights, no holder of a controlling subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The controlling noteholder, the directing certificateholder and their affiliates (and the directing certificateholder (or equivalent entity) under any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling noteholder, directing certificateholder or any of their affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to a serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the related serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

The purchase options that the holders of the 211 Main Street subordinate companion loans and the Moffett Gateway subordinate companion loan hold pursuant to the related intercreditor agreements generally permit such holders to purchase the related defaulted whole loans as described in “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan—Purchase Option” and “—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Purchase Option”. In addition, each such subordinate companion loan holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, which is referred to in this prospectus as the “Third Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the Third Party Purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Third Party Purchaser or that the final pool as influenced by the Third Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Third Party Purchaser’s certificates. Because of the differing subordination levels, the Third Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Third Party Purchaser but that does not benefit other investors. In addition, while the Third Party Purchaser is prohibited under the credit risk retention rules from entering into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Third Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Third Party Purchaser’s acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The Third Party Purchaser, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans and the servicing shift mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced mortgage loans or servicing shift mortgage loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan—Consultation and Control”, “—The 740 Madison Whole Loan—Consultation and Control”; “—The Apex Fort Washington Whole Loan—Consultation and Control”, “Description of the Mortgage Pool—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan—Consultation and Control” and “—The Moffett Gateway Whole Loan—Consultation and Control”.

Rialto Capital Advisors, LLC, which is expected to act as the special servicer, or its affiliate, assisted the Third Party Purchaser with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the Third Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to the servicing shift whole loans, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties (including with respect to the servicing shift whole loans, the holder of the related controlling companion loan) for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. Failure to comply with one or more of the requirements set out in EU Risk Retention and Due Diligence Requirements may result in the imposition of a penal capital charge or other regulatory sanctions with respect to the investment made in the securitization by the relevant EEA-regulated investor. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the principal balance certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your principal balance certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your principal balance certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A and Class X-B certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
X-B	Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R and Class Z certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric Class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2,

Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under any trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan and (iii) any excluded loan) and the right to replace the special servicer with or without cause (other than with respect to (i) any servicing shift mortgage loan and (ii) any excluded loan), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for a non-serviced whole loan or, with respect to the 211 Main Street mortgage loan (on and after the related servicing shift securitization date) or the Moffett Gateway mortgage loan, prior to a control appraisal event, the holder of the related controlling subordinate companion loan, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan—Consultation and Control”, “—The Moffett Gateway Whole Loan—Consultation and Control” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)         may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)        does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)        may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)         will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

So long as an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loans (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 245 Park Avenue Mortgage Loan” and “—Servicing of the Moffett Gateway Mortgage Loan”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder (other than with respect to any servicing shift mortgage loan) will have the right to terminate and replace the special servicer with or without cause at any time, so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or servicing shift whole loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or equivalent entity) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement (or, with respect to the 211 Main Street whole loan (on and after the related servicing shift securitization date) or the Moffett Gateway whole loan, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the related controlling note holder) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.

Additionally, with respect to each servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan—Special Servicer Appointment Rights”, “—The 740 Madison Whole Loan—Special Servicer Appointment Rights” and “—The Apex Fort Washington Whole Loan—Special Servicer Appointment Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. Additionally, the certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan with respect relating to the serviced mortgage loan (other than the controlling companion loan with respect to a servicing shift whole loan) will have certain consultation rights (on a non-binding basis), and, under certain circumstances and prior to the related servicing shift securitization date, the holder of the controlling companion loan of a servicing shift whole loan will have consent rights, with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

In addition, with respect to the 211 Main Street whole loan (prior to the related servicing shift securitization date), (A) the holders of the related subordinate companion loans will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and (ii)

purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (B) the holder of the related controlling subordinate companion loan, will have the right under certain limited circumstances to, for so long as it is the controlling noteholder (as defined in the related intercreditor agreement), approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holders of the subordinate companion loans could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or equivalent entity) of such securitization trust (or the holder of the related controlling companion loan) may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan—Consultation and Control” and “—The Moffett Gateway Whole Loan—Consultation and Control” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Benefit Street Partners CRE Conduit Company, L.P. and Starwood Mortgage Capital LLC will guarantee the performance of Benefit Street Partners CRE Finance LLC’s and Starwood Mortgage Funding VI LLC’s obligations, respectively, to repurchase or replace defective mortgage loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding VI LLC” and “—Benefit Street Partners CRE Finance LLC”. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.” In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-two (42) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $786,622,167 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in June 2017, or with respect to any Mortgage Loan that has its first Due Date in July 2017, the date that would otherwise have been the related Due Date in June 2017.

Five (5) Mortgage Loans, representing approximately 31.0% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan, (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”), and (iii) in the case of three (3) of the Mortgage Loans, representing approximately 23.3% of the Initial Pool Balance, one or more loans that are subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (collectively referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB(1)	17	$508,880,799	64.7%
BSP	11	152,336,787	19.4
SMF VI	14	125,404,580	15.9
Total	42	$786,622,167	100.0%

(1)	One (1) Mortgage Loan identified as “245 Park Avenue” on Annex A-1, representing 12.5% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by JPMCB, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple interest in a commercial or multifamily real property (each, a “Mortgaged Property”). See “—Real Estate and Other Tax Considerations”.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 16, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the underwritten debt service coverage ratios are also calculated using the average of the principal and interest payments scheduled to be due on the first Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan, subject to the proviso to the prior sentence.

In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the Annual Debt Service is calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 0.7% of the Initial Pool Balance, the Annual Debt Service is calculated based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal payment schedule set forth on Annex G.

In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan. Except as provided in the previous sentence, Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state values other than “as-is” for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” appraised values or appraised values other than “as-is” of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on Appraised Values (other than “as-is” Appraised Values) of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. However, the Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified under “—Appraised Value”, as described under such section) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or

Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “LTV Ratios at Maturity/ARD” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related Mortgage Loans, respectively.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value”, the respective LTV Ratio at maturity or Anticipated Repayment Date was calculated using values other than “as-is” Appraised Values, each as set forth in “—Appraised Value” as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants to pay rent or other income directly to the lockbox account. For hotel properties, the Mortgage Loan will be considered to have a Hard Lockbox if credit card companies or credit card clearing banks are required to deposit credit card receivables directly to the lockbox account, even if cash, checks or certain other payments are paid to the borrower or property manager prior to being deposited into the lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Original Balance Per Unit” means, with respect to each Mortgage Loan, an amount equal to the original principal balance of such Mortgage Loan divided by the number of Units in the related Mortgaged Property. With respect to any Mortgage Loan that is part of a Whole Loan, the Original Balance Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and such Mortgage Loan included in the issuing entity, unless otherwise indicated, but excluding any related Subordinate Companion Loan.

“Cut-off Date Balance Per Unit” means, with respect to each Mortgage Loan, an amount equal to the Cut-off Date Balance of such Mortgage Loan divided by the number of Units in the related Mortgaged Property. With respect to any Mortgage Loan that is part of a Whole Loan, the Cut-off Date Balance Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and such Mortgage Loan included in the issuing entity, unless otherwise indicated, but excluding any related Subordinate Companion Loan.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units, rooms, beds or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Soft Springing Lockbox” means the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account; provided, however, that upon the occurrence of certain triggering events provided in the related Mortgage Loan documents, the related borrower is required to implement a Hard Lockbox. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Springing Cash Management” means, for funds directed into a Hard Lockbox or Soft Lockbox, such funds are generally paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received; provided, however, in some cases, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the cash management account converts to In-Place Cash Management. Notwithstanding the foregoing, in the event that such triggering events are cured as provided in the Mortgage Loan documents, in some cases, the cash management account will revert to Springing Cash Management.

“Springing Lockbox” means no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox or Soft Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to Annual Debt Service on such Mortgage Loan. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the UW NCF DSCR is calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 0.7% of the Initial Pool Balance, the UW NCF DSCR is calculated based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal payment schedule set forth on Annex G. For each Mortgage Loan that is part of a Whole Loan, the calculation of the Mortgage Loan’s UW NCF DSCR reflects an Annual Debt Service that includes any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related Mortgage Loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the Annual Debt Service on such Mortgage Loan. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the UW NOI DSCR is calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 0.7% of the Initial Pool Balance, the UW NOI DSCR is calculated based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal payment schedule set forth on Annex G. For each Mortgage Loan that is part of a Whole Loan, the calculation of the Mortgage Loan’s UW NOI DSCR reflects an Annual Debt Service that includes any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loans.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those or other tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space. In the case of five (5) Mortgage Loans identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Raytheon – 16800 Centretech” and “Moffett Gateway” on Annex A-1, representing approximately 31.3% of the Initial Pool Balance, Underwritten NOI and UW NCF were based on the average rent of the sole or largest tenant at the related Mortgaged Property during the term of the related lease (or, in some cases, the term of the related Mortgage Loan). In the case of other Mortgage Loans, including among the 15 largest Mortgage Loans the Mortgage Loan identified on Annex A-1 as “Apex Fort Washington,” representing approximately 2.7% of the Initial Pool Balance, Underwritten NOI and UW NCF includes average rent for certain investment grade tenants. See Annex A-1 and the related footnotes for further information.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s).

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as senior housing, the number of units or (d) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$786,622,167
Number of Mortgage Loans	42
Number of Mortgaged Properties	72
Range of Cut-off Date Balances	$3,966,378 to $98,000,000
Average Cut-off Date Balance	$18,729,099
Range of Mortgage Rates	3.31940% to 5.53300%
Weighted average Mortgage Rate	4.62663%
Range of original terms to maturity(2)	60 months to 126 months
Weighted average original term to maturity(2)	106 months
Range of remaining terms to maturity(2)	54 months to 120 months
Weighted average remaining term to maturity(2)	104 months
Range of original amortization term(3)(4)	300 months to 360 months
Weighted average original amortization term(3)(4)	358 months
Range of remaining amortization terms(3)(4)	295 months to 360 months
Weighted average remaining amortization term(3)(4)	356 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	46.3% to 74.5%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	60.9%
Range of LTV Ratios as of the maturity date(2)(5)(6)	37.7% to 69.3%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	55.7%
Range of UW NCF DSCR(6)(7)	1.28x to 3.30x
Weighted average UW NCF DSCR(6)(7)	1.91x
Range of UW NOI Debt Yield(6)	8.0% to 19.4%
Weighted average UW NOI Debt Yield(6)	10.9%
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	34.6%
Balloon	31.2%
Interest Only	27.3%
ARD-Interest Only	6.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) Mortgage Loans with Anticipated Repayment Dates, identified as “740 Madison” and “Home Depot – Bridgeport” on Annex A-1, representing approximately 6.8% of the Initial Pool Balance, calculated as of the Anticipated Repayment Date.

(3)	Excludes eight (8) Mortgage Loans identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Raytheon – 16800 Centretech”, “Home Depot – Bridgeport”, “Romulus Airport Park”, “Pangea 16” and “Paradise Victoria Village” on Annex A-1, representing approximately 34.2% of the Initial Pool Balance, that are interest only for the entire term or until the Anticipated Repayment Date.

(4)	In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan will amortize after the interest only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan will amortize based on the assumed principal payment schedule set forth on Annex G.

(5)	With respect to eight (8) Mortgaged Properties identified as “Diamond Hill Denver”, “2950 North Hollywood Way”, “Marriott Colorado Springs”, “Humblewood Center”, “Diamond Hill Apartments”, “Apex Fort Washington”, “Moffett Gateway” and “Courtyard Marriott Clemson” on Annex A-1, securing eight (8) Mortgage Loans representing approximately 23.7% of the Initial Pool Balance, the LTV Ratios were calculated based upon a valuation other than an “as-is” value of each related Mortgaged Property. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	With respect to five (5) Mortgage Loans identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Apex Fort Washington” and “Moffett Gateway” on Annex A-1, representing approximately 31.0% of the Initial Pool Balance, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, LTV Ratios and debt yields have been calculated including the related Pari Passu Companion Loans. With respect to three (3) such Mortgage Loans, identified as “245 Park Avenue”, “211 Main Street” and “Moffett Gateway” on Annex A-1, representing approximately 23.3% of the Initial Pool Balance, each of which also has one or more subordinate companion loans that are not included in the issuing entity, the calculation of the debt service coverage ratios, LTV Ratios and debt yields includes any Pari Passu Companion Loans, but excludes the related Subordinate Companion Loans. The related UW NCF DSCR, LTV Ratio as of the Cut-off Date and UW NOI Debt Yield including the related Subordinate Companion Loans are (a) with respect to the Mortgage Loan identified as “245 Park Avenue” on Annex A-1, 2.45x, 54.3% and 9.6%, respectively, (b) with respect to the Mortgage Loan identified as “211 Main Street” on Annex A-1, 2.07x, 66.4% and 7.9%, respectively, and (c) with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, 1.43x, 65.7% and 8.4%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the payments used for calculating the UW NCF DSCR were based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 0.7% of the Initial Pool Balance, the payments used for calculating the UW NCF DSCR were based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal payment schedule set forth on Annex G. Certain assumptions and/or adjustments were made to the UW NCF. For example, with respect to eight (8) Mortgaged Properties identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Diamond Hill Denver”, “Bingham Office Center”, “2950 North Hollywood Way”, “Moffett Gateway” and “1201 Oak Lawn” on Annex A-1, securing eight (8) Mortgage Loans representing approximately 41.4% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the UW NCF reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include five (5) Mortgage Loans representing approximately 9.9% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
Suburban	10	$234,681,992	29.8%
CBD	3	175,537,265	22.3
Retail
Anchored	5	72,063,606	9.2
Single Tenant	1	40,000,000	5.1
Freestanding	6	33,776,173	4.3
Shadow Anchored	3	24,045,453	3.1
Unanchored	1	5,587,020	0.7
Hotel
Limited Service	5	52,415,655	6.7
Full Service	1	25,611,823	3.3
Multifamily
Garden	23	45,749,303	5.8
Senior Housing	4	24,175,000	3.1
Industrial
Flex	4	33,825,000	4.3
Self Storage
Self Storage	5	15,187,500	1.9
Mixed Use
Office/Retail	1	3,966,378	0.5
Total	72	$786,622,167	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties.

With respect to the office properties set forth in the above chart and mixed use properties that include office tenants:

●	With respect to five (5) Mortgaged Properties identified as “245 Park Avenue”, “211 Main Street”, “Browning Place”, “Diamond Hill Denver” and “Moffett Gateway” on Annex A-1, securing five (5) Mortgage Loans representing approximately 32.8% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns another office property within a 5-mile radius which may compete with the related Mortgaged Property.

●	With respect to one (1) Mortgaged Property identified as “211 Main Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.3% of the Initial Pool Balance, the lease of the sole tenant, Charles Schwab, is not subordinate to the Mortgage Loan, and the lender did not obtain a subordination, non-disturbance and attornment agreement at origination. The lease does not contain any option or preferential right to purchase the Mortgaged Property nor any early termination provisions (other than for casualty or condemnation). However, the terms of the Mortgage Loan documents will be subordinate to the terms of the related lease in the event of a conflict between the terms of the related documents. In addition, in the event of a foreclosure or deed-in-lieu of foreclosure, the lender or its designee would take title to the Mortgaged Property subject to the related lease. The lease provides that the borrower is required to restore the Mortgaged Property following a casualty or condemnation except in certain limited circumstances, and the borrower is entitled to insurance proceeds and condemnation awards under the lease.

●	With respect to one (1) Mortgaged Property identified as “Raytheon – 16800 Centretech” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the Mortgaged Property is located adjacent to (and shares fiberoptic connections with) the Buckley Air Force Base, which is identified in the related appraisal as a critical demand generator for Raytheon, the sole tenant at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties.

With respect to the retail properties or mixed use properties with retail components set forth in the above chart:

●	Seven (7) Mortgaged Properties identified as “740 Madison”, “Humblewood Center”, “Wellington Marketplace”, “Knights Road Shopping Center”, “Romeo Commons”, “Barrington Town Center” and “Paradise Victoria Village” on Annex A-1, securing seven (7) Mortgage Loans representing approximately 15.5% of the Initial Pool Balance, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

●	One (1) Mortgaged Property identified as “Knights Road Shopping Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, includes an on-site gas station.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties.

With respect to the hotel properties set forth in the above chart:

●	With respect to five (5) Mortgaged Properties identified as “Marriott Colorado Springs”, “Courtyard Marriott Clemson”, “Elk Grove Hampton Inn”, “Holiday Inn Express - Augusta” and “Sleep Inn Charlotte” on Annex A-1, securing five (5) Mortgage Loans representing approximately 8.1% of the Initial Pool Balance, the related appraisal reports indicate that there are newly constructed hotels or hotels under construction located within five miles of the Mortgaged Properties that are expected to partially or directly compete with the related Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of Initial Pool Balance	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Marriott Colorado Springs	$25,611,823	3.3%	1/31/2037	2/1/2027
Modesto Springhill Suites	$14,200,000	1.8%	6/12/2027	1/1/2027
Courtyard Marriott Clemson	$12,842,665	1.6%	10/8/2029	12/1/2026
Elk Grove Hampton Inn	$10,500,000	1.3%	7/30/2028	1/1/2027
Holiday Inn Express - Augusta	$9,389,964	1.2%	8/21/2027	5/6/2027
Sleep Inn Charlotte	$5,483,026	0.7%	11/30/2035	4/6/2027

●	One (1) Mortgaged Property identified as “Marriott Colorado Springs” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, is identified as a hotel property even though such Mortgaged Property is comprised of a mixture of a hotel and one or more restaurant facilities that comprise a material portion of the revenue at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart:

●	With respect to four (4) Mortgaged Properties identified as “Pillsbury Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.1% of the Initial Pool Balance, the portfolio is comprised of 122 independent living units (49.8% by unit count) and 123 assisted living units (50.2% by unit count). Approximately 97.1% of the units (including the assisted living units) are private pay units, and approximately 2.7% of underwritten revenues are attributable to assisted living units which are paid for or reimbursed by Medicaid. Additionally, three (3) of the Mortgaged Properties identified on Annex A-1 as “Pillsbury Portfolio—Allenwood”, “Pillsbury Portfolio—Manor South” and “Pillsbury Portfolio—Harborview”, representing approximately 2.4% of the Initial Pool Balance by allocated loan amount, are located within five miles of each other and may compete directly with each other. With respect to all such Mortgaged Properties, all of the occupancy agreements for units at the Mortgaged Properties provide for a month-to-month term, and the applicable tenant is required to provide 30 days’ notice prior to vacating a unit.

●	With respect to nineteen (19) Mortgaged Properties identified as “Pangea 16” and “NW Florida Apartment Portfolio—Southern Springs” on Annex A 1, securing or partially securing two (2) Mortgage Loans, and representing approximately 1.3% of the Initial Pool Balance by allocated loan amount, there are twenty-one (21) units and fifteen (15) units, respectively, accounting for approximately 9.91% and 27.3%, respectively, of the total units at the related Mortgaged Property, with rent subsidized under the Section 8 tenant based assistance program of the U.S. Department of Housing and Urban Development.

●	With respect to twenty (20) Mortgaged Properties identified as “Diamond Hill Apartments”, “Quail Creek” and “Pangea 16 on Annex A-1, securing three (3) Mortgage Loans representing approximately 5.1% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns another multifamily property within a 5-mile radius which may compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Senior Housing Properties May Present Special Risks”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

●	With respect to one (1) Mortgaged Property identified as “1201 Oak Lawn” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the related borrower sponsor currently owns (and in the future may own) properties within a 5-mile radius which compete with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self Storage Properties.

With respect to the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties.

With respect to the mixed use property set forth in the above chart, the mixed use Mortgaged Property has one or more office and/or retail components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the five largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant	9	10.9%
Bank branch	5	8.4
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	4	7.3
Theater	2	4.0
Digital Media Studio	1	3.9
School/Educational facility	3	3.3
Data Center	1	2.9
Gym, fitness center or a health club and/or entertainment/recreational use	2	1.9
Arcade/Bowling Alley	1	0.5

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Mortgage Loans and Significant Obligors

The Mortgaged Property identified on Annex A-1 as “245 Park Avenue”, securing a Mortgage Loan that represents approximately 12.5%, of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB with respect to this offering. See Annex A-1.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Square Foot/Room/Unit(1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)(2)	Property Type
245 Park Avenue	$98,000,000	12.5%	626	2.73	x	48.9%	Office
211 Main Street	$65,219,000	8.3%	408	2.49	x	57.9%	Office
Browning Place	$42,749,531	5.4%	97	1.34	x	69.2%	Office
740 Madison	$40,000,000	5.1%	2,713	1.96	x	60.0%	Retail
Diamond Hill Denver	$32,000,000	4.1%	86	1.37	x	61.8%	Office
Bingham Office Center	$31,000,000	3.9%	59	1.99	x	59.6%	Office
2950 North Hollywood Way	$30,842,460	3.9%	190	1.76	x	48.2%	Office
Marriott Colorado Springs	$25,611,823	3.3%	82,886	2.07	x	62.8%	Hotel
Pillsbury Portfolio	$24,175,000	3.1%	98,673	1.55	x	60.6%	Multifamily
Raytheon – 16800 Centretech	$23,200,000	2.9%	107	1.81	x	56.6%	Office
Top 3 Total/Weighted Average	$205,968,531	26.2%		2.37	x	56.0%
Top 5 Total/Weighted Average	$277,968,531	35.3%		2.19	x	57.2%
Top 10 Total/Weighted Average	$412,797,814	52.5%		2.08	x	57.2%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Square Foot/Room/Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate but excludes any related Subordinate Companion Loan(s). The UW NCF DSCR and the Cut-off Date LTV Ratio including the related Subordinate Companion Loan(s) are: (a) with respect to the Mortgage Loan identified as “245 Park Avenue” on Annex A-1, 2.45x and 54.3%, respectively, and (b) with respect to the Mortgage Loan identified as “211 Main Street” on Annex A-1, 2.07x and 66.4%, respectively. See “—Assessments of Property Value and Condition” for additional information.

(2)	In the case of the Mortgaged Properties identified as “Diamond Hill Denver”, “2950 North Hollywood Way” and “Marriott Colorado Springs”, the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include five (5) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 9.4% of the Initial Pool Balance, which are each secured by three or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

Multi-Property Mortgage Loans

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Mortgage Loan/Property Portfolio Names	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Pillsbury Portfolio	$24,175,000	3.1%
Walgreens / Rite Aid / Eckerd Portfolio	19,976,173	2.5
Fireside Self Storage Portfolio	15,187,500	1.9
Pangea 16	9,000,000	1.1
NW Florida Apartment Portfolio	5,408,983	0.7
Total	$73,747,655	9.4%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as “Moffett Gateway”, “Fireside Self Storage Portfolio” and “Pangea 16” on Annex A-1, representing approximately 5.6% of the Initial Pool Balance, the related Mortgaged Properties are comprised of more than one (1) parcel, which parcels are owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 7.1% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans

Mortgage Loan	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Diamond Hill Apartments	$21,600,521	2.7%
Quail Creek	9,739,799	1.2
Total for Group 1:	$31,340,320	4.0%
Group 2:
Modesto Springhill Suites	$14,200,000	1.8%
Elk Grove Hampton Inn	10,500,000	1.3
Total for Group 2:	$24,700,000	3.1%

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	8	$163,138,480	20.7%
New York	2	$138,000,000	17.5%
Texas	6	$112,789,852	14.3%
Colorado	3	$80,811,823	10.3%
Michigan	5	$58,347,808	7.4%
Florida	7	$52,002,248	6.6%
Pennsylvania	4	$51,766,378	6.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirteen (13) other states, with no more than 3.1% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Ten (10) Mortgaged Properties identified as “245 Park Avenue”, “Browning Place”, “740 Madison”, “Diamond Hill Apartments”, “Modesto Springhill Suites”, “Monroe Park Tower”, “Elk Grove Hampton Inn”, “Quail Creek”, “1201 Oak Lawn” and “Airport Center Warehouses” on Annex A-1, securing ten (10) Mortgage Loans representing approximately 33.3% of the Initial Pool Balance, are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which areas are more susceptible to floods or hurricanes than properties in other parts of the country.

Eleven (11) Mortgaged Properties identified as “211 Main Street”, “2950 North Hollywood Way”, “Moffett Gateway”, “Modesto Springhill Suites”, “Elk Grove Hampton Inn”, “Atrium Office”, “106th South Office Building”, “Paradise Victoria Village”, “Green River Promenade”, “Walgreens / Rite Aid / Eckerd Portfolio—Walgreens – Carolina” and “Walgreens / Rite Aid / Eckerd Portfolio—Walgreens – Catano on Annex A-1, securing or partially securing ten (10) Mortgage Loans, and representing approximately 23.5% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on these reports, no Mortgaged Property has a seismic expected loss greater than 18%.

Mortgaged Properties With Limited Prior Operating History

Two (2) Mortgaged Properties identified as “Home Depot – Bridgeport” and “1201 Oak Lawn” on Annex A-1, securing two (2) Mortgage Loans representing approximately 2.8% of the Initial Pool Balance, were acquired within the 12-month period preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Twenty (20) Mortgaged Properties identified as “740 Madison”, “Moffett Gateway” and “Pangea 16” on Annex A-1, securing three (3) Mortgage Loans representing approximately 8.8% of the Initial Pool Balance, were each constructed, substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

One (1) Mortgaged Property identified as “Barrington Town Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Four (4) Mortgage Loans secured by four (4) Mortgaged Properties identified as “Apex Fort Washington”, “Romulus Airport Park”, “Knights Road Shopping Center” and “Romeo Commons” on Annex A-1, representing approximately 7.1% of the Initial Pool Balance, are secured in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee Estates

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	72	$786,622,167	100.0%
Total	72	$786,622,167	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment

(“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” ESAs have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II ESA generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards—Assessments of Property Condition—Environmental Assessment” and “Certain Legal Aspects of Mortgage Loans” and “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”.

●	With respect to one (1) Mortgaged Property identified as “211 Main Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.3% of the Initial Pool Balance, the ESA obtained at origination disclosed that the Mortgaged Property is subject to the City of San Francisco Maher Ordinance due to its location within an area of the city created by filling the margins of San Francisco Bay, and its former industrial land use that included a bolt works facility, machine shops, a foundry, a mill and a boiler works from 1887 to 1971. The Maher Ordinance requires soil and groundwater testing for any subsurface excavation program that will disturb 50 cubic yards of soil. However, the ESA noted that the original soils at the Mortgaged Property have already been removed in connection with construction of the building basement. The ESA states that there is no evidence suggesting the presence of subsurface contamination at the Mortgaged Property and did not recommend any further action. However, the ESA stated that it could not rule out the possibility that low level groundwater contamination is present on a regional basis throughout the downtown area related to Bay margin filling or other historic land uses in the area. The nonrecourse carve-out guarantor is not a party to the environmental indemnity, and in lieu of the guarantor signing the indemnity, the borrower delivered an environmental insurance policy in accordance with the Mortgage Loan documents at origination. The Mortgage Loan documents require the environmental insurance policy: (a) to be a claims made and reported policy for an initial term of nine years; (b) to have limits of liability of $5,000,000 for each pollution condition and $5,000,000 in the aggregate; (c) to have a self-insured retention amount of $50,000 for each pollution condition; (d) to name the lender as an additional named insured providing automatic rights of assignment in the event of defaults; and (e) to be dedicated solely to the Mortgaged Property with the borrower not permitted to add any additional locations during the policy term. At origination, the borrower obtained an environmental insurance policy for a term that expires on March 28, 2026 with no tail period, with aggregate and individual limits of $5,000,000 and a deductible of $50,000. The policy was prepaid at origination of the Mortgage Loan and was provided by Zurich American Insurance Company, which is rated AA- by S&P.

●	With respect to one (1) Mortgaged Property identified as “2950 North Hollywood Way” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, the ESA disclosed that the Mortgaged Property was historically occupied by the Pacific Airmotive Corporation, owned by General Electric, which conducted refurbishing and manufacturing of aircraft engines from approximately 1941 to 1980. Lockheed Advanced Development Company also manufactured airplane engines at the property from 1981 to 1994. The ESA notes that regulatory documents indicate that investigation and remediation has been conducted at the Mortgaged Property since at least 1992, and that such activities showed that soils and groundwater at the Mortgaged Property were impacted by volatile organic compounds. The ESA identifies (i) Pacific Airmotive Corporation as being the party responsible for any remaining remediation of the impacted soils and (ii) Lockheed Advanced Development Company as being the party responsible for any remaining remediation of the impacted groundwater. Remedial activities for the soil impact included excavation of impacted soil and subsurface features associated with the former structures and the implementation of a soil vapor extraction. The ESA notes that in 2015, soil vapor rebound sampling was conducted, and the results of the investigation determined that that the remediation was effective and residual compounds would not significantly impact groundwater quality. However, the ESA also notes that regulatory closure has not been granted yet. Based on the most recent soil tests, the engineering controls (including a vapor barrier and sitewide cap), identification of a responsible party, and the request for no further action, the ESA concluded that no further investigation is warranted.

●	With respect to one (1) Mortgaged Property identified as “Wellington Marketplace” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the Phase I ESA identified a REC related to the ongoing operation of a dry cleaning facility at the Mortgaged Property with on-site cleaning operations since 1989. The dry cleaning facility is listed as a Florida Department of Environmental Protection (“FDEP”) “Priority Cleaner” site, with a reported release of perchloroethylene (“PCE”) in 1995 and documented soil and groundwater impacts above FDEP cleanup standards. The site is a participant in the FDEP Dry Cleaner Solvent Cleanup Program. The borrower obtained an environmental insurance policy from Great American Insurance Group (which is rated A+ by S&P), with a policy limit of $1,000,000 per incident and in the aggregate, a $25,000 deductible and a term through March 30, 2030 with no tail period. The lender is named as an additional named insured under the policy. The policy premium was paid in full at origination.

●	With respect to five (5) Mortgaged Properties identified as “Walgreens / Rite Aid / Eckerd Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the related Phase I ESAs identified soil and groundwater impacts exceeding Michigan Department of Environmental Quality Part 201 Residential and Commercial screening levels at the Mortgaged Properties identified on Annex A-1 to this prospectus as (i) Rite Aid – Coldwater, related to the former operation of, among other things, a gas station at the Mortgaged Property and (ii) Rite Aid – Shelby, related to an offsite source believed to be an adjacent gas station. In connection with these environmental conditions, each such Mortgaged Property is subject to a “Due Care Plan.” With respect to the Rite Aid – Coldwater Mortgaged Property, such Due Care Plan was prepared in connection with a related Baseline Environmental Assessment (“BEA”) for a property transfer. Each Due Care Plan requires, among other conditions, (i) preparation of a health and safety plan and (ii) assumption of measures to prevent release or exacerbation of existing contamination, in each instance in the event of commencement of subsurface work at the related Mortgaged Property.

●	With respect to one (1) Mortgaged Property identified as “Island View Crossing” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, the Phase I ESA identified residual soil and groundwater impacts related to former industrial operations at the Mortgaged Property as a controlled REC. In 2003, the Mortgaged Property was enrolled as a Pennsylvania Department of Environmental Protection (“PADEP”) State Voluntary Cleanup Program site and underwent remediation, including removal of impacted soil. Regulatory closure and liability protection was granted by PADEP, subject to implementation of engineering controls and deed restrictions which, among other things (i) prohibit the use of the Mortgaged Property for residential purposes, (ii) prohibit the use of groundwater at the Mortgaged Property and (iii) require the maintenance of caps, including an asphalt barrier, over impacted soil. The deed restrictions also require annual compliance reporting.

●	With respect to one (1) Mortgaged Property identified as “Knights Road Shopping Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, the Phase I ESA identified a REC related to a historical release at a gas station at the Mortgaged Property, which gas station is listed on the leaking underground storage tank (“LUST“) database based on the residual onsite petroleum-based contamination. The investigation and cleanup is being funded by the responsible party identified by PADEP, and not the related borrower. Based on the identification of the responsible party and regulatory oversight, the environmental consultant that prepared the ESA concluded that no further investigation or action is warranted at this time. The Mortgage Loan documents contain a covenant requiring the borrower to comply with any future PADEP requirements and to reasonably cooperate with the responsible party as necessary in order to ensure that case closure is obtained.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to one (1) Mortgaged Property identified as “740 Madison” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.1% of the Initial Pool Balance, the largest tenant is in the process of completing the built-out of its space, and the lease also permits the tenant to modify the egress and access to the Mortgaged Property. The Mortgage Loan documents permit the tenant to conduct this work without the consent of the lender, provided that (i) the borrower delivers a copy of all plans and specifications, (ii) the borrower enforces its rights under the lease to ensure that the work undertaken complies in all material respects with applicable legal requirements and the terms of the lease and does not adversely impact the Mortgaged Property’s historic landmark designation, (iii) the borrower delivers copies of any certificates of occupancy or temporary certificates of occupancy and any approvals from the Building Department of the City of New York, (iv) the egress change or the build-out, as applicable, does not adversely impact the structural integrity of the improvements, (v) if reasonably requested by the lender, the borrower obtains additional insurance as may be reasonably required by the lender, (vi) solely in connection with the egress change, the borrower provides an architect’s certification stating that the egress change has been completed in accordance with the applicable plans and specifications and (vii) the borrower provides notice of any violations of applicable legal requirements. In addition, the borrower currently leases a portion of the Mortgaged Property consisting of a sub-cellar with four parking spaces to the owner of an adjacent property. In the event the borrower and tenant under the parking garage lease execute a new parking garage lease in the form contemplated by the Mortgage Loan agreement at the time of origination, there is an option in such lease for the parking garage tenant to build a pedestrian egress corridor. The Mortgage Loan documents provide that the construction for the pedestrian corridor is subject to similar requirements as set forth above. No reserves were established at origination for the potential modification to the access to the adjoining property, and the borrower is required under the Mortgage Loan agreement to enforce its rights under the parking garage lease to ensure that the work is performed in compliance with applicable laws and the lease, does not affect the structural integrity of the Mortgaged Property and does not unreasonably interfere with any other tenant operations at the Mortgaged Property. The borrower is required to complete certain alterations to the sidewalks and punch-list items related to the build-out of the primary tenant space, and the Mortgage Loan documents require that the borrower promptly and diligently complete such work in accordance with the terms of the lease and provide for a nonrecourse carveout for any losses resulting from the failure to complete such work in accordance with the lease.

●	With respect to one (1) Mortgaged Property identified as “2950 North Hollywood Way” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Entertainment Partners, is undertaking a buildout of its space, which is expected to be completed in the fourth quarter of 2017 at an estimated total cost of approximately $18.8 million. Of this amount, the borrower committed under the lease to pay approximately $7,900,053 in the form of a tenant improvement allowance and the tenant has committed to fund the remainder of the budgeted amount. Pursuant to its lease and the Mortgage Loan documents, the tenant was required at origination of the Mortgage Loan to obtain a performance bond for performance of the construction contract for the tenant’s portion of the build-out (which bond is subject to compliance with the terms of the bond and the tenant’s payment and other obligations under the construction contract). At origination, the borrower reserved approximately $9,314,933 for the outstanding tenant improvement allowances and leasing commission obligations, which amount includes the borrower’s commitment of $7,900,053 in connection with the buildout.

●	With respect to one (1) Mortgaged Property identified as “Marriott Colorado Springs” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, the borrower is required to complete a PIP at the Mortgaged Property by the related franchise agreement. The PIP includes renovations to the landscaping, parking areas, porte cochère, exterior signage and lighting, hotel entrance, public spaces, business center, lobby bathrooms and elevator, food and beverage outlets, pools, meeting rooms and ballrooms, elevators, safety systems, building systems and guest rooms and corridors. The total budgeted cost to complete the PIP is $8,023,640, and the borrower was required at origination to reserve the full budgeted cost of the PIP. According to the borrower, the guestroom renovations are expected to commence in November 2017, with an estimated total of at least 618 displaced room nights. The borrower expects that the total anticipated revenue loss from the guestrooms being offline will be at least $70,772. The franchise agreement generally requires the PIP renovations to be completed by January 31, 2019.

●	With respect to one (1) Mortgaged Property identified as “Raytheon – 16800 Centretech” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the sole tenant, Raytheon, is performing an elective renovation of a portion of its space, which is estimated by the tenant to cost approximately $7.0 million, representing approximately 10% of the net rentable area at the Mortgaged Property, at its sole cost and expense.

●	With respect to one (1) Mortgaged Property identified as “Holiday Inn Express - Augusta” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, the borrower is required under the related franchise agreement to complete a PIP, estimated by the borrower to cost approximately $1,068,982, at the Mortgaged Property by April 1, 2024. The borrower deposited $250,000 into a combined FF&E, PIP and capital expenditure reserve account at origination and thereafter on each monthly payment date is required to deposit an amount equal to 1/12 of 5% of the gross revenues for the Mortgaged Property for the previous 12-month period, provided that on October 1, 2022, the borrower is required to deposit an amount which, together with funds then on deposit in the combined FF&E, PIP and capital expenditure reserve account, will equal $1,463,000, or, in lieu of such one-time deposit, the borrower is required to deposit on each monthly payment date thereafter, an amount equal to (i) the difference between $1,463,000 and the balance then on deposit in the reserve, divided by (ii) 18. The PIP includes renovations to public restrooms, guest rooms and employee break rooms, as well as updates to the guest room amenities, public area light fixtures and fitness room equipment. The borrower’s failure to complete the PIP by each milestone deadline constitute a material breach of the franchise agreement and may result in termination of the franchise agreement.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within eleven (11) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers —JPMorgan Chase

Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards—Assessments of Property Condition—Appraisals” and “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within ten (10) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards—Assessments of Property Condition—Engineering Assessment” and “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Property Condition Assessments”.

See “Risk Factors— Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards—Zoning and Building Code Compliance” and “—Starwood Mortgage Funding VI LLC— SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance”.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). For example:

●	With respect to one (1) Mortgaged Property identified as “Browning Place” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, the sponsor and guarantor, Transcontinental Realty Investors, Inc., is a defendant in several pending lawsuits including, without limitation: (i) a claim in the amount of $125,000 relating to an earnest money deposit for a real estate transaction, in which the plaintiff alleges that the guarantor had improperly instructed the escrow agent not to disburse such deposit to the plaintiff; and (ii) a claim for a guaranty deficiency judgment in the amount of approximately $3.0 million against an entity guarantor on a loan. In the case of the second lawsuit, the entity guarantor is an affiliate of the sponsor. Prior to the litigation being commenced, the sponsor exercised its option to terminate its advisory agreement with the entity guarantor for the loan. The plaintiff special servicer alleges that this advisory agreement was improperly transferred, but the sponsor has claimed that (1) it was terminated according to its own terms and (2) no litigation relating to the guaranty was expected at the time of termination. The claims include fraudulent transfer, tortious interference with existing contract, and assisting and conspiracy in all such acts by all defendants, as well as a claim that the sponsor is the alter ego of the entity guarantor. The plaintiff special servicer is seeking recovery of funds redirected from the entity guarantor in order to satisfy the deficiency judgment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to twenty-three (23) Mortgaged Properties identified as “Browning Place”, “Bingham Office Center”, “Humblewood Center”, “Wellington Marketplace”, “Apex Fort Washington”, “Walgreens / Rite Aid / Eckerd Portfolio”, “Island View Crossing”, “Modesto Springhill Suites”, “Monroe Park Tower”, “Elk Grove Hampton Inn”, “Romeo Commons”, “Village Center Plaza”, “1201 Oak Lawn”, “Chancellor Square Orlando”, “Paradise Victoria Village”, “Rio Bravo Square”, “Green River Promenade”, “Sleep Inn Charlotte” and “Airport Center Warehouses” on Annex A-1, securing nineteen (19) Mortgage Loans collectively representing approximately 34.6% of the Initial Pool Balance, (a) within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings or (b) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form

of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to one (1) Mortgaged Property identified as “Browning Place” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, an affiliate of the sponsor was subject to a foreclosure in 2012 that resulted in a deficiency judgment in the amount of $3,441,634. The judgment was recorded as being satisfied on September 10, 2012.

●	With respect to one (1) Mortgaged Property identified as “Bingham Office Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, affiliates of the borrower sponsor, Farbman Group, owned and operated a property known generally as Fisher-Kahn building located in Detroit, Michigan. After the loan secured by the property went into default, the loan was transferred to special servicing in 2015, and the special servicer ultimately foreclosed on the property and subsequently sold the property to a third party at an auction held in June 2015.

●	With respect to one (1) Mortgaged Property identified as “Humblewood Center” on Annex-A-1, securing one (1) Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, three principals in the sponsor and nonrecourse carve-out guarantor have been subject to foreclosure or similar proceedings within the last 10 years.

●	With respect to one (1) Mortgaged Property identified as “Wellington Marketplace” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property was previously encumbered by a $30.0 million loan that was included in the WBCMT 2007-C32 securitization trust, which prior loan was transferred to special servicing in April 2012 for imminent monetary default. Between August 2012 and October 2012, the prior lender and borrower executed a workout strategy, which included applying $5.8 million from a holdback reserve to the outstanding principal balance of the prior loan. The borrower sponsor also contributed approximately $0.5 million to reinstate the loan, pay fees and outstanding accrued interest. There were no losses associated with the prior loan. In February 2013, the prior loan was transferred out of special servicing. The Mortgage Loan refinanced the prior loan in full. In addition, the borrower sponsor has sponsored one real estate project over the last five years that was subject to foreclosure proceedings.

●	With respect to one (1) Mortgaged Property identified as “Apex Fort Washington” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property was previously encumbered by two cross-collateralized/cross-defaulted loans totaling $49.0 million that were securitized as part of the GMAC 2004-C1 securitization. The loans transferred to special servicing in March 2010 after a major tenant vacated the property and the trust subsequently foreclosed on the property in March 2011. The prior owner acquired the property from the trust in January 2015 for $30.2 million at which time the occupancy at the property was approximately 79.0%. At the time of the prior acquisition, two tenants had given notice of their intention to vacate and occupancy was expected to decline to 42.0%. After the 2015 acquisition, the prior owner invested approximately $17.0 million in interior renovations and common area upgrades, and executed six new leases to six new tenants totaling approximately 192,000 square feet and approximately $4.47 million of base rent. Upon completion of the capital improvements and renovation, and lease-up of the property to 91.9% occupancy (which percentage includes tenants not yet in occupancy or in free rent periods, and one tenant that is dark but paying rent), the prior owner sold the property to the current loan sponsor for approximately $74.1 million (after adjustments). Such prior owner is unaffiliated with the current borrower under the Mortgage Loan, except that a holder of an indirect, non-controlling 2.0%

equity interest in the current borrower is affiliated with an entity which held an indirect, non-controlling 5.0% equity interest in the prior owner.

Twenty-seven (27) Mortgage Loans, representing approximately 52.3% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Thirteen (13) Mortgage Loans, representing approximately 42.7% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

Two (2) Mortgage Loans, representing approximately 5.1% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Ten (10) Mortgaged Properties identified as “211 Main Street”, “740 Madison”, “Raytheon – 16800 Centretech”, “Moffett Gateway” “Walgreens / Rite Aid / Eckerd Portfolio” and “Home Depot – Bridgeport” on Annex A-1, securing six (6) Mortgage Loans representing approximately 23.2% of the Initial Pool Balance, are each leased to a single tenant. With respect to certain of these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable.

●	Three (3) Mortgaged Properties identified as “2950 North Hollywood Way”, “Island View Crossing” and “9600 Perry Highway” on Annex A-1, securing three (3) Mortgage Loans representing approximately 6.2% of the Initial Pool Balance, are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular

Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Raytheon – 16800 Centretech	2.9%	9/30/2026	1/6/2027
Moffett Gateway	2.5%	3/31/2027	4/1/2027
Walgreens / Rite Aid / Eckerd Portfolio(1)	2.5%	4/21/2024	5/6/2027

(1)	The lease expiration date in this table is related to the lease to Eckerd, the sole tenant at the Mortgaged Property identified on Annex A-1 as Walgreens / Rite Aid / Eckerd Portfolio—Eckerd (La-Z-Boy). The tenants at the rest of the Mortgaged Properties in the Walgreens / Rite Aid / Eckerd Portfolio have leases that expire after the maturity date.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Net Rentable Area of Leases Expiring	Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
Island View Crossing	1.8%	56.0%	2025	2/6/2027
Atrium Office	1.3%	53.6%	2018	1/6/2027
106th South Office Building	1.2%	61.8%	2020	4/6/2027
Airport Center Warehouses	0.6%	85.9%	2017	4/6/2027
9600 Perry Highway	0.5%	51.6%	2022	4/6/2027

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the

Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease or contract its space. For example (with respect to the largest 15 Mortgage Loans and the largest five tenants at each Mortgaged Property):

●	Five (5) Mortgaged Properties identified as “245 Park Avenue”, “Browning Place”, “Bingham Office Center”, “Humblewood Center” and “Apex Fort Washington” on Annex A-1, securing five (5) Mortgage Loans representing approximately 27.3% of the Initial Pool Balance, are each subject to leases where one or more of the top five tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the underwritten base rent at the related Mortgaged Property and have these types of risks. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
Browning Place	5.4%	GSA	5.5%	6.6%
Rio Bravo Square	0.8%	New Mexico Motor Vehicle Department	6.1%	15.8%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below with respect to the largest 15 Mortgage Loans and the five largest tenants listed on Annex A-3:

●	With respect to five (5) of the Mortgaged Properties identified on Annex A-1 to this prospectus as “740 Madison”, “Bingham Office Center”, “2950 North Hollywood Way”, “Apex Fort Washington” and “Moffett Gateway” securing five (5) Mortgage Loans representing approximately 18.2% of the Initial Pool Balance, the five largest tenants at such Mortgaged Property (by net rentable area leased) include tenants that (i) have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, (ii) have executed leases, but have not taken possession or commenced payment of rent, (iii) are in a buildout phase and have not taken occupancy, (iv) are expanding their space but have not commenced payment of the additional rent, (v) renewed leases that provide free rent and have not commenced payment of rent or (vi) are entitled to free rent periods or rent abatement in the future. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 and the accompanying footnotes for additional information with respect to these Mortgage Loans.

●	With respect to one Mortgaged Property identified as “245 Park Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 12.5% of the Initial Pool Balance, the third largest tenant, Major League Baseball (which accounts for approximately 12.6% of the net rentable square feet and approximately 21.8% of the underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 (approximately three years before its lease expiration date in October 2022).

●	With respect to one (1) Mortgaged Property identified as “Diamond Hill Denver” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.1% of the Initial Pool Balance, office spaces constituting 23.5% of net rentable area at the Mortgaged Property are currently vacant. There can be no assurance that the vacant space will be relet at favorable rental rates or at all. The borrower was required to reserve $546,767 at origination and is required to reserve $46,767 monthly for future tenant improvement and leasing commission obligations.

●	With respect to one (1) Mortgaged Property identified as “Apex Fort Washington” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.7% of the Initial Pool Balance, the fourth largest tenant, AstraZeneca Pharmaceuticals, leasing approximately 12.2% of the net rentable area at the Mortgaged Property, is paying rent but is currently dark in its entire space. At origination, the borrower deposited approximately $4,661,340 into a leasing reserve account, of which up to $1,750,000 may be released to the borrower on a per square foot basis in the event the borrower executes one or more satisfactory replacement leases for all or a portion of such space, subject to satisfaction of all conditions in the related Mortgaged Loan documents and provided that any related tenant improvement and leasing costs are required to be paid from such released funds.

In addition, certain other Mortgaged Properties may have tenants among the five largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to one (1) Mortgaged Property identified as “245 Park Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 12.5% of the Initial Pool Balance, the largest tenant, Société Générale, subleases 36,425 square feet to Brunswick Group and 36,425 square feet to Mio Partners, Inc. The second largest tenant, JPMCB, subleases 562,347 square feet to Société Générale, 90,556 square feet to Houlihan Lokey Inc., 49,133 square feet to The Nemec Agency, 34,058 square feet to Pierpont Capital Holdings LLC and 15,939 square feet to JLL Partners, LLC. The third largest tenant, Major League Baseball, subleases 37,385 square feet to the National Bank of Australia, 24,840 square feet to Houlihan Lokey Inc. and 10,525 square feet to Anthos USA Inc. Occupancy at the Mortgaged Property includes the subleased spaces.

●	With respect one (1) Mortgaged Property identified as Walgreens / Rite Aid / Eckerd Portfolio – Eckerd (La-Z-Boy) on Annex A-1, partially securing one (1) Mortgage Loan, and representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, Eckerd, the sole tenant at such Mortgaged Property, subleases its entire space to La-Z-Boy. The term of the sublease expires on April 30, 2018 (which is prior to the expiration date of the prime lease on April 21, 2024). Eckerd remains fully liable for all rent due under the prime lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties. See also representation and warranty no. 7 and no. 8 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

●	With respect to eleven (11) Mortgaged Properties identified as “Marriott Colorado Springs”, “Raytheon – 16800 Centretech”, “Humblewood Center”, “Wellington Marketplace”, “Moffett Gateway”, “Walgreens / Rite Aid / Eckerd Portfolio – Walgreens – Carolina”, “Walgreens / Rite Aid / Eckerd Portfolio – Walgreens – Catano”, “Walgreens / Rite Aid / Eckerd Portfolio – Rite Aid – Shelby”, “Modesto Springhill Suites”, “Home Depot – Bridgeport” and “Courtyard Marriott Clemson” on Annex A-1, securing or partially securing nine (9) Mortgage Loans, and representing approximately 21.5% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

In particular, with respect to the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans:

●	With respect to one (1) Mortgaged Property identified as “Raytheon – 16800 Centretech” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the sole tenant, Raytheon, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a third party. The right of first offer has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to one (1) Mortgaged Property identified as “Humblewood Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property is subject to a Deed, Restrictions and Option agreement (the “REA”), to which the borrower and the owner of a tract that is contiguous to the Mortgaged Property are parties. The parties to the REA may, between December 31, 2036 and December 31, 2037, request an extension of the REA for an additional period of 10 years. If either party and its “institutional lender” (as defined in the REA) do not execute an extension within 60 days upon request, the other party to the REA has the right to purchase the applicable tract(s) at a price equal to the greater of (a) the fair market value of the applicable tracts and (b) the unpaid balance of principal and interest remaining on a mortgage loan secured by such tract(s).

●	With respect to one (1) Mortgaged Property identified as “Wellington Marketplace” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the fourth largest tenant, Walgreens, leasing approximately 7.1% of the net rentable area at the Mortgaged Property under a ground lease, has a right of first refusal to purchase all or a portion of the ground leased space in the event of a proposed sale thereof to an unaffiliated third party purchaser. The right of first refusal does not apply to and terminates upon a transfer in connection with a foreclosure or deed-in-lieu of foreclosure. In addition, a smaller tenant, Clearview Tower Company, LLC, which operates a cellular tower at the Mortgaged Property, has a right of first refusal to purchase its leased parcel (comprising approximately 1,200 square feet) in the event of a proposed sale of such parcel to a third party purchaser (which right, however, does not apply in the event of a proposed sale of the entire Mortgaged Property). The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Google, has a right of first offer, so long as the borrower or an affiliate owns the Mortgaged Property, to purchase all or any portion of the Mortgaged Property that the borrower is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the Mortgaged Property or to any foreclosure or deed in lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to one (1) Mortgaged Property identified as “Browning Place” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, there are four tenants (listed below) at the Mortgaged Property comprising approximately 12.2% of the net rentable area and 15.4% of underwritten rents that are affiliated with the sponsor. The four tenants are (i) Pillar Income Asset Management (4.1% of the net rentable area and 5.2% of underwritten base rents), (ii) Regis Realty Prime LLC (3.9% of the net rentable area and 4.9% of underwritten base rents), (iii) Liberty Bankers Life (3.7% of the net rentable area and 4.7% of underwritten base rents) and (iv) Regis Property Management (0.5% of net rentable area and 0.7% of underwritten rents). Each of such tenants has the right either to terminate its lease at any time or to terminate its lease if there is a change of ownership of the building.

●	With respect to one (1) Mortgaged Property identified as “Monroe Park Tower” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.6% of the Initial Pool Balance, in connection with a reverse 1031 exchange, at origination of the Mortgage Loan, one of the co-borrowers, as fee owner of the Mortgaged Property, entered into a master lease with the other co-borrower, as lessee. Upon completion of the 1031 exchange, the borrower sponsor will acquire 100% of the beneficial ownership of the fee owner. The Mortgage Loan documents require the 1031 exchange to be completed within 180 days after the loan origination date and failure to do so would constitute a default under the Mortgage Loan documents.

●	With respect to four (4) Mortgaged Properties identified as “Pillsbury Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Properties are subject to a master lease between the borrowers and an affiliate of the borrowers, ELCM Pillsbury Leasing LLC, a Delaware limited liability company (the “Master Tenant”) in order to accommodate certain regulatory requirements relating to health care/assisted living facilities. The Master Tenant subleases the Mortgaged Properties to three affiliated sub-tenants. The subleases require that the sub-tenants pay monthly rent to the Master Tenant in an amount equal to the total revenues and income from the operation of the related Mortgaged Property less any operating expenses for the Mortgaged Property. The master lease requires the Master Tenant to pay to the borrowers minimum rent in the amount of $2,300,000 for the first year of the lease, which amount increases by 3.5% each year during the term of the master lease. The lease also requires percentage rent in amounts ranging from 25% to 35% of the amount by which total revenues exceed certain revenue thresholds set forth in the master lease, ranging from $8,600,000 to $10,941,602. The term of the master lease expires on September 30, 2024, with three consecutive renewal options of five years each. The sub-tenants have also provided a guaranty of the Master Tenant’s obligations under the master lease. The borrowers have collaterally assigned their rights in the master lease and sub-leases to the lender as security for the Mortgage Loan. The sub-tenants are parties to the deposit account control agreement and are required to deposit all revenues from the Mortgaged Properties into the lockbox account in accordance with the agreement. The Master Tenant and sub-tenants are also parties to the cash management agreement.

See “Risk Factors—Risks Related to Mortgage Loan—Performance of the Mortgage Loans Will be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, eleven (11) Mortgaged Properties identified as “211 Main Street”, “2950 North Hollywood Way”, “Moffett Gateway”, “Modesto Springhill Suites”, “Elk Grove Hampton Inn”, “Atrium Office”, “106th South Office Building”, “Paradise Victoria Village”, “Green River Promenade”, “Walgreens / Rite Aid / Eckerd Portfolio—Walgreens – Carolina”, and “Walgreens / Rite Aid / Eckerd Portfolio—Walgreens – Catano” on Annex A-1, securing or partially securing ten (10) Mortgage Loans, and representing approximately 23.5% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

In the case of forty-six (46) Mortgaged Properties identified as “211 Main Street”, “740 Madison”, “Diamond Hill Denver”, “Bingham Office Center”, “2950 North Hollywood Way”, “Marriott Colorado Springs”, “Pillsbury Portfolio”, “Diamond Hill Apartments”, “Moffett Gateway”, “Fireside Self Storage Portfolio”, “Modesto Springhill Suites”, “Romulus Airport Park”, “Courtyard Marriott Clemson”, “Monroe Park Tower”, “Elk Grove Hampton Inn”, “Holiday Inn Express – Augusta”, “Romeo Commons”, “Pangea 16”, “1201 Oak Lawn”, “Green River Promenade”, “Airport Center Warehouses” and “9600 Perry Highway” on Annex A-1, securing twenty-two (22) Mortgage Loans representing approximately 53.3% of the Initial Pool Balance, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to one (1) Mortgaged Property identified as “740 Madison” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.1% of the Initial Pool Balance, the Mortgage Loan documents provides that the borrower is not required to maintain insurance for the space leased by the sole tenant, Bottega Veneta, to the extent (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, and (iii) the tenant maintains or causes to be maintained coverage that meets the requirements in the Mortgage Loan documents (including without limitation, naming the lender as mortgagee/loss payee). The Mortgage Loan documents also provide that, in the event the tenant fails to provide coverage acceptable to the lender, then the borrower is required to obtain all insurance required by the Mortgage Loan documents providing coverage that will pay proceeds in an amount sufficient to restore the space to the extent such proceeds are not paid or otherwise made available under the insurance policies carried by the tenant. Such insurance is required to either be (x) “Primary” insurance coverage in the event that Bottega Veneta does not provide the insurance coverage required under the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that Bottega Veneta does not have sufficient coverage necessary to be in full compliance with all of the terms and conditions of the Mortgage Loan documents.

●	With respect to one (1) Mortgaged Property identified as “Raytheon – 16800 Centretech” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to rely upon the insurance (or self-insurance) maintained by Raytheon, the sole tenant at the Mortgaged Property, provided, among other conditions, (i) no event of default has occurred and is continuing under the related lease and (ii) Raytheon maintains a credit rating of at least “BBB-” from S&P.

●	With respect to five (5) Mortgaged Properties identified as “Walgreens / Rite Aid / Eckerd Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to rely on the insurance (or self-insurance) maintained by the sole tenant at each of the related Mortgaged Properties, provided, among other conditions, no event of default has occurred and is continuing under the related lease.

See representation and warranty number 18 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 31 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

With respect to one (1) Mortgaged Property identified as “740 Madison” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.1% of the Initial Pool Balance, the Mortgaged Property is identified as a landmark by the New York City Landmarks Preservation Commission, and certain types of alterations to the Mortgaged Property are subject to prior approval from the commission. The borrower obtained a Certificate of Appropriateness from the commission approving the renovation of the Mortgaged Property, which was completed in January 2017.

With respect to one (1) Mortgaged Property identified as “Island View Crossing” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property is subject to deed restrictions which, among other things, (i) prohibit the use of the Mortgaged Property for residential purposes, (ii) prohibit the use of groundwater at the Mortgaged Property and (iii) require the maintenance of caps, including an asphalt barrier, over impacted soil. See “—Environmental Considerations” for additional information.

With respect to one (1) Mortgaged Property identified as “NW Florida Apartment Portfolio—Southern Breeze” on Annex A-1, partially securing one (1) Mortgage Loan, and representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is subject to a recorded deed restriction pursuant to which the Mortgaged Property may only be used for multi-family housing comprised of no greater than 12 units per acre (the Mortgaged Property currently complies with such restrictions).

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)		Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Diamond Hill Denver	4.1%	61.8%	59.1%	$51,800,000	(1)	62.5%	59.8%	$51,200,000
2950 North Hollywood Way	3.9%	48.2%	39.5%	$64,000,000	(2)	60.5%	49.5%	$51,000,000
Marriott Colorado Springs	3.3%	62.8%	51.9%	$40,800,000	(3)	78.8%	65.2%	$32,500,000
Humblewood Center	2.8%	68.9%	65.6%	$32,130,000	(4)	60.5%	57.6%	$36,590,000
Diamond Hill Apartments	2.7%	74.9%	69.3%	$29,000,000	(5)	75.3%	70.0%	$28,700,000
Apex Fort Washington	2.7%	64.4%	56.1%	$84,600,000	(6)	69.2%	60.3%	$78,800,000
Moffett Gateway	2.5%	46.3%	39.3%	$525,000,000	(7)	56.5%	48.0%	$430,000,000
Courtyard Marriott Clemson	1.6%	66.2%	54.2%	$19,400,000	(8)	69.4%	56.8%	$18,500,000

(1)	Reflects an appraisal on a “hypothetical as-is” value of $51,800,000, which assumes that the hypothetical condition that deferred maintenance expenses and lease up costs for recently signed leases (free rent/downtime, tenant improvements and leasing commissions) have been escrowed and/or expended.

(2)	Reflects an appraisal on a “hypothetical as-stabilized” value of $64,000,000, which (i) assumes that all lease-up costs have been incurred, including tenant improvement, leasing fees as well as free rent abatements, as of the current date of value, and (ii) includes rent loss between the as-is date and when the rent payment commences.

(3)	Reflects an appraisal on an “as-complete” hypothetical value of $40,800,000, which assumes that all upgrades and capital improvements pertaining to the related PIP have been completed.

(4)	Reflects an appraisal based on the “as-is” value of the mortgaged property less the value of two outparcels ground leased to two separate tenants. The borrower may obtain the release of these two outparcels in accordance with the requirements of the Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” for additional information.

(5)	Reflects an appraisal on a “prospective as-stabilized” value of $29,000,000, which assumes that the remaining renovations of the property will be completed within six months of the appraisal.

(6)	Reflects an appraisal on a “hypothetical value as-stabilized” basis, as of January 1, 2018, which assumes the burn off of approximately $4.5 million of lease-up costs (including tenant improvements, leasing commissions, free rent, rent loss, and expense carry) associated with tenants already in place and which have been reserved at closing and also includes the appraiser’s projections of property cash flows as of such date.

(7)	Reflects an appraisal on a “hypothetical value as-stabilized” basis, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off or expired as of July 20, 2016.

(8)	Reflects an appraisal on a “hypothetical market value as-is” value of $19,400,000, which assumes that that renovation costs associated with a change of ownership property improvement plan would not be incurred by a buyer.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 28 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

●	With respect to one (1) Mortgaged Property identified as “211 Main Street” on Annex A-1, securing one (1) Mortgage Loan representing 8.3% of the Initial Pool Balance, the aggregate liability of the guarantor with respect to all full recourse carveouts in the Mortgage Loan documents may not exceed an amount equal to 15% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred). In addition, the guarantor is not a party to the environmental indemnity and the borrower is the sole party responsible for losses under the indemnity. In lieu of having the guarantor be a party to the indemnity, the Mortgage Loan documents require environmental insurance against claims for pollution and remediation legal liability related to the Mortgaged Property (“PLL Policy”), meeting the following requirements: (a) the policy is required to be a claims made and reported policy for an initial term of nine years; (b) the policy is required to have limits of liability of $5,000,000 for each pollution condition and $5,000,000 in the aggregate; (c) the policy is required to have a self-insured retention amount of not more than $50,000 for each pollution condition; (d) the policy is required to name the lender as an additional named insured and provide automatic rights of assignment in the event of defaults; (e) the policy is required to be dedicated solely to the Mortgaged Property with the borrower not permitted to add any additional locations during the PLL Policy term; and (f) the policy is required to, throughout the PLL Policy term, include the same coverages, terms, conditions and endorsements (and may not be amended in any way without the prior written consent of the lender) as the PLL Policy approved at origination. See “—Environmental Considerations”.

●	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing 2.5% of the Initial Pool Balance, there are three guarantors for the Mortgage Loan: an individual, a trust and a limited liability company. The Mortgage Loan documents permit the release of the individual and trust guarantors from the guaranty and environmental indemnity upon satisfaction of the following conditions: (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements; (iii) the entity guarantor has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000; (iv) the entity guarantor must not have been the subject of any bankruptcy or insolvency action within 10 years prior to the date of the proposed release; (v) the entity guarantor may not have previously defaulted under its obligations with respect to any indebtedness; and (vi) there is no material litigation or regulatory action pending or threatened against the entity guarantor. In addition, the Mortgage Loan documents restrict the ability of the lender to obtain recourse against certain personal residences and related fixtures, furnishings and personal items of the individual guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a specified period of time (generally between one and five years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation and warranty number 42 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eighteen (18) Mortgage Loans representing approximately 34.6% of the Initial Pool Balance, provide for payments of interest only for the first 12 to 60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Sixteen (16) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans) representing approximately 31.2% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Six (6) Mortgage Loans representing approximately 27.3% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loans.

Two (2) Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, is interest-only for the entire term of the Mortgage Loan; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately ten (10) years following the related origination date, interest will accrue at the related Revised Rate.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	16	$443,661,799	56.4%
6	26	342,960,368	43.6
Total:	42	$786,622,167	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
0	39	$699,307,107	88.9%
5 (once per year)	2	56,636,796	7.2
5	1	30,678,264	3.9
Total	42	$786,622,167	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations” above. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Two (2) Mortgage Loans identified as “740 Madison” and “Home Depot – Bridgeport” on Annex A-1 (the “ARD Loans”), representing approximately 6.8% of the Initial Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

On or after its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents at the Initial Rate and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to one (1) Mortgaged Property identified as “740 Madison” on Annex A-1, securing one (1) Mortgage Loan representing 5.1% of the Initial Pool Balance, the borrower sponsor and nonrecourse carve-out guarantor has incurred a corporate credit facility, and the borrowing entity previously served as a guarantor for the guarantor’s obligations under the facility. The borrower was released from its obligations under the guaranty as of the origination date of the Mortgage Loan. The Mortgage Loan agreement includes customary “backward-looking” representations and warranties from the borrower. The Mortgage Loan agreement also includes a nonrecourse carve-out for losses resulting from the borrower’s failure to maintain its status as single purpose entity or comply with any representation, warranty or covenant related to the borrower’s status as a single purpose entity in the Mortgage Loan documents, as well as a full recourse carve-out to the extent that any such failure is cited as a factor in the substantive consolidation of the borrower with any other person or entity.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from 2 to 25 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Purchase Options and Rights of First Refusal” and “—Partial Releases” in this prospectus.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to twenty-seven (27) Mortgage Loans, identified as “245 Park Avenue”. “2950 North Hollywood Way”, “Raytheon – 16800 Centretech”, “Humblewood Center”, “Wellington Marketplace”, “Apex Fort Washington”, “Moffett Gateway”, “Walgreens / Rite Aid / Eckerd Portfolio”, “Island View Crossing”, “Home Depot – Bridgeport”, “Romulus Airport Park”, “Knights Road Shopping Center”, “Monroe Park Tower”, “Atrium Office”, “Holiday Inn Express – Augusta”, “Romeo Commons”, “106th South Office Building”, Barrington Town Center”, “Pangea 16”, “Village Center Plaza”, “Chancellor Square Orlando”, “Rio Bravo Square”, “Green River Promenade”, “Sleep Inn Charlotte”, “NW Florida Apartment Portfolio”, “Airport Center Warehouses” and “9600 Perry Highway” on Annex A-1, representing approximately 54.3% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower, after a lockout period of at least 24 payments following the origination date, to defease the Mortgage Loan in full. See “—Defeasance; Collateral Substitution” below.

With respect to thirteen (13) of the Mortgage Loans, identified as “Browning Place”, “740 Madison”, “Diamond Hill Denver”, “Bingham Office Center”, “Marriott Colorado Springs”, “Pillsbury Portfolio”, “Diamond Hill Apartments”, “Modesto Springhill Suites”, “Courtyard Marriott Clemson”, “Elk Grove Hampton Inn “, “Quail Creek”, “1201 Oak Lawn” and “Paradise Victoria Village” on Annex A-1, representing approximately 35.5% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower, after a lockout period of at least 24 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to one (1) Mortgage Loan, identified as “211 Main Street” on Annex A-1, representing approximately 8.3% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower, after a lockout period of at least 26 payments following the origination date, to defease the Mortgage Loan in full. In addition, the borrower may prepay the Mortgage Loan at any time, in full or in part, with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to one Mortgage Loan, identified as “Fireside Self Storage Portfolio” on Annex A-1, representing approximately 1.9% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower, after a lockout period of at least 26 payments allocable to the Mortgage Loan following the origination date, to (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) defease the Mortgage Loan. See “—Defeasance; Collateral Substitution” below.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	1	$25,611,823	3.3%
3	6	130,507,985	16.6
4	24	395,309,308	50.3
5	2	20,774,520	2.6
6	2	21,500,000	2.7
7	5	118,169,000	15.0
24	1	42,749,531	5.4
25	1	32,000,000	4.1
Total	42	$786,622,167	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-nine (29) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 64.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date. In addition, with respect to such Defeasance Loans:

●	With respect to one (1) Mortgage Loan identified as “Fireside Self Storage Portfolio” on Annex A-1, representing approximately 1.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower at any time after the related Defeasance Lock-Out Period and prior to the open period to either prepay the related Mortgage Loan together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% or defease the related Mortgage Loan.

●	With respect to one (1) Mortgage Loan identified as “211 Main Street” on Annex A-1, representing approximately 8.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% at any time during the term of the Mortgage Loan, including prior to the expiration of the related Defeasance Lock-Out Period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to one (1) Mortgaged Property identified as “Humblewood Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.8% of the Initial Pool Balance, the borrower is permitted to release the parcels leased to Pappas BBQ and Chick-fil-A (together, the “Release Parcels”) at the Mortgaged Property without any principal prepayment so long as the borrower satisfies certain conditions set forth in the Mortgage Loan documents, including, without limitation: (a) the borrower conveys the Release Parcels to an entity other than the borrower; (b) the borrower has delivered a REMIC opinion, if required by the lender; and (c) the borrower and the owner(s) of the Release Parcels have entered into and recorded a reciprocal easement agreement or other agreement reasonably acceptable to the lender. The related appraisal attributed an aggregate value of $4,460,000 to the ground leases related to the Release Parcels. The appraised value of such Release Parcels was excluded from the Appraised Value set forth in Annex A-1 and used in calculating the LTV Ratios.

●	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release one of the buildings comprising the Mortgaged Property and the related equity interests in the owner’s association from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to the allocated loan amount for such building plus, if the Google Tenancy Condition (as defined below) is not satisfied, a premium of 25.0% of the allocated loan amount; (ii) after giving effect to the release of the parcel to be released, the debt service coverage ratio (as calculated in the Mortgage Loan documents) based on the trailing 12-month period immediately preceding the date of determination is equal to or greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the Mortgaged Property (including the building being released) immediately preceding the date of the release based on the trailing three-month period; (iii) the borrower delivers evidence that the Mortgaged Property is in compliance with applicable laws and regulations; (iv) the borrower enters into (to the extent reasonably necessary) all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights for access, parking, drainage, utilities and services necessary for the operation of the Mortgaged Property, as well as any amendments to the security instrument and an endorsement to the title policy that insures the lien on all such new encumbrances; and (v) the delivery of an opinion of counsel that the issuing entity (a) will not fail to maintain its status as a REMIC Trust, and (b) will not be subject to tax on any “prohibited transactions” or “prohibited contributions”. The “Google Tenancy Condition” means (a) there is no excess cash flow cash sweep period caused by a tenant trigger and (b) either the Google lease or a lease for the Google leased premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining property.

●	With respect to one (1) Mortgaged Property identified as “Fireside Self Storage Portfolio – Delaware Storage” on Annex A-1, partially securing one (1) Mortgage Loan, and representing approximately 1.9% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan documents permit the borrower to acquire the fee simple title to a one-acre adjacent vacant parcel, on which the borrower may commence construction and development of additional self-storage buildings upon satisfying certain conditions set forth in the Mortgage Loan documents, including, but not limited to, depositing an amount equal to 115% of the budgeted costs for the property improvements on such parcel into a reserve account.

●	With respect to one (1) Mortgaged Property identified as “Barrington Town Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan documents permit the subdivision and release of a parcel on which is located the movie theater through a partial defeasance of the Mortgage Loan after the expiration of the defeasance lock-out period and prior to the open prepayment date, upon satisfaction of certain terms and conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) the subdivided parcel will be conveyed to a third party purchaser other than the related borrower or its sole member, (ii) the principal amount of the Mortgage Loan to be defeased will be an amount equal to the greatest of (a) 125% of the allocated loan amount with respect to the subdivided parcel, (b) an amount which after giving effect to the release of the applicable subdivided parcel would result in the debt service coverage ratio for the remaining Mortgaged Property being not less than 1.35x, (c) an amount which after giving effect to the release of the applicable subdivided parcel would result in the debt yield for the remaining Mortgaged Property being not less than 10.0%, and (d) an amount which after giving effect to the release of the applicable subdivided parcel would result in the loan-to-value ratio for the remaining Mortgaged Property not exceeding 70.0%, (iii) receipt of rating agency confirmation with respect to such partial defeasance, and (iv) delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of such defeasance.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements (or, in some cases, unspecified, unimproved, non-income producing parcels of real estate or improvements) that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-seven (37) of the Mortgage Loans representing approximately 82.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-seven (37) of the Mortgage Loans representing approximately 79.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover capital expenditures and replacements.

Twenty-four (24) of the Mortgage Loans representing approximately 45.2% of the Initial Pool Balance, are secured by office, retail, mixed use and industrial properties and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Twenty-five (25) of the Mortgage Loans representing approximately 44.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. For example:

●	With respect to one (1) Mortgaged Property identified as “245 Park Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 12.5% of the Initial Pool Balance, the borrower is permitted to deliver a letter of credit meeting the requirements of the Mortgage Loan agreement in lieu of all or any portion of any cash deposits required for any reserve. The amount of any such letter of credit may not exceed 10% of the 245 Park Whole Loan, unless such excess amount is permitted pursuant to any updated non-consolidation opinion delivered to the lender. The borrower may not have any reimbursement obligations with respect to any such letter(s) of credit.

●	With respect to one (1) Mortgaged Property identified as “211 Main Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.3% of the Initial Pool Balance, in lieu of a cash reserve, the guarantor delivered a guaranty of certain outstanding tenant improvement/leasing commission obligations at origination. The liability under the guaranty is capped at approximately $12,191,209.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A-1 and the related footnotes for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	18	$486,394,439	61.8%
Springing Lockbox	20	242,695,227	30.9
Soft Lockbox	2	33,345,000	4.2
None	2	24,187,500	3.1
Total:	42	$786,622,167	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox or cash management account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox and cash management accounts provide that the borrower has no withdrawal or transfer rights with respect to the related account. The lockbox and cash management accounts will not be assets of the issuing entity.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio(3)	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)	Cut-off Date Total Debt Underwritten NCF DSCR(2)
245 Park Avenue(4)	$98,000,000	12.5%	$568,000,000	$1,102,000,000	$1,768,000,000	4.30000%(5)	48.9%	80.0%	2.73x	1.42x
Bingham Office Center	$31,000,000	3.9%	$8,000,000	N/A	$39,000,000	9.50000%	59.6%	75.0%	1.99x	1.40x
Moffett Gateway(6)	$20,000,000	2.5%	$50,000,000	$325,000,000	$395,000,000	4.13700%	46.3%	75.2%	1.95x	1.22x
NW Florida Apartment Portfolio(7)	$5,408,983	0.7%	$749,074	N/A	$6,158,057	6.32000%	59.8%	68.1%	1.82x	1.44x

(1)	Calculated including any related Pari Passu Companion Loan and any related Subordinate Companion Loan.

(2)	Calculated including any related mezzanine debt, any related Pari Passu Companion Loan and any related Subordinate Companion Loan.

(3)	Calculated including any related Pari Passu Companion Loan but excluding any related Subordinate Companion Loan.

(4)	The mezzanine debt is composed of three mezzanine loans co-originated by JPMCB, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine A loan has a fixed interest rate of 5.00000% per annum, the mezzanine B loan has a fixed interest rate of 5.70000% per annum and the mezzanine C loan has a fixed interest rate of 6.85000% per annum.

(5)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate is 4.3000028280543%.

(6)	Cut-off Date Mortgage Loan LTV Ratio, Cut-off Date Total Debt LTV Ratio, Cut-off Date Mortgage Loan Underwritten NCF DSCR and Cut-off Date Total Debt Underwritten NCF DSCR are calculated based on the assumed principal payment schedule set forth on Annex F. In addition, the Cut-off Date Mortgage Loan LTV Ratio and Cut-off Date Total Debt LTV Ratio are based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(7)	Cut-off Date Mortgage Loan LTV Ratio, Cut-off Date Total Debt LTV Ratio, Cut-off Date Mortgage Loan Underwritten NCF DSCR and Cut-off Date Total Debt Underwritten NCF DSCR are calculated based on the assumed principal payment schedule set forth on Annex G.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept generally payments on and prepayments of the related mezzanine loan; provided, however, that, other than with respect to the Mortgage Loan identified on Annex A-1 as “NW Florida Apartment Portfolio”, prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan unless (i) no event of default under the related Mortgage Loan is then continuing and (ii) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property and/or other collateral for the related Mortgage Loan (other than distributions or dividends paid to direct or indirect equity owners of the borrower) in accordance with the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related

Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums unless the mezzanine lender is an affiliate of the borrower and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
Barrington Town Center	$9,170,000	80%	1.20x	N/A	Y
Pangea 16	$9,000,000	70%	1.50x	9.5%	Y

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and purchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to two (2) Mortgaged Properties identified as “Modesto Springhill Suites” and “Elk Grove Hampton Inn” on Annex A-1, securing two (2) Mortgage Loans representing approximately 3.1% of the Initial Pool Balance, the related Mortgage Loan documents permit, subject to satisfaction of certain conditions, the pledge of (i) up to 49% of the non-controlling indirect equity interests in the related borrowers to secure a mezzanine loan or a corporate or parent level credit facility from one or more qualified financial institutions or (ii) the pledge of certain indirect interests in the related borrower in connection with a credit facility from a qualified financial institution which includes a grant of a security interest in substantial other assets of the obligor among other conditions. In each case, the Mortgage Loan documents require an intercreditor agreement with respect to such mezzanine loan or corporate or parent level credit facility on commercially reasonable terms and in substance reasonably satisfactory to the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to one (1) Mortgaged Property identified as “245 Park Avenue” on Annex A-1, securing one (1) Mortgage Loan representing 12.5% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower to incur liabilities in the ordinary course of business in an amount not to exceed two percent of the 245 Park Whole Loan and the related mezzanine loans. The Mortgage Loan agreement also requires such liabilities to be normal and reasonable under the circumstances and to be paid within 60 days of the date incurred and that such liabilities may not be evidenced by a promissory note.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified as “245 Park Avenue”, “211 Main Street”, “740 Madison”, “Apex Fort Washington” and “Moffett Gateway” on Annex A-1 is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in the case of the Mortgage Loans securing the Mortgaged Properties identified as “245 Park Avenue”, “211 Main Street” and “Moffett Gateway” on Annex A-1, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Control Appraisal Period” means with respect to (i) the 211 Main Street Whole Loan, a 211 Main Street Control Appraisal Period and (ii) the Moffett Gateway Whole Loan, a Moffett Gateway Control Appraisal Period.

“Controlling Subordinate Companion Loan” means with respect to (i)) the 211 Main Street Whole Loan, the 211 Main Street Controlling Subordinate Companion Loan and (ii) the Moffett Gateway Whole Loan, the Moffett Gateway Subordinate Companion Loan.

“Lead Servicing Companion Loan” means, with respect to (i) the 211 Main Street Whole Loan, the 211 Main Street Lead Pari Passu Companion Loan, (ii) the 740 Madison Whole Loan, the 740 Madison Pari Passu Companion Loan and (iii) the Apex Fort Washington Whole Loan, the Apex Fort Washington Controlling Companion Loan.

“Non-Serviced Certificate Administrator” means, with respect to (i) the 245 Park Avenue, the 245 Park Avenue Trust 2017-245P Certificate Administrator, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Certificate Administrator and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of the 245 Park Avenue Pari Passu Companion Loans, the 245 Park Avenue Subordinate Companion Loans, the 211 Main Street Pari Passu Companion Loans (on and after the related Servicing Shift Securitization Date), the 211 Main Street Subordinate Companion Loans (on and after the related Servicing Shift Securitization Date), the 740 Madison Pari Passu Companion Loan (on and after the related Servicing Shift Securitization Date), the Apex Fort Washington Companion Loans (on and after the related Servicing Shift Securitization Date), the Moffett Gateway Pari Passu Companion Loans and the Moffett Gateway Subordinate Companion Loan.

“Non-Serviced Directing Certificateholder” means, with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P Directing Certificateholder, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Directing Certificateholder and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or equivalent entity) under the related Servicing Shift PSA.

“Non-Serviced Intercreditor Agreement” means each of the 245 Park Avenue Intercreditor Agreement, 211 Main Street Intercreditor Agreement (on and after the related Servicing Shift Securitization Date), the 740 Madison Intercreditor Agreement (on and after the related Servicing Shift Securitization Date), the Apex Fort Washington Intercreditor Agreement (on and after the related Servicing Shift Securitization Date) and the Moffett Gateway Intercreditor Agreement.

“Non-Serviced Master Servicer” means, with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P Master Servicer, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Master Servicer and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of the 245 Park Avenue Mortgage Loan, the 211 Main Street Mortgage Loan (on and after the related Servicing Shift Securitization Date), the 740 Madison Mortgage Loan (on and after the related Servicing Shift Securitization Date), the Apex Fort Washington Mortgage Loan (on and after the related Servicing Shift Securitization Date) and the Moffett Gateway Mortgage Loan.

“Non-Serviced Operating Advisor” means, with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P Operating Advisor, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Operating Advisor and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the operating advisor under the related Servicing Shift PSA.

“Non-Serviced PSA” means, with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Pooling and Servicing Agreement and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Securitization Trust” means, with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P securitization trust, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 securitization trust and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the related Servicing Shift Securitization Trust.

“Non-Serviced Special Servicer” means, with respect (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P Special Servicer, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Special Servicer and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means, with respect to (i) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P Trustee, (ii) the Moffett Gateway Whole Loan, the JPMCC 2016-JP4 Trustee and (iii) each Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of the 245 Park Avenue Whole Loan, the 211 Main Street Whole Loan (on and after the related Servicing Shift Securitization Date), the 740 Madison Whole Loan (on and after the related Servicing Shift Securitization Date), the Apex Fort Washington Whole Loan (on and after the related Servicing Shift Securitization Date) and the Moffett Gateway Whole Loan.

“Pari Passu Companion Loan” means each of the 245 Park Avenue Pari Passu Companion Loans, the 211 Main Street Pari Passu Companion Loans, the 740 Madison Pari Passu Companion Loan, the Apex Fort Washington Pari Passu Companion Loans and the Moffett Gateway Pari Passu Companion Loans.

“Serviced AB Mortgage Loan” means the 211 Main Street Mortgage Loan(prior to the related Servicing Shift Securitization date).

“Serviced AB Whole Loan” means the 211 Main Street Whole Loan (prior to the related Servicing Shift Securitization date).

“Serviced Companion Loan” means each of the 211 Main Street Pari Passu Companion Loans, the 211 Main Street Subordinate Companion Loans, the 740 Madison Pari Passu Companion Loan and the Apex Fort Washington Pari Passu Companion Loans, in each case, prior to the related Servicing Shift Securitization Date.

“Serviced Pari Passu Companion Loan” means each of the 211 Main Street Pari Passu Companion Loans, the 740 Madison Pari Passu Companion Loan and the Apex Fort Washington Pari Passu Companion Loans, in each case, prior to the related Servicing Shift Securitization Date.

“Serviced Pari Passu Mortgage Loan” means each of the 211 Main Street Mortgage Loan, the 740 Madison Mortgage Loan and the Apex Fort Washington Mortgage Loan, in each case, prior to the related Servicing Shift Securitization Date.

“Serviced Whole Loan” means each of the 211 Main Street Whole Loan, the 740 Madison Whole Loan and the Apex Fort Washington Whole Loan, in each case, (prior to the related Servicing Shift Securitization Date.

“Servicing Shift Mortgage Loan” means each of the 211 Main Street Mortgage Loan, the 740 Madison Mortgage Loan and the Apex Forth Washington Mortgage Loan.

“Servicing Shift PSA” means with respect to (i) the 211 Main Street Whole Loan, the 211 Main Street Pooling and Servicing Agreement, (ii) the 740 Madison Whole Loan, the 740 Madison Pooling and Servicing Agreement and (iii) the Apex Fort Washington Whole Loan, the Apex Fort Washington Pooling and Servicing Agreement.

“Servicing Shift Securitization Date” means with respect to (i) the 211 Main Street Whole Loan, the 211 Main Street Lead Securitization Date, (ii) the 740 Madison Whole Loan, the 740 Madison Lead Securitization Date and (iii) the Apex Fort Washington Whole Loan, the Apex Fort Washington Lead Securitization Date.

“Servicing Shift Securitization Trust” means, with respect to each Servicing Shift Whole Loan, any securitization trust into which the related Lead Servicing Companion Loan is contributed.

“Servicing Shift Whole Loan” each of the 211 Main Street Whole Loan, the 740 Madison Whole Loan and the Apex Fort Washington Whole Loan.

“Subordinate Companion Loan” means each of the 245 Park Avenue Subordinate Companion Loans, the 211 Main Street Subordinate Companion Loans and the Moffett Gateway Subordinate Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan UW NCF DSCR(1)(3)	Whole Loan UW NCF DSCR(2)(3)
245 Park Avenue	$ 98,000,000	12.5%	$ 982,000,000	$ 120,000,000	48.9%	54.3%	2.73x	2.45x
211 Main Street	$ 65,219,000	8.3%	$ 105,000,000	$ 25,000,000	57.9%	66.4%	2.49x	2.07x
740 Madison	$ 40,000,000	5.1%	$ 50,000,000	N/A	60.0%	60.0%	1.96x	1.96x
Apex Fort Washington	$ 21,000,000	2.7%	$ 33,500,000	N/A	64.4%	64.4%	1.40x	1.40x
Moffett Gateway(3)	$ 20,000,000	2.5%	$ 223,000,000	$ 102,000,000	46.3%	65.7%	1.95x	1.43x

(1)	Calculated based on the balance of the Mortgage Loan and any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan or mezzanine loan.

(2)	Calculated based on the balance of the related Whole Loan including any related Subordinate Companion Loans but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than an “as-is” value. See “—Appraised Value” for additional information.

(3)	In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR were calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F.

The Servicing Shift Whole Loans

The 211 Main Street Whole Loan

General

One (1) Mortgage Loan, identified as “211 Main Street” (the “211 Main Street Mortgage Loan”) on Annex A-1, representing approximately 8.3% of the Initial Pool Balance, is part of a Whole Loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 211 Main Street Mortgage Loan is evidenced by one (1) senior promissory note A-3 with a Cut-off Date Balance of $65,219,000. The related Pari Passu Companion Loans (the “211 Main Street Pari Passu Companion Loans” ) are pari passu with the 211 Main Street Mortgage Loan, are evidenced by two (2) promissory notes (promissory notes A-1 and A-2), have an aggregate principal balance as of the Cut-off Date of $105,000,000, and are not included in the issuing entity. The related Subordinate

Companion Loans (the “211 Main Street Subordinate Companion Loans” and, together with the 211 Main Street Pari Passu Companion Loans, the “211 Main Street Companion Loans”) are subordinate to the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans, are evidenced by three (3) promissory notes (promissory notes B-1, B-2 and B-3), have an aggregate principal balance as of the Cut-off Date of $25,000,000, and are not included in the issuing entity. The 211 Main Street Subordinate Companion Loan evidenced by promissory note B-1 is referred to in this prospectus as the “211 Main Street Controlling Subordinate Companion Loan”. The 211 Main Street Mortgage Loan, the 211 Main Street Pari Passu Companion Loans and the 211 Main Street Subordinate Companion Loans are collectively referred to in this prospectus as the “211 Main Street Whole Loan”. The 211 Main Street Pari Passu Companion Loans are currently held by JPMCB. It is anticipated that the 211 Main Street Pari Passu Companion Loans will be included in one or more future securitizations; however, we cannot assure you that this will ultimately occur. The 211 Main Street Subordinate Companion Loans have been sold to Athene Annuity and Life Company.

The rights of the holders of the promissory notes evidencing the 211 Main Street Whole Loan (the “211 Main Street Noteholders”) are subject to an Intercreditor Agreement (the “211 Main Street Intercreditor Agreement”). The following summaries describe certain provisions of the 211 Main Street Intercreditor Agreement.

Prior to the occurrence and continuance of a 211 Main Street Control Appraisal Period, the holders of the 211 Main Street Subordinate Companion Loans will have the right to cure certain defaults by the borrower, and the holder of the 211 Main Street Controlling Subordinate Companion Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 211 Main Street Whole Loan, each as more fully described below. The holders of the 211 Main Street Subordinate Companion Loans also have the right to purchase the 211 Main Street Mortgage Loan in whole but not in part in certain instances as set forth below.

A “211 Main Street Control Appraisal Period” will exist with respect to the 211 Main Street Whole Loan, if and for so long as (a)(1) the initial aggregate principal balance of the 211 Main Street Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 211 Main Street Subordinate Companion Loans, (y) any appraisal reduction amounts for the 211 Main Street Whole Loan that are allocated to the 211 Main Street Subordinate Companion Loans and (z) any realized losses with respect to the related Mortgaged Property or the 211 Main Street Whole Loan that are allocated to the 211 Main Street Subordinate Companion Loans, is less than (b) 25% of the remainder of the (i) initial aggregate principal balance of the 211 Main Street Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the 211 Main Street Subordinate Companion Loans.

The holder of the 211 Main Street Controlling Subordinate Companion Loan is entitled to avoid a 211 Main Street Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions, including delivery to the master servicer or the special servicer (prior to the 211 Main Street Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer and/or Non-Serviced Special Servicer (on and after the 211 Main Street Lead Securitization Date), as applicable, (within 30 days of the master servicer’s or special servicer’s (prior to the 211 Main Street Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer’s and/or Non-Serviced Special Servicer’s (on and after the 211 Main Street Lead Securitization Date), as applicable, receipt of a third party appraisal that indicates such 211 Main Street Control Appraisal Period has occurred) of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 211 Main Street Intercreditor, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable 211 Main Street Control Appraisal Period not to occur.

Servicing

Pursuant to the terms of the 211 Main Street Intercreditor Agreement, the 211 Main Street Whole Loan will be initially serviced and administered pursuant to the terms of the PSA and the 211 Main Street Intercreditor Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard, until the date on which the 211 Main Street Pari Passu Companion Loan evidenced by promissory note A-2 (the “211 Main Street Lead Pari Passu Companion Loan”) is securitized (the “211 Main Street Lead Securitization Date”), after which the 211 Main Street Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “211 Main Street Pooling and Servicing Agreement”) and the 211 Main Street Intercreditor Agreement.

Until the 211 Main Street Lead Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making (i) any required P&I Advance on the 211 Main Street Mortgage Loan (but not any advances of principal and/or interest on the 211 Main Street Companion Loans) pursuant to the terms of the PSA, and (ii) any required Servicing Advances with respect to the 211 Main Street Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 211 Main Street Mortgage Loan (in the case of a P&I Advance) or the 211 Main Street Whole Loan (in the case of a Servicing Advance).

On and after the 211 Main Street Lead Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 211 Main Street Mortgage Loan (but not any advances of principal and/or interest on the 211 Main Street Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 211 Main Street Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the 211 Main Street Lead Pari Passu Companion Loan as required under the terms of the 211 Main Street Pooling and Servicing Agreement (but not on the 211 Main Street Mortgage Loan) and (B) any required property protection advances with respect to the 211 Main Street Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 211 Main Street Pooling and Servicing Agreement.

Application of Payments

The 211 Main Street Intercreditor Agreement sets forth the respective rights of the 211 Main Street Noteholders with respect to distributions of funds received in respect of the 211 Main Street Whole Loan, and provides, in general, that

●	The 211 Main Street Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 211 Main Street Subordinate Companion Loan are, at all times, junior, subject and subordinate to the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans to receive payments with respect to the 211 Main Street Mortgage Loan and their respective 211 Main Street Pari Passu Companion Loans.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation to pay money due under the 211 Main Street Whole Loan, (ii) any other event of default for which the 211 Main Street Whole Loan is actually accelerated, (iii) any other event of default that causes the 211 Main Street Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “211 Main Street Sequential Pay Event”) (or, (a) if such 211 Main Street Sequential Pay Event has occurred, but has been cured by a holder of a 211 Main Street Subordinate Companion Loan in accordance with the 211 Main Street Intercreditor Agreement or (b) during any period that a holder of a 211 Main Street Subordinate Companion Loan is exercising its cure rights), after payment of amounts for reserves or escrows required by the 211 Main Street Whole Loan documents and all amounts then due, payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator or trustee with respect to the 211 Main Street Whole Loan (or, on and after the 211 Main Street Lead Securitization Date, to the Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Operating Advisor, Non-Serviced Certificate Administrator or Non-Serviced Trustee under the related Non-Serviced PSA) payments and proceeds received with respect to the 211 Main Street Whole Loan will generally be applied in the following order:

●	first, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the applicable principal balance of such loan at the related loan’s net interest rate;

●	second, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, on a pro rata and pari passu basis in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such payment date with respect to the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans, and (y) any unscheduled principal payments received, if any, with respect to such payment date with respect to the 211 Main Street Whole Loan, until their principal balances have been reduced to zero;

●	third, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, on a pro rata and pari passu basis, based on their outstanding principal balances, up to the amount of any unreimbursed costs and expenses paid by the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, including any “recovered costs” (as defined in the 211 Main Street Intercreditor Agreement) not previously reimbursed to such holder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 211 Main Street Whole Loan pursuant to the 211 Main Street Intercreditor Agreement or the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on and after the 211 Main Street Lead Securitization Date);

●	fourth, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product of (i) the Percentage Interest of such loan (based on the outstanding principal balance of the 211 Main Street Whole Loan) multiplied by (ii) its relative spread (as set forth in the 211 Main Street Intercreditor Agreement) and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or other similar fee to the extent paid by the related borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the 211 Main Street Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first to fourth and, as a result of a workout, the principal balance of the 211 Main Street Mortgage Loan or a 211 Main Street Pari Passu Companion Loans has been reduced, such excess amount shall be paid to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the related holder of such 211 Main Street Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the 211 Main Street Mortgage Loan of such 211 Main Street Pari Passu Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	sixth, to the holders of the 211 Main Street Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related 211 Main Street Subordinate Companion Loan at its net interest rate;

●	seventh, to the holders of the 211 Main Street Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to their respective Percentage Interests of the sum of (x) all scheduled principal payments received, if any, with respect to such payment date with respect to the 211 Main Street Subordinate Companion Loans, and (y) any unscheduled principal payments received, if any, with respect to such payment date with respect to the 211 Main Street Whole Loan remaining after giving effect to the allocations in clause second, until their principal balances have been reduced to zero;

●	eighth, to the holders of the 211 Main Street Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) the Percentage Interest of such loan multiplied by (ii) its relative spread (as set forth in the 211 Main Street Intercreditor Agreement) and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee to the extent paid by the related borrower;

●	ninth, to the extent any holder of a 211 Main Street Subordinate Companion Loan has made any payments or advances to cure defaults as described under “—Cure Rights” below, to reimburse such holder on a pro rata and pari passu basis for all such cure payments;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the 211 Main Street Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses first to ninth and, as a result of a workout, the aggregate principal balance of the 211 Main Street Subordinate Companion Loans has been reduced, such excess amount shall be paid to the holders of the 211 Main Street Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the aggregate principal balance of the 211 Main Street Subordinate Companion Loans as a result of such workout, plus interest on such amount at the related loan’s interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on and after the 211 Main Street Lead Securitization Date), including, without limitation, to provide reimbursement for interest on any advances, to pay any “additional servicing expenses” (as defined in the 211 Main Street Intercreditor Agreement) or to compensate a servicer (in each case, provided that such reimbursements or payments relate to the 211 Main Street Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the 211 Main Street Noteholders, pro rata, based on their respective Percentage Interests; and

●	twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 211 Main Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eleventh, any remaining amount is required to be paid pro rata to the 211 Main Street Noteholders in accordance with their respective initial Percentage Interests; and

●	Following the occurrence and during the continuance of a 211 Main Street Sequential Pay Event, after payment of amounts for reserves or escrows required by the 211 Main Street Whole Loan documents and all amounts then due, payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator or trustee with respect to the 211 Main Street Whole Loan (or, on and after the 211 Main Street Lead Securitization Date, to the Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Operating Advisor, Non-Serviced Certificate Administrator or Non-Serviced Trustee under the related Non-

Serviced PSA), payments and proceeds with respect to the 211 Main Street Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the applicable principal balance of each such loan at the related loan’s net interest rate;

●	second, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans in an amount equal to all amounts allocated as principal on the 211 Main Street Whole Loan, on a pro rata and pari passu basis based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	third, to issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans including any “recovered costs” (as defined in the 211 Main Street Intercreditor Agreement) not previously reimbursed to such holder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 211 Main Street Whole Loan pursuant to the 211 Main Street Intercreditor Agreement or the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on and after the 211 Main Street Lead Securitization Date);

●	fourth, to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) the Percentage Interest of such loan multiplied by (ii) its relative spread (as set forth in the 211 Main Street Intercreditor Agreement) and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee to the extent paid by the related borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the 211 Main Street Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first to fourth and, as a result of a workout, the principal balance of the 211 Main Street Mortgage Loan or a 211 Main Street Pari Passu Companion Loans has been reduced, such excess amount shall be paid to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the 211 Main Street Mortgage Loan or such 211 Main Street Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the related interest rate;

●	sixth, to the holders of the 211 Main Street Subordinate Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related 211 Main Street Subordinate Companion Loan at its net interest rate;

●	seventh, to the holders of the 211 Main Street Subordinate Companion Loans, on a pro rata and pari passu basis, based on their outstanding principal balances, in an amount equal to all amounts allocated as principal on the 211 Main Street Whole Loan with respect to such payment date remaining after giving effect to the allocations in clause second above, until the aggregate principal balance of the 211 Main Street Subordinate Companion Loans has been reduced to zero;

●	eighth, to the holders of the 211 Main Street Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) the Percentage Interest of such loan multiplied by (ii) its relative spread (as set forth in the 211 Main Street Intercreditor Agreement) and (iii) any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee to the extent paid by the related borrower;

●	ninth, to the extent a holder of any 211 Main Street Subordinate Companion Loan has made any payments or advances to cure defaults as described under “—Cure Rights” below, to reimburse such holder on a pro rata and pari passu basis for all such cure payments;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses first to ninth and, as a result of a workout, the aggregate principal balance of the 211 Main Street Subordinate Companion Loans has been reduced, such excess amount shall be paid to the holders of the 211 Main Street Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the aggregate principal balance of the 211 Main Street Subordinate Companion Loans as a result of such workout, plus interest on such amount at the related loan’s interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on and after the 211 Main Street Lead Securitization Date), including, without limitation, to provide reimbursement for interest on any advances, to pay any “additional servicing expenses” (as defined in the 211 Main Street Intercreditor Agreement) or to compensate a servicer (in each case, provided that such reimbursements or payments relate to the 211 Main Street Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the 211 Main Street Noteholders, pro rata, based on their respective Percentage Interests; and

●	twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 211 Main Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eleventh, any remaining amount is required to be paid pro rata to the 211 Main Street Noteholders in accordance with their respective Percentage Interests.

Prior to the 211 Main Street Lead Securitization Date, certain costs and expenses (such as a pro rata share of any Servicing Advances) allocable to the 211 Main Street Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 211 Main Street Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For the purpose of this “—Application of Payments” section, with respect to the 211 Main Street Mortgage Loan, each 211 Main Street Pari Passu Companion Loan and each 211 Main Street Subordinate Companion Loan, the term “Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is equal to the principal balance of such note, and the denominator of which is equal to the principal balance of the 211 Main Street Whole Loan.

For clarification purposes, penalty charges paid on the 211 Main Street Whole Loan as described in this “—Application of Payments” section, will be allocated to pay the master servicer, the trustee or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer (on and after the 211 Main Street Lead Securitization Date) for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the PSA (prior to the 211 Main Street Lead Securitization Date) and the 211 Main Street Pooling and Servicing Agreement (on and after the 211 Main Street Lead Securitization Date), second, to pay, on a pro rata basis, the master servicer and the trustee and any master servicer or trustee related to the securitization of a 211 Main

Street Companion Loan for any interest accrued on any P&I advance made with respect to the 211 Main Street Mortgage Loan or such 211 Main Street Companion Loan, as applicable, by such party (if and as specified in the PSA or the pooling and servicing agreement related to the securitization of such 211 Main Street Companion Loan, as applicable), third, to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the 211 Main Street Whole Loan (as specified in the PSA (prior to the 211 Main Street Lead Securitization Date) and the 211 Main Street Pooling and Servicing Agreement (on and after the 211 Main Street Lead Securitization Date) and finally, in the case of the remaining amount of penalty charges allocable as described in this “—Application of Payments” section to the master servicer and/or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer and/or Non-Serviced Special Servicer (on and after the 211 Main Street Lead Securitization Date) as additional servicing compensation as provided in the PSA (prior to the 211 Main Street Lead Securitization Date) and the 211 Main Street Pooling and Servicing Agreement (on and after the 211 Main Street Lead Securitization Date).

For more information regarding the allocation of collections and expenses in respect of the 211 Main Street Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling note holder under the 211 Main Street Intercreditor Agreement with respect to the 211 Main Street Whole Loan (the “211 Main Street Directing Holder”) will be (i) the holder of the 211 Main Street Controlling Subordinate Companion Loan, unless a 211 Main Street Control Appraisal Period has occurred and is continuing or (ii) if a 211 Main Street Control Appraisal Period has occurred and is continuing, the holder of the 211 Main Street Pari Passu Companion Loan evidenced by promissory note A-2, provided that if at any time the holder of the 211 Main Street Pari Passu Companion Loan evidenced by promissory note A-2 is the 211 Main Street Directing Holder and Note A-2 has been securitized, the 211 Main Street Directing Holder will be the holders of the majority of the class of securities issued in the related securitization designated as the “controlling class” or such other class(es) assigned the rights of the “controlling note holder”, as and to the extent provided in the 211 Main Street Pooling and Servicing Agreement; provided, further, that if the holder of the 211 Main Street Controlling Subordinate Companion Loan would be the 211 Main Street Directing Holder and any interest in the 211 Main Street Controlling Subordinate Companion Loan is held by the related borrower or a mortgage loan borrower related party (as defined in the 211 Main Street Intercreditor Agreement) or the related borrower or mortgage loan borrower related party would otherwise be entitled to exercise the rights of the 211 Main Street Directing Holder, a 211 Main Street Control Appraisal Period will be deemed to have occurred.

Pursuant to the terms of the 211 Main Street Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the related mortgage (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 211 Main Street Major Decision has been requested or proposed, at least 10 business days prior to taking action with respect to such 211 Main Street Major Decision (or making a determination not to take action with respect to such 211 Main Street Major Decision), the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date), as the case may be, must receive the written consent of the 211 Main Street Directing Holder (or its representative) before implementing a decision with respect to such 211 Main Street Major Decision, provided that if the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date), as the case may be, does not receive a response within five business days of its delivery of notice of a 211 Main Street Major Decision, it is required to deliver a second notice to the 211 Main Street Directing Holder, and if the 211 Main Street Directing Holder does not respond within five business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the applicable servicing standard, the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date), as the case may be, may take actions with respect to such Mortgaged Property before obtaining the consent of the 211 Main Street Directing Holder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 211 Main Street Noteholders, and the applicable servicer has made a reasonable effort to contact the holder of the 211 Main Street Controlling Subordinate Companion Loan (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date), as the case may be, may not follow any advice or consultation provided by the 211 Main Street Directing Holder (or its representative) that would require or cause the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date), as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date), as applicable, to violate provisions of the 211 Main Street Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 211 Main Street Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s (from and after the 211 Main Street Lead Securitization Date) responsibilities under the 211 Main Street Intercreditor Agreement or the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on and after the 211 Main Street Lead Securitization Date).

Pursuant to the terms of the 211 Main Street Intercreditor Agreement, each 211 Main Street Note holder other than the 211 Main Street Directing Holder (the “211 Main Street Non-Directing Holders”) will have the right (i) to receive copies of all notices, information and reports that the special servicer is required to provide to the 211 Main Street Directing Holder pursuant to the PSA (prior to the 211 Main Street Lead Securitization Date) or the 211 Main Street Pooling and Servicing Agreement (from and after the 211 Main Street Lead Securitization Date) with respect to any 211 Main Street Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame such notice, information and report is required to be provided to the 211 Main Street Directing Holder (without regard to whether such items are actually required to be provided to the 211 Main Street Directing Holder due to the occurrence of a control termination event or a consultation termination event) and (ii) to be consulted on a strictly non-binding basis by the special servicer (prior to the 211 Main Street Lead Securitization Date) and the related Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date) with respect to any 211 Main Street Major Decisions or the implementation of any recommended actions outlined in an asset status report; provided that an such consultation right will expire 10 business days after the delivery by the applicable special servicer of written notice of a proposed action, together with copies of the notices, information and reports whether or not such holder has responded within such 10 business day period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case, the 10 business-day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights described above, the applicable special servicer will be permitted to make any 211 Main Street Major Decision or take any action set forth in an Asset Status Report in respect of the 211 Main Street Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of 211 Main Street Noteholders.

In addition to the consultation rights of the holders of the 211 Main Street Pari Passu Companion Loans described above, during the continuance of a 211 Main Street Control Appraisal Period, each such holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer or the special servicer, as applicable) (prior to the 211 Main Street Lead Securitization Date) or the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable (on or after the 211 Main Street Lead Securitization Date)) with the applicable master servicer or special servicer at the offices of the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the 211 Main Street Whole Loan are discussed.

“211 Main Street Major Decision” means:

(i)          any workout or other change to the 211 Main Street Whole Loan that would result in any modification of, or waiver with respect to, the 211 Main Street Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 211 Main Street Whole Loan or a modification or waiver of any other monetary term of the 211 Main Street Whole Loan relating to the amount or timing of any payment of principal or interest or any other sums (including reserve requirements) due and payable under the related Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the 211 Main Street Whole Loan, including but not limited to provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower;

(ii)          any modification of, or waiver with respect to, the 211 Main Street Whole Loan that would result in a discounted pay-off of any 211 Main Street Subordinate Companion Loan;

(iii)         any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default relating to the 211 Main Street Whole Loan;

(iv)         any material direct or indirect sale of all or any material portion of the related Mortgaged Property or REO Property other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(v)          any substitution, release or addition of collateral for the 211 Main Street Whole Loan other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(vi)         any release of the related borrower or guarantor from liability with respect to the 211 Main Street Whole Loan including, without limitation, by acceptance of an assumption of the 211 Main Street Whole Loan by a related successor borrower or replacement guarantor other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(vii)        any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (2) accelerate a 211 Main Street Whole Loan (other than automatic accelerations pursuant to the related Mortgage Loan documents);

(viii)        any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(ix)        any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor agreement, co-lender agreement, participation agreement, subordination agreement or similar agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion);

(x)         the waiver or modification of any documentation relating to the related guarantor’s obligations under the guaranty (as defined in the related Mortgage Loan documents);

(xi)        the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(xii)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans pursuant to the purchase option described in “—Purchase Option” below has expired or been waived under the 211 Main Street Intercreditor Agreement;

(xiii)      any approval of a major lease (to the extent the related lender’s approval is required by the related Mortgage Loan documents);

(xiv)      following a default or an event of default with respect to the 211 Main Street Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xv)       the termination or replacement of a property manager, hotel manager, timeshare manager, franchisor or licensor or execution, termination, renewal or material modification of any property management, hotel management, franchise, timeshare services or license agreement other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(xvi)      any determination to bring a related Mortgaged Property or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a related Mortgaged Property or a related REO Property;

(xvii)     (A) any modification, waiver or amendment of the 211 Main Street Intercreditor Agreement or any other intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the 211 Main Street Whole Loan or (B) an action to enforce rights with respect thereto;

(xviii)    approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the 211 Main Street Whole Loan debt rather than to Mortgaged Property restoration, in each case, to the extent lender consent is required under the related Mortgage Loan documents;

(xix)       any determination by the master servicer or the special servicer to transfer the 211 Main Street Whole Loan to the special servicer with respect to any default or event of default that is anticipated but has not yet occurred; and

(xx)        any enforcement of any cure right or the exercise of any remedies under any franchise agreement, management agreement, subordination and non-disturbance agreement, comfort letter, recognition agreement or similar agreement related thereto, other than those required pursuant to the specific terms of the applicable document and for which the enforcing or exercising party lacks material discretion;

provided, however, that during the occurrence and continuance of a 211 Main Street Control Appraisal Period, “211 Main Street Major Decision” will have the same meaning as “Major Decision” (or the equivalent term) in this prospectus (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on or after the 211 Main Street Lead Securitization Date).

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 211 Main Street Whole Loan by the end of the applicable grace period or any other event of default under the related 211 Main Street Whole Loan documents occurs and is continuing, unless a 211 Main Street Control Appraisal Period has occurred and is continuing, the holders of the 211 Main Street Subordinate Companion Loans will have the right to cure such event of default subject to certain limitations set forth in the 211 Main Street Intercreditor Agreement. Unless the holder of the 211 Main Street Mortgage Loan consents to additional cure periods, the holders of the 211 Main Street Subordinate Companion Loans will be limited to a combined total of six (6) cures of monetary defaults (no more than three (3) of which may be consecutive) or non-monetary defaults over the term of the 211 Main Street Whole Loan. The holders of the 211 Main Street Subordinate Companion Loans will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to 211 Main Street Whole Loan has occurred and is continuing, each holder of a 211 Main Street Subordinate Companion Loan will have the option to purchase the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans, in whole but not in part, at the 211 Main Street Defaulted Whole Loan Purchase Price.

The “211 Main Street Defaulted Whole Loan Purchase Price” is the sum, without duplication, of (a) the aggregate principal balance of the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans, (b) accrued and unpaid interest on the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans at their respective net interest rates from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the payment date next following the date of the purchase, (c) any other amounts due under the 211 Main Street Whole Loan to the 211 Main Street Mortgage Loan and the 211 Main Street Pari Passu Companion Loans, other than prepayment premiums, spread maintenance premiums, yield maintenance premiums, default interest, late fees, exit fees and any other similar fees (unless the borrower or a borrower related party (as defined in the 211 Main Street Intercreditor Agreement) is the purchaser, in which case, any such amounts will be included in this calculation), (d) any unreimbursed servicing advances and any expenses incurred in enforcing the related Mortgage Loan documents, including, without limitation, property protection or servicing advances payable or reimbursable to the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date) and earned and unpaid special servicing fees, (e) any accrued and unpaid interest on advances made on the 211 Main Street Whole Loan, (f) (i) if the related borrower or a borrower related party (as defined in the 211 Main Street Intercreditor Agreement) is the purchaser or (ii) if the 211 Main Street Whole Loan is purchased after 90 days after the above-described purchase option first becomes exercisable, any liquidation Fees or workout Fees, and (g) any “recovered costs” (as defined in the 211 Main Street Intercreditor Agreement) not reimbursed previously to the issuing entity, as the holder of the 211 Main Street Mortgage Loan, and the holders of the 211 Main Street Pari Passu Companion Loans pursuant to the 211 Main Street Intercreditor Agreement; provided that if a holder of a 211 Main Street Subordinate Companion Loan is purchasing from the related borrower or a borrower related party (as defined in the 211 Main Street Intercreditor Agreement), the 211 Main Street Defaulted Whole Loan Purchase Price will not include the amounts described under clauses (d ) through (f) above.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 211 Main Street Intercreditor Agreement and the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on or after the 211 Main Street Lead Securitization Date), if the 211 Main Street Whole Loan becomes a defaulted loan, and if the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date) determines to sell the 211 Main Street Mortgage Loan in accordance with the PSA (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced PSA (on or after the 211 Main Street Lead Securitization Date), then the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date) will be required to sell the 211 Main Street Pari Passu Companion Loans (and, subject to the consent of the 211 Main Street Directing Holder, may sell any 211 Main Street Subordinate Companion Loans) together with the 211 Main Street Mortgage Loan as one whole loan if the special servicer determines that a sale of the 211 Main Street Mortgage Loan would maximize recoveries on the related Whole Loan in accordance with the Servicing Standard.

Notwithstanding the foregoing, the special servicer (prior to the 211 Main Street Lead Securitization Date) and the related Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date) will not be permitted to sell the 211 Main Street Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the Directing Certificateholder and the holders of the 211 Main Street Pari Passu Companion Loans evidenced by promissory note A-1 and, prior to a 211 Main Street Control Appraisal Period, promissory note A-2 (such holders, the “211 Main Street Non-Controlling Pari Passu Companion Loan Holders”) (provided that such consent is not required from any such holder if it is the related borrower or an affiliate of the related borrower) unless the special servicer has delivered to such holders: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 211 Main Street Whole Loan, and any documents in the servicing file reasonably requested by such holder that are material to the price of the 211 Main Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the 211 Main Street Directing Holder’s representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer (prior to the 211 Main Street Lead Securitization Date) or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (from and after the 211 Main Street Lead Securitization Date) in connection with the proposed sale; provided that each such holder may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, each of the issuing entity (or its representative), the holder of the 211 Main Street Controlling Subordinate Companion Loan or its representative (prior to the occurrence of a 211 Main Street Control Appraisal Period) and the holders of the 211 Main Street Pari Passu Companion Loans (or their representatives) will be permitted to bid at any sale of the 211 Main Street Whole Loan unless it is the related borrower or an affiliate or agent of the related borrower.

Special Servicer Appointment Rights

Pursuant to the terms of the 211 Main Street Intercreditor Agreement, and subject to the terms of the PSA (prior to the 211 Main Street Lead Securitization Date) or the 211 Main Street Pooling and Servicing Agreement (prior to the 211 Main Street Lead Securitization Date), as applicable, the 211 Main Street Directing Holder will have the right at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the 211 Main Street Whole Loan and appoint a replacement special servicer.

See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The 740 Madison Whole Loan

General

One (1) Mortgage Loan, identified as “740 Madison” (the “740 Madison Mortgage Loan”) on Annex A-1, representing approximately 5.1% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “740 Madison Mortgaged Property”).

The 740 Madison Mortgage Loan is evidenced by promissory note A-1, with an aggregate Cut-off Date Balance of $40,000,000. The portion of the 740 Madison Whole Loan (as defined below) evidenced by promissory note A-2, with a principal balance as of the Cut-off Date of $50,000,000, which is currently being held by JPMorgan Chase Bank, National Association, is referred to in this prospectus as the “740 Madison Pari Passu Companion Loan”. The 740 Madison Mortgage Loan and the 740 Madison Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “740 Madison Whole Loan”. It is anticipated that the 740 Madison Pari Passu Companion Loan will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur.

The holders of the 740 Madison Whole Loan (the “740 Madison Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 740 Madison Noteholder (the “740 Madison Intercreditor Agreement”). The following summaries describe certain provisions of the 740 Madison Intercreditor Agreement.

Servicing

Pursuant to the terms of the 740 Madison Intercreditor Agreement, the 740 Madison Whole Loan will be initially serviced and administered pursuant to the terms of the PSA and the 740 Madison Intercreditor Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard, until the date on which the 740 Madison Pari Passu Companion Loan is securitized (the “740 Madison Lead Securitization Date”), after which the 740 Madison Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “740 Madison Pooling and Servicing Agreement”) and the 740 Madison Intercreditor Agreement. The 740 Madison Intercreditor Agreement provides that fees, costs and expenses relating to the 740 Madison Whole Loan will be allocated on a pro rata and pari passu basis to the holders thereof.

Until the 740 Madison Lead Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making (i) any required P&I Advance on the 740 Madison Mortgage Loan (but not any advances of principal and/or interest on the 740 Madison Pari Passu Companion Loan) pursuant to the terms of the PSA, and (ii) any required Servicing Advances with respect to the 740 Madison Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 740 Madison Mortgage Loan (in the case of a P&I Advance) or the 740 Madison Whole Loan (in the case of a Servicing Advance).

On and after the 740 Madison Lead Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 740 Madison Mortgage Loan (but not any advances of principal and/or interest on the 740 Madison Pari Passu Companion Loan) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 740 Madison Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the 740 Madison Pari Passu Companion Loan as required under the terms of the 740 Madison Pooling and Servicing Agreement (but not on the 740 Madison Mortgage Loan) and (B) any required property protection advances with respect to the 740 Madison Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 740 Madison Pooling and Servicing Agreement.

Application of Payments

The 740 Madison Intercreditor Agreement provides, in general, that:

●	each of the 740 Madison Mortgage Loan and the 740 Madison Pari Passu Companion Loan will be of equal priority and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the 740 Madison Whole Loan will be applied to the 740 Madison Mortgage Loan and the 740 Madison Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to certain payments and expenses including the payment and reimbursement rights of certain parties to the applicable pooling and servicing agreement); and

●	costs, fees and expenses relating to the 740 Madison Whole Loan will be allocated, on a pro rata and pari passu basis, to the 740 Madison Mortgage Loan and the 740 Madison Pari Passu Companion Loan in accordance with the terms of the 740 Madison Intercreditor Agreement and the PSA (or, after the 740 Madison Lead Securitization Date, the 740 Madison Pooling and Servicing Agreement).

For more information regarding the allocation of collections and expenses in respect of the 740 Madison Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling note holder under the 740 Madison Intercreditor Agreement with respect to the 740 Madison Whole Loan (the “740 Madison Directing Holder”) will be the holder of the 740 Madison Pari Passu Companion Loan, provided that from and after the 740 Madison Lead Securitization Date, the 740 Madison Directing Holder will be the holders of the majority of the class of securities issued in the related securitization designated as the “controlling class” or such other class(es) assigned the rights of the “controlling note holder”, to the extent provided in the 740 Madison Pooling and Servicing Agreement; provided, further, that if at any time 25% or more of the 740 Madison Pari Passu Companion Loan (or such class of securities) is held by the related borrower or an affiliate, the 740 Madison Directing Holder will not be entitled to exercise any rights of the controlling note holder on the 740 Madison Intercreditor Agreement. Certain decisions to be made with respect to the 740 Madison Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 740 Madison Whole Loan or any related REO property pursuant to the PSA or the 740 Madison Pooling and Servicing Agreement, as applicable, will require the approval of the 740 Madison Directing Holder.

Pursuant to the terms of the 740 Madison Intercreditor Agreement, the Directing Certificateholder will (i) have the right to receive copies of all notices, information and reports that the related Non-Serviced

Special Servicer is required to provide to the directing certificateholder (or equivalent entity) under the 740 Madison Pooling and Servicing Agreement with respect to (x) certain major servicing decisions regarding the 740 Madison Whole Loan and (y) the implementation of any recommended actions outlined in an asset status report in respect of the 740 Madison Whole Loan within the same time frame it is required to provide such notices, information and reports to such directing certificateholder (or equivalent) (without regard to whether such items are actually required to be provided to such directing certificateholder (or equivalent ) due to the occurrence of a control termination event or a consultation termination event) and (ii) be entitled to be consulted on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the 740 Madison Whole Loan and (y) the implementation of any recommended actions outlined in an asset status report in respect of the 740 Madison Whole Loan. The Directing Certificateholder’s consultation right will expire 10 business days after the delivery by the special servicer or the related Non-Serviced Special Servicer, as applicable, of written notice of a proposed action, together with copies of notices, information and reports required to be provided to the directing certificateholder under the related pooling and servicing agreement; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Directing Certificateholder’s consultation rights described above, the special servicer or the related Non-Serviced Special Servicer, as applicable, is permitted to make any major servicing decision or take any action set forth in an asset status report in respect of the 740 Madison Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 740 Madison Noteholders.

In addition to the consultation rights of the Directing Certificateholder described above, the Directing Certificateholder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable (prior to the 740 Madison Lead Securitization Date), or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable (on and after the 740 Madison Lead Securitization Date), upon reasonable notice and at times reasonably acceptable to, prior to the 740 Madison Lead Securitization Date, the master servicer or special servicer as applicable (prior to the 740 Madison Lead Securitization Date), or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable (on and after the 740 Madison Lead Securitization Date), in which servicing issues related to the 740 Madison Whole Loan are discussed, provided that the Directing Certificateholder executes a confidentiality agreement in form and substance reasonably satisfactory to it, the master servicer or special servicer, as applicable (prior to the 740 Madison Lead Securitization Date), or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable (on and after the 740 Madison Lead Securitization Date), and the 740 Madison Directing Holder.

Sale of Defaulted Loan

Pursuant to the terms of the 740 Madison Intercreditor Agreement, if the 740 Madison Whole Loan becomes a Defaulted Loan (or, after the 740 Madison Lead Securitization Date, a defaulted loan under the 740 Madison Pooling And Servicing Agreement), and if the special servicer (or, after the 740 Madison Lead Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or, after the 740 Madison Lead Securitization Date, the 740 Madison Pooling and Servicing Agreement) and the 740 Madison Intercreditor Agreement to pursue a sale of the 740 Madison Whole Loan, the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the 740 Madison Mortgage Loan together with the 740 Madison Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the 740 Madison Pooling and Servicing Agreement), as applicable, obligation to review and determine whether any offer from an interested person received for the 740 Madison Whole Loan constitutes a fair price. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, from and after the 740 Madison Lead Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the 740 Madison Whole Loan without the written consent of the issuing entity, as holder of the 740 Madison Mortgage Loan (provided that such consent is not required if 50% or more of the Controlling Class is held by the borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 740 Madison Whole Loan, and any documents in the servicing file reasonably requested by the holder of the 740 Madison Mortgage Loan that are material to the price of the 740 Madison Whole Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 740 Madison Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the issuing entity (or its representative) will be permitted to submit an offer at any sale of the 740 Madison Whole Loan (unless such person is the borrower or an affiliate of the borrower).

Prior to the 740 Madison Lead Securitization Date, in the event of the sale by the special servicer of the 740 Madison Whole Loan, the special servicer will be required to provide the same information to, and consult with, the holder of the 740 Madison Pari Passu Companion Loan as described above.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the 740 Madison Intercreditor Agreement, and subject to the terms of the PSA (prior to the 740 Madison Lead Securitization Date) or the 740 Madison Pooling and Servicing Agreement (on or after the 740 Madison Lead Securitization Date), as applicable, the 740 Madison Directing Holder will have the right at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the 740 Madison Whole Loan and appoint a replacement special servicer.

See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The Apex Fort Washington Whole Loan

General

One (1) Mortgage Loan, identified as “Apex Fort Washington” (the “Apex Fort Washington Mortgage Loan”) on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Apex Fort Washington Mortgaged Property”).

The Apex Fort Washington Mortgage Loan is evidenced by promissory note A-1, with an aggregate Cut-off Date Balance of $21,000,000. The portions of the Apex Fort Washington Whole Loan (as defined below) evidenced by promissory note A-2 and promissory note A-3, each with a principal balance as of the Cut-off Date of $16,750,000, which are currently being held by Benefit Street Partners CRE Finance LLC, are referred to in this prospectus as the “Apex Fort Washington Controlling Companion Loan” and the “Apex Fort Washington Non-Controlling Companion Loan,” respectively, and are together referred to in this prospectus as the “Apex Fort Washington Pari Passu Companion Loans”. The Apex Fort Washington Mortgage Loan and the Apex Fort Washington Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Apex Fort Washington Whole Loan”. It is anticipated that the Apex Fort Washington Pari Passu Companion Loans will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur.

The holders of the Apex Fort Washington Whole Loan (the “Apex Fort Washington Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Apex Fort Washington Noteholder (the “Apex Fort Washington Intercreditor Agreement”). The following summaries describe certain provisions of the Apex Fort Washington Intercreditor Agreement.

Servicing

Pursuant to the terms of the Apex Fort Washington Intercreditor Agreement, the Apex Fort Washington Whole Loan will be initially serviced and administered pursuant to the terms of the PSA and the Apex Fort Washington Intercreditor Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard, until the date on which the Apex Fort Washington Controlling Companion Loan is securitized (the “Apex Fort Washington Lead Securitization Date”), after which the Apex Fort Washington Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with such other securitization (the “Apex Fort Washington Pooling and Servicing Agreement”) and the Apex Fort Washington Intercreditor Agreement. The Apex Fort Washington Intercreditor Agreement provides that fees, costs and expenses relating to the Apex Fort Washington Whole Loan will be allocated on a pro rata and pari passu basis to the holders thereof.

Until the Apex Fort Washington Lead Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making (i) any required P&I Advance on the Apex Fort Washington Mortgage Loan (but not any advances of principal and/or interest on the Apex Fort Washington Pari Passu Companion Loans) pursuant to the terms of the PSA, and (ii) any required Servicing Advances with respect to the Apex Fort Washington Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Apex Fort Washington Mortgage Loan (in the case of a P&I Advance) or the Apex Fort Washington Whole Loan (in the case of a Servicing Advance).

On and after the Apex Fort Washington Lead Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Apex Fort Washington Mortgage Loan (but not any advances of principal and/or interest on the Apex Fort Washington Pari Passu Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Apex Fort Washington Mortgage Loan, and (ii) with respect to the Apex Fort Washington Controlling Companion Loan, the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Apex Fort Washington Controlling Companion Loan as required under the terms of the Apex Fort Washington Pooling and Servicing Agreement (but not on the Apex Fort Washington Mortgage Loan or the Apex Fort Washington Non-Controlling Companion Loan) and (B) any required property protection advances with respect to the Apex Fort Washington Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the Apex Fort Washington Pooling and Servicing Agreement.

Application of Payments

The Apex Fort Washington Intercreditor Agreement provides, in general, that:

●	each of the Apex Fort Washington Mortgage Loan and the Apex Fort Washington Pari Passu Companion Loans will be of equal priority and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Apex Fort Washington Whole Loan will be applied to the Apex Fort Washington Mortgage Loan and the Apex Fort Washington Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to certain payments and expenses including the payment and reimbursement rights of certain parties to the applicable pooling and servicing agreement); and

●	costs, fees and expenses relating to the Apex Fort Washington Whole Loan will be allocated, on a pro rata and pari passu basis, to the Apex Fort Washington Mortgage Loan and the Apex Fort Washington Pari Passu Companion Loans in accordance with the terms of the Apex Fort Washington Intercreditor Agreement and the PSA (or, after the Apex Fort Washington Lead Securitization Date, the Apex Fort Washington Pooling and Servicing Agreement).

For more information regarding the allocation of collections and expenses in respect of the Apex Fort Washington Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling note holder under the Apex Fort Washington Intercreditor Agreement with respect to the Apex Fort Washington Whole Loan (the “Apex Fort Washington Directing Holder”) will be the holder of the Apex Fort Washington Controlling Companion Loan, provided that from and after the Apex Fort Washington Lead Securitization Date, the Apex Fort Washington Directing Holder will be the holders of the majority of the class of securities issued in the related securitization designated as the “controlling class” or such other class(es) assigned the rights of the “controlling note holder”, to the extent provided in the Apex Fort Washington Pooling and Servicing Agreement; provided, further, that the related borrower, property manager or an affiliate will not be entitled to exercise any rights of the Apex Fort Washington Directing Holder under the Apex Fort Washington Intercreditor Agreement. Certain decisions to be made with respect to the Apex Fort Washington Whole Loan, including certain major servicing decisions, will require the approval of the Apex Fort Washington Directing Holder.

Pursuant to the terms of the Apex Fort Washington Intercreditor Agreement, the Directing Certificateholder and the holder of the Apex Fort Washington Non-Controlling Companion Loan (the “Apex Fort Washington Non-Directing Holders”) will (i) have the right to receive copies of all notices, information and reports that the related Non-Serviced Special Servicer is required to provide to the directing certificateholder (or equivalent entity) under the Apex Fort Washington Pooling and Servicing Agreement with respect to (x) certain major servicing decisions regarding the Apex Fort Washington Whole Loan and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Apex Fort Washington Whole Loan within the same time frame it is required to provide such notices, information and reports to such directing certificateholder (or equivalent) (without regard to whether such items are actually required to be provided to such directing certificateholder (or equivalent ) due to the occurrence of a control termination event or a consultation termination event) and (ii) be entitled to be consulted on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the Apex Fort Washington Whole Loan and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Apex Fort Washington Whole Loan. The Apex Fort Washington Non-Directing Holders’ consultation rights will expire 10 business days after the delivery by the servicer or special servicer or the related Non-Serviced Servicer or Non-Serviced Special Servicer, as applicable, of written notice of a proposed action, together with copies of notices, information and reports required to be provided to the directing certificateholder under the related pooling and servicing agreement; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Apex Fort Washington Non-Directing Holders’ consultation rights described above, the servicer or special servicer or the related Non-Serviced Servicer or Non-Serviced Special Servicer, as applicable, will be permitted to make any major servicing decision or take any action set forth in an asset status report in respect of the Apex Fort Washington Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Apex Fort Washington Noteholders.

In addition to the consultation rights of the Apex Fort Washington Non-Directing Holders described above, the Apex Fort Washington Non-Directing Holders will have the right to annual conference calls with the master servicer or special servicer or, from and after the Apex Fort Washington Lead Securitization Date, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to, prior to the Apex Fort Washington Lead Securitization Date, the master servicer or special servicer or, from and after the Apex Fort Washington Lead Securitization Date, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Apex Fort Washington Whole Loan are discussed.

Sale of Defaulted Apex Fort Washington Whole Loan

Pursuant to the terms of the Apex Fort Washington Intercreditor Agreement, if the Apex Fort Washington Whole Loan becomes a Defaulted Loan (or, after the Apex Fort Washington Lead Securitization Date, a defaulted loan under the Apex Fort Washington Pooling And Servicing Agreement), and if the special servicer (or, after the Apex Fort Washington Lead Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or, after the Apex Fort Washington Lead Securitization Date, the Apex Fort Washington Pooling and Servicing Agreement) and the Apex Fort Washington Intercreditor Agreement to pursue a sale of the Apex Fort Washington Whole Loan, the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Apex Fort Washington Mortgage Loan together with the Apex Fort Washington Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (described below) or the consent to such sale (i) prior to the Apex Fort Washington Lead Securitization Date, by each of the holders of the Apex Fort Washington Pari Passu Companion Loans or (ii) from and after the Apex Fort Washington Lead Securitization Date, by each of the Apex Fort Washington Non-Directing Holders. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

The related special servicer or Non-Serviced Special Servicer, as applicable, will not be permitted to sell the Apex Fort Washington Whole Loan without the written consent of each Apex Fort Washington Non-Directing Holder unless the related special servicer or Non-Serviced Special Servicer, as applicable has delivered to each Apex Fort Washington Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Apex Fort Washington Whole Loan, and any documents in the servicing file reasonably requested by an Apex Fort Washington Non-Directing Holder and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Apex Fort Washington Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, the Apex Fort Washington Non-Directing Holders and the Apex Fort Washington Directing Holder will be permitted to submit an offer at any sale of the Apex Fort Washington Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Apex Fort Washington Intercreditor Agreement, and subject to the terms of the PSA (prior to the Apex Fort Washington Lead Securitization Date) or the Apex Fort Washington Pooling and Servicing Agreement (on or after the Apex Fort Washington Lead Securitization Date), as applicable, the Apex Fort Washington Directing Holder will have the right at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the Apex Fort Washington Whole Loan and appoint a replacement special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The Non-Serviced Whole Loans

The 245 Park Avenue Whole Loan

General

One (1) Mortgage Loan, identified as “245 Park Avenue” (the “245 Park Avenue Mortgage Loan”) on Annex A-1, representing approximately 12.5% of the Initial Pool Balance, is part of a Whole Loan structure comprised of twenty-four (24) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 245 Park Avenue Mortgage Loan is evidenced by one (1) promissory note A-2-A-1 with a Cut-off Date Balance of $98,000,000. The “245 Park Avenue Whole Loan” consists of (i) the 245 Park Avenue Mortgage Loan (ii) eighteen pari passu companion loans (evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-1 and A-2-E-2) (the “245 Park Avenue Pari Passu Companion Loans”) that are pari passu with the 245 Park Avenue Mortgage Loan and (ii) five subordinate companion loans (evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5) (the “245 Park Avenue Subordinate Companion Loans” and together with the 245 Park Avenue Pari Passu Companion Loans, the “245 Park Avenue Companion Loans”) that are subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. None of the 245 Park Avenue Companion Loans is included in the issuing entity. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E (with an aggregate Cut-off Date balance of $380,000,000) and the 245 Park Avenue Subordinate Companion Loans (with an aggregate Cut-off Date balance of $120,000,000) (together, the “245 Park Avenue Lead Securitization Companion Loans”) are expected to be securitized in the 245 Park Avenue Trust 2017-245P transaction. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-B-1, A-2-B-2 and A-2-B-3 are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-C-1 and A-2-C-2 are currently held by Deutsche Bank, AG, New York Branch and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-D-1, A-2-D-2 and A-2-D-3 are currently held by Société Générale and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-E-1 and A-2-E-2 are currently held by Barclays Bank PLC and are expected to be contributed to one or more future securitization transactions.

The rights of the holders of the promissory notes evidencing the 245 Park Avenue Whole Loan (the “245 Park Avenue Noteholders”) are subject to an Intercreditor Agreement (the “245 Park Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 245 Park Avenue Intercreditor Agreement.

Servicing

The 245 Park Avenue Whole Loan and any related REO Property are expected to be serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “245 Park Avenue Trust 2017-245P Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “245 Park Avenue Trust 2017-245P Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “245 Park Avenue Trust 2017-245P Special Servicer”), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trust 2017-245P Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “245 Park Avenue Trust 2017-245P Certificate Administrator”) and Trimont Real Estate Advisors, LLC, as operating advisor (in such capacity, the “245 Park Avenue Trust 2017-245P Operating Advisor”). The 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement is expected to be entered into in connection with the securitization of the 245 Park Avenue Lead Securitization Companion Loans. For a summary of certain provisions of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 245 Park Avenue Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Master Servicer or 245 Park Avenue Trust 2017-245P Trustee, as applicable, is expected to be responsible for making (A) any required principal and interest advances on the 245 Park Avenue Lead Securitization Companion Loans if and to the extent provided in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and the 245 Park Avenue Intercreditor Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

Application of Payments

The 245 Park Avenue Intercreditor Agreement sets forth the respective rights of the 245 Park Avenue Noteholders with respect to distributions of funds received in respect of the 245 Park Avenue Whole Loan, and provides, in general, that

●	Each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Whole Loan (other than amounts for reserves or escrows required by the 245 Park Avenue Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

●	second, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	third, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

●	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

●	fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

●	seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

●	eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Whole Loan, all of which will be applied in accordance with the 245 Park Avenue Trust and Servicing Agreement; and

●	ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the 245 Park Avenue Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling noteholder of the 245 Park Avenue Whole Loan (the “245 Park Avenue Controlling Noteholder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the controlling noteholder are expected to be exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder. Certain decisions to be made with respect to the 245 Park Avenue Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Whole Loan or any related REO property pursuant to the 245 Park Avenue 2017-245P Trust and Servicing Agreement will require the approval of the 245 Park Avenue Controlling Noteholder.

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Intercreditor Agreement) to be taken with respect to the 245 Park Avenue Whole Loan (similar to such notice, information or report the 245 Park Avenue Trust 2017-245P Special Servicer is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) and (2) a summary of the asset status report relating to the 245 Park Avenue Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Whole Loan (and the 245 Park Avenue Trust 2017-245P Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Trust 2017-245P Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the 245 Park Avenue Trust 2017-245P Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 245 Park Avenue Noteholders; and the 245 Park Avenue Trust 2017-245P Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable) with the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer at the offices of the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special

Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, and the 245 Park Avenue Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, if the 245 Park Avenue Whole Loan becomes a defaulted loan under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, and if the 245 Park Avenue Trust 2017-245P Special Servicer determines to sell the 245 Park Avenue Controlling Pari Passu Companion Loan in accordance with the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, then the 245 Park Avenue Trust 2017-245P Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

Notwithstanding the foregoing, the 245 Park Avenue Trust 2017-245P Special Servicer will not be permitted to sell the 245 Park Avenue Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement)) unless the 245 Park Avenue Trust 2017-245P Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Trust 2017-245P Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 245 Park Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement).

Special Servicer Appointment Rights

Pursuant to the 245 Park Avenue Intercreditor Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the 245 Park Avenue Controlling Note Holder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Trust 2017-245P Special Servicer then acting with respect to the 245 Park Avenue Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Moffett Gateway Whole Loan

General

One (1) Mortgage Loan, identified as “Moffett Gateway” (the “Moffett Gateway Mortgage Loan”) on Annex A-1, representing approximately 2.5% of the Initial Pool Balance, is part of a Whole Loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Moffett Gateway Mortgage Loan is evidenced by one (1) promissory note A-4 with a Cut-off Date Balance of $20,000,000. The “Moffett Gateway Whole Loan” consists of (i) the Moffett Gateway Mortgage Loan (ii) four pari passu companion loans (evidenced by promissory notes A-1, A-2, A-3 and A-5) (the “Moffett Gateway Pari Passu Companion Loans”) that are pari passu with the Moffett Gateway Mortgage Loan and (ii) one subordinate companion loan (evidenced by promissory note B-1) (the “Moffett Gateway Subordinate Companion Loan” and together with the Moffett Gateway Pari Passu Companion Loans, the “Moffett Gateway Companion Loans”)that is subordinate to the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans. None of the Moffett Gateway Companion Loans is included in the issuing entity. The Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-1 with a Cut-off Date balance of $80,000,000 has been securitized in the JPMCC 2017-JP5 transaction, the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2 with a Cut-off Date balance of $60,000,000 has been securitized in the JPMCC 2016-JP4 transaction, the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-3 with a Cut-off Date balance of $40,000,000 has been securitized in the JPMDB 2017-C5 transaction and the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-5 with a Cut-off Date balance of $43,000,000 has been securitized in the JPMDB 2016-C4 transaction. The Moffett Gateway Subordinate Companion Loan has been sold to Meritz Private Real Estate Fund 3.

The rights of the holders of the promissory notes evidencing the Moffett Gateway Whole Loan (the “Moffett Gateway Noteholders”) are subject to an Intercreditor Agreement (the “Moffett Gateway Intercreditor Agreement”). The following summaries describe certain provisions of the Moffett Gateway Intercreditor Agreement.

Prior to the occurrence of a Control Appraisal Period with respect to the Moffett Gateway Whole Loan, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Moffett Gateway Whole Loan, each as more fully described below. A “Moffett Gateway Control Appraisal Period” will exist with respect to the Moffett Gateway Whole Loan, if and for so long as (a)(1) the initial principal balance of the Moffett Gateway Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Moffett Gateway Subordinate Companion Loan, (y) any appraisal reductions for the Moffett Gateway Whole Loan that are allocated to the Moffett Gateway Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Moffett Gateway Whole Loan that are allocated to the Moffett Gateway Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Moffett Gateway Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Moffett Gateway Subordinate Companion Loan. The holder of the Moffett Gateway Subordinate Companion Loan also has the right to purchase the Moffett Gateway Mortgage Loan in whole but not in part in certain instances as set forth below.

The holder of the Moffett Gateway Subordinate Companion Loan is entitled to avoid a Moffett Gateway Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Moffett Gateway Intercreditor Agreement (either (x) or (y), the “Moffett Gateway Threshold Event Collateral”) and (ii) the Moffett Gateway Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the JPMCC 2016-JP4 Pooling and Servicing Agreement, would cause the Moffett Gateway Control Appraisal Period not to occur.

Servicing

The Moffett Gateway Whole Loan (including the Moffett Gateway Subordinate Companion Loan) and any related REO Property are serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of December 1, 2016 (the “JPMCC 2016-JP4 Pooling and Servicing Agreement”) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “JPMCC 2016-JP4 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “JPMCC 2016-JP4 Master Servicer”), LNR Partners, LLC, as special servicer (the “JPMCC 2016-JP4 Special Servicer”), Wilmington Trust, National Association, as trustee (the “JPMCC 2016-JP4 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “JPMCC 2016-JP4 Certificate Administrator”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “JPMCC 2016-JP4 Operating Advisor”) and as asset representations reviewer (in such capacity, the “JPMCC 2016-JP4 Asset Representations Reviewer”). The JPMCC 2016-JP4 Pooling and Servicing Agreement was entered into in connection with the securitization of the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-2 (the “Moffett Gateway Controlling Pari Passu Companion Loan”). For a summary of certain provisions of the JPMCC 2016-JP4 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Moffett Gateway Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Moffett Gateway Mortgage Loan (but not any advances of principal and/or interest on the Moffett Gateway Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Moffett Gateway Mortgage Loan. The JPMCC 2016-JP4 Master Servicer or JPMCC 2016-JP4 Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Moffett Gateway Controlling Pari Passu Companion Loan as required under the terms of the JPMCC 2016-JP4 Pooling and Servicing Agreement (but not on the Moffett Gateway Mortgage Loan) and (B) any required property protection advances with respect to the Moffett Gateway Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the JPMCC 2016-JP4 Pooling and Servicing Agreement.

Application of Payments

The Moffett Gateway Intercreditor Agreement sets forth the respective rights of the Moffett Gateway Noteholders with respect to distributions of funds received in respect of the Moffett Gateway Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Moffett Gateway Whole Loan, (ii) any other event of default for which the Moffett Gateway Whole Loan is actually accelerated, (iii) any other event of default that causes the Moffett Gateway Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (in each case, as determined by the applicable servicer, and each, a “Moffett Gateway Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Moffett Gateway Subordinate Companion Loan in accordance with the Moffett Gateway Intercreditor Agreement or during any period that the holder of the Moffett Gateway Subordinate Companion Loan is exercising its cure rights), after payment of amounts for reserves or escrows required by the related Mortgage Loan documents and amounts payable or reimbursable under the JPMCC 2016-JP4 Pooling and Servicing Agreement to the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Operating Advisor, Non-Serviced Certificate Administrator or Non-Serviced Trustee, payments and proceeds received with respect to the Moffett Gateway Whole Loan will generally be applied in the following order:

●	first, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of their respective notes at their net interest rate;

●	second, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, based on their outstanding principal balances, in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such monthly payment date with respect to the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans and (y) any unscheduled principal payments received with respect to the Moffett Gateway Whole Loan, if any, until their principal balances have been reduced to zero;

●	third, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, based on their outstanding principal balances, up to the amount of any unreimbursed costs and expenses paid by such holders including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product (i) of their respective principal percentage interests (based on their respective outstanding principal balances), (ii) their respective relative spreads (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such monthly payment date with respect to the Moffett Gateway Subordinate Companion Loan and (y) any unscheduled principal payments received, if any, remaining after giving effect to the allocations in clause second above, until the Moffett Gateway Subordinate Companion Loan principal balance has been reduced to zero;

●	seventh, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the product (i) of its principal percentage interest (based on outstanding principal balance), (ii) its relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	eighth, to the extent the holder of the Moffett Gateway Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Moffett Gateway Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the Moffett Gateway Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Moffett Gateway Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Moffett Gateway Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the JPMCC 2016-JP4 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Gateway Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the Moffett Gateway Noteholders, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the Moffett Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the Moffett Gateway Noteholders, based on their respective initial percentage interests.

Following the occurrence and during the continuance of a Moffett Gateway Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the related Mortgage Loan documents and amounts then payable or reimbursable under the JPMCC 2016-JP4 Pooling and Servicing Agreement to the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Operating Advisor, Non-Serviced Certificate Administrator and Non-Serviced Trustee, payments and proceeds with respect to the Moffett Gateway Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

●	second, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans in an amount equal to all amounts allocated as principal on the Moffett Gateway Whole Loan, pro rata, based on their outstanding principal balances until their principal balances have been reduced to zero;

●	third, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product of (i) their respective principal percentage interests (based on their respective outstanding principal balances), (ii) their respective relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to all amounts allocated as principal on the Moffett Gateway Whole Loan with respect to such monthly payment date remaining after giving effect to the allocations in clause second above, until the Moffett Gateway Subordinate Companion Loan principal balance has been reduced to zero;

●	seventh, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the product of (i) its principal percentage interest (based on its outstanding principal balance), (ii) its relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	eighth, to the extent the holder of the Moffett Gateway Subordinate Companion Loan has made any payments or advances in exercising its cure rights under the Moffett Gateway Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the Moffett Gateway Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Moffett Gateway Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Moffett Gateway Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the JPMCC 2016-JP4 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Gateway Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the Moffett Gateway Noteholders, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the Moffett Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the Moffett Gateway Noteholders, based on their respective percentage interests.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the Moffett Gateway Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Moffett Gateway Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Moffett Gateway Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the related Intercreditor Agreement, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the controlling noteholder of the Moffett Gateway Whole Loan will be the holder of the Moffett Gateway Subordinate Companion Loan. After the occurrence and during the continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the controlling noteholder will be the securitization trust formed pursuant to the JPMCC 2016-JP4 Pooling and Servicing Agreement (the “JPMCC 2016-JP4 Securitization Trust”), as holder of the Moffett Gateway Pari Passu Companion Loan evidenced by note A-2. LNR Securities Holdings, LLC or its affiliate is the directing certificateholder under the JPMCC 2016-JP4 Pooling and Servicing Agreement (the “JPMCC 2016-JP4 Directing Certificateholder”).

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement, the issuing entity, as holder of the Moffett Gateway Mortgage Loan will (i) have the right to receive copies of all notices, information and reports that the JPMCC 2016-JP4 Special Servicer is required to provide to the controlling noteholder under the Moffett Gateway Intercreditor Agreement (within the same time frame such notices, information and reports are or would have been required to be provided to such controlling noteholder without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event under the JPMCC 2016-JP4 Pooling and Servicing Agreement) with respect to any “major decisions” (as defined in the Moffett Gateway Intercreditor Agreement) to be taken with respect to the Moffett Gateway Whole Loan or the implementation of any recommended actions outlined in an asset status report and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the Moffett Gateway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Moffett Gateway Whole Loan (and the JPMCC 2016-JP4 Special Servicer will be required to consider alternative actions recommended by the holder of the Moffett Gateway Mortgage Loan). The consultation rights of the issuing entity, as the holder of the Moffett Gateway Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required to be provided to the controlling noteholder under the Moffett Gateway Intercreditor Agreement (unless the JPMCC 2016-JP4 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity, as the holder of the Moffett Gateway Mortgage Loan, described above, the JPMCC 2016-JP4 Special Servicer is permitted to make any “major decision” (as defined in the Moffett Gateway Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Moffett Gateway Noteholders; and the JPMCC 2016-JP4 Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the Moffett Gateway Mortgage Loan (or its representative).

In addition, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the consent of the holder of the Moffett Gateway Subordinate Companion Loan, which must be obtained by the JPMCC 2016-JP4 Special Servicer, is required for any “major decision” (as defined under the Moffett Gateway Intercreditor Agreement); provided that the foregoing does not relieve the JPMCC 2016-JP4 Master Servicer or the JPMCC 2016-JP4 Special Servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Moffett Gateway Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Moffett Gateway Control Appraisal Period has occurred and is continuing with respect to the Moffett Gateway Subordinate Companion Loan, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Moffett Gateway Intercreditor Agreement. The holder of the Moffett Gateway Subordinate Companion Loan will be limited to (a) six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or (b) six (6) cures of non-monetary defaults in each case, over the term of the Moffett Gateway Whole Loan. The holder of the Moffett Gateway Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to Moffett Gateway Whole Loan has occurred and is continuing, the holder of the Moffett Gateway Subordinate Companion Loan will have the option to purchase the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, (b) accrued and unpaid interest on the principal balances of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans at their respective net interest rates through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the related Mortgage Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees owing to or by or on behalf of the holders of the Moffett Gateway Whole Loan, (e) any accrued and unpaid interest on advances, with respect to an advance made by or on behalf of the holders of the Moffett Gateway Whole Loan, (f) (i) if the Moffett Gateway Whole Loan borrower or borrower related party is the purchaser or (ii) if the Moffett Gateway Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Moffett Gateway Intercreditor Agreement, any liquidation or workout fees, and (g) certain additional amounts to the extent provided for in the Moffett Gateway Intercreditor Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement, if the Moffett Gateway Whole Loan becomes a defaulted loan under the JPMCC 2016-JP4 Pooling and Servicing Agreement, and if the JPMCC 2016-JP4 Special Servicer determines to sell the Moffett Gateway Controlling Pari Passu Companion Loan in accordance with the JPMCC 2016-JP4 Pooling and Servicing Agreement, then the JPMCC 2016-JP4 Special Servicer will be required to sell the Moffett Gateway Pari Passu Companion Loans (and, subject to the consent of the related controlling noteholder, may sell the Moffett Gateway Subordinate Companion Loan) together with the Moffett Gateway Mortgage Loan as one whole loan if the JPMCC 2016-JP4 Special Servicer determines that a sale of the Moffett Gateway Controlling Pari Passu Companion Loan would maximize recoveries on the related Whole Loan in accordance with the servicing standard as set forth in the JPMCC 2016-JP4 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the JPMCC 2016-JP4 Special Servicer will not be permitted to sell the Moffett Gateway Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the Moffett Gateway Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2016-JP4 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-JP4 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Moffett Gateway Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Moffett Gateway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2016-JP4 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-JP4 Master Servicer or the JPMCC 2016-JP4 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2016-JP4 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is the borrower or an affiliate or agent of the borrower.

Partial Defeasance

In the event of a partial defeasance as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, promissory note A-1, promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5 and promissory note B will be defeased on a pro rata basis in accordance with their respective outstanding principal balances. In that regard, (i) proceeds of the defeasance collateral (i.e., government securities) will be applied toward amounts due under the defeased portion of the notes and (ii) proceeds of the undefeased portion of the Mortgage Loan will be applied toward the undefeased portion of the notes and, in each case, such amounts will be separately applied to the related portions of promissory note A-1, promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5 and promissory note B in accordance with the priority described in “—Application of Payments” above.

Special Servicer Appointment Rights

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement and the JPMCC 2016-JP4 PSA, the holder of the Moffett Gateway Subordinate Companion Loan (prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan) will have the right, with or without cause, to replace the JPMCC 2016-JP4 Special Servicer then acting with respect to the Moffett Gateway Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The JPMCC 2016-JP4 Directing Certificateholder (after the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan and prior to a control termination event under the JPMCC 2016-JP4 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the JPMCC 2016-JP4 Special Servicer then acting with respect to the Moffett Gateway Whole Loan and appoint a replacement special servicer in lieu of such special servicer, in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2016 and ending on the hypothetical Determination Date in December 2016. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2015, of JPMorgan Chase & Co., the 2015 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2016, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $124.1 billion. Of that amount, approximately $105.0 billion has been securitized by the depositor. In its fiscal year ended December 31, 2016, JPMCB originated approximately $15.4 billion of commercial mortgage loans, of which approximately $9.1 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the mortgage loans originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as stabilized”, “as-complete” and “as-is” values. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on February 10, 2017. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 10, 2017. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including April 1, 2014 to and including March 31, 2017, JPMCB has the following activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)		JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CIBC4 (CIK # 0001171484)		JPMorgan Chase Bank, N.A.	76	525,155,277	65.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		CIBC Inc.	45	273,759,019	34.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)	This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

Retained Interests in This Securitization

As of the date hereof, neither JPMCB nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may retain on the Closing Date or own in the future certain classes of certificates, including, without limitation, Class R Certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Benefit Street Partners CRE Finance LLC

General

Benefit Street Partners CRE Finance LLC, previously known as BSPCC Lender L.L.C. (“BSP”), is a sponsor of, and a seller of certain mortgage loans (the “BSP Mortgage Loans”) into, the securitization described in this prospectus. BSP is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSP are located at 9 West 57th Street, Suite 4920, New York, New York 10019.

BSP’s Loan Origination and Acquisition History

The participation by BSP in this securitization will be the eleventh securitization in which it has been involved. BSP began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSP originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial mortgage loans by BSP as of June 2, 2016.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans

	May 4, 2017
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	181	$2,647,900,200

In connection with this commercial mortgage securitization transaction, BSP will transfer the BSP Mortgage Loans to the depositor, who will then transfer the BSP Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSP Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, BSP will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSP will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSP Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSP will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSP will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSP will be responsible for doing so if BSP fails with respect to its obligations.

BSP does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSP originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSP sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSP Mortgage Loans

Overview. BSP has conducted a review of the BSP Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSP Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSP Review Team”). The review procedures described below were employed with respect to all of the BSP Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSP Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSP Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSP Team during the underwriting process. The BSP Review Team periodically updated the information in the database and the related asset summary report with respect to such BSP Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSP Review Team.

A data tape (the “BSP Data Tape”) containing detailed information regarding each BSP Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSP Data Tape was used to provide the numerical information regarding the BSP Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSP engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSP, relating to information in this prospectus regarding the BSP Mortgage Loans. These procedures included:

●	comparing the information in the BSP Data Tape against various source documents provided by BSP that are described under “—Review of BSP Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSP Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSP Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSP Mortgage Loans disclosed in this prospectus.

Legal Review. BSP engaged various law firms to conduct certain legal reviews of the BSP Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSP Mortgage Loan, BSP’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSP Mortgage Loan reviewed BSP’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSP Mortgage Loans. Such assistance included, among other things, (i) a review of BSP’s asset summary report and its origination counsel’s due diligence questionnaire for each BSP Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSP Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSP Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSP was aware at the origination of any BSP Mortgage Loan, the BSP

Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSP conducted a search with respect to each borrower under the related BSP Mortgage Loan to determine whether it filed for bankruptcy. If the BSP Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSP Mortgage Loan, the BSP Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSP Review Team, with the assistance of applicable origination counsel, also reviewed the BSP Mortgage Loans to determine whether any BSP Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSP’s Underwriting Standards” below. See “—BSP’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSP Review Team determined that the disclosure regarding the BSP Mortgage Loans in this prospectus is accurate in all material respects. The BSP Review Team also determined that the BSP Mortgage Loans were originated in accordance with BSP’s origination procedures and underwriting criteria, except as described under “—BSP’s Underwriting Standards—Exceptions” below. BSP attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSP will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSP, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSP will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSP and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSP to render any tax opinion required in connection with the substitution.

BSP’s Underwriting Standards

Each of the BSP Mortgage Loans was originated or acquired by BSP. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSP will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSP Mortgage Loans, see “—BSP’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSP also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSP. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSP’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSP and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSP or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSP typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSP will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSP may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSP has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSP may require the borrower to remediate such violation and, subject to the discussion under “—BSP’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSP’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSP may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSP may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSP may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements/leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSP Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The BSP Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSP most recently filed a Form ABS-15G on February 9, 2016. BSP’s Central Index Key number is 0001632269. With respect to the period from and including April 1, 2014 to and including March 31, 2017, BSP does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither BSP nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSP and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSP and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Benefit Street Partners CRE Finance LLC” has been provided by BSP.

Starwood Mortgage Funding VI LLC

General

Starwood Mortgage Funding VI LLC (“SMF VI”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF VI, “Starwood”). SMF VI is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. SMF VI is an affiliate of (a) LNR Partners, LLC, the entity which is the special servicer with respect to the Moffett Gateway Mortgage Loan, and (b) LNR Securities Holdings, LLC, the entity holding a majority interest in the control eligible certificates issued, and acting as the directing certificateholder, under the JPMCC 2016-JP4 Pooling and Servicing Agreement. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

JPMorgan Chase Bank, National Association provides warehouse financing to SMF VI through a master repurchase facility. Nine (9) of the Starwood Mortgage Loans, representing approximately 10.4% of the Initial Pool Balance, are subject to that repurchase facility as of the date of this prospectus (except that the number and dollar amount of Starwood Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Offered Certificates).

Pursuant to interim servicing agreements between Wells Fargo, which is the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF VI, which is a sponsor and an originator, Wells Fargo acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMF VI.

Starwood’s Securitization Program

This is the 61st commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $7.94 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMF VI Mortgage Loans

Overview. SMF VI has conducted a review of the SMF VI mortgage loans (the “SMF VI Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the SMF VI Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF VI Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF VI Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF VI Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF VI Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF VI Data Tape”) containing detailed information regarding each SMF VI Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

SMF VI Data Tape was used to provide the numerical information regarding the SMF VI Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMF VI engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF VI, relating to information in this prospectus regarding the SMF VI Mortgage Loans. These procedures included:

●	comparing the information in the SMF VI Data Tape against various source documents provided by SMF VI that are described above under “—Database”;

●	comparing numerical information regarding the SMF VI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF VI Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF VI Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF VI Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF VI Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF VI Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF VI Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF VI Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF VI Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF VI Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF VI Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF VI Mortgage Loans to determine whether any SMF VI Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF VI’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMF VI’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF VI Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF VI Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwritten (or reunderwritten) in accordance with Starwood’s underwriting criteria, except as described below under “—Exceptions to SMF VI’s Disclosed Underwriting Guidelines” below. SMF VI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMF VI will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMF VI, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMF VI’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by Starwood complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF VI Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes – typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance – if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves – replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation – typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions – in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF VI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMF VI’s Disclosed Underwriting Guidelines

None of the SMF VI Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 14, 2017. SMC’s Central Index Key is 0001548405. SMF VI’s Central Index Key is 0001682518. SMF VI filed a Form ABS-15G on February 14, 2017. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Funding VI LLC” has been provided by SMF VI.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, JPMCC Commercial Mortgage Securities Trust 2017-JP6, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee and Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2016, Wells Fargo Bank was acting as trustee on approximately 364 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $133 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A. (“Wells Fargo Bank”), in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo

Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case, will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. The master servicer will be primarily responsible for (i) in certain circumstances, reviewing, evaluating, closing and providing or withholding consent as to (A) Major Decisions and Special Servicer Decisions if the master servicer and the special servicer mutually agree the master servicer will process such Major Decision or Special Servicer Decision and (B) all actions that are not Major Decisions or Special Servicer Decisions and (ii) performing certain enforcement actions relating to such mortgage loans and related serviced companion loans. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s

Financial Services LLC business (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P and Morningstar Credit Ratings, LLC. For each category, S&P ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2017, Midland was master and/or primary servicing approximately 29,801 commercial and multifamily mortgage loans with a principal balance of approximately $409 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,485 of such loans, with a total principal balance of approximately $148 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2014 to 2016.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
CMBS	$157	$149	$149
Other	$179	$255	$294
Total	$336	$404	$444

As of March 31, 2017, Midland was named the special servicer in approximately 253 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $125 billion. With respect to such transactions as of such date, Midland was administering approximately 84 assets with an outstanding principal balance of approximately $572 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2014 to 2016.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2014	2015	2016
Total	$85	$110	$121

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

The foregoing information regarding Midland under this heading “Transaction Parties—The Master Servicer” has been provided by Midland.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will not be permitted to process any Major Decision or Special Servicer Decision (other than a Special Servicer Decision, with respect to a non-Specially Serviced Loan, described in clause 5(i) or 5(ii) of the definition of “Special Servicer Decision”) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such Major Decision or Special Servicer Decision unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan subject to the terms of the PSA. The master servicer will be permitted to process any Special Servicer Decision with respect to a non-Specially Serviced Loan described in clause 5(1) or 5(ii), subject to the consent of the special servicer as obtained pursuant to the PSA and will be required to provide the special servicer with a written recommendation and analysis and all information in the master servicer’s possession and reasonably requested by the special servicer in order to grant or withhold such consent.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Excluded Special Servicer Loan or any Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan, and in this capacity will be responsible for the servicing and administration of such Mortgage Loans (other than any Excluded Special Servicer Loan or any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan that are Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans (other than any Excluded Special Servicer Loan or any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan that are non-Specially Serviced Loans, pursuant to the PSA. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of March 31, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “Funds”) and RCM also advised four separately managed accounts, having over $5.2 billion of regulatory assets under management in the aggregate. Four of such Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage backed securities, four of such Funds are focused on investments in commercial mortgage-backed securities and the other two Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through March 31, 2017, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,789 loans.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.9 billion in face value of subordinate, newly-originated commercial mortgage-backed securities in approximately 72 different securitizations totaling approximately $78.3 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 350 employees as of March 31, 2017, and is headquartered in Miami with two other main offices located in New York City and Atlanta. Rialto’s commercial real estate platform has ten additional offices across the U.S. and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2017, Rialto and its affiliates were actively special servicing approximately 690 portfolio loans with a principal balance of approximately $241 million and were responsible for approximately 577 portfolio REO assets with a principal balance of approximately $687 million.

Rialto is also currently performing special servicing for 77 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,405 assets with an original principal balance at securitization of approximately $80 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
Number of CMBS Pools Named Special Servicer	16	27	45	59	75	77
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion	$80 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	37	36
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$320 million	$344 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto was appointed to be the special servicer by RREF III-D AIV RR, LLC, an affiliate of Rialto, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class Z

certificates (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing Certificateholder (other than with respect to any servicing shift mortgage loan). Rialto is expected to act as the special servicer and it or an affiliate assisted RREF III-D AIV RR, LLC with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as described in the preceding paragraph, neither Rialto nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF III-D AIV RR, LLC or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time, subject to certain limitations on the eligible horizontal risk retention interests.

The information set forth under this sub-heading “—The Special Servicer” regarding Rialto has been provided by Rialto.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

See “Risk Factors—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Special Servicer of the Applicable Whole Loan”.

The JPMCC 2016-JP4 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, was appointed to act as special servicer for the Moffett Gateway Whole Loan (in such capacity, the “JPMCC 2016-JP4 Special Servicer”). LNR is an affiliate of (a) SMF VI, a sponsor and mortgage loan seller, (b) SMC, an originator, and (c) LNR Securities Holdings, LLC, the entity holding a majority interest in the control eligible certificates issued, and acting as the directing certificateholder, under the JPMCC 2016-JP4 Pooling and Servicing Agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer of the Moffett Gateway Whole Loan under the JPMCC 2016-JP4 Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 154 as of March 31, 2017. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion; and

●	154 domestic commercial mortgage backed securitization pools as of March 31, 2017 with a then current face value in excess of $79.6 billion.

As of March 31, 2017, LNR Partners has resolved approximately $69.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016 and approximately $1.9 billion of U.S. commercial and multifamily mortgage loans through March 31, 2017.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of March 31, 2017, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,747 assets across the United States and various international properties with a then current face value of approximately $79.6 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Moffett Gateway Mortgage Loan backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the servicing standard specified in the JPMCC 2016-JP4 Pooling and Servicing Agreement. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing functions it will perform under the JPMCC 2016-JP4 Pooling and Servicing Agreement. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the JPMCC 2016-JP4 securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the Moffett Gateway Whole Loan under the JPMCC 2016-JP4 Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Pool or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Moffett Gateway Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving such Whole Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard specified in the JPMCC 2016-JP4 Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Moffett Gateway Whole Loan, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

In the commercial mortgage backed securitization pools in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMF VI), any originator (other than SMC) or any significant obligor.

Except as otherwise disclosed in this prospectus and except for LNR Partners being affiliated with (a) SMF VI, a sponsor and mortgage loan seller, (b) SMC, an originator, and (c) LNR Securities Holdings, LLC, the entity holding a majority interest in the control eligible certificates issued, and acting as the directing certificateholder, under the JPMCC 2016-JP4 Pooling and Servicing Agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the issuing entity, any sponsor, the trustee, the certificate administrator, any significant obligor, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the depositor, the issuing entity, any sponsor, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

As of the date of this prospectus, neither LNR Partners nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization (although for the avoidance of doubt LNR Partners will be entitled to special servicing fees and certain other fees described in this prospectus with respect to the Moffett Gateway Whole Loan). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and Serviced Whole Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of March 31, 2017, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 103 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $109 billion since October 2010. As of March 31, 2017, Pentalpha Surveillance has acted as asset representations reviewer in 22 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $19 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

Neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). JPMCB has been designated by the sponsors to act as the risk-retaining sponsor (in such capacity, the “Retaining Sponsor”) under the Credit Risk Retention Rules and JPMCB will elect to satisfy its risk retention requirements through the purchase by a “third-party purchaser” of an “eligible horizontal residual interest” (each as defined in the Credit Risk Retention Rules). It is expected that RREF III-D AIV RR, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table below under “—Material Terms of the Yield-Priced Principal Balance Certificates”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Material Terms of the Eligible Horizontal Residual Interest

CMBS such as the Yield-Priced Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors have calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield-Priced Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-B certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Yield-Priced Principal Balance Certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Values of Retained Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class E-RR	$29,499,000	1.83% - 1.97% / $15,023,133(5)	50.9276%
Class F-RR	$16,715,000	1.01% - 1.07% / $8,512,548	50.9276%
Class G-RR	$7,867,000	0.48% - 0.50% / $4,006,474	50.9276%
Class NR-RR	$26,548,166	1.61% - 1.70% / $13,520,344	50.9276%

(1)	The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class E-RR Certificate Balance is expected to fall within a range of $28,515,000 and $32,448,000.

(2)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Credit Risk Retention” below.

(3)	The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Yield-Priced Principal Balance Certificates—Calculation of Estimated Fair Value”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(4)	Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $41,062,499, excluding accrued interest.

(5)	The Class E-RR certificates are expected to have an estimated fair value that falls within a range of $14,522,005 and $16,524,988.

The aggregate estimated fair value of the Yield-Priced Principal Balance Certificates in the above table is equal to at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class D certificates, third, to the Class C certificates, fourth, to the Class B certificates, fifth, to the Class A-S certificates, and sixth, to the Senior certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—Material Terms of the Yield-Priced Principal Balance Certificates” section, see “Description of the Certificates” in this prospectus.

The Third Party Purchaser

It is anticipated that RREF III-D AIV RR, LLC, the Third Party Purchaser, will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table below under “—Material Terms of the Yield-Priced Principal Balance Certificates”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

The Third Party Purchaser is wholly owned by RREF III Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The Yield Priced Principal Balance Certificates will represent the Third Party Purchaser’s third purchase of CMBS B-Piece Securities, but RREF III Debt AIV, LP has held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in more than 15 other CMBS securitizations. The Third Party Purchaser is advised by RCM, an affiliate of the Special Servicer and an experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for the funds it advises, over $4.9 billion in face value of subordinate, newly-originated commercial mortgage-backed securities in approximately 72 different securitizations totaling approximately $78.3 billion in overall transaction size. RCM (or its affiliate) has the right to appoint the special servicer for each of these transactions. See “Transaction Parties—The Special Servicer” for additional information about the Third Party Purchaser, RCM and their respective affiliates. RREF III-D AIV RR, LLC or another affiliate of the expected Special Servicer is expected to be the initial Directing Certificateholder with respect to each Mortgage Loan (other than any servicing shift mortgage loan).

For a description of any material conflicts of interest or material potential conflicts of interest between the Third Party Purchaser and another party to this securitization, see “Risk Factors—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Special Servicer of the Applicable Whole Loan”.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

Determination of Amount of Required Credit Risk Retention

General

A number of inputs factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates and the fair value of the Yield-Priced Principal Balance Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.2865%	1.5320%	1.7775%
3YR	1.3804%	1.6770%	1.9736%
4YR	1.4704%	1.7990%	2.1276%
5YR	1.5619%	1.9020%	2.2421%
6YR	1.6484%	1.9860%	2.3236%
7YR	1.7337%	2.0640%	2.3943%
8YR	1.8023%	2.1300%	2.4577%
9YR	1.8689%	2.1890%	2.5091%
10YR	1.9266%	2.2410%	2.5554%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the sponsors’ observations and experiences in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.28%	0.45%
Class A-2	0.40%	0.47%	0.60%
Class A-3	0.72%	0.94%	1.02%
Class A-4	0.73%	0.95%	1.03%
Class A-5	0.75%	0.97%	1.05%
Class A-SB	0.58%	0.80%	0.88%
Class A-S(1)	0.95%	1.17%	1.25%
Class B(1)	1.15%	1.37%	1.45%
Class C(1)	1.60%	1.85%	1.90%
Class D(1)	2.50%	2.75%	3.25%

(1)	Any or all of the Class A-S, Class B, Class C or Class D certificates may accrue interest at the WAC Rate.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.5484%	1.9075%	2.3567%
Class A-2	1.9431%	2.3508%	2.8185%
Class A-3	2.4428%	2.9940%	3.4052%
Class A-4	2.6324%	3.1692%	3.5660%
Class A-5	2.6632%	3.1990%	3.5947%
Class A-SB	2.3344%	2.8839%	3.2934%
Class A-S	2.8694%	3.4045%	3.7996%
Class B	3.0716%	3.6065%	4.0014%
Class C	3.5227%	4.0875%	4.4522%
Class D	4.4265%	4.9909%	5.8053%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage a rating agency for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-3	101.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-SB	103.00%
Class A-S(1)	103.00%
Class B(1)	103.00%
Class C(1)	98.43%
Class D(1)	97.34%

(1)	The Target Price may not be realized with respect to any of the Class A-S, Class B, Class C or Class D certificates if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon		Base Case Assumed Certificate Coupon		High Estimate of Assumed Certificate Coupon
Class A-1	1.5669%		1.9291%		2.3814%
Class A-2	2.6132%		3.0274%		3.5020%
Class A-3	2.6046%		3.1563%		3.5672%
Class A-4	2.7488%		3.2849%		3.6806%
Class A-5	3.0110%		3.5519%		3.9508%
Class A-SB	2.7875%		3.3438%		3.7577%
Class A-S	3.2158%		3.7557%		4.1252%	(1)
Class B	3.4187%		3.9581%		4.3288%	(2)
Class C	3.8533%	(3)	3.8533%	(3)	3.8533%	(3)
Class D	4.6033%	(4)	4.6033%	(4)	4.6033%	(4)

(1)	Based on the WAC Rate less 0.4781%.

(2)	Based on the WAC Rate less 0.2745%.

(3)	Based on the WAC Rate less 0.7500%.

(4)	Based on the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The sponsors determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yield Curve Values”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.8117%	2.1260%	2.4403%
10YR	2.0306%	2.3260%	2.6214%

Based on the treasury yield curve, the sponsors will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.20%	1.30%	1.85%
Class X-B	1.20%	1.30%	1.85%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.0475%	3.4586%	4.3198%
Class X-B	3.2103%	3.6074%	4.4546%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 14.00% for each Class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each Class of Yield-Priced Principal Balance Certificates, the Modeling Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Size”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimated Fair Value	High Estimate of Fair Value
Class A-1	$26,228,000	$26,228,000	$26,228,000
Class A-2	$127,690,130	$127,689,634	$127,690,006
Class A-3	$87,597,876	$87,597,963	$87,598,223
Class A-4	$80,799,840	$80,799,600	$80,799,840
Class A-5	$206,074,619	$206,075,220	$206,074,619
Class A-SB	$34,640,926	$34,640,926	$34,640,825
Class X-A	$32,055,987	$49,609,963	$72,094,133
Class X-B	$2,771,991	$3,961,098	$5,572,064
Class A-S	$78,995,620	$78,995,467	$78,995,390
Class B	$35,447,244	$35,447,450	$35,447,175
Class C	$32,892,136	$33,873,618	$35,462,661
Class D(1)	$9,884,829	$9,570,911	$7,003,356
Class E-RR(2)	$14,522,005	$15,023,133	$16,524,988
Class F-RR	$8,512,548	$8,512,548	$8,512,548
Class G-RR	$4,006,474	$4,006,474	$4,006,474
Class NR-RR	$13,520,344	$13,520,344	$13,520,344
Total:	$795,640,570	$815,552,348	$840,170,647

(1)	The approximate initial Certificate Balances of the Class D certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class D Certificate Balance is expected to fall within a range of $6,883,000 and $10,816,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

(2)	The approximate initial Certificate Balances of the Class E-RR certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class E-RR Certificate Balance is expected to fall within a range of $28,515,000 and $32,448,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The estimated range of fair value for all the Certificates is approximately $795,640,570 to $840,170,647.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will agree to hedging, transfer and financing restrictions related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer (subject to certain limited exceptions permitted under the Credit Risk Retention Rules) the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until June 16, 2022. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date and (B) the date on which all of the Mortgage Loans have been defeased in accordance with §244.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The Operating Advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company (the “Operating Advisor”). As described under “Pooling and Servicing Agreement—The Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

●	review reports provided by the Special Servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the Special Servicer; and

●	issue an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer and Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the Operating Advisor has received a Major Decision Reporting Package. The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the Operating Advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The Operating Advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The Operating Advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the Operating Advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of JPMCB, SMF VI and BSP will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time of its decision to include the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the BSP Mortgage Loans in this transaction, BSP determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSP that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSP that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSP based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BSP Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Starwood Mortgage Loans in this transaction, SMF VI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMF VI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMF VI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMF VI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-JP6 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A and Class X-B certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class R and Class Z certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$26,228,000
A-2	$123,971,000
A-3	$86,731,000
A-4	$80,000,000
A-5	$200,074,000
A-SB	$33,632,000
X-A	$627,331,000
X-B	$68,830,000
A-S	$76,695,000
B	$34,415,000
C	$34,415,000

Non-Offered Certificates
D(1)	$9,832,000
E-RR(1)	$29,499,000
F-RR	$16,715,000
G-RR	$7,867,000
NR-RR	$26,548,166

(1)	The approximate initial Certificate Balances of the Class D and Class E-RR certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention”. The Class D certificate balance is expected to fall within a range of $6,883,000 and $10,816,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of Regular Certificates issued by the issuing entity. The Class E-RR Certificate Balance is expected to fall within a range of $28,515,000 and $32,448,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of Regular Certificates issued by the issuing entity.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $627,331,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balance of the Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $68,830,000.

The Class Z certificates will represent the right to receive Excess Interest received on any ARD Loan. “Excess Interest” with respect to an ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class Z certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class Z certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class Z certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. Wells Fargo Bank, National Association is prohibited from investing funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments; provided, however, that if, at any time Wells Fargo Bank, National Association is no longer the certificate administrator, any successor certificate administrator will be authorized but not required to direct the investment of such funds in Permitted Investments. Such successor certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)          the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)          if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)          all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)          with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)          the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal

Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the

Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates and the Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-RR certificates, the Class F-RR certificates and the Class G-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R and Class Z certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loans.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)	the Principal Shortfall for that Distribution Date,

(b)	the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)        Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)      the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)     all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)     any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related

Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and Yield Maintenance Charges, if any, collected in respect of any Mortgage Loan during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (v) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (w) the group of the Class B, Class C and Class X-B certificates (the “YM Group B”), (x) the Class D certificates (the “YM Group C”), and (y) the group of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “YM Group RR”), and collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (i) with respect to each YM Group (other than the YM Group C and YM Group RR), (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date,

(b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) any such prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group and (ii) with respect to the YM Group C and YM Group RR, the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the classes comprising such YM Group on such Distribution Date, and (b) any such prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B or Class C certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class R or Class Z certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	December 2021
Class A-2	May 2022
Class A-3	June 2024
Class A-4	February 2027
Class A-5	April 2027
Class A-SB	December 2026
Class X-A	May 2027
Class X-B	June 2027
Class A-S	May 2027
Class B	May 2027
Class C	June 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(1)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(2)     the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero and seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R or Class Z certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the respective Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the 245 Park Avenue Whole Loan, the 211 Main Street Whole Loan and the Moffett Gateway Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such

Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)          a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such master servicer will deliver, or such special servicer will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan, and the certificate administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is not a

Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such

NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

o	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

o	the “Investor Q&A Forum”;

o	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

o	the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

In the event that JPMCB, in its capacity as the retaining sponsor, determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the Risk Retention Special Notices tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the “Investor Q&A Forum”, subject to and in accordance with the PSA. The “Investor Q&A Forum” may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the “Investor Q&A Forum” will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the “Investor Q&A Forum” and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. Neither the Class R nor the Class Z certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with

DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—JPMCC 2017-JP6

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)  the original or a copy of all related environmental insurance policies;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B). Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the Servicing Shift Securitization Trust on or about the related Servicing Shift Securitization Date in accordance with the PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)          the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       a copy of all related environmental reports; and

(xiv)       a copy of all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of the origination settlement statement;

(r)         a copy of the insurance consultant report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)        a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)         a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that were not included in connection with the origination of the Mortgage Loan because such document was inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) will be required to, no later than 90 days following the earlier of:

(x)   such mortgage loan seller’s discovery of any Material Defect;

(y)   such mortgage loan seller’s receipt of notice of any Material Defect from any party to the PSA; or

(z)   in the case of any Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the PSA or (B) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or such REO

Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date), and pay a shortfall amount in connection with such substitution;

provided that the applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan, but in all cases only prior to a Control Termination Event) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the

Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the applicable mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)     have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)      have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)      have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)     have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)     prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC and, respectively) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”, on or after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of each such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as applicable, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)   the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related

Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)     in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest with respect to any Companion Loan or with respect to any cure payable by any holder of a Subordinate Companion Loan related to a Serviced AB Whole Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan(s), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan(s).

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan—Applications of Payments” and “—The Moffett Gateway Whole Loan—Application of Payments”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (in consultation with the Directing Certificateholder for any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer will deliver to any master servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the master servicer will deliver to the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or

Companion Loan, as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the trustee or the special servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this and the immediately preceding paragraph will be conclusive and binding on the Certificateholders, and, with respect to a non-recoverability determination made by the special servicer, will be conclusive and binding on the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan(s), if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class Z certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain on Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loans, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)      to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)     to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan(s) or from general collections with respect to the securitization of the related Companion Loan(s). If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicer Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each Servicing Shift Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan).	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, REO Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;

●	(x) 100% of all assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision, and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

●	100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or Special Servicer Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action;

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands (such as banking administrative fees and other usual and customary account fees) actually paid by the borrowers with respect to the holding and/or processing of funds pertaining to the accounts held by the Master Servicer pursuant to the PSA or the related Mortgage Loan documents;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans other than 50% of any default interest with respect to non-Specially Serviced Loans to which the Special Servicer is entitled as described under “—Special Servicing Compensation” below), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than any assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.00250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related

Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (except with respect to a Corrected Loan that was a Fee Restricted Specially Serviced Loan and became a Corrected Loan while it was a Fee Restricted Specially Serviced Loan) and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan (except with respect to any Fee Restricted Specially Serviced Loan during a related Fee Restricted Period or Imminent Default Liquidation Fee Restricted Period) or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)        within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)       the purchase of (A) a Mortgage Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by a holder of a related Subordinate Companion Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)      with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity that owns such Serviced Companion Loan,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents.

The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of Excess Modification Fees actually collected during the related collection period with respect to any modifications, waivers or amendments of any Specially Serviced Loans;

(ii)       50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iii)      (x) 100% of assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)      100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)       (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable), and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)      100% of charges for beneficiary statements or demands (such as banking administrative fees and other usual and customary account fees) actually paid by the borrowers with respect to the holding and/or processing of funds pertaining to the accounts held by the Special Servicer pursuant to the PSA or the related Mortgage Loan documents; and

(vii)     late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loans since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

A Specially Serviced Loan is a “Fee Restricted Specially Serviced Loan” if (i) such Specially Serviced Loan is a Specially Serviced Loan solely because of an event described in clause (1)(y), (5) or (7) of the definition of “Servicing Transfer Event” and (ii) the special servicer made the determination that the related Mortgage Loan (and any related Serviced Companion Loan) should be transferred to special servicing and the master servicer did not agree with the special servicer’s determination, as evidenced by, in the case of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, an officer’s certificate delivered to the special servicer setting forth the reason for such disagreement; provided, however, that no Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan if such Specially Serviced Loan is transferred to special servicing by the determination of the master servicer or if the master servicer and the special servicer mutually agree to such transfer. A Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan only during (i) with respect to a Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (1)(y) of the definition of “Servicing Transfer Event”, the Fee Restricted Period, and (ii) with respect to a Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, any Imminent Default Fee Restricted Period.

During the Fee Restricted Period, with respect to any Specially Serviced Loan that is a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Workout Fee or Liquidation Fee or any fee payable by the related borrower, but the special servicer will be entitled to 50% of the default interest that accrued on such Specially Serviced Loan during such Fee Restricted Period and the master servicer will be entitled to the remaining 50% of such default interest, in each case, to the extent actually collected from the related borrower.

With respect to any Mortgage Loan in which the master servicer and special servicer are splitting default interest that accrues on that Mortgage Loan as described above, neither the master servicer nor the special servicer will be entitled to waive any default interest that is required to be split without the consent of the other party; provided, however that such consent will be granted or withheld in accordance with the Servicing Standard.

A “Fee Restricted Period” will exist from the occurrence of a Fee Restricted Trigger until the earlier of (i) the time set forth in the applicable Refinancing/P&S Document, as extended pursuant to the original terms of such documentation, (ii) 120 days after the balloon payment default or maturity default, (iii) the date that the related borrower fails to make the Assumed Scheduled Payment and (iv) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y) of the definition of “Servicing Transfer Event”.

A “Fee Restricted Trigger” will occur in connection with a balloon payment default or a maturity default if (A) the borrower provides on or prior to the related maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, the extended maturity date, (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of the related Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of the related Mortgaged Property (each of the documents in clauses (i) and (ii), a “Refinancing/P&S Document”) (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, if such agreement includes delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer but that is not satisfactory to the special servicer, from an acceptable lender or purchaser reasonably satisfactory to the master servicer but that is not satisfactory to the special servicer, and (B) the borrower thereafter continues to make the Assumed Scheduled Payment, and (C) the Mortgage Loan is not a Specially Serviced Loan due to the occurrence of any other event.

In addition, with respect to a non-Specially Serviced Loan as to which a payment default described in clause (1)(y) of the definition of “Servicing Transfer Event” has occurred and the master servicer and the special servicer agree that such Mortgage Loan or Serviced Companion Loan should not be a Specially Serviced Loan, the master servicer and the special servicer will each be entitled to 50% of the default interest that accrued on such Mortgage Loan or Serviced Companion Loan and was actually collected from the related borrower after such payment default described in clause (1)(y) of the definition of “Servicing Transfer Event” and until such Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan or the Mortgage Loan is no longer in payment default, whichever is earlier, and thereafter, the special servicer will be entitled to 100% of the default interest if the Mortgage Loan (or any Serviced Companion Loan) becomes a Specially Serviced Loan. The master servicer will not waive any default interest that is required to be split with respect to any above described Mortgage Loan without the consent of the special servicer; provided, however that such consent will be granted or withheld in accordance with the Servicing Standard.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Workout Fee or any fee payable by the related borrower during any Imminent Default Workout Fee Restricted Period.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Liquidation Fee or any fee payable by the related borrower during any Imminent Default Liquidation Fee Restricted Period.

An “Imminent Default Fee Restricted Period” means each of an Imminent Default Workout Fee Restricted Period or an Imminent Default Liquidation Fee Restricted Period.

An “Imminent Default Workout Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, during the period commencing upon the date that such loan becomes a Specially Serviced Loan based on a determination of the special servicer (without the agreement of the master servicer) and ending on the earlier of (i) the date (if any) on which such Specially Serviced Loan is modified and (ii) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y), (5) or (7) of the definition of “Servicing Transfer Event”. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

An “Imminent Default Liquidation Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) of the definition of “Servicing Transfer Event”, where (A) a payment default has occurred with respect to the related balloon payment and (B) the borrower has provided prior to the related maturity date a Refinancing/P&S Document in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer, during the period commencing upon the date of such payment default and ending on the earlier of (i) the time set forth in the applicable Refinancing/P&S Document, as extended pursuant to the original terms of such documentation, (ii) 120 days after the balloon payment default or maturity default, (iii) the date that the related borrower fails to make the Assumed Scheduled Payment, and (iv) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y) or (5) of the definition of “Servicing Transfer Event”. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

Except with respect to any Fee Restricted Specially Serviced Loan and in addition to any default interest to which the Special Servicer is entitled as described above, the special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any

Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, title insurance and/or other insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00830% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00440% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the related Major Decision, to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees owed to it in accordance with the Servicing Standard, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the

Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00060% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal

Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)     immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer ((i) prior to the occurrence of a Consultation Termination Event and with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder and (ii) in consultation with the special servicer, provided that the special servicer will be entitled to consult for a period of no longer than two (2) business days, so long as the special servicer provided the related appraisal more than two (2) business days prior to the related Determination Date for the Collection Period during which the related appraisal is received by the special servicer), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or the valuation described below, equal to the excess of:

(a)           the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)           the excess of

1.   the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan will be allocated, first, to the related Subordinate Companion Loan(s) until reduced to zero, and then, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the master servicer’s receipt from the special servicer of the MAI appraisal or the valuation and receipt of information requested by the master servicer from the special servicer reasonably necessary to calculate the Appraisal Reduction Amount, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal or valuation. The special servicer will provide (via electronic delivery) the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the master servicer’s reasonable request.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the related Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan, and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer will be required to provide (via electronic delivery) the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the master servicer’s reasonable request. None of the special servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates and fourth, to the Class E-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to each Serviced AB Whole Loan, the holder of the related Controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a Control Appraisal Period. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan—General”.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than any Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of a written recommendation and analysis and all information in the master servicer’s possession and reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related Intercreditor Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)           approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(2)           approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(3)           approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.40x (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(4)           approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan;

(5)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(6)           in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(7)           any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to any Mortgage Loan that is not a Specially Serviced Loan, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or rent credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer, shall not constitute a Special Servicer Decision); provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans will be identified on a schedule to the PSA), no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit shall be deemed to constitute a Routine Disbursement, and shall instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(8)           in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property or (iv) requests for releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, where such releases are required pursuant to the specific terms of the related Mortgage Loan documents; provided that such release or substitution or addition of collateral is not a Major Decision;

(9)           any modification, consent to a modification or waiver of any material term of any co-lender, intercreditor or similar agreement related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect to the Mortgage Loan, to the extent the Special Servicer or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable; and

(10)         approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or Serviced Whole Loan, unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower.

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (i) and (ii) of clause (5) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

The Master Servicer and the Special Servicer will each be entitled to 50% of any Excess Modification Fee, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumptions fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such Special Servicer Decision with respect to any non-Specially Serviced Loan regardless of who processes such Special Servicer Decision.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision (other than a Special Servicer Decision described in subclause (i) or (ii) of clause (5) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan) but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or any Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Intercreditor Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)          extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)          provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

With respect to any modification, waiver or amendment for which it is responsible for processing, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event and other than with respect to an Excluded Loan), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to the 211 Main Street Whole Loan, prior to the related Servicing Shift Securitization Date, so long as no Control Appraisal Period has occurred and is continuing with respect to such Whole Loan, no Major Decision may be made without the consent of the holder of the related Controlling Subordinate Companion Loan which must be obtained by the special servicer. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the special servicer, the master servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the special servicer to the extent such action is a Major Decision or Special Servicer Decision), whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the special servicer, the master servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the special servicer to the extent such action is a Major Decision or Special Servicer Decision), whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest

Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of the related Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2018, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, first, as an expense of the holder of any related Subordinate Companion Loan(s), and then, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2017 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing (each of the following, a “Servicing Transfer Event”):

(1)          either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower has provided prior to the related maturity date (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of the related Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan has occurred with respect to that Mortgage Loan or Serviced Companion Loan, an event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the date that such refinancing or sale is scheduled to occur in such documentation as such date may be extended pursuant to the original terms of such documentation;

(2)          as to which any Periodic Payment (other than a Balloon Payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)          as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)          as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)          as to which, in the judgment of the master servicer or the special servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)          as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)          as to which the master servicer or the special servicer determines that (a) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of “Servicing Transfer Event”, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of “Servicing Transfer Event”, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of “Servicing Transfer Event”, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare and deliver a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) to the Directing Certificateholder. Additionally, the special servicer will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the

Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, (i) the initial Asset Status Report and (ii) any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder with respect to such Specially Serviced Loan or by the special servicer to the holder of the Controlling Subordinate Companion Loan related with respect to any Serviced AB Loan that does not include any communication (other than the related Final Asset Status Report) between the special servicer and the Directing Certificateholder or the holder of the related Controlling Subordinate Companion Loan with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of each Directing Certificateholder Asset Status Report Approval Process. The Operating Advisor’s review of any such Final Asset Status Report shall only provide background information to support the Operating Advisor’s duties concerning the special servicer’s compliance with the Servicing Standard, and the operating advisor shall not provide comments to the special servicer in respect of such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of any such Asset Status Report within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or notice that the special servicer has decided not to revise such Asset Status Report, as applicable. The procedures described in this and the immediately preceding paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”. See also “—The Directing Certificateholder—Major

Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan or, prior to the occurrence of a related Control Appraisal Event, any Serviced AB Whole Loan) will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and the holders of any related Serviced Companion Loans (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a liquidation fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing

Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is any person who is (i) the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, any holder of a related mezzanine loan (but only with respect to the related Mortgage Loan), or any known affiliate of any such party described above, or (ii) with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. With respect to each Serviced AB Whole Loan, the special servicer will be permitted to sell the related Subordinate Companion Loan(s) along with the related Mortgage Loan and Pari Passu Companion Loans if it determines that a sale of such Serviced AB Whole Loan would maximize recoveries on the such Whole Loan in accordance with the Servicing Standard and the Special Servicer will be entitled to a Liquidation Fee for the entire Serviced AB Whole Loan. The special servicer will not be permitted to sell a Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. In addition, with respect to each Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to a Subordinate Companion Loan, the special servicer will only be permitted to sell the related Mortgage Loan for less than the Purchase Price with the consent of the holder of such Subordinate Companion Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan—Sale of Defaulted Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loans (and, in the case of the 245 Park Avenue Whole Loan and the Moffett Gateway Whole Loan only, the related Subordinate Companion Loan(s)) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

In addition, with respect to the Servicing Shift Mortgage Loan, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will (A) be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan, as to all matters constituting Major Decisions, and (B) have the right to replace the special servicer with or without cause at any time, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be with respect to (i) each of the Servicing Shift Mortgage Loans, the related Loan Specific Directing Holder, and (ii) each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)          absent that selection, or

(2)          until a Directing Certificateholder is so selected, or

(3)          upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III-D AIV RR, LLC or its affiliate.

The “Loan Specific Directing Holder” means, with respect to any of the 211 Main Street Whole Loan, the 740 Madison Whole Loan and the Apex Fort Washington Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the applicable Servicing Shift Securitization Date, the “Loan Specific Directing Holder” with respect to the related Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan, which is (i) Athene Annuity and Life Company with respect to the 211 Main Street Whole Loan, (ii) JPMCB with respect to the 740 Madison Whole Loan and (iii) BSP with respect to the Apex Fort Washington Whole Loan. On or after the applicable Servicing Shift Securitization Date, there will be no Loan Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class NR-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent (or deemed consent) of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of a written report by the special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder, and in the special servicer’s possession in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)           any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)          any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(iv)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)           requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)         (1) any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A) with a principal balance greater than $15,000,000 or (B) where the property management company will be an affiliate of the related borrower following such change or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is required to consent or approve under the Mortgage Loan documents);

(viii)         any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)          any determination of an Acceptable Insurance Default;

(x)          any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xi)          any modification, consent to a modification or waiver of any material term of any co-lender, intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan, to the extent the Directing Certificateholder or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable; and

(xii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided, however, that, with respect to the 211 Main Street Whole Loan, prior to a 211 Main Street Control Appraisal Period, “Major Decision” shall mean a 211 Main Street Major Decision; provided, further, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xiii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus.

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any calculations of debt service coverage ratio and debt yield conducted by the master servicer in connection with clause (vii) of the definition of “Major Decision”, the master servicer will be required to use the definition of net operating income set forth in the related Mortgage Loan agreement, subject to certain adjustments set forth in the PSA.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the

Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

Prior to an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval, deemed approval or objection to such Major Decision Reporting Package and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the Major Decision; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that prior to the applicable Servicing Shift Securitization Date, no Control Termination Event may occur with respect to a Loan Specific Directing Holder, and the term “Control Termination Event” will not be applicable to any Loan Specific Directing Holder; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that prior to the applicable Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to a Loan Specific Directing Holder and the term “Consultation Termination Event” will not be applicable to any Loan Specific Directing Holder; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA) (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or the Servicing Shift Whole Loans and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)          may act solely in the interests of the holders of the Controlling Class;

(c)          does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)          may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)          will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance is also the operating advisor under the JPMCC 2016-JP4 Pooling and Servicing Agreement which governs the servicing of the Moffett Gateway Whole Loan and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   promptly reviewing (i) all reports by the special servicer made available to Privileged Persons on the certificate administrator’s website and (ii) each Final Asset Status Report;

(c)   recalculating and reviewing for accuracy and consistency with the PSA, mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)           after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)           if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)          if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loans (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, any Attestation Report and any other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will ((i) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) be required to prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any such operating advisor’s annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Each such operating advisor’s annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to such annual report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer or for which the consent of the special servicer is required as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)           that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)           that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)          that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)           that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)          that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor’s annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation

Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to any Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)          any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)          any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)          any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)          the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)           the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied.

Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after April 1, 2007, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2012 and March 31, 2017 was approximately 30.5%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent 26.2% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)          a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)         a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)        a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)        a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)         a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)        a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

In addition, with respect to any Delinquent Loan, that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, Benefit Street Partners CRE Conduit Company, L.P. or Starwood Mortgage Capital LLC or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of Benefit Street Partners CRE Finance LLC and Starwood Mortgage Funding VI LLC, respectively), which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)         any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)        any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)         the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)        the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, with or without cause, at any time, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special

Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to any Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period. The holder of the related Controlling Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period, will have the right to replace the special servicer solely with respect to such Serviced AB Whole Loan.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a Serviced AB Whole Loan so long as such Serviced AB Whole Loan is not subject to a Control Appraisal Period under the related intercreditor agreement.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)          (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)          any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)          any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)          any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)          certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)           either of Moody’s or DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Moody’s or DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)          the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan, and a successor will be appointed in accordance with the related Non-Serviced PSA.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the special servicer with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period. The holder of the related Controlling Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period, will have the right to replace the special servicer solely with respect to such Serviced AB Whole Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer

Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loans (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to the depositor, master servicer, special servicer, trustee, certificate administrator or operating advisor that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

The servicing of each of the Servicing Shift Whole Loans, is expected to be governed by the PSA only temporarily, until the applicable Servicing Shift Securitization Date. From and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of such Servicing Shift PSA. Although the related Intercreditor Agreements impose some requirements regarding the terms of each of the Servicing Shift PSAs (and it is expected that such Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitizations to which the related Controlling Companion Loans are to be contributed have not been determined, and accordingly, the servicing terms of such Servicing Shift PSAs are unknown. See “Risk Factors—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”, “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 211 Main Street Whole Loan”, “—The 740 Madison Whole Loan” and “—The Apex Fort Washington Whole Loan”.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the 245 Park Avenue Mortgage Loan

The 245 Park Avenue Whole Loan, which includes the 245 Park Avenue Mortgage Loan and any related REO Property, is expected to be serviced and administered under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement. Accordingly, the 245 Park Avenue Trust 2017-245P Master Servicer (or, if it fails to do so, the trustee under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) will generally make property protection advances, unless it is determined in accordance with the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Master Servicer will generally also remit collections on the 245 Park Avenue Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 245 Park Avenue Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 245 Park Avenue Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 245 Park Avenue Mortgage Loan, subject to any non-recoverability determination. The 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and the PSA are both expected to address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and the PSA are expected to differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 245 Park Avenue Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the 245 Park Avenue Trust 2017-245P Master Servicer, the 245 Park Avenue Trust 2017-245P Special Servicer or the trustee or the certificate administrator under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement or (b) make Servicing Advances with respect to the 245 Park Avenue Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 245 Park Avenue Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer.

●	The 245 Park Avenue Trust 2017-245P Master Servicer will earn a primary servicing fee with respect to the 245 Park Avenue Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 245 Park Avenue Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that (i) the special servicing fee is not subject to a $3,500 minimum fee and (ii) the liquidation fee and the workout fee payable under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement each have a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

●	The 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 245 Park Avenue Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the 245 Park Avenue Trust 2017-245P Master Servicer determines that a property protection advance it made with respect to the 245 Park Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 245 Park Avenue Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 245 Park Avenue Whole Loan. In the event that collections received after the final liquidation of the 245 Park Avenue Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the 245 Park Avenue Trust 2017-245P Master Servicer determines that the monthly debt service advances on the 245 Park Avenue Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 245 Park Avenue Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 245 Park Avenue Mortgage Loan or the 245 Park Avenue Pari Passu Companion Loans: first such advances on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 245 Park Avenue Subordinate Companion Loans will be reimbursed.

●	The 245 Park Avenue Trust 2017-245P Master Servicer is expected to be generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 245 Park Avenue Mortgage Loan, and the 245 Park Avenue Trust 2017-245P Special Servicer is expected to be generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the 245 Park Avenue Trust 2017-245P Special Servicer (subject to the rights of the 245 Park Avenue Trust 2017-245P Directing Certificateholder) is generally expected to be required for all major decisions with respect to the 245 Park Avenue Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement are expected to vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The trustee under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement is expected to be the mortgagee of record with respect to the 245 Park Avenue Whole Loan.

●	The custodian under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement is expected to generally be responsible for holding the loan documents with respect to the 245 Park Avenue Whole Loan (other than the original promissory note for the 245 Park Avenue Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 245 Park Avenue Whole Loan, related loan documents will be released to the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer.

●	The 245 Park Avenue Master Servicer (if the 245 Park Avenue Whole Loan is not subject to special servicing) or the 245 Park Avenue Special Servicer (if the 245 Park Avenue Whole Loan is subject to servicing) (subject to, if and when applicable, the consent/consultation rights of the 245 Park Avenue Trust 2017-245P Directing Certificateholder and the 2017-245P Operating Advisor), are expected to be able agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the 245 Park Avenue Trust 2017-245P Master Servicer nor the 245 Park Avenue Trust 2017-245P Special Servicer may extend the maturity date of the 245 Park Avenue Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	The 245 Park Avenue Trust 2017-245P Special Servicer is expected to be required to take actions with respect to the 245 Park Avenue Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer are each expected to be permitted to resign from their respective obligations and duties imposed on them pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement upon a determination that such duties are no longer permissible under applicable law or to the extent the 245 Park Avenue Trust 2017-245P Special Servicer becomes a borrower affiliate.

●	The servicing transfer events of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement that would cause the 245 Park Avenue Whole Loan to become specially serviced are expected to be similar, but not identical, to those of the PSA.

●	Each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer are expected to be liable in accordance with the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

The 245 Park Avenue Trust 2017-245P Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement is expected to provide that each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the 245 Park Avenue Whole Loan, the 245 Park Avenue Intercreditor Agreement, the related Mortgaged Property or certificates issued under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The 245 Park Avenue Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee, operating advisor or depositor under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 245 Park Avenue Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the 245 Park Avenue Whole Loan).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan” in this prospectus.

Servicing of the Moffett Gateway Mortgage Loan

The Moffett Gateway Whole Loan, which includes the Moffett Gateway Mortgage Loan, is serviced by the JPMCC 2016-JP4 Master Servicer and JPMCC 2016-JP4 Special Servicer pursuant to the terms of the JPMCC 2016-JP4 Pooling and Servicing Agreement. The servicing arrangements under the JPMCC 2016-JP4 Pooling and Servicing Agreement will be generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA with respect to the Serviced Whole Loans. In that regard, the following are considerations relating to servicing of the Moffett Gateway Whole Loan, including the identification of some (but not all) of the differences in servicing provisions between the expected terms of the JPMCC 2016-JP4 Pooling and Servicing Agreement and the PSA:

●	The JPMCC 2017-JP4 Master Servicer will earn a primary servicing fee with respect to the Moffett Gateway Mortgage Loan at a rate equal to 0.00250% per annum.

●	The liquidation fee, the special servicing fee and the workout fee with respect to the Moffett Gateway Mortgage Loan under the JPMCC 2016-JP4 Pooling and Servicing Agreement are similar to the corresponding fees payable under the PSA.

●	The JPMCC 2016-JP4 Master Servicer and, if the JPMCC 2016-JP4 Master Servicer fails to make a property protection advance, the JPMCC 2016-JP4 Trustee will be obligated to make property protection advances with respect to the Moffett Gateway Whole Loan. In addition, the JPMCC 2016-JP4 Special Servicer may elect in its sole discretion to make a property protection advance in an urgent or emergency situation. If it is determined in accordance with the JPMCC 2016-JP4 Pooling and Servicing Agreement that a property protection advance made by the JPMCC 2016-JP4 Master Servicer, JPMCC 2016-JP4 Special Servicer or JPMCC 2016-JP4 Trustee with respect to the Moffett Gateway Whole Loan or the related Mortgaged Property is nonrecoverable, the JPMCC 2016-JP4 Master Servicer, JPMCC 2016-JP4 Special Servicer or JPMCC 2016-JP4 Trustee will be entitled to be reimbursed (with interest at the prime rate), first from collections on, and proceeds of, the Moffett Gateway Whole Loan allocable to the Moffett Gateway Subordinate Companion Loan, then, from collections on, and proceeds of, the Moffett Gateway Whole Loan allocable to the Moffett Gateway Mortgage Loan and the Moffett Gateway Companion Loans, on a pro rata basis (based on the outstanding principal balances of the Moffett Gateway Mortgage Loan and the Moffett Gateway Companion Loans), on a pro rata basis, as applicable, and then from general collections of the issuing entity, general collections of the JPMCC 2016-JP4 securitization and general collections from each other securitization related to the Moffett Gateway Companion Loans or if any such loan is not then included in a securitization, from the holder of thereof on a pro rata and pari passu basis.

●	No party to the JPMCC 2016-JP4 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Moffett Gateway Mortgage Loan.

●	The JPMCC 2016-JP4 Special Servicer is required to take actions with respect to the Moffett Gateway Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the JPMCC 2016-JP4 Pooling and Servicing Agreement, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the JPMCC 2016-JP4 Master Servicer to make compensating interest payments in respect of the Moffett Gateway Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Mortgage Loans under the PSA.

●	The JPMCC 2016-JP4 Master Servicer and JPMCC 2016-JP4 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	The JPMCC 2016-JP4 Operating Advisor will not be required to (i) review the actions of the JPMCC 2016-JP4 Special Servicer with respect to Specially Serviced Loans, (ii) prepare annual reports regarding any Specially Serviced Loans prior to the occurrence and continuance of a control termination event under the JPMCC 2016-JP4 PSA, (iii) upon determining that (a) the JPMCC 2016-JP4 Special Servicer is not adequately performing its duties under the JPMCC 2016-JP4 PSA or otherwise acting in accordance with the Servicing Standard and (b) the replacement of the JPMCC 2016-JP4 Special Servicer would be in the best interests of the JPMCC 2016-JP4 certificateholders as a collective whole, recommend the replacement of the JPMCC 2016-JP4 Special Servicer prior to the occurrence and continuance of a consultation termination event under the JPMCC 2016-JP4 PSA or (iv) consult with the JPMCC 2016-JP4 Special Servicer prior to the occurrence of a control termination event under the JPMCC 2016-JP4 PSA.

●	The servicing transfer events of the JPMCC 2016-JP4 Pooling and Servicing Agreement that would cause the Moffett Gateway Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the JPMCC 2016-JP4 Pooling and Servicing Agreement are similar, but not necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related directing holder is permitted to consent will correspondingly differ.

●	The liability of the parties to the JPMCC 2016-JP4 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	The JPMCC 2016-JP4 Pooling and Servicing Agreement is expected to differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The JPMCC 2016-JP4 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The JPMCC 2016-JP4 Depositor, the JPMCC 2016-JP4 Master Servicer, the JPMCC 2016-JP4 Special Servicer, the JPMCC 2016-JP4 Certificate Administrator, the JPMCC 2016-JP4 Trustee, the JPMCC 2016-JP4 Operating Advisor, the JPMCC 2016-JP4 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity (as and to the same extent the JPMCC 2016-JP4 trust is required to indemnify such parties pursuant to the terms of the JPMCC 2016-JP4 Pooling and Servicing Agreement) for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Moffett Gateway Intercreditor Agreement. To the extent funds on collections from the Moffett Gateway Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Gateway Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not publicly cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. “Rating Agencies” means Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish

(and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R or Class Z certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R or Class Z certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)          to correct any defect or ambiguity in the PSA;

(b)          to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)          to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)          to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)          to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)           to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)          to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)          to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)           to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)           to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)          to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Notwithstanding the foregoing, the PSA may not be amended without the consent of the holder of any holder of a Subordinate Companion Loan related to a Serviced AB Whole Loan if such amendment would materially and adversely affect the related Subordinate Companion Loan holder’s rights with respect thereto.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii)  an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS; provided, further, that if any such institution is not rated by DBRS, such institution maintains an equivalent (or higher) rating by any two other NRSROs, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Eight (8) Mortgaged Properties identified as “211 Main Street”, “2950 North Hollywood Way”, “Moffett Gateway”, “Modesto Springhill Suites”, “Elk Grove Hampton Inn”, “Atrium Office”, “Paradise Victoria Village” and “Green River Promenade” on Annex A-1, securing eight (8) Mortgage Loans representing approximately 20.7% of the Initial Pool Balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York. Two (2) Mortgaged Properties identified as “245 Park Avenue” and “740 Madison” on Annex A-1 to this prospectus, securing two (2) Mortgage Loans representing 17.5% of the Initial Pool Balance are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Six (6) Mortgaged Properties identified as “Browning Place”, “Humblewood Center”, “Diamond Hill Apartments”, “Quail Creek”, “1201 Oak Lawn” and “Village Center Plaza” on Annex A-1, securing six (6) Mortgage Loans representing approximately 14.3% of the Initial Pool Balance, are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Colorado. Three (3) Mortgaged Properties identified as “Diamond Hill Denver”, “Marriott Colorado Springs” and “Raytheon – 16800 Centretech” on Annex A-1, securing three (3) Mortgage Loans representing approximately 10.3% of the Initial Pool Balance, are located in Colorado. Mortgage loans in Colorado are typically secured by a deed of trust to the public trustee. Mortgages and deeds of trust to a private trustee, both of which require a judicial foreclosure, are valid but used infrequently. As a result, the process described below relates only to mortgage loans secured by a deed of trust to the public trustee. Following a default, the foreclosure is commenced by filing with the appropriate public trustee of the county in which the property is located a notice of election and demand for sale. Within ten (10) working days following the receipt of the notice, the public trustee records the notice of election and demand for sale with the clerk and recorder of the county, and commences publication of the notice of sale once a week for five (5) consecutive weeks. During the publication period a summary proceeding is brought in the district court to obtain an order authorizing sale from the court. The issues before the court are generally limited to whether a default has occurred under the indebtedness or the security instrument and any other issues required to be examined pursuant to the Servicemembers Civil Relief Act. A court order authorizing the sale is a prerequisite to the public trustee’s sale. Under Colorado law the borrower, a guarantor or a holder of a junior encumbrance is entitled to cure the default if the default is solely monetary, and if a notice of the intent to cure is filed with the public trustee or sheriff conducting the sale at least fifteen (15) days prior to the scheduled foreclosure sale. At the scheduled foreclosure sale the property is sold by the public trustee to the highest bidder, who is usually the foreclosing lender. An uncontested public trustee foreclosure procedure, not including the redemption periods and the issuance of a public trustee’s deed, typically takes approximately one hundred ten (110) to one hundred twenty-five (125) days to complete for non-agricultural property and approximately two hundred fifteen (215) to two hundred thirty (230) days to complete for agricultural property. Neither the owner, nor any other person who is liable for a deficiency, has any redemption period following the foreclosure sale. However, a holder of a lien that is junior to the one being foreclosed, if any, does have a redemption period following the foreclosure sale. The price for redemption is the sum for which the property was sold at the foreclosure sale, with interest from the date of the sale, plus any taxes or other charges authorized with interest on such charges from the date paid. Interest is chargeable at the default rate specified in the instrument or if no default rate is specified, at the regular rate specified. In order to recover a deficiency, the holder of the indebtedness must bid, at minimum, its good faith estimate of the fair market value of the property being sold.]

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the

Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds three (3) of the 245 Park Avenue Pari Passu Companion Loans, two (2) of the 211 Main Street Pari Passu Companion Loans and the 740 Madison Pari Passu Companion Loan. However, JPMCB intends to sell such Pari Passu Companion Loans in connection with one or more future securitizations. JPMCB currently holds the mezzanine loan related to the Mortgaged Property identified as “Bingham Office Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.9% of the Initial Pool Balance; however, JPMCB intends to sell such mezzanine loan to one or more third party investors.

In addition, JPMCB is the purchaser under repurchase agreements with SMF VI, or, in any such case, with a wholly-owned subsidiary or other affiliate of SMF VI, for the purpose of providing short-term warehousing of Mortgage Loans originated or acquired by SMF VI and its affiliates, as applicable. Some or all of the Mortgage Loans that SMF VI will transfer to the depositor are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then SMF VI will use the proceeds from its sale of the SMF VI Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused SMF VI Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. JPMCB was the repurchase agreement counterparty with respect to nine (9) of the Starwood Mortgage Loans, representing approximately 10.4% of the Initial Pool Balance (except that the number and dollar amount of Starwood Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Offered Certificates).

In addition, JPMCB and certain affiliates of JPMCB are the second largest tenant at the Mortgaged Property identified as “245 Park Avenue” on Annex A-1, securing one (1) Mortgage Loan representing approximately 12.5% of the Initial Pool Balance, leasing approximately 13.4% of the net rentable area of the Mortgaged Property (JPMCB is in occupancy of 2.0% of the net rentable area, with the remaining portion of its space subleased to other tenants). JPMCB is also the purchaser under repurchase agreements with certain affiliates of the sponsor for the Mortgage Loan secured by the Mortgaged Property identified as “211 Main Street” on Annex A-1, representing approximately 8.3% of the Initial Pool Balance.

BSP is a sponsor and a mortgage loan seller and currently holds the Apex Fort Washington Pari Passu Companion Loans.

SMF VI is a sponsor and a mortgage loan seller and is an affiliate of (a) SMC, an originator, and (b) LNR Partners, LLC, the entity (i) which is the special servicer under the JPMCC 2016-JP4 Pooling and Servicing Agreement, which governs the servicing of the Moffett Gateway Whole Loan and (ii) the entity holding a majority interest in the control eligible certificates issued, and acting as the initial directing certificateholder, under the JPMCC 2016-JP4 pooling and servicing agreement.

Rialto was appointed to be the special servicer by its affiliate, RREF III-D AIV RR, LLC, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates, as the Third Party Purchaser, and the Class Z certificates] (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial Directing Certificateholder (other than with respect to any servicing shift mortgage loan).

Rialto or an affiliate assisted RREF III-D AIV RR, LLC with due diligence relating to the mortgage loans to be included in the mortgage pool.

Pursuant to certain interim servicing agreements between SMF VI and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the Mortgage Loans to be contributed to this securitization by SMF VI, representing approximately 15.9% of the Initial Pool Balance.

Wells Fargo Bank, National Association is the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 Information provider. Additionally, Wells Fargo Bank, National Association (i) is expected to be the 245 Park Avenue Trust 2017-245P Master Servicer, the 245 Park

Avenue Trust 2017-245P Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider under the 245 Park Avenue Trust and Servicing Agreement which is expected to govern the servicing of the 245 Park Avenue Whole Loan and (ii) is the JPMCC 2016-JP4 Master Servicer, the JPMCC 2016-JP4 Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider under the JPMCC 2016-JP4 Pooling and Servicing Agreement which governs the servicing of the Moffett Gateway Whole Loan.

Pentalpha Surveillance is also the JPMCC 2016-JP4 Operating Advisor and the JPMCC 2016-JP4 Asset Representations Reviewer under the JPMCC 2016-JP4 Pooling and Servicing Agreement which governs the servicing of the Moffett Gateway Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered

Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$627,331,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$68,830,000	Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$627,331,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$68,830,000	Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as applicable. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2017;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about June 16, 2017;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

●	with respect to three (3) Mortgage Loans secured by three (3) Mortgaged Properties identified as “245 Park Avenue”, “211 Main Street” and “Moffett Gateway” on Annex A-1, representing approximately 12.5%, 8.3% and 2.5%, respectively, of the Initial Pool Balance, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only; and

●	with respect to two (2) Mortgage Loans secured by four (4) Mortgaged Properties identified as “Moffett Gateway” and “NW Florida Apartment Portfolio” on Annex A-1, representing approximately 2.5% and 0.7%, respectively, of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this prospectus as Annex F and Annex G, respectively.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	86	86	86	86	86
June 2019	69	69	69	69	69
June 2020	44	28	8	0	0
June 2021	16	0	0	0	0
June 2022	0	0	0	0	0
Weighted Average Life (years)(1)	2.66	2.34	2.28	2.26	2.22

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	95	51
June 2021	100	86	71	57	46
June 2022	0	0	0	0	0
Weighted Average Life (years)(1)	4.79	4.58	4.34	4.11	3.69

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	0	0	0	0	0
June 2025	0	0	0	0	0
Weighted Average Life (years)(1)	6.87	6.84	6.80	6.75	6.45

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	100	100	100	100	100
June 2026	100	100	100	100	100
June 2027	0	0	0	0	0
Weighted Average Life (years)(1)	9.58	9.54	9.51	9.46	9.26

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	100	100	100	100	100
June 2026	100	100	100	100	100
June 2027	0	0	0	0	0
Weighted Average Life (years)(1)	9.77	9.75	9.73	9.69	9.49

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	98	98	98	98	98
June 2023	78	78	78	78	78
June 2024	56	56	56	56	56
June 2025	34	34	34	34	35
June 2026	12	12	12	12	12
June 2027	0	0	0	0	0
Weighted Average Life (years)(1)	7.30	7.30	7.30	7.30	7.31

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	100	100	100	100	100
June 2026	100	100	100	100	100
June 2027	0	0	0	0	0
Weighted Average Life (years)(1)	9.87	9.86	9.85	9.83	9.62

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	100	100	100	100	100
June 2026	100	100	100	100	100
June 2027	0	0	0	0	0
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.90	9.70

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	100	100	100	100	100
June 2026	100	100	100	100	100
June 2027	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.92	9.91	9.91	9.75

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest for the ARD Loans) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (such certificates, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class Z certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans … secured by an interest in real property which is … residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-seven (27) of the Mortgaged Properties identified as “Pillsbury Portfolio”, “Diamond Hill Apartments”, “Quail Creek”, “Pangea 16” and “NW Florida Apartment Portfolio” on Annex A-1, securing five (5) Mortgage Loans representing approximately 8.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first

Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class       certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of Class X-A or Class X-B certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [___] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A and Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class          certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker or nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$ [_]	$ [_]	$ [_]
Class A-2	$ [_]	$ [_]	$ [_]
Class A-3	$ [_]	$ [_]	$ [_]
Class A-4	$ [_]	$ [_]	$ [_]
Class A-5	$ [_]	$ [_]	$ [_]
Class A-SB	$ [_]	$ [_]	$ [_]
Class X-A	$ [_]	$ [_]	$ [_]
Class X-B	$ [_]	$ [_]	$ [_]
Class A-S	$ [_]	$ [_]	$ [_]
Class B	$ [_]	$ [_]	$ [_]
Class C	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [___]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2017, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $         , excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMCB, one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC, which is an underwriter for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB. Additionally, proceeds received by SMF VI in connection with the contribution of certain of the Starwood Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, JPMCB, an affiliate of J.P. Morgan Securities LLC, as the related repurchase agreement counterparty. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-206361-10) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.

Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the

Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity.

The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in July 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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INDEX OF DEFINED TERMS

1

17g-5 Information Provider	298
1986 Act	452
1996 Act	431

2

2015 Budget Act	459
211 Main Street Companion Loans	182
211 Main Street Control Appraisal Period	182
211 Main Street Controlling Subordinate Companion Loan	182
211 Main Street Defaulted Whole Loan Purchase Price	192
211 Main Street Directing Holder	188
211 Main Street Intercreditor Agreement	182
211 Main Street Lead Pari Passu Companion Loan	183
211 Main Street Lead Securitization Date	183
211 Main Street Major Decision	190
211 Main Street Mortgage Loan	181
211 Main Street Non-Controlling Pari Passu Companion Loan Holders	193
211 Main Street Non-Directing Holders	189
211 Main Street Noteholders	182
211 Main Street Pari Passu Companion Loans	181
211 Main Street Pooling and Servicing Agreement	183
211 Main Street Sequential Pay Event	183
211 Main Street Subordinate Companion Loans	182
211 Main Street Whole Loan	182
245 Park Avenue Companion Loans	201
245 Park Avenue Controlling Noteholder	204
245 Park Avenue Intercreditor Agreement	201
245 Park Avenue Lead Securitization Companion Loans	201
245 Park Avenue Mortgage Loan	201
245 Park Avenue Noteholders	201
245 Park Avenue Pari Passu Companion Loans	201
245 Park Avenue Subordinate Companion Loans	201
245 Park Avenue Trust 2017-245P Certificate Administrator	202
245 Park Avenue Trust 2017-245P Depositor	202
245 Park Avenue Trust 2017-245P Master Servicer	202
245 Park Avenue Trust 2017-245P Operating Advisor	202
245 Park Avenue Trust 2017-245P Special Servicer	202
245 Park Avenue Trust 2017-245P Trust and Servicing Agreement	202
245 Park Avenue Trust 2017-245P Trustee	202
245 Park Avenue Whole Loan	201

4

401(c) Regulations	468

7

740 Madison Directing Holder	195
740 Madison Intercreditor Agreement	194
740 Madison Lead Securitization Date	194
740 Madison Mortgage Loan	194
740 Madison Mortgaged Property	194
740 Madison Noteholders	194
740 Madison Pari Passu Companion Loan	194
740 Madison Pooling and Servicing Agreement	194
740 Madison Whole Loan	194

A

AB Modified Loan	345
Accelerated Mezzanine Loan Lender	291
Acceptable Insurance Default	348
Acting General Counsel’s Letter	128
Actual/360 Basis	167, 321
ADA	434
Additional Exclusions	348
Administrative Cost Rate	276
ADR	131
Advances	317
Affirmative Asset Review Vote	383
Annual Debt Service	131
Anticipated Repayment Date	167
Apex Fort Washington Controlling Companion Loan	197
Apex Fort Washington Directing Holder	199
Apex Fort Washington Intercreditor Agreement	198
Apex Fort Washington Lead Securitization Date	198
Apex Fort Washington Mortgage Loan	197
Apex Fort Washington Mortgaged Property	197
Apex Fort Washington Non-Controlling Companion Loan	197

Apex Fort Washington Non-Directing Holders	199
Apex Fort Washington Noteholders	198
Apex Fort Washington Pari Passu Companion Loan	197
Apex Fort Washington Pooling and Servicing Agreement	198
Apex Fort Washington Whole Loan	197
Appraisal Reduction Amount	342
Appraisal Reduction Event	341
Appraised Value	132
Appraised-Out Class	346
ARD Loans	167
ASR Consultation Process	361
Assessment of Compliance Report	412
Asset Representations Reviewer Asset Review Fee	340
Asset Representations Reviewer Cap	340
Asset Representations Reviewer Fee	340
Asset Representations Reviewer Fee Rate	340
Asset Representations Reviewer Termination Event	388
Asset Review	385
Asset Review Notice	384
Asset Review Quorum	384
Asset Review Report	386
Asset Review Report Summary	386
Asset Review Standard	385
Asset Review Trigger	382
Asset Review Vote Election	383
Asset Status Report	358
Assumed Certificate Coupon	258
Assumed Final Distribution Date	284
Assumed Scheduled Payment	278
Attestation Report	413
Available Funds	270

B

Balloon Balance	132
Bankruptcy Code	425
Base Interest Fraction	283
Borrower Party	291
Borrower Party Affiliate	291
BSCMI	215
BSP	223
BSP Data Tape	224
BSP Mortgage Loans	223
BSP Review Team	224

C

C(WUMP)O	17
CERCLA	431
Certificate Administrator Fee Rate	339
Certificate Administrator/Trustee Fee	339
Certificate Balance	268
Certificate Owners	300
Certificateholder	292
Certificateholder Quorum	391
Certificateholder Repurchase Request	400
Certifying Certificateholder	302
Class A Certificates	267
Class A-SB Planned Principal Balance	278
Class X Certificates	267
Clearstream	299
Clearstream Participants	301
Closing Date	131
CMBS	55
CMBS B-Piece Securities	255
CMMBS	241
Code	450
Collateral Deficiency Amount	346
Collection Account	320
Collection Period	271
Communication Request	302
Companion Distribution Account	320
Companion Holder	178
Companion Loan	130
Companion Loans	130
Compensating Interest Payment	285
Constant Prepayment Rate	441
Constraining Level	258
Consultation Termination Event	372
Control Appraisal Period	179
Control Eligible Certificates	368
Control Termination Event	372
Controlling Class	367
Controlling Class Certificateholder	367
Controlling Subordinate Companion
Loan	179
Corrected Loan	358
CPR	441
CPY	441
Credit Risk Retention Rules	253
CREFC®	289
CREFC® Intellectual Property Royalty License Fee	341
CREFC® Intellectual Property Royalty License Fee Rate	341
CREFC® Investor Reporting Package	324
CREFC® Reports	289
Cross-Over Date	274
Cumulative Appraisal Reduction Amount	345, 346
Cure/Contest Period	386
Cut-off Date	130
Cut-off Date Balance	132
Cut-off Date Balance Per Unit	133

D

DBRS	411
Defaulted Loan	364
Defeasance Deposit	171

Defeasance Loans	171
Defeasance Lock-Out Period	171
Defeasance Option	171
Definitive Certificate	299
Delinquent Loan	383
Depositaries	299
Determination Date	269
Diligence File	305
Directing Certificateholder	367
Directing Certificateholder Asset Status Report Approval Process	360
Disclosable Special Servicer Fees	338
Discount Rate	284
Discount Yield	257
Dispute Resolution Consultation	402
Dispute Resolution Cut-off Date	402
Distribution Accounts	321
Distribution Date	269
Distribution Date Statement	289
District Court	240
Dodd-Frank Act	112
DOL	466
Draft CRR Amendment Regulation	111
DTC	299
DTC Participants	299
DTC Rules	300
Due Date	166, 271

E

EDGAR	465
EEA	14
Effective Gross Income	136
Eligible Asset Representations Reviewer	387
Eligible Operating Advisor	378
Enforcing Party	400
Enforcing Servicer	400
ERISA	465
ESA	148, 219
Escrow/Reserve Mitigating Circumstances	222
EU Risk Retention and Due Diligence Requirements	111
Euroclear	299
Euroclear Operator	301
Euroclear Participants	301
Exception Schedules	265
Excess Interest	269
Excess Interest Distribution Account	321
Excess Modification Fee Amount	333
Excess Modification Fees	331
Excess Prepayment Interest Shortfall	286
Exchange Act	214
Excluded Controlling Class Holder	296
Excluded Controlling Class Loan	292
Excluded Information	292
Excluded Loan	292
Excluded Plan	468
Excluded Special Servicer	391
Excluded Special Servicer Loan	391
Exemption	466
Exemption Rating Agency	467

F

FATCA	461
FDEP	149
FDIA	127
FDIC	127
Federal Court Complaint	240
Fee Restricted Period	336
Fee Restricted Specially Serviced Loan	336
Fee Restricted Trigger	337
FETL	19
FIEL	19
Final Asset Status Report	360
Final Dispute Resolution Election Notice	402
Financial Promotion Order	16
FIRREA	128, 151, 219
Fitch	411
FPO Persons	16
FSCMA	19
FSMA	16
Funds	244

G

Gain-on-Sale Entitlement Amount	271
Gain-on-Sale Remittance Amount	271
Gain-on-Sale Reserve Account	321
Garn Act	433
GLA	133
Grantor Trust	269, 450

H

Hard Lockbox	133

I

Imminent Default Fee Restricted Period	337
Imminent Default Liquidation Fee Restricted Period	338
Imminent Default Workout Fee Restricted Period	337
Indirect Participants	300
Initial Delivery Date	358
Initial Pool Balance	130
Initial Rate	167
Initial Requesting Certificateholder	400
In-Place Cash Management	133
Insurance and Condemnation Proceeds	320
Intercreditor Agreement	178
Interest Accrual Amount	276
Interest Accrual Period	277
Interest Distribution Amount	276

Interest Reserve Account	321
Interest Shortfall	276
Interested Person	365
Interest-Only Certificates	253
Interest-Only Expected Price	262
Interpolated Yield	256, 261
Investor Certification	292

J

JPMCB	215
JPMCB Data Tape	216
JPMCB Deal Team	216
JPMCB Mortgage Loans	216
JPMCB Qualification Criteria	218
JPMCC 2016-JP4 Asset Representations Reviewer	208
JPMCC 2016-JP4 Certificate Administrator	208
JPMCC 2016-JP4 Depositor	208
JPMCC 2016-JP4 Directing Certificateholder	211
JPMCC 2016-JP4 Master Servicer	208
JPMCC 2016-JP4 Operating Advisor	208
JPMCC 2016-JP4 Pooling and Servicing Agreement	208
JPMCC 2016-JP4 Securitization Trust	211
JPMCC 2016-JP4 Special Servicer	208, 247
JPMCC 2016-JP4 Trustee	208

L

Lead Servicing Companion Loan	179
Lennar	244
Liquidation Fee	333
Liquidation Fee Rate	334
Liquidation Proceeds	320
LNR Partners	247
Loan Specific Directing Holder	367
Loss of Value Payment	309
Lower-Tier Regular Interests	450
Lower-Tier REMIC	269, 450
Lower-Tier REMIC Distribution Account	321
LTV Ratio	132
LUST	149

M

MAI	310
Major Decision	368
Major Decision Reporting Package	368
MAS	18
Master Servicer Proposed Course of Action Notice	401
Master Servicer Remittance Date	316
Material Defect	308
Midland	241
MLPA	303
Modeling Assumptions	441
Modification Fees	331
Moffett Gateway Companion Loans	207
Moffett Gateway Control Appraisal Period	207
Moffett Gateway Controlling Pari Passu Companion Loan	208
Moffett Gateway Intercreditor Agreement	207
Moffett Gateway Mortgage Loan	207
Moffett Gateway Noteholders	207
Moffett Gateway Pari Passu Companion Loans	207
Moffett Gateway Sequential Pay Event	208
Moffett Gateway Subordinate Companion Loan	207
Moffett Gateway Threshold Event Collateral	208
Moffett Gateway Whole Loan	207
Moody’s	411
Mortgage	130
Mortgage File	303
Mortgage Loans	130
Mortgage Note	130
Mortgage Pool	130
Mortgage Rate	276
Mortgaged Property	130

N

Net Mortgage Rate	276
Net Operating Income	134
NOI Date	134
Nonrecoverable Advance	318
Non-Serviced Certificate Administrator	179
Non-Serviced Companion Loan	179
Non-Serviced Directing Certificateholder	179
Non-Serviced Intercreditor Agreement	179
Non-Serviced Master Servicer	179
Non-Serviced Mortgage Loan	179
Non-Serviced Operating Advisor	179
Non-Serviced PSA	180
Non-Serviced Securitization Trust	180
Non-Serviced Special Servicer	180
Non-Serviced Trustee	180
Non-Serviced Whole Loan	180
Non-U.S. Person	460
Notional Amount	268
NRA	134
NRSRO	291, 469
NRSRO Certification	293

O

Occupancy	134
Occupancy Date	134
Offered Certificates	267
OID Regulations	453
OLA	128

Operating Advisor	264
Operating Advisor Consultation Event	265, 372
Operating Advisor Consulting Fee	339
Operating Advisor Expenses	340
Operating Advisor Fee	339
Operating Advisor Fee Rate	339
Operating Advisor Standard	376
Operating Advisor Termination Event	380
Operating Statements	137
Original Balance Per Unit	133

P

P&I Advance	316
PADEP	149
PAR	220
Pari Passu Companion Loan	130, 180
Pari Passu Companion Loans	130
Participants	299
Parties in Interest	466
Pass-Through Rate	275
Patriot Act	435
PCE	149
PCIS Persons	16
Pentalpha Surveillance	251
Percentage Interest	269
Periodic Payments	270
Permitted Investments	269, 322
Permitted Special Servicer/Affiliate Fees	339
PIPs	77, 150
Plans	465
PRC	17
Preliminary Dispute Resolution Election Notice	402
Prepayment Assumption	454
Prepayment Interest Excess	285
Prepayment Interest Shortfall	285
Prime Rate	320
Principal Balance Certificates	267
Principal Distribution Amount	277
Principal Shortfall	278
Privileged Information	379
Privileged Information Exception	379
Privileged Person	290
Professional Investors	17
Prohibited Prepayment	285
Promotion of Collective Investment Schemes Exemptions Order	16
Proposed Course of Action	401
Proposed Course of Action Notice	401
Prospectus Directive	15
PSA	267
PSA Party Repurchase Request	400
PTCE	468
Purchase Price	309
Q

Qualification Criteria	225
Qualified Replacement Special Servicer	392
Qualified Substitute Mortgage Loan	310
Qualifying CRE Loan Percentage	253

R

RAC No-Response Scenario	410
Rated Final Distribution Date	284
Rating Agencies	411
Rating Agency Confirmation	411
RCM	244
REA	63
Realized Loss	287
REC	148
Record Date	269
Refinancing/P&S Document	337
Registration Statement	465
Regular Certificates	267
Regular Interestholder	453
Regular Interests	450
Regulation AB	413
Reimbursement Rate	320
Related Proceeds	319
Release Date	171
Relevant Member State	14
Relevant Persons	16
Relief Act	434
REMIC	450
REMIC Regulations	450
REO Account	322
REO Loan	279
REO Property	357
Repurchase Request	400
Requesting Certificateholder	402
Requesting Holders	346
Requesting Investor	302
Requesting Party	410
Required Credit Risk Retention Percentage	253
Requirements	434
Residual Certificates	267
Resolution Failure	401
Resolved	401
Restricted Group	467
Restricted Party	379
Retaining Sponsor	253
Review Materials	384
Revised Rate	167
RevPAR	134
Rialto	243
RMBS	240
Rooms	137
Routine Disbursements	351
Rule 15Ga-1	222

Rule 17g-5	293

S

S&P	241
Scheduled Certificate Interest Payments	259
Scheduled Certificate Principal Payments	253
Scheduled Principal Distribution Amount	277
SEC	214
Securities Act	412
Securitization Accounts	322
Securitization Framework	112
Securitization Regulation	112
SEL	228
Senior Certificates	267
Serviced AB Mortgage Loan	180
Serviced AB Whole Loan	180
Serviced Companion Loan	180
Serviced Pari Passu Companion Loan	180
Serviced Pari Passu Mortgage Loan	180
Serviced Whole Loan	180
Servicer Termination Event	393
Servicing Advances	317
Servicing Fee	330
Servicing Fee Rate	330
Servicing Shift Mortgage Loan	180
Servicing Shift PSA	181
Servicing Shift Securitization Date	181
Servicing Shift Securitization Trust	181
Servicing Shift Whole Loan	181
Servicing Standard	315
Servicing Transfer Event	356
SF	134
SFA	18
SFO	17
Similar Law	465
SMC	231
SMF VI	231
SMF VI Data Tape	232
SMF VI Mortgage Loans	232
SMMEA	469
Soft Lockbox	134
Soft Springing Lockbox	134
Special Servicer Decision	350
Special Servicing Fee	332
Special Servicing Fee Rate	332
Specially Serviced Loans	356
Springing Cash Management	134
Springing Lockbox	134
Sq. Ft.	134
Square Feet	134
Startup Day	450
Starwood	231
Starwood Mortgage Loans	231
Starwood Review Team	232
State Court Complaint	240
Stated Principal Balance	278
Structured Product	17
STWD	247
Subject Loans	340
Subordinate Certificates	267
Subordinate Companion Loan	130, 181
Subordinate Companion Loans	130
Subsequent Asset Status Report	358
Sub-Servicing Agreement	315
Swap-Priced Expected Price	259
Swap-Priced Principal Balance Certificates	253

T

T-12	135
Target Price	258
Term to Maturity	135
Terms and Conditions	301
Tests	385
Third Party Purchaser	108, 253
Title V	433
TMPs	459
TRIPRA	83
Trust REMICs	269, 450
TTM	135

U

U.S. Person	460
UCC	421
Underwriter Entities	102
Underwriting Agreement	462
Underwritten Expenses	135
Underwritten NCF Debt Yield	136
Underwritten Net Cash Flow	135
Underwritten Net Cash Flow Debt Service Coverage Ratio	135
Underwritten Net Operating Income	135, 137
Underwritten Net Operating Income Debt Service Coverage Ratio	135
Underwritten NOI	136
Underwritten Revenues	137
Units	137
Unscheduled Principal Distribution Amount	278
Unsolicited Information	385
Upper-Tier REMIC	269, 450
Upper-Tier REMIC Distribution Account	321
UW Expenses	135
UW NCF	135
UW NCF Debt Yield	136
UW NCF DSCR	135
UW NOI	136
UW NOI Debt Yield	137
UW NOI DSCR	135
UW NOI DY	137

V

Volcker Rule	112
Voting Rights	298

W

WAC Rate	275
Weighted Average Mortgage Rate	138
Wells Fargo Bank	239, 240
Whole Loan	130
Withheld Amounts	321
Workout Fee	333
Workout Fee Rate	333
Workout-Delayed Reimbursement Amount	320

Y

Yield Maintenance Charge	283
Yield-Priced Expected Price	262
Yield-Priced Principal Balance Certificates	253
YM Group A	283
YM Group B	283
YM Group C	283
YM Group RR	283
YM Groups	283

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ANNEX A-1

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ANNEX A-1

																					Original
								Number of	Property	Property		Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)
1	JPMCB	245 Park Avenue	245 Park Avenue	New York	NY	10167	New York	1	Office	CBD	1965	2006	1,723,993	Square Feet	91.1%	02/28/17	2,210,000,000	04/01/17	48.9%	98,000,000	626
2	JPMCB	211 Main Street	211 Main Street	San Francisco	CA	94105	San Francisco	1	Office	CBD	1973	1998	417,266	Square Feet	100.0%	06/06/17	294,000,000	03/13/17	57.9%	65,219,000	408
3	JPMCB	Browning Place	1603, 1605 & 1607 Lyndon B. Johnson Freeway	Farmers Branch	TX	75234	Dallas	1	Office	Suburban	1983-1984	2016	442,639	Square Feet	85.5%	03/08/17	61,800,000	02/08/17	69.2%	42,840,000	97
4	JPMCB	740 Madison	740 Madison Avenue	New York	NY	10065	New York	1	Retail	Single Tenant	1920	2017	33,176	Square Feet	100.0%	06/01/17	150,000,000	03/13/17	60.0%	40,000,000	2,713
5	JPMCB	Diamond Hill Denver	2420, 2460, 2480 & 2490 West 26th Avenue	Denver	CO	80211	Denver	1	Office	Suburban	1969-1973	2016	374,137	Square Feet	76.5%	03/03/17	51,800,000	02/24/17	61.8%	32,000,000	86
6	JPMCB	Bingham Office Center	30600-30800 Telegraph Road	Bingham Farms	MI	48025	Oakland	1	Office	Suburban	1974		522,379	Square Feet	84.1%	04/24/17	52,000,000	03/07/17	59.6%	31,000,000	59
7	JPMCB	2950 North Hollywood Way	2950 North Hollywood Way	Burbank	CA	91505	Los Angeles	1	Office	Suburban	2001	2017	162,551	Square Feet	100.0%	04/07/17	64,000,000	12/14/16	48.2%	31,000,000	191
8	JPMCB	Marriott Colorado Springs	5580 Tech Center Drive	Colorado Springs	CO	80919	El Paso	1	Hotel	Full Service	1989	2016	309	Rooms	68.9%	12/31/16	40,800,000	12/13/16	62.8%	25,735,000	83,285
9	JPMCB	Pillsbury Portfolio	Various	Various	VT	Various	Various	4	Multifamily	Senior Housing	Various		245	Units	91.7%	01/31/17	39,900,000	12/12/16	60.6%	24,175,000	98,673
9.01	JPMCB	Allenwood	90 Allen Road	South Burlington	VT	05403	Chittenden	1	Multifamily	Senior Housing	1997, 2011		83	Units	92.1%	01/31/17	13,600,000	12/12/16		8,240,000
9.02	JPMCB	Manor South	20 Harbor View Road	South Burlington	VT	05403	Chittenden	1	Multifamily	Senior Housing	1989		62	Units	95.1%	01/31/17	9,900,000	12/12/16		5,998,000
9.03	JPMCB	Homestead	3 Harbor View Drive	Saint Albans	VT	05478	Franklin	1	Multifamily	Senior Housing	2013		56	Units	94.4%	01/31/17	9,100,000	12/12/16		5,514,000
9.04	JPMCB	Harborview	16 Harbor View Road	South Burlington	VT	05403	Chittenden	1	Multifamily	Senior Housing	1998		44	Units	82.7%	01/31/17	7,300,000	12/12/16		4,423,000
10	BSP	Raytheon – 16800 Centretech	16800 East Centretech Parkway	Aurora	CO	80011	Arapahoe	1	Office	Suburban	1987	2014	216,786	Square Feet	100.0%	06/06/17	41,000,000	10/14/16	56.6%	23,200,000	107
11	JPMCB	Humblewood Center	19623-19908 Highway 59 North	Humble	TX	77338	Harris	1	Retail	Anchored	1979-1988	2016	160,897	Square Feet	88.2%	04/07/17	32,130,000	03/04/17	68.9%	22,150,000	138
12	BSP	Wellington Marketplace	13833-13897 Wellington Trace	Wellington	FL	33414	Palm Beach	1	Retail	Anchored	1989	2014	189,213	Square Feet	92.0%	03/01/17	33,975,000	03/02/17	64.8%	22,000,000	116
13	JPMCB	Diamond Hill Apartments	9411 Westheimer Road	Houston	TX	77063	Harris	1	Multifamily	Garden	1968	2015	301	Units	94.0%	03/08/17	29,000,000	03/23/17	74.5%	21,750,000	72,259
14	BSP	Apex Fort Washington	600-602 Office Center Drive	Fort Washington	PA	19034	Montgomery	1	Office	Suburban	1988	2015	388,318	Square Feet	91.9%	02/28/17	84,600,000	01/01/18	64.4%	21,000,000	140
15	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691	Square Feet	100.0%	06/01/17	525,000,000	07/20/16	46.3%	20,000,000	397
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	Various	Various	Various	Various	Various	5	Retail	Freestanding	Various		67,474	Square Feet	100.0%	06/06/17	28,250,000	Various	70.7%	20,000,000	296
16.01	BSP	Walgreens - Carolina	State Road Number 190 & Campo Rico Road	Carolina	PR	00979	NAP	1	Retail	Freestanding	2006		15,660	Square Feet	100.0%	06/06/17	9,125,000	01/24/17		6,460,177
16.02	BSP	Walgreens - Catano	State Road Number 24 & State Road Number 165	Guaynabo	PR	00965	NAP	1	Retail	Freestanding	2005		15,750	Square Feet	100.0%	06/06/17	8,625,000	01/24/17		6,106,195
16.03	BSP	Eckerd (La-Z-Boy)	1825 Jonesboro Road	McDonough	GA	30253	Henry	1	Retail	Freestanding	2004		13,824	Square Feet	100.0%	06/06/17	3,850,000	02/10/17		2,725,664
16.04	BSP	Rite Aid - Shelby	51037 Van Dyke Avenue	Shelby Township	MI	48316	Macomb	1	Retail	Freestanding	1999		11,180	Square Feet	100.0%	06/06/17	3,625,000	02/06/17		2,566,372
16.05	BSP	Rite Aid - Coldwater	450 East Chicago Street	Coldwater	MI	49036	Branch	1	Retail	Freestanding	1998		11,060	Square Feet	100.0%	06/06/17	3,025,000	01/25/17		2,141,593
17	SMF VI	Fireside Self Storage Portfolio	Various	Various	Various	Various	Various	5	Self Storage	Self Storage	Various		1,986	Units	88.2%	03/24/17	22,180,000	02/24/17	68.5%	15,187,500	7,647
17.01	SMF VI	Castleton Self Storage	8525 Castleton Square Drive	Indianapolis	IN	46250	Marion	1	Self Storage	Self Storage	2007		624	Units	88.8%	03/24/17	8,000,000	02/24/17		5,925,000
17.02	SMF VI	Raytown Storage	9624 East 350 Highway	Raytown	MO	64133	Jackson	1	Self Storage	Self Storage	1978		399	Units	84.5%	03/24/17	3,880,000	02/24/17		2,850,000
17.03	SMF VI	State Street Storage	5500 State Avenue	Kansas City	KS	66102	Wyandotte	1	Self Storage	Self Storage	1986		368	Units	87.2%	03/24/17	3,930,000	02/24/17		2,700,000
17.04	SMF VI	Beachway Self Storage	749 Beachway Drive	Indianapolis	IN	46224	Marion	1	Self Storage	Self Storage	1995		348	Units	89.7%	03/24/17	3,450,000	02/24/17		1,950,000
17.05	SMF VI	Delaware Storage	1201 North 130th Street	Kansas City	KS	66109	Wyandotte	1	Self Storage	Self Storage	2007		247	Units	91.9%	03/24/17	2,920,000	02/24/17		1,762,500
18	BSP	Island View Crossing	1414 Radcliffe Street	Bristol	PA	19007	Bucks	1	Office	Suburban	1919	2004	180,187	Square Feet	94.0%	03/29/17	20,000,000	12/16/16	71.5%	14,300,000	79
19	JPMCB	Modesto Springhill Suites	1901 West Orangeburg Avenue	Modesto	CA	95350	Stanislaus	1	Hotel	Limited Service	2007	2015	111	Rooms	84.2%	01/31/17	22,000,000	12/01/16	64.5%	14,200,000	127,928
20	BSP	Home Depot - Bridgeport	656 Reservoir Avenue	Bridgeport	CT	06606	Fairfield	1	Retail	Freestanding	1994		107,000	Square Feet	100.0%	06/06/17	20,750,000	01/31/17	66.5%	13,800,000	129
21	BSP	Romulus Airport Park	9300 Harrison Road	Romulus	MI	48174	Wayne	1	Industrial	Flex	1978, 1987		649,472	Square Feet	85.8%	03/03/17	25,100,000	02/10/17	53.0%	13,300,000	20
22	JPMCB	Courtyard Marriott Clemson	201 Canoy Lane	Clemson	SC	29631	Pickens	1	Hotel	Limited Service	2009		110	Rooms	70.9%	03/31/17	19,400,000	11/03/16	66.2%	12,940,000	117,636
23	SMF VI	Knights Road Shopping Center	4000 Woodhaven Road	Philadelphia	PA	19154	Philadelphia	1	Retail	Anchored	1961	2010	75,201	Square Feet	91.2%	04/01/17	18,900,000	01/04/17	66.1%	12,500,000	166
24	SMF VI	Monroe Park Tower	101 North Monroe Street	Tallahassee	FL	32301	Leon	1	Office	CBD	1984	2015	112,003	Square Feet	87.9%	02/21/17	18,000,000	01/27/17	68.4%	12,360,000	110
25	JPMCB	Elk Grove Hampton Inn	2305 Longport Court	Elk Grove	CA	95758	Sacramento	1	Hotel	Limited Service	2007		110	Rooms	77.1%	01/31/17	16,500,000	12/01/16	63.6%	10,500,000	95,455
26	SMF VI	Atrium Office	5001 East Commercenter Drive	Bakersfield	CA	93309	Kern	1	Office	Suburban	1984		76,579	Square Feet	82.9%	12/01/16	15,700,000	09/15/16	66.2%	10,390,000	136
27	JPMCB	Quail Creek	7835 Grow Lane	Houston	TX	77040	Harris	1	Multifamily	Garden	1977	2016	192	Units	94.3%	03/27/17	13,700,000	03/03/17	71.1%	9,750,000	50,781
28	SMF VI	Holiday Inn Express - Augusta	444 Broad Street	Augusta	GA	30901	Richmond	1	Hotel	Limited Service	1965	2013	117	Rooms	66.4%	01/31/17	16,200,000	03/13/17	58.0%	9,400,000	80,342
29	SMF VI	Romeo Commons	18309-18517 Hall Road	Macomb Township	MI	48044	Macomb	1	Retail	Shadow Anchored	1986	2007	76,636	Square Feet	97.5%	03/01/17	14,300,000	01/13/17	65.4%	9,375,000	122
30	SMF VI	106th South Office Building	10421 South Jordan Gateway	South Jordan	UT	84095	Salt Lake	1	Office	Suburban	1998		67,689	Square Feet	100.0%	03/30/17	12,700,000	02/22/17	72.4%	9,200,000	136
31	SMF VI	Barrington Town Center	70-130 Barrington Town Square Drive	Aurora	OH	44202	Portage	1	Retail	Anchored	1996-2003		112,631	Square Feet	94.9%	03/24/17	13,550,000	12/16/16	67.7%	9,170,000	81
32	SMF VI	Pangea 16	Various	Various	IL	Various	Cook	18	Multifamily	Garden	Various	2016	212	Units	98.1%	03/27/17	15,575,000	02/17/17	57.8%	9,000,000	42,453
32.01	SMF VI	7752 South Cornell Avenue	7752 South Cornell Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1927	2016	21	Units	100.0%	03/27/17	1,450,000	02/17/17		837,881
32.02	SMF VI	7120-7132 South Wabash Avenue	7120-7132 South Wabash Avenue	Chicago	IL	60619	Cook	1	Multifamily	Garden	1913	2016	18	Units	94.4%	03/27/17	1,250,000	02/17/17		722,311
32.03	SMF VI	6832 South Crandon Avenue	6832 South Crandon Avenue	Chicago	IL	60649	Cook	1	Multifamily	Garden	1961	2016	20	Units	100.0%	03/27/17	1,150,000	02/17/17		664,526
32.04	SMF VI	14015 South Tracy Avenue	14015 South Tracy Avenue	Riverdale	IL	60827	Cook	1	Multifamily	Garden	1964	2016	18	Units	100.0%	03/27/17	1,150,000	02/17/17		664,526
32.05	SMF VI	14021 South Tracy Avenue	14021 South Tracy Avenue	Riverdale	IL	60827	Cook	1	Multifamily	Garden	1964	2016	18	Units	100.0%	03/27/17	1,150,000	02/17/17		664,526
32.06	SMF VI	3560 West Cermak Road	3560 West Cermak Road	Chicago	IL	60623	Cook	1	Multifamily	Garden	1905	2016	12	Units	91.7%	03/27/17	1,100,000	02/17/17		635,634
32.07	SMF VI	7654 South Marshfield Avenue	7654 South Marshfield Avenue	Chicago	IL	60620	Cook	1	Multifamily	Garden	1918	2016	12	Units	100.0%	03/27/17	950,000	02/17/17		548,957
32.08	SMF VI	708 South Karlov Avenue	708 South Karlov Avenue	Chicago	IL	60624	Cook	1	Multifamily	Garden	1915	2016	10	Units	100.0%	03/27/17	850,000	02/17/17		491,172
32.09	SMF VI	14119 South Tracy Avenue	14119 South Tracy Avenue	Riverdale	IL	60827	Cook	1	Multifamily	Garden	1964	2016	12	Units	100.0%	03/27/17	800,000	02/17/17		462,279
32.10	SMF VI	701 North Lotus Avenue	701 North Lotus Avenue	Chicago	IL	60644	Cook	1	Multifamily	Garden	1925	2016	8	Units	100.0%	03/27/17	800,000	02/17/17		462,279
32.11	SMF VI	404 South 4th Avenue	404 South 4th Avenue	Maywood	IL	60153	Cook	1	Multifamily	Garden	1929	2016	7	Units	100.0%	03/27/17	725,000	02/17/17		418,941
32.12	SMF VI	7254 South University Avenue	7254 South University Avenue	Chicago	IL	60619	Cook	1	Multifamily	Garden	1916	2016	10	Units	100.0%	03/27/17	700,000	02/17/17		404,494
32.13	SMF VI	464 Gordon Avenue	464 Gordon Avenue	Calumet City	IL	60409	Cook	1	Multifamily	Garden	1963	2016	9	Units	100.0%	03/27/17	650,000	02/17/17		375,602
32.14	SMF VI	470 Gordon Avenue	470 Gordon Avenue	Calumet City	IL	60409	Cook	1	Multifamily	Garden	1963	2016	9	Units	100.0%	03/27/17	650,000	02/17/17		375,602
32.15	SMF VI	7210 South Yates Boulevard	7210 South Yates Boulevard	Chicago	IL	60649	Cook	1	Multifamily	Garden	1915	2016	6	Units	100.0%	03/27/17	650,000	02/17/17		375,602
32.16	SMF VI	7236 South Yates Boulevard	7236 South Yates Boulevard	Chicago	IL	60649	Cook	1	Multifamily	Garden	1914	2016	6	Units	83.3%	03/27/17	600,000	02/17/17		346,709
32.17	SMF VI	7249-7153 South Blackstone Avenue	7249-7153 South Blackstone Avenue	Chicago	IL	60619	Cook	1	Multifamily	Garden	1915	2016	10	Units	90.0%	03/27/17	550,000	02/17/17		317,817
32.18	SMF VI	14100 South Tracy Avenue	14100 South Tracy Avenue	Riverdale	IL	60827	Cook	1	Multifamily	Garden	1964	2016	6	Units	100.0%	03/27/17	400,000	02/17/17		231,140
33	SMF VI	Village Center Plaza	23930 Westheimer Parkway	Katy	TX	77494	Fort Bend	1	Retail	Shadow Anchored	2005		36,124	Square Feet	100.0%	04/06/17	11,700,000	03/03/17	70.9%	8,300,000	230
34	JPMCB	1201 Oak Lawn	1201 Oak Lawn Avenue	Dallas	TX	75207	Dallas	1	Industrial	Flex	1963	2015	39,650	Square Feet	100.0%	04/03/17	12,450,000	03/14/17	66.3%	8,250,000	208
35	BSP	Chancellor Square Orlando	2400 West Sand Lake Road	Orlando	FL	32809	Orange	1	Industrial	Flex	1982	2013	141,778	Square Feet	91.2%	03/07/17	12,100,000	02/24/17	63.0%	7,625,000	54
36	SMF VI	Paradise Victoria Village	1145 & 1171 South Victoria Avenue	Ventura	CA	93003	Ventura	1	Retail	Shadow Anchored	2003		18,177	Square Feet	100.0%	03/27/17	11,300,000	01/31/17	56.6%	6,400,000	352
37	BSP	Rio Bravo Square	3211-3231 Coors Boulevard Southwest	Albuquerque	NM	87121	Bernalillo	1	Retail	Anchored	1989	1998	92,626	Square Feet	79.0%	04/01/17	10,300,000	01/11/17	60.6%	6,250,000	67
38	SMF VI	Green River Promenade	4300 Green River Road	Corona	CA	92880	Riverside	1	Retail	Unanchored	1993		40,756	Square Feet	97.2%	03/21/17	8,900,000	02/26/17	62.8%	5,600,000	137
39	BSP	Sleep Inn Charlotte	8525 North Tryon Street	Charlotte	NC	28262	Mecklenburg	1	Hotel	Limited Service	1997		120	Rooms	65.7%	02/28/17	11,000,000	02/10/17	49.8%	5,500,000	45,833
40	BSP	NW Florida Apartment Portfolio	Various	Various	FL	Various	Various	3	Multifamily	Garden	Various		175	Units	90.3%	04/01/17	9,040,000	10/03/16	59.8%	5,450,000	31,143
40.01	BSP	Southern Gardens	500 Kelly Mill Road	Valparaiso	FL	32580	Okaloosa	1	Multifamily	Garden	1987		84	Units	89.3%	04/01/17	4,600,000	10/03/16		2,826,089
40.02	BSP	Southern Breeze	4600 Range Road	Niceville	FL	32578	Okaloosa	1	Multifamily	Garden	1984		36	Units	91.7%	04/01/17	2,260,000	10/03/16		1,388,871
40.03	BSP	Southern Springs	125 North Davis Lane	Defuniak Springs	FL	32435	Walton	1	Multifamily	Garden	1984, 2006		55	Units	90.9%	04/01/17	2,180,000	10/03/16		1,235,040
41	SMF VI	Airport Center Warehouses	3750 Northwest 28th Street	Miami	FL	33142	Miami-Dade	1	Industrial	Flex	1978		50,800	Square Feet	100.0%	03/13/17	6,800,000	02/21/17	68.4%	4,650,000	92
42	SMF VI	9600 Perry Highway	9600 Perry Highway	Pittsburgh	PA	15237	Allegheny	1	Mixed Use	Office/Retail	1972	1998	44,396	Square Feet	95.4%	03/24/17	5,500,000	02/24/17	72.1%	3,975,000	90

A-1-1

ANNEX A-1

				Current						Net						Partial IO	Partial IO Loan
			Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Last IO	First P&I	Rem.	Rem.			Payment	Grace Period	Grace Period	Maturity
Loan #	Seller(1)	Property Name	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Payment	Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Date(11)
1	JPMCB	245 Park Avenue	98,000,000	626	12.5%	No	No	3.66940	0.01315	3.65625	Actual/360	303,829.72	3,645,956.61	05/05/17	07/01/17			120	0	120	0	1	0	0	06/01/27
2	JPMCB	211 Main Street	65,219,000	408	8.3%	No	No	3.55470	0.01440	3.54030	Actual/360	195,878.25	2,350,538.96	03/28/17	05/06/17			82	0	84	2	6	0	0	04/06/24
3	JPMCB	Browning Place	42,749,531	97	5.4%	No	No	5.34200	0.01880	5.32320	Actual/360	239,011.09	2,868,133.08	03/31/17	05/01/17			58	358	0	2	1	0	0	04/01/22
4	JPMCB	740 Madison	40,000,000	2,713	5.1%	No	No	4.00000	0.01440	3.98560	Actual/360	135,185.19	1,622,222.22	04/05/17	06/01/17			119	0	120	1	1	0	0	05/01/27
5	JPMCB	Diamond Hill Denver	32,000,000	86	4.1%	No	No	5.14800	0.01880	5.12920	Actual/360	174,688.96	2,096,267.52	03/20/17	05/01/17	04/01/19	05/01/19	58	360	24	2	1	0	0	04/01/22
6	JPMCB	Bingham Office Center	31,000,000	59	3.9%	No	No	4.25387	0.06630	4.18757	Actual/360	152,571.63	1,830,859.56	05/01/17	06/01/17	05/01/18	06/01/18	119	360	12	1	1	0	5 (Once per year)	05/01/27
7	JPMCB	2950 North Hollywood Way	30,842,460	190	3.9%	No	No	4.73200	0.01880	4.71320	Actual/360	161,374.51	1,936,494.12	01/27/17	03/01/17			116	356	0	4	1	5	5	02/01/27
8	JPMCB	Marriott Colorado Springs	25,611,823	82,886	3.3%	No	No	5.06000	0.03880	5.02120	Actual/360	139,096.27	1,669,155.24	01/31/17	03/01/17			116	356	0	4	1	0	5 (Once per year)	02/01/27
9	JPMCB	Pillsbury Portfolio	24,175,000	98,673	3.1%	No	No	5.23800	0.01880	5.21920	Actual/360	133,315.62	1,599,787.44	05/05/17	07/01/17			84	360	0	0	1	0	0	06/01/24
9.01	JPMCB	Allenwood	8,240,000		1.0%
9.02	JPMCB	Manor South	5,998,000		0.8%
9.03	JPMCB	Homestead	5,514,000		0.7%
9.04	JPMCB	Harborview	4,423,000		0.6%
10	BSP	Raytheon – 16800 Centretech	23,200,000	107	2.9%	No	No	5.30000	0.01880	5.28120	Actual/360	103,889.81	1,246,677.72	12/16/16	02/06/17			115	0	120	5	6	0	0	01/06/27
11	JPMCB	Humblewood Center	22,150,000	138	2.8%	No	No	4.57400	0.04880	4.52520	Actual/360	113,206.81	1,358,481.72	04/07/17	06/01/17	05/01/19	06/01/19	59	360	24	1	1	0	0	05/01/22
12	BSP	Wellington Marketplace	22,000,000	116	2.8%	No	No	5.12000	0.01880	5.10120	Actual/360	119,719.46	1,436,633.52	03/30/17	05/06/17	04/06/21	05/06/21	118	360	48	2	6	0	0	04/06/27
13	JPMCB	Diamond Hill Apartments	21,600,521	71,763	2.7%	No	Yes - Group 1	5.09600	0.04880	5.04720	Actual/360	118,038.12	1,416,457.44	11/02/16	01/01/17			54	354	0	6	1	0	0	12/01/21
14	BSP	Apex Fort Washington	21,000,000	140	2.7%	No	No	5.28000	0.01880	5.26120	Actual/360	116,353.29	1,396,239.52	02/17/17	04/06/17	03/06/19	04/06/19	117	360	24	3	6	0	0	03/06/27
15	JPMCB	Moffett Gateway	20,000,000	397	2.5%	No	No	3.31940	0.01440	3.30500	Actual/360	97,202.66	1,166,431.89	09/22/16	11/01/16	10/01/21	11/01/21	118	360	60	8	1	0	0	04/01/27
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	19,976,173	296	2.5%	No	No	5.15000	0.01880	5.13120	Actual/360	112,521.83	1,350,261.96	04/07/17	06/06/17			119	335	0	1	6	0	0	05/06/27
16.01	BSP	Walgreens - Carolina	6,452,481		0.8%
16.02	BSP	Walgreens - Catano	6,098,920		0.8%
16.03	BSP	Eckerd (La-Z-Boy)	2,722,416		0.3%
16.04	BSP	Rite Aid - Shelby	2,563,314		0.3%
16.05	BSP	Rite Aid - Coldwater	2,139,041		0.3%
17	SMF VI	Fireside Self Storage Portfolio	15,187,500	7,647	1.9%	No	No	4.88000	0.01880	4.86120	Actual/360	80,419.60	965,035.20	03/29/17	05/06/17	10/06/18	11/06/18	118	360	18	2	6	0	0	04/06/27
17.01	SMF VI	Castleton Self Storage	5,925,000		0.8%
17.02	SMF VI	Raytown Storage	2,850,000		0.4%
17.03	SMF VI	State Street Storage	2,700,000		0.3%
17.04	SMF VI	Beachway Self Storage	1,950,000		0.2%
17.05	SMF VI	Delaware Storage	1,762,500		0.2%
18	BSP	Island View Crossing	14,300,000	79	1.8%	No	No	5.40000	0.01880	5.38120	Actual/360	80,298.90	963,586.80	02/06/17	03/06/17	02/06/19	03/06/19	116	360	24	4	6	0	0	02/06/27
19	JPMCB	Modesto Springhill Suites	14,200,000	127,928	1.8%	No	Yes - Group 2	5.32000	0.01880	5.30120	Actual/360	79,029.72	948,356.64	12/22/16	02/01/17	01/01/20	02/01/20	115	360	36	5	1	0	0	01/01/27
20	BSP	Home Depot - Bridgeport	13,800,000	129	1.8%	No	No	5.15000	0.01880	5.13120	Actual/360	60,047.57	720,570.84	02/27/17	04/06/17			117	0	120	3	6	0	0	03/06/27
21	BSP	Romulus Airport Park	13,300,000	20	1.7%	No	No	4.16000	0.01880	4.14120	Actual/360	46,747.04	560,964.48	03/22/17	05/06/17			118	0	120	2	6	0	0	04/06/27
22	JPMCB	Courtyard Marriott Clemson	12,842,665	116,752	1.6%	No	No	4.63700	0.01880	4.61820	Actual/360	66,622.62	799,471.44	11/29/16	01/01/17			114	354	0	6	1	0	0	12/01/26
23	SMF VI	Knights Road Shopping Center	12,500,000	166	1.6%	No	No	4.96200	0.01880	4.94320	Actual/360	66,812.70	801,752.40	04/06/17	05/06/17	04/06/19	05/06/19	118	360	24	2	6	0	0	04/06/27
24	SMF VI	Monroe Park Tower	12,318,265	110	1.6%	No	No	4.95100	0.01880	4.93220	Actual/360	65,981.51	791,778.12	02/28/17	04/06/17			117	357	0	3	6	0	0	03/06/27
25	JPMCB	Elk Grove Hampton Inn	10,500,000	95,455	1.3%	No	Yes - Group 2	5.20600	0.01880	5.18720	Actual/360	57,695.57	692,346.84	12/28/16	02/01/17	01/01/20	02/01/20	115	360	36	5	1	0	0	01/01/27
26	SMF VI	Atrium Office	10,390,000	136	1.3%	No	No	5.11600	0.01880	5.09720	Actual/360	56,514.67	678,176.04	12/15/16	02/06/17	01/06/20	02/06/20	115	360	36	5	6	0	0	01/06/27
27	JPMCB	Quail Creek	9,739,799	50,728	1.2%	No	Yes - Group 1	5.06600	0.05880	5.00720	Actual/360	52,734.09	632,809.08	04/07/17	06/01/17			59	359	0	1	1	0	0	05/01/22
28	SMF VI	Holiday Inn Express - Augusta	9,389,964	80,256	1.2%	No	No	4.98000	0.01880	4.96120	Actual/360	50,346.40	604,156.80	04/10/17	06/06/17			119	359	0	1	6	0	0	05/06/27
29	SMF VI	Romeo Commons	9,345,453	122	1.2%	No	No	5.26700	0.06630	5.20070	Actual/360	51,867.85	622,414.20	03/03/17	04/06/17			117	357	0	3	6	0	0	03/06/27
30	SMF VI	106th South Office Building	9,200,000	136	1.2%	No	No	5.00500	0.01880	4.98620	Actual/360	49,415.71	592,988.52	03/31/17	05/06/17	04/06/21	05/06/21	118	360	48	2	6	0	0	04/06/27
31	SMF VI	Barrington Town Center	9,170,000	81	1.2%	No	No	4.91000	0.05880	4.85120	Actual/360	48,723.39	584,680.68	03/28/17	05/06/17	04/06/19	05/06/19	118	360	24	2	6	0	0	04/06/27
32	SMF VI	Pangea 16	9,000,000	42,453	1.1%	No	No	4.71500	0.01880	4.69620	Actual/360	35,853.65	430,243.75	03/30/17	05/06/17			118	0	120	2	6	0	0	04/06/27
32.01	SMF VI	7752 South Cornell Avenue	837,881		0.1%
32.02	SMF VI	7120-7132 South Wabash Avenue	722,311		0.1%
32.03	SMF VI	6832 South Crandon Avenue	664,526		0.1%
32.04	SMF VI	14015 South Tracy Avenue	664,526		0.1%
32.05	SMF VI	14021 South Tracy Avenue	664,526		0.1%
32.06	SMF VI	3560 West Cermak Road	635,634		0.1%
32.07	SMF VI	7654 South Marshfield Avenue	548,957		0.1%
32.08	SMF VI	708 South Karlov Avenue	491,172		0.1%
32.09	SMF VI	14119 South Tracy Avenue	462,279		0.1%
32.10	SMF VI	701 North Lotus Avenue	462,279		0.1%
32.11	SMF VI	404 South 4th Avenue	418,941		0.1%
32.12	SMF VI	7254 South University Avenue	404,494		0.1%
32.13	SMF VI	464 Gordon Avenue	375,602		0.0%
32.14	SMF VI	470 Gordon Avenue	375,602		0.0%
32.15	SMF VI	7210 South Yates Boulevard	375,602		0.0%
32.16	SMF VI	7236 South Yates Boulevard	346,709		0.0%
32.17	SMF VI	7249-7153 South Blackstone Avenue	317,817		0.0%
32.18	SMF VI	14100 South Tracy Avenue	231,140		0.0%
33	SMF VI	Village Center Plaza	8,300,000	230	1.1%	No	No	5.02000	0.01880	5.00120	Actual/360	44,657.70	535,892.40	03/31/17	05/06/17	04/06/19	05/06/19	118	360	24	2	6	0	0	04/06/27
34	JPMCB	1201 Oak Lawn	8,250,000	208	1.0%	No	No	4.75000	0.01880	4.73120	Actual/360	43,035.91	516,430.92	04/07/17	06/01/17	05/01/20	06/01/20	119	360	36	1	1	0	0	05/01/27
35	BSP	Chancellor Square Orlando	7,625,000	54	1.0%	No	No	4.81000	0.01880	4.79120	Actual/360	40,051.84	480,622.08	03/17/17	05/06/17	04/06/22	05/06/22	118	360	60	2	6	0	0	04/06/27
36	SMF VI	Paradise Victoria Village	6,400,000	352	0.8%	No	No	4.81300	0.01880	4.79420	Actual/360	26,025.85	312,310.22	03/29/17	05/06/17			118	0	120	2	6	0	0	04/06/27
37	BSP	Rio Bravo Square	6,243,606	67	0.8%	No	No	5.16000	0.01880	5.14120	Actual/360	34,165.16	409,981.92	04/25/17	06/06/17			119	359	0	1	6	0	0	05/06/27
38	SMF VI	Green River Promenade	5,587,020	137	0.7%	No	No	4.89800	0.01880	4.87920	Actual/360	29,713.89	356,566.68	03/23/17	05/06/17			118	358	0	2	6	0	0	04/06/27
39	BSP	Sleep Inn Charlotte	5,483,026	45,692	0.7%	No	No	5.27000	0.01880	5.25120	Actual/360	33,023.55	396,282.60	03/31/17	05/06/17			118	298	0	2	6	0	0	04/06/27
40	BSP	NW Florida Apartment Portfolio	5,408,983	30,908	0.7%	No	No	5.53300	0.01880	5.51420	Actual/360	32,590.63	391,087.60	12/22/16	02/06/17			115	295	0	5	6	0	0	01/06/27
40.01	BSP	Southern Gardens	2,804,819		0.4%
40.02	BSP	Southern Breeze	1,378,418		0.2%
40.03	BSP	Southern Springs	1,225,745		0.2%
41	SMF VI	Airport Center Warehouses	4,650,000	92	0.6%	No	No	5.11300	0.01880	5.09420	Actual/360	25,284.32	303,411.84	03/14/17	05/06/17	04/06/20	05/06/20	118	360	36	2	6	0	0	04/06/27
42	SMF VI	9600 Perry Highway	3,966,378	89	0.5%	No	No	5.21600	0.05880	5.15720	Actual/360	21,866.46	262,397.52	03/23/17	05/06/17			118	358	0	2	6	0	0	04/06/27

A-1-2

ANNEX A-1

								HISTORICAL FINANCIALS(13)

				Final	Maturity/ARD	Maturity	Prepayment	2014	2014	2014	2015	2015	2015	2016	2016	2016	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	245 Park Avenue	No		98,000,000	48.9%	L(24),Def(92),O(4)	150,892,259	52,333,954	98,558,305	160,661,057	57,993,351	102,667,706	167,638,950	60,922,988	106,715,962	168,887,445	61,210,770	107,676,675	03/31/17
2	JPMCB	211 Main Street	No		65,219,000	57.9%	Grtr1%orYM(26),DeforGrtr1%orYM(51),O(7)	11,835,263	2,081,659	9,753,604	11,986,057	2,163,738	9,822,319	12,007,034	2,236,172	9,770,862
3	JPMCB	Browning Place	No		39,710,047	64.3%	L(25),Grtr1%orYM(11),O(24)	6,144,019	3,194,602	2,949,417	7,435,852	3,261,721	4,174,131	8,300,907	3,417,243	4,883,664	8,406,717	3,212,096	5,194,621	03/31/17
4	JPMCB	740 Madison	Yes	05/01/29	40,000,000	60.0%	L(25),Grtr1%orYM(92),O(3)
5	JPMCB	Diamond Hill Denver	No		30,625,136	59.1%	L(24),Grtr1%orYM(11),O(25)	5,854,668	2,937,952	2,916,716	5,790,661	2,995,682	2,794,979	6,304,497	3,025,349	3,279,149	6,391,274	3,071,486	3,319,789	02/28/17
6	JPMCB	Bingham Office Center	No		25,591,842	49.2%	L(25),Grtr1%orYM(91),O(4)	6,722,025	3,177,278	3,544,747	6,576,486	2,943,902	3,632,584	6,734,658	2,982,522	3,752,136	6,895,740	3,016,212	3,879,529	03/31/17
7	JPMCB	2950 North Hollywood Way	No		25,254,754	39.5%	L(28),Def(88),O(4)	5,105,150	1,700,492	3,404,658	5,029,262	1,780,780	3,248,482	4,017,945	1,620,021	2,397,924
8	JPMCB	Marriott Colorado Springs	No		21,193,253	51.9%	L(25),Grtr1%orYM(93),O(2)	10,369,468	8,398,943	1,970,525	11,971,052	8,933,127	3,037,925	13,297,687	9,761,080	3,536,607
9	JPMCB	Pillsbury Portfolio	No		21,511,582	53.9%	L(24),Grtr1%orYM(57),O(3)	10,393,960	7,933,460	2,460,500	10,574,861	8,061,459	2,513,402	10,862,145	7,744,898	3,117,248	10,971,262	7,798,216	3,173,046	03/31/17
9.01	JPMCB	Allenwood			7,332,179			3,494,785	2,443,772	1,051,013	3,563,341	2,660,684	902,657	3,685,333	2,524,650	1,160,683	3,698,163	2,519,596	1,178,566	03/31/17
9.02	JPMCB	Manor South			5,337,186			3,269,247	2,894,629	374,618	3,227,028	2,671,221	555,808	3,377,593	2,563,128	814,465	3,460,224	2,639,418	820,807	03/31/17
9.03	JPMCB	Homestead			4,906,509			2,489,705	1,959,318	530,387	2,693,039	2,026,090	666,949	2,632,022	1,978,345	653,677	2,668,438	1,973,089	695,350	03/31/17
9.04	JPMCB	Harborview			3,935,707			1,140,223	635,741	504,482	1,091,454	703,465	387,989	1,167,198	678,774	488,423	1,144,436	666,113	478,323	03/31/17
10	BSP	Raytheon – 16800 Centretech	No		23,200,000	56.6%	L(29),Def(87),O(4)				3,523,078	0	3,523,078	2,745,860	0	2,745,860	2,669,002	0	2,669,002	02/28/17
11	JPMCB	Humblewood Center	No		21,089,495	65.6%	L(25),Def(32),O(3)	3,716,067	966,919	2,749,148	3,398,817	1,048,936	2,349,881	3,826,363	1,146,252	2,680,111
12	BSP	Wellington Marketplace	No		19,935,614	58.7%	L(26),Def(90),O(4)	2,722,227	992,122	1,730,105	2,824,577	992,742	1,831,835	2,966,717	1,055,813	1,910,904	3,028,863	1,063,730	1,965,133	02/28/17
13	JPMCB	Diamond Hill Apartments	No		20,087,203	69.3%	L(25),Grtr1%orYM(32),O(3)	2,757,589	1,421,015	1,336,574	2,943,177	1,507,361	1,435,816	3,256,468	1,692,018	1,564,450	3,282,796	1,705,508	1,577,288	01/31/17
14	BSP	Apex Fort Washington	No		18,300,643	56.1%	L(27),Def(89),O(4)				6,620,651	3,686,902	2,933,749	5,049,485	3,355,461	1,694,024	5,108,224	3,202,404	1,905,820	02/28/17
15	JPMCB	Moffett Gateway	No		16,990,665	39.3%	L(32),Def(87),O(7)
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	No		16,002,700	56.6%	L(25),Def(91),O(4)	2,030,539	0	2,030,539	2,030,539	0	2,030,539	2,030,539	0	2,030,539
16.01	BSP	Walgreens - Carolina			5,169,014
16.02	BSP	Walgreens - Catano			4,885,780
16.03	BSP	Eckerd (La-Z-Boy)			2,180,899
16.04	BSP	Rite Aid - Shelby			2,053,444
16.05	BSP	Rite Aid - Coldwater			1,713,563
17	SMF VI	Fireside Self Storage Portfolio	No		12,940,365	58.3%	L(26),DeforGrtr1%orYM(89),O(5)	2,249,788	1,003,890	1,245,898	2,378,039	972,246	1,405,793	2,455,820	1,030,602	1,425,218	2,469,220	1,052,335	1,416,885	01/31/17
17.01	SMF VI	Castleton Self Storage			5,048,340			723,707	281,181	442,526	728,101	272,682	455,419	741,157	293,850	447,307	748,288	296,436	451,852	01/31/17
17.02	SMF VI	Raytown Storage			2,428,315			421,636	170,489	251,147	421,126	162,213	258,913	448,434	171,147	277,287	452,880	179,844	273,036	01/31/17
17.03	SMF VI	State Street Storage			2,300,509			457,739	223,294	234,445	523,410	218,662	304,748	524,172	238,765	285,407	523,873	242,756	281,117	01/31/17
17.04	SMF VI	Beachway Self Storage			1,661,479			345,650	158,162	187,488	363,236	155,123	208,114	381,900	165,346	216,554	382,821	168,128	214,693	01/31/17
17.05	SMF VI	Delaware Storage			1,501,722			301,057	170,765	130,292	342,165	163,567	178,599	360,157	161,495	198,662	361,357	165,171	196,187	01/31/17
18	BSP	Island View Crossing	No		12,494,943	62.5%	L(28),Def(88),O(4)	1,786,583	931,921	854,662	2,673,250	1,275,719	1,397,531	2,733,785	1,456,919	1,276,866	2,795,622	1,507,966	1,287,656	01/31/17
19	JPMCB	Modesto Springhill Suites	No		12,657,070	57.5%	L(25),Grtr1%orYM(88),O(7)	3,695,589	2,344,967	1,350,622	3,870,915	2,473,499	1,397,416	4,498,013	2,723,747	1,774,266	4,537,027	2,746,636	1,790,391	01/31/17
20	BSP	Home Depot - Bridgeport	Yes	03/06/37	13,800,000	66.5%	L(27),Def(89),O(4)
21	BSP	Romulus Airport Park	No		13,300,000	53.0%	L(26),Def(90),O(4)				2,885,618	1,210,984	1,674,634	3,304,299	1,122,398	2,181,901	3,294,785	1,179,748	2,115,037	01/31/17
22	JPMCB	Courtyard Marriott Clemson	No		10,509,659	54.2%	L(25),Grtr1%orYM(92),O(3)	3,537,865	2,156,679	1,381,186	3,846,602	2,296,895	1,549,707	4,161,037	2,480,556	1,680,481	4,105,462	2,446,769	1,658,693	03/31/17
23	SMF VI	Knights Road Shopping Center	No		10,806,241	57.2%	L(26),Def(88),O(6)	1,591,676	468,339	1,123,337	1,664,898	403,325	1,261,573	1,957,104	475,259	1,481,845
24	SMF VI	Monroe Park Tower	No		10,146,047	56.4%	L(27),Def(89),O(4)	1,833,622	1,037,601	796,021	2,393,776	1,079,589	1,314,188	2,409,964	968,478	1,441,486
25	JPMCB	Elk Grove Hampton Inn	No		9,336,537	56.6%	L(25),Grtr1%orYM(88),O(7)	2,833,594	2,040,940	792,654	3,546,351	2,337,904	1,208,447	3,887,731	2,526,114	1,361,617	3,898,322	2,523,980	1,374,342	01/31/17
26	SMF VI	Atrium Office	No		9,220,928	58.7%	L(29),Def(87),O(4)	1,281,508	527,128	754,381	1,344,299	499,002	845,297	1,531,542	502,152	1,029,390
27	JPMCB	Quail Creek	No		9,001,155	65.7%	L(25),Grtr1%orYM(32),O(3)				1,346,973	788,466	558,507	1,595,011	794,099	800,912	1,613,635	804,659	808,976	01/31/17
28	SMF VI	Holiday Inn Express - Augusta	No		7,723,458	47.7%	L(25),Def(91),O(4)				2,265,427	1,565,397	700,030	3,330,348	1,997,836	1,332,512	3,421,554	2,017,678	1,403,876	01/31/17
29	SMF VI	Romeo Commons	No		7,774,773	54.4%	L(27),Def(89),O(4)	1,479,332	535,982	943,350	1,407,676	550,858	856,818	1,465,092	497,532	967,560
30	SMF VI	106th South Office Building	No		8,319,201	65.5%	L(26),Def(90),O(4)	1,574,524	484,374	1,090,150	1,391,319	461,789	929,530	1,270,241	395,115	875,126
31	SMF VI	Barrington Town Center	No		7,916,938	58.4%	L(26),Def(90),O(4)	1,611,985	598,907	1,013,078	1,618,162	597,045	1,021,116	1,653,289	543,190	1,110,099
32	SMF VI	Pangea 16	No		9,000,000	57.8%	L(26),Def(88),O(6)										1,234,001	837,615	396,386	01/31/17
32.01	SMF VI	7752 South Cornell Avenue			837,881
32.02	SMF VI	7120-7132 South Wabash Avenue			722,311
32.03	SMF VI	6832 South Crandon Avenue			664,526
32.04	SMF VI	14015 South Tracy Avenue			664,526
32.05	SMF VI	14021 South Tracy Avenue			664,526
32.06	SMF VI	3560 West Cermak Road			635,634
32.07	SMF VI	7654 South Marshfield Avenue			548,957
32.08	SMF VI	708 South Karlov Avenue			491,172
32.09	SMF VI	14119 South Tracy Avenue			462,279
32.10	SMF VI	701 North Lotus Avenue			462,279
32.11	SMF VI	404 South 4th Avenue			418,941
32.12	SMF VI	7254 South University Avenue			404,494
32.13	SMF VI	464 Gordon Avenue			375,602
32.14	SMF VI	470 Gordon Avenue			375,602
32.15	SMF VI	7210 South Yates Boulevard			375,602
32.16	SMF VI	7236 South Yates Boulevard			346,709
32.17	SMF VI	7249-7153 South Blackstone Avenue			317,817
32.18	SMF VI	14100 South Tracy Avenue			231,140
33	SMF VI	Village Center Plaza	No		7,185,915	61.4%	L(26),Def(90),O(4)	1,151,319	338,422	812,898	1,120,402	365,169	755,233	1,173,786	378,211	795,574
34	JPMCB	1201 Oak Lawn	No		7,262,463	58.3%	L(25),Grtr1%orYM(88),O(7)
35	BSP	Chancellor Square Orlando	No		7,011,853	57.9%	L(26),Def(90),O(4)	941,209	293,338	647,870	701,732	299,948	401,784	1,074,338	307,211	767,128
36	SMF VI	Paradise Victoria Village	No		6,400,000	56.6%	L(26),Grtr1%orYM(90),O(4)	755,546	223,759	531,787	801,120	205,396	595,724	831,782	196,840	634,942
37	BSP	Rio Bravo Square	No		5,165,372	50.1%	L(25),Def(91),O(4)	900,355	299,995	600,360	947,630	293,879	653,751	965,762	295,113	670,649	979,524	290,165	689,359	03/31/17
38	SMF VI	Green River Promenade	No		4,588,541	51.6%	L(26),Def(89),O(5)	360,413	213,865	146,548	512,634	220,805	291,829	720,275	234,503	485,772
39	BSP	Sleep Inn Charlotte	No		4,152,470	37.7%	L(26),Def(90),O(4)	2,128,297	1,359,831	768,466	2,244,234	1,239,041	1,005,193	2,512,526	1,353,912	1,158,614	2,437,252	1,372,124	1,065,128	02/28/17
40	BSP	NW Florida Apartment Portfolio	No		4,260,932	47.1%	L(29),Def(87),O(4)	1,130,012	389,082	740,930	1,157,198	346,452	810,746	1,207,127	382,643	824,484	1,216,201	381,352	834,849	03/31/17
40.01	BSP	Southern Gardens			2,209,499			560,712	191,541	369,171	547,907	161,334	386,572	588,513	181,464	407,050	599,643	177,720	421,923	03/31/17
40.02	BSP	Southern Breeze			1,085,850			287,980	105,568	182,413	308,708	91,495	217,213	331,263	101,149	230,114	327,590	99,985	227,605	03/31/17
40.03	BSP	Southern Springs			965,582			281,320	91,974	189,346	300,584	93,623	206,961	287,351	100,031	187,321	288,968	103,647	185,320	03/31/17
41	SMF VI	Airport Center Warehouses	No		4,126,044	60.7%	L(26),Def(90),O(4)	508,996	102,464	406,532	538,670	96,941	441,729	610,358	107,078	503,280	593,796	103,264	490,532	01/31/17
42	SMF VI	9600 Perry Highway	No		3,290,864	59.8%	L(26),Def(90),O(4)	772,636	336,233	436,403	771,009	341,498	429,511	796,387	338,323	458,064	793,951	343,759	450,192	02/28/17

A-1-3

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF	Title	Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Type(18)	Expiration	Extension Terms	PML %
1	JPMCB	245 Park Avenue	91.5%	177,756,680	62,448,738	115,307,942	5,743,040	109,564,903	2.87	2.73	10.7%	10.1%	Fee
2	JPMCB	211 Main Street	98.0%	19,906,520	4,533,300	15,373,221	83,453	15,289,768	2.51	2.49	9.0%	9.0%	Fee			18%
3	JPMCB	Browning Place	85.0%	8,090,202	3,443,212	4,646,990	789,530	3,857,461	1.62	1.34	10.9%	9.0%	Fee
4	JPMCB	740 Madison	96.5%	8,850,115	1,681,076	7,169,038	4,976	7,164,062	1.96	1.96	8.0%	8.0%	Fee
5	JPMCB	Diamond Hill Denver	74.2%	6,444,581	3,056,508	3,388,073	511,930	2,876,143	1.62	1.37	10.6%	9.0%	Fee
6	JPMCB	Bingham Office Center	83.6%	7,251,878	3,017,488	4,234,390	589,209	3,645,181	2.31	1.99	13.7%	11.8%	Fee
7	JPMCB	2950 North Hollywood Way	95.0%	5,627,133	1,839,907	3,787,226	377,434	3,409,792	1.96	1.76	12.3%	11.1%	Fee			15%
8	JPMCB	Marriott Colorado Springs	68.9%	13,298,302	9,835,601	3,462,701	0	3,462,701	2.07	2.07	13.5%	13.5%	Fee
9	JPMCB	Pillsbury Portfolio	88.1%	10,816,423	8,252,740	2,563,683	85,750	2,477,933	1.60	1.55	10.6%	10.2%	Fee
9.01	JPMCB	Allenwood	88.0%	3,660,416	2,668,654	991,762	29,050	962,712					Fee
9.02	JPMCB	Manor South	93.0%	3,497,260	2,786,643	710,617	21,700	688,917					Fee
9.03	JPMCB	Homestead	93.0%	2,550,658	2,109,434	441,224	19,600	421,624					Fee
9.04	JPMCB	Harborview	75.0%	1,108,089	688,009	420,080	15,400	404,680					Fee
10	BSP	Raytheon – 16800 Centretech	95.0%	2,462,368	50,000	2,412,368	151,750	2,260,618	1.94	1.81	10.4%	9.7%	Fee
11	JPMCB	Humblewood Center	88.8%	3,719,654	1,041,724	2,677,930	211,299	2,466,630	1.97	1.82	12.1%	11.1%	Fee
12	BSP	Wellington Marketplace	92.9%	3,212,027	1,078,158	2,133,868	126,909	2,006,959	1.49	1.40	9.7%	9.1%	Fee
13	JPMCB	Diamond Hill Apartments	91.8%	3,493,364	1,569,455	1,923,909	75,250	1,848,659	1.36	1.31	8.9%	8.6%	Fee
14	BSP	Apex Fort Washington	89.1%	9,066,246	3,535,452	5,530,794	464,463	5,066,331	1.53	1.40	10.1%	9.3%	Fee
15	JPMCB	Moffett Gateway	95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%	Fee			15%
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	95.8%	1,832,785	61,607	1,771,178	37,169	1,734,009	1.31	1.28	8.9%	8.7%	Fee			Various
16.01	BSP	Walgreens - Carolina											Fee			10%
16.02	BSP	Walgreens - Catano											Fee			10%
16.03	BSP	Eckerd (La-Z-Boy)											Fee
16.04	BSP	Rite Aid - Shelby											Fee
16.05	BSP	Rite Aid - Coldwater											Fee
17	SMF VI	Fireside Self Storage Portfolio	83.2%	2,469,220	1,045,785	1,423,435	26,695	1,396,740	1.48	1.45	9.4%	9.2%	Fee
17.01	SMF VI	Castleton Self Storage	86.1%	748,288	294,643	453,645	8,361	445,284					Fee
17.02	SMF VI	Raytown Storage	78.5%	452,880	178,353	274,527	6,126	268,401					Fee
17.03	SMF VI	State Street Storage	79.9%	523,873	241,374	282,499	6,012	276,487					Fee
17.04	SMF VI	Beachway Self Storage	83.2%	382,821	167,350	215,471	3,938	211,533					Fee
17.05	SMF VI	Delaware Storage	88.2%	361,357	164,065	197,292	2,258	195,034					Fee
18	BSP	Island View Crossing	89.0%	3,171,290	1,566,040	1,605,250	132,979	1,472,271	1.67	1.53	11.2%	10.3%	Fee
19	JPMCB	Modesto Springhill Suites	84.2%	4,524,936	2,750,147	1,774,790	0	1,774,790	1.87	1.87	12.5%	12.5%	Fee			11%
20	BSP	Home Depot - Bridgeport	97.5%	1,173,725	54,647	1,119,077	16,050	1,103,027	1.55	1.53	8.1%	8.0%	Fee
21	BSP	Romulus Airport Park	86.2%	3,313,693	1,254,428	2,059,265	206,071	1,853,194	3.67	3.30	15.5%	13.9%	Fee
22	JPMCB	Courtyard Marriott Clemson	70.7%	4,105,462	2,417,006	1,688,456	0	1,688,456	2.11	2.11	13.1%	13.1%	Fee
23	SMF VI	Knights Road Shopping Center	92.7%	1,839,042	444,564	1,394,477	79,930	1,314,548	1.74	1.64	11.2%	10.5%	Fee
24	SMF VI	Monroe Park Tower	89.1%	2,843,070	969,481	1,873,589	151,204	1,722,385	2.37	2.18	15.2%	14.0%	Fee
25	JPMCB	Elk Grove Hampton Inn	76.7%	3,657,121	2,424,227	1,232,894	0	1,232,894	1.78	1.78	11.7%	11.7%	Fee			10%
26	SMF VI	Atrium Office	84.0%	1,484,137	501,362	982,775	99,547	883,228	1.45	1.30	9.5%	8.5%	Fee			8%
27	JPMCB	Quail Creek	91.4%	1,713,610	750,529	963,081	48,000	915,081	1.52	1.45	9.9%	9.4%	Fee
28	SMF VI	Holiday Inn Express - Augusta	66.4%	3,412,426	2,050,072	1,362,354	0	1,362,354	2.25	2.25	14.5%	14.5%	Fee
29	SMF VI	Romeo Commons	95.0%	1,476,618	486,121	990,496	85,438	905,058	1.59	1.45	10.6%	9.7%	Fee
30	SMF VI	106th South Office Building	95.0%	1,403,877	424,958	978,918	41,290	937,628	1.65	1.58	10.6%	10.2%	Fee			8%
31	SMF VI	Barrington Town Center	93.3%	1,589,123	518,244	1,070,879	95,354	975,525	1.83	1.67	11.7%	10.6%	Fee
32	SMF VI	Pangea 16	90.1%	1,991,263	836,164	1,155,099	53,000	1,102,099	2.68	2.56	12.8%	12.2%	Fee
32.01	SMF VI	7752 South Cornell Avenue											Fee
32.02	SMF VI	7120-7132 South Wabash Avenue											Fee
32.03	SMF VI	6832 South Crandon Avenue											Fee
32.04	SMF VI	14015 South Tracy Avenue											Fee
32.05	SMF VI	14021 South Tracy Avenue											Fee
32.06	SMF VI	3560 West Cermak Road											Fee
32.07	SMF VI	7654 South Marshfield Avenue											Fee
32.08	SMF VI	708 South Karlov Avenue											Fee
32.09	SMF VI	14119 South Tracy Avenue											Fee
32.10	SMF VI	701 North Lotus Avenue											Fee
32.11	SMF VI	404 South 4th Avenue											Fee
32.12	SMF VI	7254 South University Avenue											Fee
32.13	SMF VI	464 Gordon Avenue											Fee
32.14	SMF VI	470 Gordon Avenue											Fee
32.15	SMF VI	7210 South Yates Boulevard											Fee
32.16	SMF VI	7236 South Yates Boulevard											Fee
32.17	SMF VI	7249-7153 South Blackstone Avenue											Fee
32.18	SMF VI	14100 South Tracy Avenue											Fee
33	SMF VI	Village Center Plaza	94.2%	1,160,903	389,300	771,603	55,975	715,627	1.44	1.34	9.3%	8.6%	Fee
34	JPMCB	1201 Oak Lawn	95.0%	909,470	182,662	726,808	57,157	669,650	1.41	1.30	8.8%	8.1%	Fee
35	BSP	Chancellor Square Orlando	90.0%	1,489,544	385,913	1,103,632	127,601	976,031	2.30	2.03	14.5%	12.8%	Fee
36	SMF VI	Paradise Victoria Village	95.0%	859,721	217,325	642,396	32,407	609,989	2.06	1.95	10.0%	9.5%	Fee			11%
37	BSP	Rio Bravo Square	74.6%	948,368	269,942	678,425	50,207	628,218	1.65	1.53	10.9%	10.1%	Fee
38	SMF VI	Green River Promenade	92.6%	818,293	251,530	566,763	42,695	524,067	1.59	1.47	10.1%	9.4%	Fee			12%
39	BSP	Sleep Inn Charlotte	65.7%	2,437,252	1,374,125	1,063,127	0	1,063,127	2.68	2.68	19.4%	19.4%	Fee
40	BSP	NW Florida Apartment Portfolio	90.3%	1,259,691	490,954	768,736	57,750	710,986	1.97	1.82	14.2%	13.1%	Fee
40.01	BSP	Southern Gardens	89.0%	607,887	223,202	384,685	27,720	356,965					Fee
40.02	BSP	Southern Breeze	92.1%	315,795	128,691	187,104	11,880	175,224					Fee
40.03	BSP	Southern Springs	91.1%	336,009	139,061	196,947	18,150	178,797					Fee
41	SMF VI	Airport Center Warehouses	95.0%	587,661	118,823	468,839	22,860	445,979	1.55	1.47	10.1%	9.6%	Fee
42	SMF VI	9600 Perry Highway	93.1%	769,500	339,329	430,171	45,388	384,783	1.64	1.47	10.8%	9.7%	Fee

A-1-4

ANNEX A-1

			UPFRONT ESCROW(16)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(18)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)(21)
1	JPMCB	245 Park Avenue	47,738	0	0	0	0	227,000	0	11,431,608	Outstanding Rollover/Free Rent Reserve
2	JPMCB	211 Main Street	0	0	0	0	0	0	0	0
3	JPMCB	Browning Place	14,017	0	0	3,000,000	408,036	0	0	82,765	Outstanding TI/LC Reserve
4	JPMCB	740 Madison	0	0	0	0	2,595,218	0	5,190,000	2,000,000	Rent Credit Reserve
5	JPMCB	Diamond Hill Denver	6,236	376,875	0	546,767	0	0	0	238,645	Outstanding TI/LC Reserve: 188,558; Free Rent Reserve: 50,087
6	JPMCB	Bingham Office Center	200,000	0	0	800,000	469,845	0	0	305,292	Outstanding TI/LC Reserve: 176,839; Free Rent Reserve: 128,453
7	JPMCB	2950 North Hollywood Way	0	0	0	0	227,454	0	0	12,569,711	Outstanding TI/LC Reserve: 9,314,933; Free Rent Reserve: 3,254,778
8	JPMCB	Marriott Colorado Springs	32,612	0	0	0	0	0	0	8,023,640	PIP Reserve
9	JPMCB	Pillsbury Portfolio	7,146	0	0	0	83,197	0	0	0
9.01	JPMCB	Allenwood
9.02	JPMCB	Manor South
9.03	JPMCB	Homestead
9.04	JPMCB	Harborview
10	BSP	Raytheon – 16800 Centretech	0	0	0	0	0	0	0	0
11	JPMCB	Humblewood Center	5,527	145,976	0	12,500	247,149	0	0	458,874	Roof Reserve: 275,124.35; Outstanding TI/LC Reserve: 183,750
12	BSP	Wellington Marketplace	0	11,838	0	0	252,213	128,781	0	524,193	Rocky’s Ace Hardware Reserve: 500,000; Once Upon a Child Reserve: 24,193
13	JPMCB	Diamond Hill Apartments	500,000	0	0	0	330,620	0	0	0
14	BSP	Apex Fort Washington	0	125,581	0	704,651	349,538	14,782	0	6,693,098	Concessions Reserve: 2,736,408.23; Outstanding TI/LC Reserve: 2,206,689.39; AstraZeneca TI/LC Reserve: 1,750,000
15	JPMCB	Moffett Gateway	0	0	0	0	180,864	0	0	86,961,915	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	0	0	0	0	0	5,519	0	0
16.01	BSP	Walgreens - Carolina
16.02	BSP	Walgreens - Catano
16.03	BSP	Eckerd (La-Z-Boy)
16.04	BSP	Rite Aid - Shelby
16.05	BSP	Rite Aid - Coldwater
17	SMF VI	Fireside Self Storage Portfolio	0	0	0	0	80,564	4,975	0	0
17.01	SMF VI	Castleton Self Storage
17.02	SMF VI	Raytown Storage
17.03	SMF VI	State Street Storage
17.04	SMF VI	Beachway Self Storage
17.05	SMF VI	Delaware Storage
18	BSP	Island View Crossing	0	0	0	400,000	282,191	20,567	0	0
19	JPMCB	Modesto Springhill Suites	20,226	0	0	0	48,848	0	0	0
20	BSP	Home Depot - Bridgeport	0	0	0	0	0	18,184	0	0
21	BSP	Romulus Airport Park	0	169,750	0	250,000	0	0	0	0
22	JPMCB	Courtyard Marriott Clemson	13,825	0	0	0	10,165	1,000	0	1,024,686	PIP Reserve
23	SMF VI	Knights Road Shopping Center	0	38,250	0	50,000	38,334	5,176	0	0
24	SMF VI	Monroe Park Tower	0	0	0	200,000	89,738	39,140	0	229,100	Elevator Renovation Reserve
25	JPMCB	Elk Grove Hampton Inn	16,039	0	0	0	37,787	0	0	0
26	SMF VI	Atrium Office	0	25,200	0	240,000	48,117	17,846	0	0
27	JPMCB	Quail Creek	4,000	18,000	0	0	56,667	0	0	0
28	SMF VI	Holiday Inn Express - Augusta	250,000	0	0	0	43,194	16,323	50,346	0
29	SMF VI	Romeo Commons	0	78,108	0	100,000	84,432	8,673	0	370,447	Major Tenant TI/LC Reserve: 303,327.53; Free Rent Reserve: 67,119.06
30	SMF VI	106th South Office Building	0	0	0	365,000	71,989	4,561	0	31,682	Outstanding TI/LC Reserve
31	SMF VI	Barrington Town Center	0	24,375	0	500,000	76,649	5,341	0	75,244	Cinemark Reserve
32	SMF VI	Pangea 16	0	0	0	0	48,433	46,094	0	0
32.01	SMF VI	7752 South Cornell Avenue
32.02	SMF VI	7120-7132 South Wabash Avenue
32.03	SMF VI	6832 South Crandon Avenue
32.04	SMF VI	14015 South Tracy Avenue
32.05	SMF VI	14021 South Tracy Avenue
32.06	SMF VI	3560 West Cermak Road
32.07	SMF VI	7654 South Marshfield Avenue
32.08	SMF VI	708 South Karlov Avenue
32.09	SMF VI	14119 South Tracy Avenue
32.10	SMF VI	701 North Lotus Avenue
32.11	SMF VI	404 South 4th Avenue
32.12	SMF VI	7254 South University Avenue
32.13	SMF VI	464 Gordon Avenue
32.14	SMF VI	470 Gordon Avenue
32.15	SMF VI	7210 South Yates Boulevard
32.16	SMF VI	7236 South Yates Boulevard
32.17	SMF VI	7249-7153 South Blackstone Avenue
32.18	SMF VI	14100 South Tracy Avenue
33	SMF VI	Village Center Plaza	0	0	0	0	61,004	48,827	0	500,000	StarTex Reserve
34	JPMCB	1201 Oak Lawn	496	0	0	4,130	34,069	0	0	1,140,241	Outstanding TI/LC Reserve: 806,078; Free Rent Reserve: 334,163
35	BSP	Chancellor Square Orlando	0	0	0	0	75,247	7,981	0	231,537	Occupancy Reserve
36	SMF VI	Paradise Victoria Village	0	0	0	0	5,340	8,165	0	9,263	Wingstop Allowance Reserve
37	BSP	Rio Bravo Square	66,262	0	0	100,000	9,842	15,000	0	1,256,492	dd’s Termination Reserve: 1,250,000; Unfunded Potential Obligation Reserve: 6,491.52
38	SMF VI	Green River Promenade	0	0	0	0	18,734	5,807	0	0
39	BSP	Sleep Inn Charlotte	0	0	0	0	34,125	7,296	0	21,875	PIP Reserve
40	BSP	NW Florida Apartment Portfolio	0	118,283	0	0	16,083	57,287	0	0
40.01	BSP	Southern Gardens
40.02	BSP	Southern Breeze
40.03	BSP	Southern Springs
41	SMF VI	Airport Center Warehouses	0	14,688	0	100,000	24,786	7,710	0	0
42	SMF VI	9600 Perry Highway	0	0	0	100,000	48,799	8,591	0	0

A-1-5

ANNEX A-1

			MONTHLY ESCROW(17)							RESERVE CAPS(18)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly	CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(21)	Description ($)(21)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB	245 Park Avenue	47,738	0	Springing	3,878,518	113,500	0
2	JPMCB	211 Main Street	Springing	0	Springing	Springing	Springing	0		183,597		1,251,798
3	JPMCB	Browning Place	14,017	0	Springing	102,009	Springing	0		504,605		1,991,862
4	JPMCB	740 Madison	0	0	0	Springing	Springing	0
5	JPMCB	Diamond Hill Denver	6,236	0	46,767	78,939	Springing	0
6	JPMCB	Bingham Office Center	8,706	0	65,297	58,731	Springing	0				2,500,000
7	JPMCB	2950 North Hollywood Way	2,083	0	Springing	45,491	Springing	0
8	JPMCB	Marriott Colorado Springs	3% of Gross Revenues	0	0	23,000	Springing	Springing	PIP Reserve
9	JPMCB	Pillsbury Portfolio	7,146	0	0	23,865	Springing	0
9.01	JPMCB	Allenwood
9.02	JPMCB	Manor South
9.03	JPMCB	Homestead
9.04	JPMCB	Harborview
10	BSP	Raytheon – 16800 Centretech	Springing	0	13,549	Springing	Springing	0
11	JPMCB	Humblewood Center	5,527	0	12,500	49,430	Springing	0				675,000
12	BSP	Wellington Marketplace	2,365	0	9,461	42,036	9,199	0				400,000
13	JPMCB	Diamond Hill Apartments	8,750	0	0	27,643	Springing	0
14	BSP	Apex Fort Washington	6,472	0	32,360	69,908	7,391	0
15	JPMCB	Moffett Gateway	0	0	0	180,864	Springing	0
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	843	0	2,811	Springing	552	0
16.01	BSP	Walgreens - Carolina
16.02	BSP	Walgreens - Catano
16.03	BSP	Eckerd (La-Z-Boy)
16.04	BSP	Rite Aid - Shelby
16.05	BSP	Rite Aid - Coldwater
17	SMF VI	Fireside Self Storage Portfolio	2,225	0	0	25,229	1,658	672	Castleton Access Maintenance Reserve: 671.96; Property Improvements Reserve: Springing
17.01	SMF VI	Castleton Self Storage
17.02	SMF VI	Raytown Storage
17.03	SMF VI	State Street Storage
17.04	SMF VI	Beachway Self Storage
17.05	SMF VI	Delaware Storage
18	BSP	Island View Crossing	3,153	0	11,262	47,032	2,571	0				600,000
19	JPMCB	Modesto Springhill Suites	4% of Gross Revenues	0	0	8,142	Springing	Springing	PIP Reserve
20	BSP	Home Depot - Bridgeport	Springing	0	0	Springing	2,598	0
21	BSP	Romulus Airport Park	8,118	0	0	Springing	Springing	Springing	Condo Reserve
22	JPMCB	Courtyard Marriott Clemson	4% of Gross Revenues	0	0	10,165	Springing	Springing	PIP Reserve
23	SMF VI	Knights Road Shopping Center	1,254	0	4,700	12,778	2,588	0				165,000
24	SMF VI	Monroe Park Tower	933	0	11,667	17,948	6,523	0
25	JPMCB	Elk Grove Hampton Inn	4% of Gross Revenues	0	0	9,447	Springing	Springing	PIP Reserve
26	SMF VI	Atrium Office	1,914	0	6,382	9,624	1,373	10,742	Significant Tenant Reserve			390,000
27	JPMCB	Quail Creek	4,000	0	0	11,333	Springing	0
28	SMF VI	Holiday Inn Express - Augusta	5% of Gross Revenues	0	0	6,171	2,332	Springing	PIP Reserve; Hotel Tax Reserve						50,346
29	SMF VI	Romeo Commons	1,320	0	4,790	11,441	1,239	0				250,000
30	SMF VI	106th South Office Building	620	0	Springing	11,998	1,520	0				365,000
31	SMF VI	Barrington Town Center	1,878	0	Springing	19,162	2,670	0		112,500		500,000
32	SMF VI	Pangea 16	4,417	0	0	16,144	3,841	0		159,000
32.01	SMF VI	7752 South Cornell Avenue
32.02	SMF VI	7120-7132 South Wabash Avenue
32.03	SMF VI	6832 South Crandon Avenue
32.04	SMF VI	14015 South Tracy Avenue
32.05	SMF VI	14021 South Tracy Avenue
32.06	SMF VI	3560 West Cermak Road
32.07	SMF VI	7654 South Marshfield Avenue
32.08	SMF VI	708 South Karlov Avenue
32.09	SMF VI	14119 South Tracy Avenue
32.10	SMF VI	701 North Lotus Avenue
32.11	SMF VI	404 South 4th Avenue
32.12	SMF VI	7254 South University Avenue
32.13	SMF VI	464 Gordon Avenue
32.14	SMF VI	470 Gordon Avenue
32.15	SMF VI	7210 South Yates Boulevard
32.16	SMF VI	7236 South Yates Boulevard
32.17	SMF VI	7249-7153 South Blackstone Avenue
32.18	SMF VI	14100 South Tracy Avenue
33	SMF VI	Village Center Plaza	649	0	2,500	15,251	3,488	0		23,364		125,000
34	JPMCB	1201 Oak Lawn	496	0	4,130	8,517	Springing	0		17,843		247,813
35	BSP	Chancellor Square Orlando	1,772	0	8,861	12,541	3,991	Springing	Specified Tenant Reserve
36	SMF VI	Paradise Victoria Village	500	0	1,515	5,340	742	0				150,000
37	BSP	Rio Bravo Square	1,158	0	3,859	4,921	1,111	0				235,000
38	SMF VI	Green River Promenade	504	0	2,547	6,245	645	0				150,000
39	BSP	Sleep Inn Charlotte	5% of Gross Revenues	0	0	4,266	1,459	Springing	PIP Reserve
40	BSP	NW Florida Apartment Portfolio	4,813	0	0	5,361	5,729	0
40.01	BSP	Southern Gardens
40.02	BSP	Southern Breeze
40.03	BSP	Southern Springs
41	SMF VI	Airport Center Warehouses	0	0	Springing	4,131	1,464	0				100,000
42	SMF VI	9600 Perry Highway	740	0	3,700	7,156	1,432	0

A-1-6

ANNEX A-1

				LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (3), (19), (20), (21)			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (3), (19), (20), (21)

			Single			Lease			Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration
1	JPMCB	245 Park Avenue	No	Société Générale	562,347	10/31/32	JPMorgan Chase Bank, National Association	225,438	10/31/22	Major League Baseball	220,565	10/31/22	Angelo Gordon	113,405	05/31/26	Rabobank	109,657	09/30/26
2	JPMCB	211 Main Street	Yes	Charles Schwab	417,266	04/30/28
3	JPMCB	Browning Place	No	Pacific Union Financial, LLC	88,220	11/30/18	Telvista, Inc.	72,192	04/30/21	NTT Data Consulting, Inc.	62,044	11/30/19	Medestar	25,113	05/31/22	GSA	24,204	04/16/24
4	JPMCB	740 Madison	Yes	Bottega Veneta	27,753	09/30/38	HNA Group	5,423	03/31/22
5	JPMCB	Diamond Hill Denver	No	Midtown Occupational Health	21,662	03/31/28	Urban Drainage & Flood Control District	15,418	05/31/18	Wright Water Engineers	13,107	08/31/19	Concentra Medical Centers	12,642	03/31/21	CHER, LLC	12,011	04/30/22
6	JPMCB	Bingham Office Center	No	Comcast	72,053	08/31/19	Group Associates Inc.	21,940	01/31/18	United Physicians Inc	20,391	10/31/24	Jacobs Engineering Group, Inc.	18,972	07/31/21	Concentra Health Services, Inc.	17,193	11/30/17
7	JPMCB	2950 North Hollywood Way	No	Entertainment Partners	150,035	03/31/29	Starbucks	8,297	02/28/19	Giant Interactive LLC	4,219	05/31/20
8	JPMCB	Marriott Colorado Springs	No
9	JPMCB	Pillsbury Portfolio	No
9.01	JPMCB	Allenwood	No
9.02	JPMCB	Manor South	No
9.03	JPMCB	Homestead	No
9.04	JPMCB	Harborview	No
10	BSP	Raytheon – 16800 Centretech	Yes	Raytheon	216,786	09/30/26
11	JPMCB	Humblewood Center	No	Conn’s	55,322	09/30/26	Petco	12,500	01/31/27	Walgreens	10,575	01/31/21	Skechers	10,250	02/28/27	IHOP	5,170	12/31/19
12	BSP	Wellington Marketplace	No	Rocky’s Ace Hardware	23,411	07/31/18	Beall’s Outlet	22,888	11/01/18	Movies at Wellington	20,490	11/30/20	Walgreens	13,386	02/28/33	You Fit Health Clubs	10,350	04/30/22
13	JPMCB	Diamond Hill Apartments	No
14	BSP	Apex Fort Washington	No	Nutrisystem	119,767	07/31/22	Lincoln Investment Planning	52,767	06/30/27	Impax Laboratories, Inc.	47,379	08/31/27	AstraZeneca Pharmaceuticals	45,484	08/31/24	Citizens Bank of Pennsylvania	37,860	12/31/24
15	JPMCB	Moffett Gateway	Yes	Google	612,691	03/31/27
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	Yes
16.01	BSP	Walgreens - Carolina	Yes	Walgreens	15,660	09/30/31
16.02	BSP	Walgreens - Catano	Yes	Walgreens	15,750	09/30/30
16.03	BSP	Eckerd (La-Z-Boy)	Yes	La-Z-Boy	13,824	04/21/24
16.04	BSP	Rite Aid - Shelby	Yes	Rite Aid	11,180	07/31/29
16.05	BSP	Rite Aid - Coldwater	Yes	Rite Aid	11,060	11/30/28
17	SMF VI	Fireside Self Storage Portfolio	No
17.01	SMF VI	Castleton Self Storage	No
17.02	SMF VI	Raytown Storage	No
17.03	SMF VI	State Street Storage	No
17.04	SMF VI	Beachway Self Storage	No
17.05	SMF VI	Delaware Storage	No
18	BSP	Island View Crossing	No	Lenox Corporation	100,927	04/01/25	Strategic Distribution, Inc.	31,000	12/31/23	Staples Contract and Commercial, Inc.	16,884	12/31/18	Allied Electronics	10,572	05/31/27	1SEO.com	9,939	12/31/22
19	JPMCB	Modesto Springhill Suites	No
20	BSP	Home Depot - Bridgeport	Yes	The Home Depot	107,000	01/31/37
21	BSP	Romulus Airport Park	No	Roadrunner Transportation	61,944	03/31/18	Central States Trucking Co.	46,387	02/28/18	UPS Supply Chain Solutions	37,966	06/30/17	Joseph Cory Holdings, LLC	36,658	07/31/18	U.S. Quality, Inc.	35,044	01/31/19
22	JPMCB	Courtyard Marriott Clemson	No
23	SMF VI	Knights Road Shopping Center	No	Save-A-Lot	16,824	05/31/25	Rite Aid	15,162	02/28/30	Empire Beauty School	13,812	09/30/18	Santucci’s Square Pizza	5,038	11/30/24	BB&T	4,546	06/30/25
24	SMF VI	Monroe Park Tower	No	HCA Realty, Inc	35,821	03/31/22	Fowler White Boggs, PA	13,018	11/30/18	Bryant Miller Olive PA	12,130	05/31/20	Enterprise Florida, Inc.	10,689	12/31/21	Baker, Donelson, Bearman, Caldwell & Berkowitz	8,185	09/30/21
25	JPMCB	Elk Grove Hampton Inn	No
26	SMF VI	Atrium Office	No	Lebeau - Thelen	18,735	12/31/18	Barbich Hooper King Dill Hoffman Accountancy Corporation	13,314	11/15/19	AECOM	12,722	11/30/18	Gentiva Health Services	5,007	08/31/18	Lockheed Martin Corporation	1,858	02/28/21
27	JPMCB	Quail Creek	No
28	SMF VI	Holiday Inn Express - Augusta	No
29	SMF VI	Romeo Commons	No	Duluth Trading Post	16,474	01/31/28	Dollar Tree	10,685	01/31/21	Goldfish Swim School	10,357	03/31/24	Trek Bicycle Store	9,916	08/31/24	Dragon Phoenix Chinese	6,930	12/31/24
30	SMF VI	106th South Office Building	No	Saygus	25,990	05/31/20	UBIC	11,476	10/31/20	4Life Research	9,956	03/31/21	Towers Property Management	4,549	11/30/19	Momentum Development Group	4,387	05/31/20
31	SMF VI	Barrington Town Center	No	Cinemark	37,983	03/31/21	Doogan’s of Aurora	11,000	12/31/18	Dollar Tree	10,722	02/28/21	Howard Hanna	10,000	03/31/25	University Health Center	7,488	02/28/22
32	SMF VI	Pangea 16	No
32.01	SMF VI	7752 South Cornell Avenue	No
32.02	SMF VI	7120-7132 South Wabash Avenue	No
32.03	SMF VI	6832 South Crandon Avenue	No
32.04	SMF VI	14015 South Tracy Avenue	No
32.05	SMF VI	14021 South Tracy Avenue	No
32.06	SMF VI	3560 West Cermak Road	No
32.07	SMF VI	7654 South Marshfield Avenue	No
32.08	SMF VI	708 South Karlov Avenue	No
32.09	SMF VI	14119 South Tracy Avenue	No
32.10	SMF VI	701 North Lotus Avenue	No
32.11	SMF VI	404 South 4th Avenue	No
32.12	SMF VI	7254 South University Avenue	No
32.13	SMF VI	464 Gordon Avenue	No
32.14	SMF VI	470 Gordon Avenue	No
32.15	SMF VI	7210 South Yates Boulevard	No
32.16	SMF VI	7236 South Yates Boulevard	No
32.17	SMF VI	7249-7153 South Blackstone Avenue	No
32.18	SMF VI	14100 South Tracy Avenue	No
33	SMF VI	Village Center Plaza	No	La Finca Restaurant	6,000	05/31/21	Sola Salon Studios	5,065	08/31/23	Katy ATA	4,743	11/30/22	StarTex Title Agency	3,580	09/30/17	Dr. Katie To DDS	2,500	05/31/20
34	JPMCB	1201 Oak Lawn	No	Haas	15,620	12/31/27	Tile Shop	10,300	06/30/26	Bungalow 5	6,480	07/31/20	GR Home	4,000	03/31/20	El Bolero	3,250	04/30/25
35	BSP	Chancellor Square Orlando	No	Quest Diagnostics Clinical Laboratories	29,722	06/30/20	Oasis Pharmacy East, Inc.	16,893	02/28/22	Southern Technical Institute, LLC	10,329	04/30/27	Digital Consulting & Software Services Inc	9,544	01/31/18	UniWorld International, Inc.	8,549	12/31/20
36	SMF VI	Paradise Victoria Village	No	Rabobank	4,138	01/29/22	Chipotle Mexican Grill	2,475	07/17/18	Jasmine Thai Fusion	2,460	01/31/18	Peet’s Coffee & Tea	1,800	11/30/18	Jersey Mike’s Subs	1,524	07/31/19
37	BSP	Rio Bravo Square	No	dd’s Discounts	22,433	01/31/23	Goodwill Industries	11,530	08/31/20	Aaron’s Rental	8,300	07/31/20	Dollar Tree	8,030	12/31/21	New Mexico Motor Vehicle Department	5,675	12/31/19
38	SMF VI	Green River Promenade	No	Romp-O-Rama	9,998	03/31/27	Corona Hills Fitness	5,776	09/30/23	J. Sushi Restaurant	3,000	09/30/19	Big Al’s Pizza	2,755	01/31/21	Pivot Charter School Riverside	2,222	10/31/20
39	BSP	Sleep Inn Charlotte	No
40	BSP	NW Florida Apartment Portfolio	No
40.01	BSP	Southern Gardens	No
40.02	BSP	Southern Breeze	No
40.03	BSP	Southern Springs	No
41	SMF VI	Airport Center Warehouses	No	Magna Medical Equipment Corp.	3,335	10/31/17	Ramon Ortiz	1,870	06/30/17	Miami Events Group, LLC	1,870	06/30/17	G & E Logistic, Inc.	1,805	03/31/18	American Mechanical and Hydraulic, Inc.	1,500	01/31/20
42	SMF VI	9600 Perry Highway	No	Coldwell Banker	22,303	12/31/22	Perry Park Lanes	11,997	12/31/21	First National Bank	2,346	09/30/24	Soccer Source	1,951	07/31/18	Brusters Ice Cream	1,900	12/31/19

A-1-7

ANNEX A-1

Pari Passu Debt
									Pari Passu	Pari Passu	Pari Passu	Total Cut-off
			Loan		Lockbox	Lockbox	Cash	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Purpose	Principal / Carveout Guarantor(22)	(Y/N)	Type(23)	Management(23)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt
1	JPMCB	245 Park Avenue	Acquisition	181 West Madison Holding LLC	Yes	Hard	Springing	Yes	No	98,000,000	982,000,000	1,080,000,000
2	JPMCB	211 Main Street	Acquisition	Blackstone Property Partners Lower Fund 1 L.P.	Yes	Hard	Springing	Yes	No	65,219,000	105,000,000	170,219,000
3	JPMCB	Browning Place	Refinance	Transcontinental Realty Investors, Inc.	Yes	Hard	In Place	No	NAP	NAP	NAP	NAP
4	JPMCB	740 Madison	Refinance	Wildenstein & Co. Inc.	Yes	Springing	Springing	Yes	No	40,000,000	50,000,000	90,000,000
5	JPMCB	Diamond Hill Denver	Refinance	Gemini-Rosemont Realty LLC	Yes	Hard	In Place	No	NAP	NAP	NAP	NAP
6	JPMCB	Bingham Office Center	Refinance	The Farbman Family #2, LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
7	JPMCB	2950 North Hollywood Way	Recapitalization	Treeview Income Properties Holdco LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
8	JPMCB	Marriott Colorado Springs	Acquisition	Julie A. Dumon, Trustee of the Julie A. Dumon Trust dated March 24, 2006, Julie A. Dumon, Graham Hershman, Michael S. Payne	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
9	JPMCB	Pillsbury Portfolio	Acquisition	ELCM HCRE Operating Entity I LLC	Yes	Soft	Springing	No	NAP	NAP	NAP	NAP
9.01	JPMCB	Allenwood
9.02	JPMCB	Manor South
9.03	JPMCB	Homestead
9.04	JPMCB	Harborview
10	BSP	Raytheon – 16800 Centretech	Refinance	Villanova Equities, LLC, Travis King, Corey Eagle	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
11	JPMCB	Humblewood Center	Acquisition	Forge Real Estate Partners III, LP	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
12	BSP	Wellington Marketplace	Refinance	Thomas J. Cannon	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
13	JPMCB	Diamond Hill Apartments	Refinance	Swapnil Agarwal	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
14	BSP	Apex Fort Washington	Acquisition	Edward N. Antoian	Yes	Hard	Springing	Yes	No	21,000,000	33,500,000	54,500,000
15	JPMCB	Moffett Gateway	Refinance	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard	In Place	Yes	No	20,000,000	223,000,000	243,000,000
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	Refinance	Yehuda Cohen	Yes	Hard	In Place	No	NAP	NAP	NAP	NAP
16.01	BSP	Walgreens - Carolina
16.02	BSP	Walgreens - Catano
16.03	BSP	Eckerd (La-Z-Boy)
16.04	BSP	Rite Aid - Shelby
16.05	BSP	Rite Aid - Coldwater
17	SMF VI	Fireside Self Storage Portfolio	Acquisition	Kristie L. Bailey, Michael Bailey	No	None	None	No	NAP	NAP	NAP	NAP
17.01	SMF VI	Castleton Self Storage
17.02	SMF VI	Raytown Storage
17.03	SMF VI	State Street Storage
17.04	SMF VI	Beachway Self Storage
17.05	SMF VI	Delaware Storage
18	BSP	Island View Crossing	Acquisition	Ephraim Hasenfeld	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
19	JPMCB	Modesto Springhill Suites	Refinance	Atrium Leveraged Loan Fund, LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
20	BSP	Home Depot - Bridgeport	Refinance	Virginia Lee Paul, Anderson/Paul Family Trust Dated August 25, 1993	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
21	BSP	Romulus Airport Park	Refinance	Francis Greenburger	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
22	JPMCB	Courtyard Marriott Clemson	Refinance	Matthew A. Mills, J.T. Norville, David Robert	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
23	SMF VI	Knights Road Shopping Center	Acquisition	Norman Cahan	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
24	SMF VI	Monroe Park Tower	Acquisition	Bart C. Warner, Bart C. Warner Revocable Trust	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
25	JPMCB	Elk Grove Hampton Inn	Refinance	Atrium Leveraged Loan Fund, LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
26	SMF VI	Atrium Office	Refinance	Jeffrey A. Wohler, Robert J. Fena	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
27	JPMCB	Quail Creek	Refinance	Swapnil Agarwal	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
28	SMF VI	Holiday Inn Express - Augusta	Refinance	Subhash Patel, Vijay Patel	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
29	SMF VI	Romeo Commons	Refinance	Redico Properties LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP
30	SMF VI	106th South Office Building	Refinance	Morris R. Sterrett	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
31	SMF VI	Barrington Town Center	Acquisition	Robert A. Kantor	Yes	Soft	Springing	No	NAP	NAP	NAP	NAP
32	SMF VI	Pangea 16	Recapitalization	Pangea Properties	No	None	None	No	NAP	NAP	NAP	NAP
32.01	SMF VI	7752 South Cornell Avenue
32.02	SMF VI	7120-7132 South Wabash Avenue
32.03	SMF VI	6832 South Crandon Avenue
32.04	SMF VI	14015 South Tracy Avenue
32.05	SMF VI	14021 South Tracy Avenue
32.06	SMF VI	3560 West Cermak Road
32.07	SMF VI	7654 South Marshfield Avenue
32.08	SMF VI	708 South Karlov Avenue
32.09	SMF VI	14119 South Tracy Avenue
32.10	SMF VI	701 North Lotus Avenue
32.11	SMF VI	404 South 4th Avenue
32.12	SMF VI	7254 South University Avenue
32.13	SMF VI	464 Gordon Avenue
32.14	SMF VI	470 Gordon Avenue
32.15	SMF VI	7210 South Yates Boulevard
32.16	SMF VI	7236 South Yates Boulevard
32.17	SMF VI	7249-7153 South Blackstone Avenue
32.18	SMF VI	14100 South Tracy Avenue
33	SMF VI	Village Center Plaza	Refinance	Kenneth Howard Boone	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
34	JPMCB	1201 Oak Lawn	Acquisition	William L. Hutchinson	Yes	Hard	In Place	No	NAP	NAP	NAP	NAP
35	BSP	Chancellor Square Orlando	Acquisition	Sebastian Barbagallo	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
36	SMF VI	Paradise Victoria Village	Refinance	Edwin Flint Moore	Yes	Hard	In Place	No	NAP	NAP	NAP	NAP
37	BSP	Rio Bravo Square	Refinance	Gary D. Goodman	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
38	SMF VI	Green River Promenade	Refinance	Steven E. Wise	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
39	BSP	Sleep Inn Charlotte	Refinance	Nitin Shah, Neil Amin	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
40	BSP	NW Florida Apartment Portfolio	Refinance	Gordon C. MacLean	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
40.01	BSP	Southern Gardens
40.02	BSP	Southern Breeze
40.03	BSP	Southern Springs
41	SMF VI	Airport Center Warehouses	Refinance	Jeffrey D. Cornfeld	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP
42	SMF VI	9600 Perry Highway	Refinance	William C. Rudolph, James A. Rudolph	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP

A-1-8

ANNEX A-1

			Additional Debt(24)					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	JPMCB	245 Park Avenue	No	Yes	Subordinate Debt (120,000,000)/Mezzanine Loans (568,000,000)	688,000,000	5.28990	1,768,000,000	1.42	80.0%	6.5%
2	JPMCB	211 Main Street	No	Yes	B-Note	25,000,000	4.90000	195,219,000	2.07	66.4%	7.9%
3	JPMCB	Browning Place	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	JPMCB	740 Madison	No	No	NAP	NAP	NAP	90,000,000	1.96	60.0%	8.0%
5	JPMCB	Diamond Hill Denver	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	JPMCB	Bingham Office Center	No	Yes	Mezzanine Loan	8,000,000	9.50000	39,000,000	1.40	75.0%	10.9%
7	JPMCB	2950 North Hollywood Way	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	JPMCB	Marriott Colorado Springs	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	JPMCB	Pillsbury Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	JPMCB	Allenwood							NAP	NAP	NAP
9.02	JPMCB	Manor South							NAP	NAP	NAP
9.03	JPMCB	Homestead							NAP	NAP	NAP
9.04	JPMCB	Harborview							NAP	NAP	NAP
10	BSP	Raytheon – 16800 Centretech	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	JPMCB	Humblewood Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	BSP	Wellington Marketplace	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	Diamond Hill Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	BSP	Apex Fort Washington	No	No	NAP	NAP	NAP	54,500,000	1.40	64.4%	10.1%
15	JPMCB	Moffett Gateway	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408	395,000,000	1.22	75.2%	7.3%
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	BSP	Walgreens - Carolina							NAP	NAP	NAP
16.02	BSP	Walgreens - Catano							NAP	NAP	NAP
16.03	BSP	Eckerd (La-Z-Boy)							NAP	NAP	NAP
16.04	BSP	Rite Aid - Shelby							NAP	NAP	NAP
16.05	BSP	Rite Aid - Coldwater							NAP	NAP	NAP
17	SMF VI	Fireside Self Storage Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	SMF VI	Castleton Self Storage							NAP	NAP	NAP
17.02	SMF VI	Raytown Storage							NAP	NAP	NAP
17.03	SMF VI	State Street Storage							NAP	NAP	NAP
17.04	SMF VI	Beachway Self Storage							NAP	NAP	NAP
17.05	SMF VI	Delaware Storage							NAP	NAP	NAP
18	BSP	Island View Crossing	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	JPMCB	Modesto Springhill Suites	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	BSP	Home Depot - Bridgeport	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	BSP	Romulus Airport Park	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Courtyard Marriott Clemson	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	SMF VI	Knights Road Shopping Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	SMF VI	Monroe Park Tower	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	JPMCB	Elk Grove Hampton Inn	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	SMF VI	Atrium Office	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	Quail Creek	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	SMF VI	Holiday Inn Express - Augusta	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	SMF VI	Romeo Commons	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	SMF VI	106th South Office Building	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	SMF VI	Barrington Town Center	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
32	SMF VI	Pangea 16	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
32.01	SMF VI	7752 South Cornell Avenue							NAP	NAP	NAP
32.02	SMF VI	7120-7132 South Wabash Avenue							NAP	NAP	NAP
32.03	SMF VI	6832 South Crandon Avenue							NAP	NAP	NAP
32.04	SMF VI	14015 South Tracy Avenue							NAP	NAP	NAP
32.05	SMF VI	14021 South Tracy Avenue							NAP	NAP	NAP
32.06	SMF VI	3560 West Cermak Road							NAP	NAP	NAP
32.07	SMF VI	7654 South Marshfield Avenue							NAP	NAP	NAP
32.08	SMF VI	708 South Karlov Avenue							NAP	NAP	NAP
32.09	SMF VI	14119 South Tracy Avenue							NAP	NAP	NAP
32.10	SMF VI	701 North Lotus Avenue							NAP	NAP	NAP
32.11	SMF VI	404 South 4th Avenue							NAP	NAP	NAP
32.12	SMF VI	7254 South University Avenue							NAP	NAP	NAP
32.13	SMF VI	464 Gordon Avenue							NAP	NAP	NAP
32.14	SMF VI	470 Gordon Avenue							NAP	NAP	NAP
32.15	SMF VI	7210 South Yates Boulevard							NAP	NAP	NAP
32.16	SMF VI	7236 South Yates Boulevard							NAP	NAP	NAP
32.17	SMF VI	7249-7153 South Blackstone Avenue							NAP	NAP	NAP
32.18	SMF VI	14100 South Tracy Avenue							NAP	NAP	NAP
33	SMF VI	Village Center Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	JPMCB	1201 Oak Lawn	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	BSP	Chancellor Square Orlando	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	SMF VI	Paradise Victoria Village	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	BSP	Rio Bravo Square	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	SMF VI	Green River Promenade	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	BSP	Sleep Inn Charlotte	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	BSP	NW Florida Apartment Portfolio	No	Yes	Mezzanine Loan	749,074	12.00284	6,158,057	1.44	68.1%	12.5%
40.01	BSP	Southern Gardens							1.44	68.1%	12.5%
40.02	BSP	Southern Breeze							1.44	68.1%	12.5%
40.03	BSP	Southern Springs							1.44	68.1%	12.5%
41	SMF VI	Airport Center Warehouses	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	SMF VI	9600 Perry Highway	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2014	2014	2014	2015	2015	2015	2016	2016	2016	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	245 Park Avenue																1
2	JPMCB	211 Main Street																2
3	JPMCB	Browning Place																3
4	JPMCB	740 Madison																4
5	JPMCB	Diamond Hill Denver																5
6	JPMCB	Bingham Office Center																6
7	JPMCB	2950 North Hollywood Way																7
8	JPMCB	Marriott Colorado Springs	57.9%	110.95	64.25	61.1%	119.29	72.86	68.9%	123.61	85.12				68.9%	123.61	85.12	8
9	JPMCB	Pillsbury Portfolio																9
9.01	JPMCB	Allenwood																9.01
9.02	JPMCB	Manor South																9.02
9.03	JPMCB	Homestead																9.03
9.04	JPMCB	Harborview																9.04
10	BSP	Raytheon – 16800 Centretech																10
11	JPMCB	Humblewood Center																11
12	BSP	Wellington Marketplace																12
13	JPMCB	Diamond Hill Apartments																13
14	BSP	Apex Fort Washington																14
15	JPMCB	Moffett Gateway																15
16	BSP	Walgreens / Rite Aid / Eckerd Portfolio																16
16.01	BSP	Walgreens - Carolina																16.01
16.02	BSP	Walgreens - Catano																16.02
16.03	BSP	Eckerd (La-Z-Boy)																16.03
16.04	BSP	Rite Aid - Shelby																16.04
16.05	BSP	Rite Aid - Coldwater																16.05
17	SMF VI	Fireside Self Storage Portfolio																17
17.01	SMF VI	Castleton Self Storage																17.01
17.02	SMF VI	Raytown Storage																17.02
17.03	SMF VI	State Street Storage																17.03
17.04	SMF VI	Beachway Self Storage																17.04
17.05	SMF VI	Delaware Storage																17.05
18	BSP	Island View Crossing																18
19	JPMCB	Modesto Springhill Suites	74.4%	120.03	89.31	74.7%	125.36	93.66	83.9%	128.73	108.00	84.2%	129.31	108.92	84.2%	129.31	108.92	19
20	BSP	Home Depot - Bridgeport																20
21	BSP	Romulus Airport Park																21
22	JPMCB	Courtyard Marriott Clemson	68.4%	119.38	81.61	69.5%	127.82	88.77	72.3%	132.18	95.62	70.9%	133.37	94.58	70.7%	133.37	94.32	22
23	SMF VI	Knights Road Shopping Center																23
24	SMF VI	Monroe Park Tower																24
25	JPMCB	Elk Grove Hampton Inn	69.9%	98.76	69.08	76.7%	112.19	86.05	77.3%	121.50	93.95	77.1%	122.16	94.14	76.7%	115.51	88.60	25
26	SMF VI	Atrium Office																26
27	JPMCB	Quail Creek																27
28	SMF VI	Holiday Inn Express - Augusta				56.2%	111.64	62.74	64.5%	117.75	75.90	66.4%	117.49	78.02	66.4%	117.49	78.02	28
29	SMF VI	Romeo Commons																29
30	SMF VI	106th South Office Building																30
31	SMF VI	Barrington Town Center																31
32	SMF VI	Pangea 16																32
32.01	SMF VI	7752 South Cornell Avenue																32.01
32.02	SMF VI	7120-7132 South Wabash Avenue																32.02
32.03	SMF VI	6832 South Crandon Avenue																32.03
32.04	SMF VI	14015 South Tracy Avenue																32.04
32.05	SMF VI	14021 South Tracy Avenue																32.05
32.06	SMF VI	3560 West Cermak Road																32.06
32.07	SMF VI	7654 South Marshfield Avenue																32.07
32.08	SMF VI	708 South Karlov Avenue																32.08
32.09	SMF VI	14119 South Tracy Avenue																32.09
32.10	SMF VI	701 North Lotus Avenue																32.10
32.11	SMF VI	404 South 4th Avenue																32.11
32.12	SMF VI	7254 South University Avenue																32.12
32.13	SMF VI	464 Gordon Avenue																32.13
32.14	SMF VI	470 Gordon Avenue																32.14
32.15	SMF VI	7210 South Yates Boulevard																32.15
32.16	SMF VI	7236 South Yates Boulevard																32.16
32.17	SMF VI	7249-7153 South Blackstone Avenue																32.17
32.18	SMF VI	14100 South Tracy Avenue																32.18
33	SMF VI	Village Center Plaza																33
34	JPMCB	1201 Oak Lawn																34
35	BSP	Chancellor Square Orlando																35
36	SMF VI	Paradise Victoria Village																36
37	BSP	Rio Bravo Square																37
38	SMF VI	Green River Promenade																38
39	BSP	Sleep Inn Charlotte	63.8%	76.14	48.59	62.2%	82.37	51.24	67.4%	83.13	56.00	65.7%	82.93	54.48	65.7%	82.93	54.48	39
40	BSP	NW Florida Apartment Portfolio																40
40.01	BSP	Southern Gardens																40.01
40.02	BSP	Southern Breeze																40.02
40.03	BSP	Southern Springs																40.03
41	SMF VI	Airport Center Warehouses																41
42	SMF VI	9600 Perry Highway																42

A-1-10

JPMCC Commercial Mortgage Securities 2017-JP6

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “BSP” denotes Benefit Street Partners CRE Finance LLC, as Mortgage Loan Seller; and “SMF VI” denotes Starwood Mortgage Funding VI LLC, as Mortgage Loan Seller.

With respect to Loan No. 1, 245 Park Avenue, the whole loan was co-originated by JPMCB, Natixis Real Estate Capital LLC, Barclays Bank PLC, Deutsche Bank AG, New York Branch and Société Générale.”

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 11, Humblewood Center, Units is inclusive of square footage associated with Burger King, Chick-fil-A and Pappas BBQ, for which the tenants own their respective improvements but not the related land, which is ground leased from the borrower. Burger King ground leases its premises through May 2019 and pays annual ground rent of $60,500. Chick-fil-A ground leases its premises through October 2025 and pays annual ground rent of $121,000. Pappas BBQ ground leases its premises through August 2021 and pays annual ground rent of $138,656. In addition, the borrower is permitted to release the parcels ground leased to Pappas BBQ and Chick-fil-A (together, the “Release Parcels”) without any prepayment of the mortgage loan upon satisfaction of certain conditions set forth in the mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” for additional information.

With respect to Loan No. 12, Wellington Marketplace, Units is inclusive of square footage associated with Walgreens, for which the tenant owns its improvements but not the related land, which is ground leased from the borrower. Walgreens originally constructed its outparcel in 2014 and is in the fifth year of its initial 20-year ground lease term. The fully extended lease term expires in February 2088.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, 245 Park Avenue, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using (i) for non-investment grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term.

With respect to Loan No. 1, 245 Park Avenue, the Largest Tenant, Société Générale, subleases a portion of its space to Brunswick Group and MIO Partners. The 2nd Largest Tenant, JPMCB, subleases a portion of its space to Société Générale, the Largest Tenant at the property. Additionally, the 2nd Largest Tenant subleases a portion of its space to Houlihan Lokey Inc., The Nemec Agency, Pierpont Capital Holdings LLC and JLL. The 3rd Largest Tenant, Major League Baseball (“MLB”), subleases a portion of its space to National Bank of Australia, Houlihan Lokey Inc. and Anthos USA Inc. MLB has announced that it plans to vacate its space at the end of its lease term in October 2022 and that it has executed a lease at another location and intends to move in to such location in 2019. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a cash sweep event will occur. Additionally, Occupancy % includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners, together representing approximately 2.7% of the remeasured net rentable square feet, which have executed leases but have not yet taken occupancy.

With respect to Loan No. 2, 211 Main Street, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the straight-line average rent of the sole tenant, Charles Schwab, over the term of the loan, due to the investment grade credit rating of the tenant.

A-1-11

With respect to Loan No. 4, 740 Madison, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average annual rent of the Largest Tenant, Bottega Veneta, over the first 10 years of the loan term, due to the investment grade credit rating of the lease guarantor and duration of the lease term.

With respect to Loan No. 4, 740 Madison, the Largest Tenant, Bottega Veneta, has signed a lease but has not yet taken occupancy or commenced paying rent. The tenant is currently building-out its space at its own expense at an estimated cost of reportedly in excess of $20.0 million. Bottega Veneta is expected to take occupancy in February 2018 and is required to commence paying rent in November 2018. The Bottega Veneta lease requires an approximately 21-month free rent period extending through October 2018, as well as an additional $2.0 million rent credit to be applied as a monthly credit of $100,000 against the first 20 rent payments.

With respect to Loan No. 7, 2950 North Hollywood Way, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, Entertainment Partners, which leases 150,035 square feet (92.3% of the net rentable area) through March 2029. With respect to 132,727 square feet (the “Directly Leased Space”), Entertainment Partners took possession of its space upon lease commencement in April 2017, but is not yet in occupancy or paying rent. With respect to 17,308 square feet (the “Assigned Space”), Entertainment Partners has taken possession of its space pursuant to an assignment and assumption agreement with the prior tenant, PSI, and is required to pay rent under the assigned lease (the “PSI Lease”) through June 2020. Upon expiration of the PSI Lease in June 2020, Entertainment Partners will continue to lease the Assigned Space pursuant to its lease executed in September 2016 through March 2029. With respect only to the Assigned Space, Entertainment Partners will have a free rent period from July 2020 through February 2021, which free rent was not reserved for at origination. According to the loan sponsor, Entertainment Partners is currently completing a tenant specific customization and buildout of its entire space, including both the Directly Leased Space and the Assigned Space, at an estimated cost of approximately $18.8 million ($126 per square foot). Of this amount, the loan sponsor has committed to pay approximately $7.9 million ($53 per square foot) in the form of a tenant improvement allowance, with the tenant coming out-of-pocket for the remaining budgeted amount. Entertainment Partners has a free rent period with respect to the Directly Leased Space extending through October 2017, after which it is required to commence paying its full unabated contractual base rent of approximately $4.6 million annually ($34.80 per square foot) with annual rent increases of approximately 3.0%. At origination, the borrower reserved approximately $12.6 million for outstanding tenant improvement, leasing commission and free rent obligations through October 2017 associated with the Entertainment Partners lease.

With respect to Loan No. 8, Marriott Colorado Springs, approximately 25.8% of UW Revenues ($) is attributable to the food and beverage outlets at the mortgaged property.

With respect to Loan No. 9, Pillsbury Portfolio, Occupancy (%) is calculated based on the trailing 12-month period as of January 31, 2017.

With respect to Loan No. 11, Humblewood Center, UW Revenues ($), UW NOI ($) and UW NCF ($) do not include ground rents from Chick-fil-A and Pappas BBQ, as the parcels ground leased to those tenants are permitted to be released without a related prepayment premium or defeasance of the mortgage loan.

A-1-12

With respect to Loan No. 14, Apex Fort Washington, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) includes four tenants, Lincoln Investment Planning (52,767 square feet), Impax Laboratories, Inc. (47,379 square feet), Citizens Bank of Pennsylvania (37,860 square feet) and Connexin Software, Inc. (3,028 square feet of existing space and 18,473 square feet of expansion space) that have signed leases but have not yet taken occupancy or commenced paying rent. Lincoln Investment Planning is required to commence paying full rent in September 2017 (and pay partial rent in August 2017), Impax Laboratories, Inc. is required to commence paying rent in September 2017; Citizens Bank of Pennsylvania is expected to take occupancy by July 2017 and is required to commence paying rent in February 2018; Connexin Software, Inc. (i) as to its existing space is in occupancy and is required to commence paying rent in October 2017, and (ii) as to its expansion space, is expected to take occupancy in March 2018 and is required to commence paying rent in October 2018. Additionally, AstraZeneca Pharmaceuticals is currently dark but paying rent.

With respect to Loan No. 15, Moffett Gateway, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the sole tenant, Google, which has executed two leases but not yet taken occupancy or commenced paying rent under either lease. Google leases the mortgaged property under two separate leases: (1) 1225 Crossman Avenue (“Building One”) and (2) 1265 Crossman Avenue (“Building Two”). According to the loan sponsor, Google is expected to take occupancy of both spaces in September 2017 and is required to commence paying rent under each lease as follows: Building One in July 2018 and Building Two in July 2017. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the sole tenant, Google, over the term of the related leases inclusive of the free rent reserve due to the investment grade credit rating of the tenant.

With respect to Loan No. 34, 1201 Oak Lawn, the Largest Tenant, Haas, has signed a lease but has not yet taken occupancy or commenced paying rent. The tenant is expected to take occupancy on July 1, 2017.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 5, Diamond Hill Denver, the Appraised Value ($) represents the “Hypothetical As-Is” appraised value of $51,800,000, which assumes that deferred maintenance expenses and lease up costs for recently signed leases (free rent/downtime, tenant improvements and leasing commissions) have been escrowed and/or expended. At origination, the borrower reserved $376,875 for deferred maintenance, $188,558 for outstanding tenant improvements and leasing commissions and $50,087 for outstanding free rent obligations. The “as-is” value as of February 24, 2017 is $51,200,000, which results in a Current LTV % and Maturity LTV % of 62.5% and 59.8%, respectively.

With respect to Loan No. 7, 2950 North Hollywood Way, the Appraised Value ($) represents the “Hypothetical - As If Stabilized” appraised value of $64,000,000, which assumes that all lease-up costs have been incurred, including tenant improvements, leasing commissions and free rent. At origination, the borrower reserved $9,314,933 for outstanding tenant improvements and leasing commissions and $3,254,778 for outstanding free rent associated with the lease for Entertainment Partners in the Upfront Other Reserve ($). The “as-is” value as of December 14, 2016 is $51,000,000, which results in a Current LTV % and Maturity LTV % of 60.5% and 49.5%, respectively.

With respect to Loan No. 8, Marriott Colorado Springs, the Appraised Value ($) represents the “As If Complete” appraised value of $40,800,000, which assumes that all upgrades and capital improvements pertaining to the property improvement plan (“PIP”) required by the franchise agreement have been completed. At origination, the borrower was required to reserve $8,023,640 into the Upfront Other Reserve ($) in connection with the PIP. The “as-is” value as of December 13, 2016 is $32,500,000, which results in a Current LTV % and Maturity LTV % of 78.8% and 65.2%, respectively.

A-1-13

With respect to Loan No. 11, Humblewood Center, the Appraised Value ($) of $32,130,000 represents the appraised value less the value attributable to two ground lease parcels, Chick-fil-A and Pappas BBQ, to which the appraisal attributed approximately $4.5 million of aggregate value. Inclusive of the two ground lease parcels, the appraised value is $36,590,000, which results in a Current LTV % and Maturity LTV % of 60.5% and 57.6%, respectively. The borrower is permitted to release the parcels ground leased to Chick-fil-A and Pappas BBQ from the lien of the mortgage loan without any related prepayment premium or defeasance of the mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

With respect to Loan No. 13, Diamond Hill Apartments, the Appraised Value ($) represents the “Prospective As-Stabilized” appraised value of $29,000,000, which assumes that the remaining renovations of the property will be completed within six months of the appraisal date of September 23, 2016 and that the mortgaged property is 93.0% occupied as of March 23, 2017. As of March 8, 2017, the actual occupancy reported at the property was approximately 94.0%. At origination, the borrower was required to reserve $500,000 into the Upfront Capex Reserve ($) for the remaining renovations. The “as-is” value as of September 23, 2016 is $28,700,000, which results in a Current LTV % and Maturity LTV % of 75.3% and 70.0%, respectively.

With respect to Loan No. 14, Apex Fort Washington, the Appraised Value ($) represents the “Prospective Value Upon Stabilization” appraised value of $84,600,000 with an anticipated date of January 1, 2018, which assumes the burn-off of approximately $4.5 million of lease-up costs (including tenant improvements, leasing commissions, free rent, rent loss and expense carry) associated with tenants already in place and which have been reserved for at loan closing and also includes the appraisal’s projections of property cash flows as of such date. At origination, the borrower was required to reserve $6,818,679 into the Upfront Other Reserve ($) for outstanding tenant improvements and leasing commissions and immediate repairs. The “as-is” value as of December 5, 2016 is $78.8 million, which results in a Current LTV % and Maturity LTV % of 69.2% and 60.3%, respectively.

With respect to Loan No. 15, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Value As-Stabilized” of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required to reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV % and Maturity LTV % of 56.5% and 48.0%, respectively.

With respect to Loan No. 22, Courtyard Marriott Clemson, the Appraised Value ($) represents the “Hypothetical Market Value As-Is” of $19,400,000, which assumes that there was no PIP required by the franchise agreement. The “as-is” value as of November 3, 2016 is $18,500,000, which results in a Current LTV % and Maturity LTV % of 69.4% and 56.8%, respectively. According to the sponsor, work on the PIP has been completed.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

A-1-14

(6)	With respect to Loan No. 1, 245 Park Avenue, the mortgage loan is part of a whole loan with an original principal balance of $1,200,000,000 (the “245 Park Avenue Whole Loan”) which is comprised of 19 pari passu components and five subordinate companion loans. Note A-2-A-1, with an aggregate outstanding principal balance as of the Cut-off Date of $98,000,000, is being contributed to the JPMCC 2017-JP6 Trust. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, with an aggregate outstanding principal balance as of the Cut-off Date of $380,000,000, and the subordinate companion loans, with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000, are being contributed to a private securitization trust. The remaining 13 pari passu components, with an aggregate outstanding principal balance as of the Cut-off Date of $602,000,000 are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 245 Park Avenue Street Whole Loan balance excluding the subordinate companion loans.

With respect to Loan No. 2, 211 Main Street, the mortgage loan is part of a whole loan with an original principal balance of $195,219,000 (the “211 Main Street Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3) and three subordinate companion loans (Note B-1, Note B-2 and Note B-3). Note A-3 has an outstanding principal balance as of the Cut-off Date of $65,219,000 and is being contributed to the JPMCC 2017-JP6 Trust. Note A-1 and Note A-2 have an aggregate outstanding principal balance as of the Cut-off Date of $105,000,000 and are expected to be contributed to one or more future securitization trusts. Note B-1, Note B-2 and Note B-3 have an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000 and have been sold to one or more third-party investors. All loan level metrics are based on the 211 Main Street Whole Loan balance excluding the subordinate companion loans.

With respect to Loan No. 4, 740 Madison, the mortgage loan is part of a whole loan with an original principal balance of $90,000,000 (the “740 Madison Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is being contributed to the JPMCC 2017-JP6 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 740 Madison Whole Loan balance.

With respect to Loan No. 14, Apex Fort Washington, the mortgage loan is part of a whole loan with an original principal balance of $54,500,000 (the “Apex Fort Washington Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-1 has an outstanding principal balance as of the Cut-off Date of $21,000,000 and is being contributed to the JPMCC 2017-JP6 Trust. Note A-2 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $33,500,000 and are expected to be contributed to one or more future securitization trusts.

With respect to Loan No. 15, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-4 has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is being contributed to the JPMCC 2017-JP6 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and was contributed to the JPMCC 2017-JP5 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP4 trust. Note A-3 has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the JPMDB 2017-C5 trust. Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and was contributed to the JPMDB 2016-C4 trust. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

A-1-15

(7)	Each number identifies a group of related borrowers.

With respect to Loan No. 31, Barrington Town Center, the borrowers own the mortgaged property as tenants-in-common.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor and Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For the mortgage loans that are interest-only for a partial term, the Monthly Debt Service ($) was calculated after the expiration of the interest-only period.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 15, Moffett Gateway, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal payment schedule set forth on Annex F to this Preliminary Prospectus. As such, the Current Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 3.319403%.

With respect to Loan No. 40, NW Florida Apartment Portfolio, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus. As such, the Current Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 5.53300%.

(11)	With respect to Loan No. 4, 740 Madison, the mortgage loan has an ARD feature with an anticipated repayment date of May 1, 2027, with the interest rate after the ARD date increasing to a rate equal to the greater of (x) 7.00000% and (y) 3.00000% plus the 10-year swap yield as of the first business day after the anticipated repayment date, as determined by the lender, until the Final Mat Date of May 1, 2029. The loan documents provide that the revised interest rate may not exceed 9.00000% per annum. On and after the anticipated repayment date, the 740 Madison Whole Loan requires a constant monthly payment equal to approximately $429,674, which is required to be applied to interest accruing at the initial interest rate, and then to principal. Interest accrued at the revised rate in excess of the interest accrued at the initial rate is not required to be paid monthly and will be deferred.

With respect to Loan No. 20, Home Depot – Bridgeport, the mortgage loan has an ARD feature with an anticipated repayment date of March 6, 2027, with the interest rate after the ARD date increasing to a rate equal to the greater of (x) 9.15000% per annum and (y) the 10-year treasury rate plus 400 basis points, until the Final Mat Date of March 6, 2037.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” component of the prepayment provision represents the free payments including the Maturity Date.

A-1-16

With respect to Loan No. 1, 245 Park Avenue, the lockout period is required to be at least 24 payments beginning with and including the first payment on July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the final securitization that includes the last note to be securitized and (ii) July 1, 2020. The assumed lockout period of 24 months is based on the expected JPMCC 2017-JP6 securitization closing date in June 2017. The actual lockout period may be longer.

With respect to Loan No. 2, 211 Main Street, the lockout period with respect to a defeasance of the 211 Main Street Whole Loan is required to be at least 26 payments beginning with and including the first payment on May 6, 2017. Defeasance of the full $195.219 million 211 Main Street Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the final securitization that includes the last note to be securitized and (ii) May 6, 2020. The borrower is also permitted to prepay the 211 Main Street Whole Loan in whole or in part at any time during the term of the loan with the payment of a yield maintenance premium, if such prepayment occurs prior to the open period. The assumed lockout period of 26 months for a defeasance of the 211 Main Street Whole Loan is based on the expected JPMCC 2017-JP6 securitization closing date in June 2017. The actual lockout period may be longer. The related whole loan documents provide that any prepayment of the 211 Main Street Whole Loan is required to be applied by the lender first to the reduction of the outstanding principal balance of each of the senior component notes on a pro rata and pari passu basis, until the balance of such notes has been reduced to zero, and then to the reduction of the related subordinate companion loans.

With respect to Loan No. 14, Apex Fort Washington, the lockout period is required to be at least 27 payments beginning with and including the first payment on April 6, 2017. Defeasance of the full $54.5 million Apex Fort Washington Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the final securitization that includes the last note to be securitized and (ii) April 6, 2021. The assumed lockout period of 27 months is based on the expected JPMCC 2017-JP6 securitization closing date in June 2017. The actual lockout period may be longer.

(13)	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed, renovated and/or acquired.

With respect to Loan No. 2, 211 Main Street, the borrower’s Most Recent NOI ($) financial information is as of year-end 2016.

With respect to Loan No. 4, 740 Madison, limited historical financial information is available as the mortgaged property underwent a major renovation that was completed in January 2017.

With respect to Loan No. 8, Marriott Colorado Springs, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are not available due to the timing of the acquisition of the mortgaged property.

With respect to Loan No. 10, Raytheon – 16800 Centretech, the mortgaged property was acquired in December 2014 and historical financial information is not available.

With respect to Loan No. 14, Apex Fort Washington, the mortgaged property was acquired in January 2015 and historical financial information is not available.

With respect to Loan No. 15, Moffett Gateway, limited historical financial information is available as the mortgaged property was constructed in 2016.

With respect to Loan No. 16, Walgreens / Rite Aid / Eckerd Portfolio, the Most Recent NOI ($) financial information is as of year-end 2016.

A-1-17

With respect to Loan No. 20, Home Depot – Bridgeport, the mortgaged property was acquired by the borrower in December 2016 in a sale-leaseback transaction and historical financial information is not available.

With respect to Loan No. 21, Romulus Airport Park, the loan sponsor acquired the mortgaged property in December 2015 and historical financial information prior to 2015 is not available.

With respect to Loan No. 26, Atrium Office, Most Recent NOI ($) financial information is based on the trailing 12 months ending September 30, 2016.

With respect to Loan No. 27, Quail Creek, the mortgaged property was acquired in October 2015 and 2014 historical financial information is not available.

With respect to Loan No. 28, Holiday Inn Express – Augusta, the mortgaged property was opened in March 2014 and full year 2014 financial information is not available.

With respect to Loan No. 32, Pangea 16, the mortgaged properties were purchased via several transactions between 2013 and 2016, and recently renovated in 2016. As a result, full year 2014, 2015 and 2016 financial information is not available.

With respect to Loan No. 34, 1201 Oak Lawn, the sponsor did not provide historical financials due to the fact that the loan was an acquisition loan and the previous owner historically occupied 100% of the mortgaged property.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(15)	“The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 15, Moffett Gateway, UW NOI DSCR and UW NCF DSCR were calculated based on the sum of the first 12 payments after the expiration of the interest-only period as set forth in the assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus.

With respect to Loan No. 40, NW Florida Apartment Portfolio, UW NOI DSCR and UW NCF DSCR were calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date as set forth in the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

(16)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 2, 211 Main Street, the nonrecourse carve-out guarantor delivered a guaranty for certain outstanding tenant improvements and leasing commissions obligations related to the sole tenant, Charles Schwab, in lieu of a cash reserve. The guaranty is capped at $12,191,209, which is required to be decreased on a dollar-for-dollar basis by any amounts on deposit in the excess cash flow reserve account as of the date of determination (provided that during the continuance of an event of default, the date of determination is required to be the date that is immediately prior to the event of default).

A-1-18

With respect to Loan No. 4, 740 Madison, the Upfront Debt Service Reserve ($) consists of a $5,190,000 reserve for debt service payments on the 740 Madison Whole Loan from the origination date through and including October 31, 2018. The Largest Tenant, Bottega Veneta, is the sole tenant at the property and has an approximately 21-month free rent period under its lease through October 2018. The Upfront Other Reserve ($) consists of a $2,000,000 reserve for rent credits that are due to Bottega Veneta following the expiration of the free rent period. The lease requires that the rent credits be applied beginning on the first rent payment date following the free rent period, and the related reserve is required to be disbursed in $100,000 increments to the tenant on a monthly basis beginning November 2018 through June 2020. In addition, in the event the rating of the guarantor under the lease for Bottega Veneta is downgraded below investment grade (i.e., below “Baa3” for Moody’s, “BBB-” for S&P and “BBB-” for Fitch), the borrower is required to deposit within five business days of such downgrade additional funds equal to all free rent or rent credits remaining under the lease.

With respect to Loan No. 12, Wellington Marketplace, the borrower was required to deposit a $500,000 upfront Rocky’s Ace Hardware renewal reserve. Upon the renewal of Rocky’s Ace Hardware’s lease, $150,000 of the reserve is required to be deposited into the general tenant improvements and leasing commissions reserve account for future re-tenanting costs and the remaining balance of the reserve is required to be returned to the borrower after payment of any tenant improvements and leasing commissions costs associated with the Rocky’s Ace Hardware renewal.

With respect to Loan No. 35, Chancellor Square Orlando, the borrower was required at origination to deposit $231,537 for an occupancy reserve for Oasis Pharmacy East, Inc. The tenant is in possession but is not yet operating in the space. The lender will retain the occupancy reserve as additional collateral for the loan if the occupancy reserve release conditions set forth in the loan documents have not been satisfied on or before March 17, 2018.

(17)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, 245 Park Avenue, the deposits for the Monthly TI/LC Reserve ($) are required to commence on May 1, 2025 in the amount of $446,775. In addition, the loan documents require that the borrower deposit all sums payable to the borrower with respect to any modification or action taken under any lease, any settlement of claims related to a lease, any lease termination or contraction penalties or lease buy-out or surrender payment, holdover rents and occupancy and use fees from any current or former tenants. The borrower is permitted to deliver a letter of credit in accordance with the loan documents in lieu of any cash reserve.

With respect to Loan No. 2, 211 Main Street, the Monthly RE Tax Reserve ($), Monthly Ins. Reserve ($), Monthly Capex Reserve ($) and Monthly TI/LC Reserve ($) are waived to the extent (i) no event of default has occurred and (ii) the debt yield (as calculated in the loan documents) equals or exceeds (A) 4.5% for any date of determination prior to June 30, 2018, or (B) 7.0% for any date of determination on or after July 1, 2018.

A-1-19

With respect to Loan No. 3, Browning Place, on each payment date after the amount on deposit in the Monthly TI/LC Reserve ($) falls below the TI/LC Reserve Cap ($) of $1,991,862 (without giving effect to any termination fees deposited in the reserve), the borrower is required to deposit $55,330 into the Monthly TI/LC Reserve ($). In addition, the lender is required to release $250,000 (or such lesser amount to the extent that funds have been previously disbursed) from the Monthly TI/LC Reserve ($) at such time that the following conditions have been satisfied: (i) the 3rd Largest Tenant, NTT Data Consulting, Inc., renews its lease through an expiration date of no earlier than November 30, 2019 on terms and conditions acceptable to the lender in accordance with the loan documents and (ii) the borrower delivers evidence satisfactory to the lender that all tenant improvements and leasing commissions costs have been paid and are less than $250,000.

With respect to Loan No. 4, 740 Madison, the borrower is required to make monthly deposits into the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) commencing on November 1, 2018 provided that such deposits are waived if (i) with respect to the Monthly RE Tax Reserve ($), (a) no cash sweep event has occurred and is continuing and (b) the lender receives reasonably satisfactory evidence that the taxes are paid by the borrower no later than the date that is 10 days prior to the date such taxes would be delinquent, and (ii) with respect to the Monthly Ins. Reserve ($) (a) no event of default has occurred and is continuing, and (b) the borrower provides satisfactory evidence that either (x) the property is insured under a blanket insurance policy in accordance with the loan documents or (y) the property is insured in accordance with the loan documents by one or more insurance policies provided by Bottega Veneta.

With respect to Loan No. 6, Bingham Office Center, the loan documents provide that, during a cash sweep event caused by the borrower failing, 12 months prior to the expiration of the lease of the Largest Tenant, Comcast, to either (i) renew 100% of the space demised by Comcast as of the origination date in accordance with the loan documents or (ii) renew at least 50% of the space demised to Comcast in accordance with the loan documents, provided that the debt service coverage ratio is greater than 1.25x based on the trailing three-month period, all excess cash flow after debt service, required reserves and operating expenses, together with any termination deposits received in connection with the Comcast lease, are required to be deposited into the Monthly TI/LC Reserve ($).

With respect to Loan No. 7, 2950 North Hollywood Way, the loan documents provide that during a cash sweep period caused by (i) following its initial occupancy, the Largest Tenant, Entertainment Partners, going dark, vacating or abandoning more than 50% of its space for a period of 120 consecutive days (except in connection with a casualty or condemnation if the borrower is undertaking a restoration of the mortgaged property in accordance with the loan documents) or a bankruptcy or insolvency action of Entertainment Partners, or (ii) after April 1, 2018, the debt service coverage ratio (as calculated in the loan documents) based on the trailing three-month period falling below 1.10x, all excess cash flow after debt service, required reserves and operating expenses are required to be deposited into the Monthly TI/LC Reserve ($).

With respect to Loan No. 8, Marriott Colorado Springs, the borrower is required to deposit into the Monthly Capex Reserve ($), on a monthly basis to fund the cost of replacements, an amount equal to the sum of (i) (a) for the period commencing on the January 31, 2017 through and including the payment date of January 1, 2018, 3.0% of gross income from operations for the month that is two calendar months prior to the date on which the borrower is required make such deposit, (b) for the period commencing on February 1, 2018 and continuing through and including the payment date of January 1, 2019, 4.0% of gross income from operations for the month that is two calendar months prior to the date on which the borrower is required make such deposit and (c) thereafter, 5.0% of gross income from operations for the month that is two calendar months prior to the date on which the borrower is required make such deposit and (ii) any amounts required to complete all work described in any property improvement plan required by franchisor.

A-1-20

With respect to Loan No. 10, Raytheon – 16800 Centretech, the Monthly RE Tax Reserve ($), Monthly Ins. Reserve ($) and Monthly Capex Reserve ($) are waived until the occurrence of certain events set forth in the loan documents. The Monthly RE Tax Reserve ($) will commence upon the occurrence of any of the following: (i) an event of default, (ii) the sole tenant failing to timely direct tax payment to the taxing authority, (iii) the lender failing to receive satisfactory evidence that the tax has been paid timely or (iv) on or prior to the monthly payment date occurring in August 2025, the sole tenant not having extended or renewed its lease for a term not less than five years beyond its scheduled expiration date of September 30, 2026. Monthly Ins. Reserve ($) will commence upon the occurrence of any of the following: (i) an event of default, (ii) the sole tenant failing to maintain insurance pursuant the lease, (iii) the lender failing to receive satisfactory evidence that the insurance payments have been paid timely or (iv) on or prior to the monthly payment date occurring in August 2025, the sole tenant not having extended or renewed its lease for a term not less than five years beyond its scheduled expiration date of September 30, 2026. The Monthly Capex Reserve ($) will commence upon the occurrence of any of the following: (i) an event of default, (ii) the sole tenant fails to maintain the entire property in good condition and repair or (iii) on or prior to the monthly payment date occurring in August 2025, the sole tenant has not extended or renewed its lease for a term not less than five years beyond its scheduled expiration date of September 30, 2026.

With respect to Loan No. 11, Humblewood Center, the borrower is required to deposit any lease termination fees into the Monthly TI/LC Reserve ($). In addition, on the date (if any) that the escrow agent under the escrow agreement signed at origination of the loan in connection with the acquisition of the mortgaged property releases funds in the amount of $300,000 related to certain vacant space at the mortgaged property, the borrower is required to deposit such amount into the Monthly TI/LC Reserve ($).

With respect to Loan No. 17, Fireside Self Storage Portfolio, the loan documents provide that the borrowers are required to deposit $672 monthly into a Castleton Access Maintenance Reserve, which amount will increase by 3% each November during the term of the loan.

With respect to Loan No. 19, Modesto Springhill Suites, the borrower is required to deposit into the Monthly Capex Reserve ($) (i) an amount equal to the greater of (a) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement and (b) 4.0% of gross income from operations for the calendar month that is two calendar months prior to the applicable payment date and (ii) commencing on January 1, 2026 and on each payment date thereafter, an amount equal to $32,600. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent borrower makes deposits into a reserve maintained with franchisor in an eligible account on a monthly basis for replacements and to the extent that such franchise agreement will require franchisor to maintain such reserve for replacements.

With respect to Loan No. 21, Romulus Airport Park, the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) are waived until the occurrence of certain events set forth in the loan documents. The Monthly RE Tax Reserve ($) is required to commence upon the occurrence of either of the following: (i) the initially-named guarantor is no longer the guarantor set forth in the loan documents or (ii) an event of default. The borrower is also required to make an initial condominium reserve deposit with the lender upon the occurrence of an event of default in an amount equal to one-quarter of an amount which would be sufficient to pay the assessments payable (or estimated to be payable) during the ensuing 12 months. In addition, following the deposit of the initial condominium reserve deposit, if the amount in the condominium reserve account ever falls below the initial condominium reserve deposit, the borrower will thereafter be required to make monthly payments to the lender of 1/12 of an amount sufficient to pay the assessments payable (or estimated to be payable) during the ensuing 12 months.

A-1-21

With respect to Loan No. 25, Elk Grove Hampton Inn, the related borrower is required to deposit into the Monthly Capex Reserve ($) (a) an amount equal to the greater of (i) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement and (ii) 4.0% of gross income from operations for the two calendar months prior to the applicable payment date and (b) commencing on January 1, 2026 and on each payment date thereafter, an amount equal to $33,500. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a reserve maintained with the franchisor in an eligible account on a monthly basis for replacements and to the extent that such franchise agreement will require the franchisor to maintain such reserve for replacements.

With respect to Loan No. 26, Atrium Office, the Monthly Other Reserve ($) consists of a significant tenant reserve, which requires monthly deposits up to and including the payment date in January 2019 in an amount equal to the difference between the actual interest-only debt service payments payable under the mortgage loan and an assumed debt service payment based on a 360-month amortization.

With respect to Loan No. 28, Holiday Inn Express – Augusta, the borrower deposited $250,000 into the Upfront Capex Reserve ($) and is required to deposit 1/12 of 5% of gross revenues at the mortgaged property into the Monthly Capex Reserve ($). On October 1, 2022, the borrower is required to deposit into the Monthly Capex Reserve ($) an amount that, together with funds then on deposit in the Monthly Capex Reserve ($) and PIP Reserve, will be equal to $1,463,000. If the borrower fails to deposit such amounts, the Monthly Capex Reserve ($) is required to be increased for the following 18 payments by an amount equal to the quotient resulting from (i) the difference between $1,463,000 less the balance then on deposit in the Monthly Capex Reserve ($) and the PIP Reserve divided by (ii) 18.

With respect to Loan No. 30, 106th South Office Building, the borrower deposited $365,000 into the Upfront TI/LC Reserve ($) at origination. In the event that funds fall below the TI/LC Reserve Cap ($), the borrower is required to make monthly deposits into the Monthly TI/LC Reserve ($) equal to (i) the difference between the actual interest-only debt service payments and an assumed debt service payment (based on a 360-month amortization schedule) up to and including the payment date in April 2020, and (ii) $5,641 per month thereafter subject to the TI/LC Reserve Cap ($).

With respect to Loan No. 31, Barrington Town Center, the borrowers deposited $500,000 into the Upfront TI/LC Reserve ($) at origination. In the event that funds fall below the TI/LC Reserve Cap ($), the borrowers are required to make monthly deposits into the Monthly TI/LC Reserve ($) equal to $9,386 per month, subject to the TI/LC Reserve Cap ($). Notwithstanding the foregoing, upon (a)(i) the lender’s receipt of satisfactory evidence that Cinemark has extended or renewed its lease through at least March 31, 2026, or any tenant that becomes the lessee of the space currently leased by Cinemark has a lease term that expires no earlier than such date, or (ii) partial defeasance of the Cinemark parcel and (b) all outstanding landlord obligations having been satisfied, so long as no trigger event (as defined in the related loan documents) then exists under the mortgage loan, (x) any funds held in the Monthly TI/LC Reserve ($) in excess of $400,000 will be released to the borrowers and (y) the TI/LC Reserve Cap ($) will be reduced to $400,000.

With respect to Loan No. 35, Chancellor Square Orlando, the borrower is required to deposit an amount equal to $20,306 on each monthly payment date for tenant improvements and leasing commissions for Quest Diagnostics Clinical Laboratories during the period commencing upon the date which is one year prior to the expiration of Quest Diagnostics Clinical Laboratories and expiring upon the earlier of (i) the specified tenant deposit termination described in the loan documents or (ii) 12 months following the commencement of such period.

A-1-22

With respect to Loan No. 41, Airport Center Warehouses, the borrower was required at origination to fund a $100,000 joint tenant improvements and leasing commissions and replacements reserve. Upon the balance in the tenant improvements and leasing commissions and replacements reserve falling below $100,000, the borrower is required to deposit $2,117 monthly into the tenant improvements and leasing commissions and replacements reserve. The tenant improvements and leasing commissions and replacements reserve is capped at $100,000. For presentation purposes, the tenant improvements and leasing commissions and replacements reserve is shown in the Upfront TI/LC Reserve ($) and Monthly TI/LC Reserve ($) fields and the related cap is shown in the TI/LC Reserve Cap ($).

(18)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 3, Browning Place, the borrower is required to deposit any lease termination fees received regardless of whether the amount in the Monthly TI/LC Reserve ($) is equal to or exceeds the TI/LC Reserve Cap ($).

With respect to Loan No. 11, Humblewood Center, the TI/LC Reserve Cap ($) is required to be reduced to $375,000 after, among other conditions, a tenant approved by the lender has accepted the vacant space of 11,569 square feet at the mortgaged property and is paying full contractual rent.

(19)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(20)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 1, 245 Park Avenue, the leased area for the 2nd Largest Tenant, JPMCB, includes 17,813 contractual square feet of retail space leased at the mortgaged property.

With respect to Loan No. 3, Browning Place, the 3rd Largest Tenant, NTT Data Consulting, Inc., leases 13,636 square feet through March 31, 2018, in addition to 48,408 square feet through November 30, 2019.

With respect to Loan No. 18, Island View Crossing, the Largest Tenant, Lenox Corporation, leases 96,927 square feet through April 1, 2025, in addition to 4,000 square feet of storage space expiring on April 30, 2025.

With respect to Loan No. 21, Romulus Airport Park, the 5th Largest Tenant, U.S. Quality, Inc., leases 23,707 square feet through January 2019, in addition to 11,337 square feet expiring in November 2018.

(21)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

A-1-23

With respect to Loan No. 1, 245 Park Avenue, the Largest Tenant, Société Générale, subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. The 2nd Largest Tenant, JPMCB, subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In addition, JPMCB also subleases 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The square footage for JPMCB does not include the space subleased to Société Générale, and the terms shown for Société Générale are based on JPMCB’s prime lease. The 3rd Largest Tenant, MLB, subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. MLB has announced that it plans to vacate its space at the end of its lease term in October 2022 and that it has executed a lease at another location and intends to move in to such location in 2019. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a cash sweep event will occur.

With respect to Loan No. 1, 245 Park Avenue, the Largest Tenant, Société Générale, has the right to terminate either the highest full floor leased to the tenant or the highest two full floors (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021.

With respect to Loan No. 3, Browning Place, four tenants at the mortgaged property, comprising approximately 12.2% of the net rentable area and 15.4% of underwritten rents, are affiliated with the sponsor. Each of such affiliated tenants has the right either to terminate its lease at any time or to terminate its lease if there is a change of ownership of the building. Additionally, the 2nd Largest Tenant, Telvista, Inc., has the right to terminate its lease as of April 30, 2019 with notice by April 30, 2018 and the payment of a termination fee. In addition, the 5th Largest Tenant, the GSA, has the right to terminate its lease at any time with 90 days’ notice.

With respect to Loan No. 5, Diamond Hill Denver, the 3rd Largest Tenant, Wright Water Engineers, occupies two spaces at the property consisting of 12,750 square feet and 357 square feet. With respect to the 357 square foot occupied space, the lease may be terminated by the landlord or the tenant at any point in time with 30 days’ written notice. Additionally, the 4th Largest Tenant, Concentra Medical Centers, occupies 381 square feet (out of a total of 12,642 square feet) on a month-to-month basis.

With respect to Loan No. 6, Bingham Office Center, the 3rd Largest Tenant, United Physicians Inc., has the right to terminate its lease at any time after March 31, 2019 with 12-months’ notice and the payment of a termination fee. In addition, the 4th Largest Tenant, Jacobs Engineering Group, Inc., has the right to terminate its lease at any time after July 31, 2019 but prior to October 31, 2020, with nine-months’ notice and the payment of a termination fee.

With respect to Loan No. 11, Humblewood Center, the 4th Largest Tenant, Skechers, has the right to terminate its lease if, within 60 days following August 31, 2021, the tenant delivers a written statement showing the tenant’s aggregate gross sales for September 2020 through August 2021 were less than $1,500,000, such termination to be effective as of February 28, 2022.

With respect to Loan No. 14, Apex Fort Washington, the 4th Largest Tenant, AstraZeneca Pharmaceuticals, has the right to terminate its lease effective August 2021 with nine-months’ notice (November 2020) and a payment of a termination fee of $734,526. AstraZeneca Pharmaceuticals has ceased to operate at the Mortgaged Property, but continues to pay rent.

With respect to Loan No. 21, Romulus Airport Park, the 3rd Largest Tenant, UPS Supply Chain Solutions, has the right to terminate its lease at any time with 30 days’ written notice.

A-1-24

With respect to Loan No. 26, Atrium Office, the 5th Largest Tenant, Lockheed Martin Corporation, has the one-time right to terminate its lease effective December 31, 2018 with 120 days’ prior written notice and payment of an early termination fee equal to the total unamortized sum of landlord’s work, the abated rent and leasing commissions.

With respect to Loan No. 31, Barrington Town Center, the Largest Tenant, Cinemark, has the one-time right to terminate its lease in the event that (i) it fails to meet its sales target of $1.8 million and (ii) another movie theater opens within a seven-mile radius.

With respect to Loan No. 37, Rio Bravo Square, the 5th Largest Tenant, New Mexico Motor Vehicle Department, has the right to terminate its lease with 90 days’ written notice upon the occurrence of any of the following events: (i) the New Mexico Legislature fails to grant sufficient authority and appropriations to the tenant to carry out the terms and conditions of the lease, (ii) the Governor of New Mexico, pursuant to Executive Order, or the New Mexico Legislature, pursuant to statute, eliminates or transfers employees or functions of the tenant or (iii) the State of New Mexico builds a new building, purchases or otherwise acquires an existing building and includes space in such new or existing building for the tenant.

With respect to Loan No. 37, Rio Bravo Square, the Largest Tenant, dd’s Discounts, has the right to terminate its lease through July 2018 if the tenant’s gross sales during the third full lease year do not exceed $6,500,000.

With respect to Loan No. 41, Airport Center Warehouses, the 2nd Largest Tenant, Ramon Ortiz, has the ongoing right to terminate its lease with 60 days’ prior written notice.

(22)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 2, 211 Main Street, the aggregate liability of the Principal / Carveout Guarantor with respect to all full recourse carveouts in the loan documents may not exceed an amount equal to 15.0% of the principal balance of the 211 Main Street Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred). In addition, the Principal / Carveout Guarantor is not a party to the environmental indemnity, and the borrower is the sole party liable for any breaches or violations of the indemnity. The borrower was required to obtain an environmental insurance policy in accordance with the loan documents at origination.

With respect to Loan No. 15, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

(23)	The classification of the lockbox and cash management types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan No. 2, 211 Main Street, the borrower may prepay a portion of the 211 Main Street Whole Loan in an amount necessary to achieve the required debt yield for purposes curing a cash sweep period caused by a low debt yield.

A-1-25

With respect to Loan No. 4, 740 Madison, upon the earlier to occur of (i) September 1, 2018 and (ii) 10 business days following the occurrence of a cash sweep event (the “Lockbox Account Opening Date”), the borrower will be required to establish and maintain the lender controlled lockbox account. Given the Largest Tenant, Bottega Veneta, has a free rent period through October 31, 2018, the terms of the loan documents provide that a hard lockbox is required to be in-place prior to the rent commencement date of Bottega Veneta’s lease at the mortgaged property. On or prior to the Lockbox Account Opening Date the borrower will be required to send tenant direction letters instructing all tenants to deposit all rents and payments directly into the lender controlled lockbox account. All funds in the lockbox account will be required to be swept each business day into the borrower’s operating account, unless a cash sweep event has occurred and is continuing, in which case such funds are required to be swept each business day into a lender controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a cash sweep event, all funds deposited in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the excess cash flow subaccount and held as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

With respect to Loan Nos. 19 and 25, Modesto Springhill Suites and Elk Grove Hampton Inn, respectively, if the amount on deposit in the excess cash flow account (after the application or disbursement of amounts pursuant to the related mortgage loan documents) equals or exceeds the amount that if applied to prepay a portion of the outstanding principal balance of the related mortgage loan in accordance with the mortgage loan documents, would result in a debt service coverage ratio that equals or exceeds 1.40x based on the trailing 12 months immediately proceeding the payment date, then a cash sweep event caused by the debt service coverage ratio trigger event will be deemed to be cured.

(24)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

(25)	With respect to Loan Nos. 2 and 4, 211 Main Street and 740 Madison, respectively, the related whole loans will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related lead servicing companion loan is securitized, it is anticipated that the related whole loans will be serviced under and by the master servicer and special servicer designated in the related pooling and servicing agreement entered into in connection with the related securitization.

A-1-26

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-2

Trust Cut-off Date Balances
						Weighted Averages

Trust Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

$3,966,378	-	$9,999,999	16	$117,759,229	15.0%	5.01052%	113	1.75x	11.7%	64.2%	56.3%
$10,000,000	-	$19,999,999	11	149,314,603	19.0	4.99976%	117	1.79x	11.3%	66.2%	58.0%
$20,000,000	-	$24,999,999	7	154,125,521	19.6	4.87192%	95	1.60x	10.5%	62.4%	57.2%
$25,000,000	-	$49,999,999	6	202,203,814	25.7	4.75024%	96	1.72x	11.3%	60.7%	55.0%
$50,000,000	-	$98,000,000	2	163,219,000	20.7	3.62357%	105	2.63x	10.0%	52.5%	52.5%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

Mortgage Rates
						Weighted Averages

Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

3.31940%	-	3.99999%	3	$183,219,000	23.3%	3.59037%	106	2.56x	10.2%	51.8%	51.1%
4.00000%	-	4.49999%	3	84,300,000	10.7	4.11860%	119	2.18x	11.3%	58.7%	54.9%
4.50000%	-	4.99999%	13	161,262,874	20.5	4.78842%	109	1.84x	12.1%	62.0%	54.2%
5.00000%	-	5.53300%	23	357,840,293	45.5	5.20398%	97	1.54x	10.7%	65.6%	58.9%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

Original Term to Maturity/ARD in Months(1)
						Weighted Averages

Original Term to Maturity/ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

60			5	$128,239,852	16.3%	5.09854%	58	1.43x	10.6%	68.3%	64.2%
84			2	89,394,000	11.4	4.00992%	83	2.24x	9.4%	58.6%	56.8%
120			34	548,988,315	69.8	4.66444%	118	1.96x	11.2%	60.1%	54.1%
126			1	20,000,000	2.5	3.31940%	118	1.95x	11.9%	46.3%	39.3%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

A-2-1

ANNEX A-2

Remaining Term to Maturity/ARD in Months(1)
						Weighted Averages

Remaining Term to Maturity/ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

54	-	84	7	$217,633,852	27.7%	4.65138%	68	1.76x	10.1%	64.4%	61.2%
85	-	119	34	470,988,315	59.9	4.81437%	117	1.80x	11.3%	61.8%	54.5%
120	-	120	1	98,000,000	12.5	3.66940%	120	2.73x	10.7%	48.9%	48.9%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

Original Amortization Term in Months
						Weighted Averages

Original Amortization Term in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

	Interest Only		8	$268,919,000	34.2%	3.99388%	110	2.42x	10.0%	55.0%	55.0%
	300		2	10,892,009	1.4	5.40061%	117	2.25x	16.8%	54.8%	42.4%
	336		1	19,976,173	2.5	5.15000%	119	1.28x	8.9%	70.7%	56.6%
	360		31	486,834,985	61.9	4.93736%	100	1.64x	11.4%	63.9%	56.3%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

Remaining Amortization Term in Months
						Weighted Averages

Remaining Amortization Term in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

	Interest Only		8	$268,919,000	34.2%	3.99388%	110	2.42x	10.0%	55.0%	55.0%
295	-	354	5	65,311,367	8.3	5.07306%	96	1.62x	11.0%	68.4%	58.0%
355	-	360	29	452,391,799	57.5	4.93831%	102	1.64x	11.5%	63.4%	55.8%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

A-2-2

ANNEX A-2

Amortization Types
						Weighted Averages

Amortization Types			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

IO-Balloon			18	$272,422,500	34.6%	4.83413%	106	1.62x	11.2%	64.0%	56.9%
Balloon			16	245,280,667	31.2	5.08989%	96	1.66x	11.6%	64.0%	55.1%
Interest Only			6	215,119,000	27.3	3.91858%	108	2.56x	10.5%	53.3%	53.3%
ARD-Interest Only			2	53,800,000	6.8	4.29498%	118	1.85x	8.0%	61.7%	61.7%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

Partial Interest Only Periods
						Weighted Averages

Partial Interest Only Periods			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

12	-	24	9	165,607,500	21.1%	4.88414%	98	1.61x	11.3%	65.2%	57.9%
25	-	47	5	47,990,000	6.1	5.13284%	116	1.59x	10.8%	65.4%	58.0%
48	-	59	2	31,200,000	4.0	5.08609%	118	1.45x	10.0%	67.0%	60.7%
60	-	60	2	27,625,000	3.5	3.73083%	118	1.97x	12.6%	50.9%	44.4%

Total / Wtd. Avg:			18	$272,422,500	34.6%	4.83413%	106	1.62x	11.2%	64.0%	56.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)
						Weighted Averages

Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

1.28x	-	1.49x	15	$234,742,375	29.8%	5.14647%	90	1.37x	9.9%	67.6%	60.4%
1.50x	-	1.74x	7	89,388,606	11.4	5.14866%	108	1.57x	10.5%	66.0%	59.1%
1.75x	-	1.99x	10	203,701,443	25.9	4.51355%	111	1.88x	11.4%	57.8%	52.6%
2.00x	-	2.24x	4	58,397,753	7.4	4.91134%	116	2.10x	13.9%	64.8%	54.1%
2.25x	-	3.30x	6	200,391,990	25.5	3.81680%	107	2.66x	11.0%	53.0%	52.1%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

A-2-3

ANNEX A-2

Cut-off Date LTV Ratios(2)(4)
						Weighted Averages

Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

46.3%	-	49.9%	4	$154,325,486	19.6%	3.89327%	119	2.43x	11.5%	48.5%	45.4%
50.0%	-	59.9%	8	162,917,947	20.7	4.24705%	103	2.31x	11.4%	57.7%	54.7%
60.0%	-	64.9%	11	208,942,448	26.6	4.93411%	104	1.68x	10.6%	62.3%	56.7%
65.0%	-	69.9%	12	173,353,414	22.0	5.00594%	95	1.59x	11.0%	67.8%	60.7%
70.0%	-	74.5%	7	87,082,871	11.1	5.14356%	95	1.39x	9.7%	72.1%	63.3%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

LTV Ratio at Maturity/ARD(1)(2)(4)
						Weighted Averages

Maturity Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

37.7%	-	44.9%	3	$56,325,486	7.2%	4.28279%	117	1.92x	12.8%	47.7%	39.3%
45.0%	-	49.9%	4	143,798,947	18.3	3.95108%	120	2.50x	11.7%	52.2%	48.8%
50.0%	-	54.9%	7	97,105,566	12.3	4.94213%	108	1.99x	12.4%	61.5%	53.0%
55.0%	-	59.9%	18	302,902,316	38.5	4.75808%	103	1.80x	10.4%	62.9%	57.7%
60.0%	-	69.3%	10	186,489,852	23.7	4.87360%	87	1.58x	9.8%	68.1%	64.0%

Total / Wtd. Avg:			42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

A-2-4

ANNEX A-2

Type of Mortgaged Properties
				Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

Office
Suburban	10	$234,681,992	29.8%	90.2%	1.61x	11.3%	60.7%	54.4%
CBD	3	175,537,265	22.3	94.2%	2.60x	10.4%	53.6%	52.8%
Subtotal:	13	$410,219,257	52.1%	91.9%	2.03x	10.9%	57.6%	53.7%

Retail
Anchored	5	$72,063,606	9.2%	89.9%	1.62x	11.1%	66.3%	59.8%
Single Tenant	1	40,000,000	5.1	100.0%	1.96x	8.0%	60.0%	60.0%
Freestanding	6	33,776,173	4.3	100.0%	1.38x	8.6%	69.0%	60.6%
Shadow Anchored	3	24,045,453	3.1	99.0%	1.55x	10.0%	65.0%	57.4%
Unanchored	1	5,587,020	0.7	97.2%	1.47x	10.1%	62.8%	51.6%
Subtotal:	16	$175,472,251	22.3%	95.6%	1.64x	9.7%	65.1%	59.4%

Hotel
Limited Service	5	$52,415,655	6.7%	74.4%	2.06x	13.6%	62.0%	52.7%
Full Service	1	25,611,823	3.3	68.9%	2.07x	13.5%	62.8%	51.9%
Subtotal:	6	$78,027,477	9.9%	72.6%	2.07x	13.5%	62.3%	52.4%

Multifamily
Garden	23	$45,749,303	5.8%	94.4%	1.65x	10.5%	68.8%	63.6%
Senior Housing	4	24,175,000	3.1	91.6%	1.55x	10.6%	60.6%	53.9%
Subtotal:	27	$69,924,303	8.9%	93.5%	1.61x	10.5%	65.9%	60.3%

Industrial
Flex	4	$33,825,000	4.3%	92.4%	2.27x	12.9%	60.6%	56.5%
Subtotal:	4	$33,825,000	4.3%	92.4%	2.27x	12.9%	60.6%	56.5%

Self Storage
Self Storage	5	$15,187,500	1.9%	88.2%	1.45x	9.4%	68.5%	58.3%
Subtotal:	5	$15,187,500	1.9%	88.2%	1.45x	9.4%	68.5%	58.3%

Mixed Use
Office/Retail	1	$3,966,378	0.5%	95.4%	1.47x	10.8%	72.1%	59.8%
Subtotal:	1	$3,966,378	0.5%	95.4%	1.47x	10.8%	72.1%	59.8%

Total / Wtd. Avg:	72	$786,622,167	100%	90.9%	1.91x	10.9%	60.9%	55.7%

A-2-5

ANNEX A-2

Mortgaged Properties by Location
				Weighted Averages

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

California	8	$163,138,480	20.7%	96.0%	2.05x	10.6%	56.2%	51.8%
New York	2	138,000,000	17.5	93.7%	2.51x	9.9%	52.1%	52.1%
Texas	6	112,789,852	14.3	90.5%	1.44x	10.4%	70.2%	65.0%
Colorado	3	80,811,823	10.3	80.8%	1.72x	11.5%	60.6%	56.1%
Michigan	5	58,347,808	7.4	87.9%	2.14x	13.2%	59.9%	51.5%
Florida	7	52,002,248	6.6	91.4%	1.73x	12.2%	65.2%	57.0%
Pennsylvania	4	51,766,378	6.6	92.6%	1.50x	10.7%	67.4%	58.4%
Vermont	4	24,175,000	3.1	91.6%	1.55x	10.6%	60.6%	53.9%
Connecticut	1	13,800,000	1.8	100.0%	1.53x	8.1%	66.5%	66.5%
South Carolina	1	12,842,665	1.6	70.9%	2.11x	13.1%	66.2%	54.2%
Puerto Rico	2	12,551,400	1.6	100.0%	1.28x	8.9%	70.7%	56.6%
Georgia	2	12,112,380	1.5	74.0%	2.03x	13.2%	60.9%	49.7%
Utah	1	9,200,000	1.2	100.0%	1.58x	10.6%	72.4%	65.5%
Ohio	1	9,170,000	1.2	94.9%	1.67x	11.7%	67.7%	58.4%
Illinois	18	9,000,000	1.1	98.0%	2.56x	12.8%	57.8%	57.8%
Indiana	2	7,875,000	1.0	89.0%	1.45x	9.4%	68.5%	58.3%
New Mexico	1	6,243,606	0.8	79.0%	1.53x	10.9%	60.6%	50.1%
North Carolina	1	5,483,026	0.7	65.7%	2.68x	19.4%	49.8%	37.7%
Kansas	2	4,462,500	0.6	89.1%	1.45x	9.4%	68.5%	58.3%
Missouri	1	2,850,000	0.4	84.5%	1.45x	9.4%	68.5%	58.3%

Total / Wtd. Avg:	72	$786,622,167	100.0%	90.9%	1.91x	10.9%	60.9%	55.7%

A-2-6

ANNEX A-2

Prepayment Protection
				Weighted Averages

Prepayment Protection	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

Defeasance	27	$427,146,328	54.3%	4.61925%	115	1.98x	11.3%	59.0%	53.5%
Yield Maintenance	13	279,069,339	35.5	4.87465%	92	1.68x	10.9%	64.1%	58.4%
Defeasance or Yield Maintenance	2	80,406,500	10.2	3.80503%	89	2.29x	9.1%	59.9%	58.0%

Total / Wtd. Avg:	42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

Loan Purpose
				Weighted Averages

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)

Refinance	27	$411,273,119	52.3%	4.85307%	102	1.70x	10.9%	63.2%	57.3%
Acquisition	13	335,506,588	42.7	4.33699%	105	2.15x	10.8%	59.3%	55.1%
Recapitalization	2	39,842,460	5.1	4.72816%	116	1.94x	12.4%	50.4%	43.6%

Total / Wtd. Avg:	42	$786,622,167	100.0%	4.62663%	104	1.91x	10.9%	60.9%	55.7%

(1) In the case of Loan Nos. 4 and 20, each with an anticipated repayment date, Stated Remaining Term (Mos.), Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and LTV Ratio at Maturity/ARD are calculated as of the related anticipated repayment date.
(2) In the case of Loan Nos. 1, 2, 4, 14 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 15, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations exclude the related Subordinate Companion Loan(s).
(3) In the case of Loan No. 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex F to the Preliminary Prospectus. In the case of Loan No. 40, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following Cut-off Date based on the assumed principal payment schedule provided on Annex G to the Preliminary Prospectus.
(4) In the case of Loan No. 5, 7, 8, 11, 13, 14, 15 and 22 the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-7

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

A-3-2

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

A-3-3

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

A-3-4

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$98,000,000	Net Rentable Area (SF)(5):	1,779,515
Cut-off Date Principal Balance(2):	$98,000,000	Location:	New York, NY
% of Pool by IPB:	12.5%	Year Built / Renovated:	1965 / 2006
Loan Purpose:	Acquisition	Occupancy(5)(6):	91.2%
Borrower:	245 Park Avenue Property LLC	Occupancy Date:	2/28/2017
Sponsor(3):	HNA Group	Number of Tenants:	19
Interest Rate:	3.66940%	2014 NOI(7):	$98,558,305
Note Date:	5/5/2017	2015 NOI(7):	$102,667,706
Maturity Date:	6/1/2027	2016 NOI(7):	$106,715,962
Interest-only Period:	120 months	TTM NOI (as of 3/2017)(7):	$107,676,675
Original Term:	120 months	UW Economic Occupancy:	91.5%
Original Amortization:	None	UW Revenues:	$177,756,680
Amortization Type:	Interest Only	UW Expenses:	$62,448,738
Call Protection(4):	L(24),Def(92),O(4)	UW NOI(7):	$115,307,942
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$109,564,903
Additional Debt:	Yes	Appraised Value / Per SF(5):	$2,210,000,000 / $1,242
Additional Debt Balance:	$982,000,000 / $120,000,000 /	Appraisal Date:	4/1/2017
	$568,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt /
	Mezzanine Loans

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	$3,878,518	N/A	Cut-off Date Loan / SF(5):	$607	$674
Insurance:	$227,000	$113,500	N/A	Maturity Date Loan / SF(5):	$607	$674
Replacement Reserves:	$47,738	$47,738	N/A	Cut-off Date LTV:	48.9%	54.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	48.9%	54.3%
Other:	$11,431,608	$0	N/A	UW NCF DSCR:	2.73x	2.45x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$1,200,000,000		52.4%	Purchase Price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000		10.3%	Closing Costs	70,356,233	3.1%
Mezzanine Loan B	221,000,000		9.6%	Upfront Reserves	11,706,346	0.5%
Mezzanine Loan C	110,500,000		4.8%
Sponsor Equity	524,062,579		22.9%
Total Sources	$2,292,062,579		100.0%	Total Uses	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, Deutsche Bank AG, New York Branch and Société Générale.

(2)	The 245 Park Avenue Whole Loan is comprised of (i) the 245 Park Avenue Mortgage Loan (comprised of one senior note with an outstanding principal balance as of the Cut-off Date of $98.0 million), (ii) a companion loan, which is pari passu with the 245 Park Avenue Mortgage Loan (comprised of 18 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $982.0 million and (iii) a subordinate companion loan (comprised of five pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The A-Notes Financial Information presented in the chart above reflects the $1.08 billion aggregate Cut-off Date balance of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan, excluding the 245 Park Avenue Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 245 Park Avenue Whole Loan, as defined in “The Loan” below, and excludes the related mezzanine loans.

(3)	For a full description of Sponsor, please refer to “The Loan Sponsor” below.
(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”).

A-3-5

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

(5)	Based on remeasured net rentable area of 1,779,515 square feet in accordance with current standards of a local real estate industry association, which is the basis for the square footage in future leasing. The property’s contractual square footage is 1,723,993 square feet as leased.

(6)	Current Occupancy includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(7)	The increase in 2015 NOI from 2014 NOI was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot. The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 per square foot to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 per square foot on a remeasured square footage that is 30,831 square feet higher than the current JPMorgan Chase Bank net rentable area through the remainder of the loan term.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 245 Park Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 44-story, remeasured 1,779,515 square foot office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “245 Park Avenue Whole Loan”) and is comprised of (i) a senior loan, comprised of 19 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion (one of which, Note A-2-A-1, with an outstanding principal balance as of the Cut-off Date of $98.0 million, will be contributed to the JPMCC 2017-JP6 Trust, (the “245 Park Avenue Mortgage Loan”) and the remaining notes, collectively, the “245 Park Avenue Pari Passu Companion Loan”) and (ii) a subordinate companion loan, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loan”), each as described below. The 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan are pari passu in right of payment with each other and are senior in right of payment to the 245 Park Avenue Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 245 Park Avenue Whole Loan” in the Preliminary Prospectus. The senior Note A-1-A (along with four other senior notes within the 245 Park Avenue Pari Passu Companion Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P securitization that governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). However, the JPMCC 2017-JP6 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the loan sponsor, HNA Group (“HNA”). HNA is a China-based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA had total assets of approximately $140.0 billion with revenues of approximately $87.0 billion. HNA Finance’s main business is leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of United States commercial real estate including 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

The Property. The 245 Park Avenue property is a Class A office tower located along Park Avenue between 46th and 47th Streets that consists of 44 stories with 42 office levels, 57,799 square feet of retail space and 1,580 square feet of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal, and within 0.6 miles of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities. As of February 28, 2017, the property was 91.2% leased to 19 tenants based on remeasured net rentable area and the property has demonstrated average occupancy of 95.0% from 2007 to 2016.

The property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual square feet through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue for 593,344 remeasured square feet which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. As of April 28, 2017, Société Générale reported a market capitalization of approximately €40.8 billion, and it had revenues of €25.3 billion in 2016. Société Générale has offices in 67 countries, employing 145,700 people and serving approximately 31 million customers as of December 31, 2016. The second largest tenant, JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), leases 13.4% of the remeasured net rentable area through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States with a market capitalization of $308.9 billion as of May 5, 2017, operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported revenues of $95.7 billion and assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase Bank space, a total of 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual square feet of retail space that it leases at the property. The third largest tenant, Major League Baseball (“MLB”), is headquartered at the property and leases 12.6% of the remeasured net rentable area through October 2022. MLB is a professional baseball league in North America and currently headquartered at the 245 Park Avenue property. MLB reported record revenues in 2015, up $500 million from the prior year and approaching $9.5 billion. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

As of February 28, 2017, 65.1% of the property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue property serves as the United States headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2/A by Moody’s and S&P) and features other investment grade and institutional tenants including JPMorgan Chase Bank (13.4% of remeasured net rentable area, rated Aa3/A+/AA- by Moody’s, S&P and Fitch), Major League Baseball (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2/A+/AA- by Moody’s, S&P and Fitch).

Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The surrounding area offers a number of luxury hotels including the Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

According to the appraisal, as of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the property. The comparable buildings had a weighted average occupancy of 97.0%. The property’s weighted average in place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraisals concluded weighted average in place market rent of $95.30 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	Current(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2017, is based on remeasured net rentable area of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the loan sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)(3)	% of Total NRA(3)	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Société Générale(5)(6)	A2 / A / NA	593,344	33.3%	$61.50	27.4%	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3 / A+ / AA-	237,781	13.4%	$52.42	9.4%	10/31/2022
MLB(8)	NA / NA / NA	224,477	12.6%	$124.75	21.8%	10/31/2022
Angelo Gordon	NA / NA / NA	113,408	6.4%	$81.00	7.3%	5/31/2026
Rabobank	Aa2 / A+ / AA-	112,662	6.3%	$138.00	12.0%	9/30/2026
Ares Capital	NA / BBB+ / BBB+	97,101	5.5%	$83.91	6.5%	5/31/2026
HNA Capital US LLC(9)	NA / NA / NA	38,382	2.2%	$74.00	2.3%	1/31/2026
Regus Business Centre	NA / NA / NA	38,383	2.2%	$84.00	2.6%	9/30/2021
WisdomTree Investments(10)	NA / NA / NA	37,924	2.1%	$73.00	2.2%	8/31/2029
The Norinchukin Bank	A1 / A / NA	37,342	2.1%	$99.00	2.9%	3/31/2022
(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable square feet of 1,779,515.

(4)	Based on 1,723,993 contractual square feet.

(5)	JPMorgan Chase Bank subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 contractual square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase Bank space, a total of 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual square feet of retail space that it leases at the property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the property to HNA Capital US LLC, an affiliate of the sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

A-3-8

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring(3)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	153,915	8.9%	NAP	NAP	153,915	8.9%	NAP	NAP
2017	0	0	0.0	$0	0.0%	153,915	8.9%	$0	0.0%
2018	2	13,352	0.8	1,282,100	1.0	167,267	9.7%	$1,282,100	1.0%
2019	0	0	0.0	0	0.0	167,267	9.7%	$1,282,100	1.0%
2020	1	22,502	1.3	1,597,404	1.3	189,769	11.0%	$2,879,504	2.3%
2021	1	38,382	2.2	3,224,088	2.6	228,151	13.2%	$6,103,592	4.8%
2022(4)	6	505,781	29.3	45,017,995	35.7	733,932	42.6%	$51,121,587	40.5%
2023	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2024	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2025	0	0	0.0	0	0.0	733,932	42.6%	$51,121,587	40.5%
2026	6	376,592	21.8	36,765,311	29.1	1,110,524	64.4%	$87,886,898	69.7%
2027	1	10,538	0.6	937,882	0.7	1,121,062	65.0%	$88,824,780	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0	37,352,719	29.6	1,723,993	100.0%	$126,177,5000	100.0%
Total	19	1,723,993	100.0%	$126,177,500	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase Bank subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	2028 & Beyond includes 2,661 square feet of building office space.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19	65.1%
Vacant Income	0	0	0	0	16,425,575	9.53	8.5%
Rent Steps	0	0	0	0	10,341,838	6.00	5.3
Gross Potential Rent(4)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72	78.9%
Total Reimbursements(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.73	21.1%
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(16,425,575)	(9.53)	(8.5)%
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.18	0.2%
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11	91.7%

Total Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22	35.1%

Net Operating Income(7)(8)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88	64.9%

Total TI/LC, Capex/RR	0	0	0	0	5,743,040	3.33	3.2%

Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55	61.6%
Average Annual Rent PSF(9)	$68.87	$72.69	$74.66	$74.88
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Based on 1,723,993 contractual square feet.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(5)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(8)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(9)	Average Annual Rent PSF is based on historical Rents in Place and 1,723,993 contractual leased square feet as of December 31 of each respective year.

A-3-9

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

Property Management. The property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement which is in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan agreement, the loan sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Escrows and Reserves. At origination, the borrower deposited $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for required repairs. In lieu of depositing any reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,878,518 (approximately $26.15 per remeasured square foot annually).

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $113,500 (approximately $0.77 per remeasured square foot annually).

Replacement Reserves - On a monthly basis, the borrower is required to escrow $47,738 (approximately $0.32 per remeasured square foot annually) for ongoing replacement reserves.

Rollover Reserves - Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 per month ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox / Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (b) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the property being subsumed in the action or that has a material adverse effect on the property or the value or security of the lender’s interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A-3-10

Structural and Collateral Term Sheet	JPMCC 2017-JP6

245 Park Avenue

A Cash Sweep Event may be cured in accordance with the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow shall have been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Debt. The $568.0 million mezzanine debt consists of a $236.5 million mezzanine loan A, a $221.0 million mezzanine loan B and a $110.5 million mezzanine loan C. The mezzanine loan A has a 5.00000% coupon, the mezzanine loan B has a 5.70000% coupon and the mezzanine Loan C has a 6.85000% coupon. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and mezzanine loans, the cumulative Cut-off Date LTV, cumulative UW NOI DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

A-3-11

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

A-3-12

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

A-3-13

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

A-3-14

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,219,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,219,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	8.3%	Net Rentable Area (SF):	417,266
Loan Purpose:	Acquisition	Location:	San Francisco, CA
Borrower:	BPP 211 Main Owner LLC	Year Built / Renovated:	1973 / 1998
Sponsor:	Blackstone Property Partners	Occupancy:	100.0%
	Lower Fund 1 L.P.	Occupancy Date:	6/6/2017
Interest Rate(1):	3.55470%	Number of Tenants:	1
Note Date:	3/28/2017	2014 NOI:	$9,753,604
Maturity Date:	4/6/2024	2015 NOI:	$9,822,319
Interest-only Period:	84 months	2016 NOI(3):	$9,770,862
Original Term:	84 months	TTM NOI:	N/A
Original Amortization:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$19,906,520
Call Protection(2):	Grtr1%orYM(26),DeforGrtr1%or	UW Expenses:	$4,533,300
	YM(51),O(7)	UW NOI(3):	$15,373,221
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$15,289,768
Additional Debt:	Yes	Appraised Value / Per SF:	$294,000,000 / $705
Additional Debt Balance:	$105,000,000 / $25,000,000	Appraised Dark Value / Per SF(4):	$197,000,000 / $472
Additional Debt Type:	Pari Passu / B-Notes	Appraisal Date:	3/13/2017

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$408	$468
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$408	$468
Replacement Reserves:	$0	Springing	$183,597	Cut-off Date LTV:	57.9%	66.4%
TI/LC:	$0	Springing	$1,251,798	Maturity Date LTV:	57.9%	66.4%
Other:	$0	$0	N/A	UW NCF DSCR:	2.49x	2.07x
				UW NOI Debt Yield:	9.0%	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$170,219,000	56.3%	Purchase Price	$292,881,810	96.9%
B-Notes(1)	25,000,000	8.3	Closing Costs	9,400,010	3.1
Sponsor Equity	107,062,820	35.4
Total Sources	$302,281,820	100.0%	Total Uses	$302,281,820	100.0%
(1)	The 211 Main Street loan is part of a whole loan evidenced by three pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $170.2 million (the “A-Notes”) and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $25.0 million (the “B-Notes”). The A-Notes Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the approximately $170.2 million senior portion of the 211 Main Street Whole Loan, exclusive of the $25.0 million B-Notes. The Whole Loan Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the approximately $195.2 million 211 Main Street Whole Loan. The Interest Rate above reflects the interest rate on the A-Notes only. The interest rate on the B-Notes is 4.90000% per annum.

(2)	Defeasance of the full approximately $195.2 million 211 Main Street Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the final REMIC trust that holds any note evidencing the 211 Main Street Whole Loan or (ii) the third anniversary of the first payment date. The borrower is also permitted to prepay the 211 Main Street Whole Loan in whole or in part at any time during the term of the loan with the payment of a yield maintenance premium, if such prepayment occurs prior to the open period. The assumed lockout period of 26 months for a defeasance is based on the expected closing date of the JPMCC 2017-JP6 Trust in June 2017. The actual defeasance lockout period for a defeasance may be longer.

(3)	The increase in UW NOI from 2016 NOI is driven by a straight line average of Charles Schwab’s future rent inclusive of rent steps over the course of the loan term. Charles Schwab renewed its lease in October 2016 and, beginning in May 2018 through April 2028, is required to pay contractual base rent of $37.78 per square foot with 3.0% annual increases.

(4)	The appraisal concluded a “Go Dark Value” of $197.0 million, which assumes the property is 100.0% vacant and factors in market rent, downtime, expenses and lease-up costs.

(5)	Initial Escrows and Reserves excludes a guaranty delivered by the loan sponsor for certain outstanding tenant improvements required by the Charles Schwab lease. For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-15

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

The Loan. The 211 Main Street loan is secured by a first mortgage lien on the fee interest in a 417,266 square foot Class A office building located in San Francisco, California. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $195.2 million (the “211 Main Street Whole Loan”) and is comprised of three pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $170.2 million (collectively, the “211 Main Street A-Notes”) and three subordinate B-Notes with an aggregate outstanding principal balance as of the Cut-off Date of $25.0 million (the “211 Main Street Subordinate Companion Loans”). Note A-3, with an outstanding principal balance as of the Cut-off Date of $65.219 million, is being contributed to the JPMCC 2017-JP6 Trust (the “211 Main Street Mortgage Loan”). Note A-1 and Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $105.0 million (the “211 Main Street Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization trusts. The 211 Main Street Subordinate Companion Loans have been sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the 211 Main Street Subordinate Companion Loans, the holder of the 211 Main Street Subordinate Companion Loan evidenced by Note B-1 will have the right, under certain circumstances, to approve certain major decisions with respect to the 211 Main Street Whole Loan, to exercise certain cures and purchase option rights and to replace the related special servicer with or without cause. The holders of the 211 Main Street Subordinate Companion Loans will also have the right to exercise certain cures and purchase option rights with respect to the 211 Main Street Whole Loan under certain circumstances. After a control appraisal period occurs with respect to the 211 Main Street Subordinate Companion Loans, the holder of Note A-2 will be entitled to exercise the rights of the controlling noteholder for the 211 Main Street Whole Loan; however, the JPMCC 2017-JP6 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The 211 Main Street Whole Loan has a seven-year term and will be interest-only for the entire loan term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	JPMCB	No
A-2	60,000,000	60,000,000	JPMCB	No
A-3	65,219,000	65,219,000	JPMCC 2017-JP6	No
B-1, B-2, B-3	25,000,000	25,000,000	Third Party Investor	Yes(1)
Total	$195,219,000	$195,219,000
(1)	Note B-1 is the controlling note with respect to the 211 Main Street Whole Loan.

The Borrower. The borrowing entity for the 211 Main Street Whole Loan is BPP 211 Main Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the 211 Main Street Whole Loan is Blackstone Property Partners Lower Fund 1 L.P., an affiliate of The Blackstone Group L.P. (“Blackstone”). Blackstone is a global alternative asset manager, with total assets under management of approximately $366.6 billion as of December 31, 2016. Specifically, Blackstone’s real estate group, founded in 1991, is a large real estate investment manager, with approximately $102.0 billion of total assets under management as of December 31, 2016. Blackstone was founded in 1985 by Stephen Schwarzman and Peter Peterson and has grown to employ over 2,200 employees across 30 cities around the world. The liability of the guarantor under the full recourse carve-out provisions in the loan documents is capped at 15% of the then current outstanding principal balance of the 211 Main Street Whole Loan plus enforcement costs in accordance with enforcing of the guaranty. In addition, the guarantor is not a party to the environmental indemnity agreement. The 211 Main Street Whole Loan documents require that the borrower obtain (and the borrower did obtain at origination) an environmental insurance policy meeting the requirements of the 211 Main Street Whole Loan documents, which, among other things, has a term expiring on March 28, 2026 and includes policy limits of $5.0 million for each pollution condition and $5.0 million in the aggregate, with a $50,000 deductible.

The Property. The 211 Main Street property is a 17-story, 417,266 square foot, Class A office building located in the San Francisco central business district. The property was originally constructed in 1973 and most recently renovated in 1998 and is situated on approximately 0.72 acres. The property features views of downtown San Francisco and the San Francisco – Oakland Bay Bridge, as well as a penthouse boardroom, executive level offices on the top three floors, a full kitchen, cafeteria and dining hall on the ninth floor, a large ground floor conference room and an auditorium. Additionally, the property features an on-site parking garage with 42 parking spaces resulting in a parking ratio of approximately 0.10 per 1,000 square feet of space. There are three additional parking garages located within a one-block radius of the property. Pedestrian access to the property is provided via Main Street to the southwest and Howard Street to the northwest and vehicle access is provided via Spear Street to the northeast.

A-3-16

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

As of June 6, 2017, the property was 100.0% leased to a single tenant, Charles Schwab & Co., Inc. (“Charles Schwab”). Charles Schwab (NYSE: SCHW) has been a tenant at the property since April 1998 and renewed its lease in October 2016 for an extension term starting in May 2018 for a 10-year period through April 2028. Charles Schwab’s lease contains two consecutive options to extend the lease for the entire premises, with different extension periods applying to different floors, ranging from five years to 14 years when fully exercised. Additionally, the lease contains two partial extension options ranging from seven-year to 14-year periods, contingent on how many floors Charles Schwab elects to renew. The property currently serves as Charles Schwab’s global headquarters, and since 1998, Charles Schwab has reportedly invested over $25.0 million ($60.00 per square foot) in capital improvements to the property. Major capital improvement projects have included the renovation of the second and third floors to trading floors, construction of an auditorium, penthouse expansion, lobby renovation and general updates to the building mechanics. As part of the October 2016 renewal, the lease includes a provision that requires approximately $18.2 million ($44.00 per square foot) in additional capital expenditures to be invested in the property, of which approximately $6.0 million ($14.00 per square foot) is required to be paid for by Charles Schwab and approximately $12.2 million ($29.00 per square foot) is required to be paid for by the borrower. At origination, the loan sponsor provided a guaranty for all outstanding tenant improvement obligations, which is capped as described below under “Escrows and Reserves”.

The 211 Main Street property is located in the central business district of San Francisco, California. Within walking distance of the property are the Union Square shopping district, Treasure Island, Westfield San Francisco Centre shopping mall, Rincon Park, several notable museums and AT&T Park, home of the San Francisco Giants major league baseball team. The property also benefits from its proximity to major public transportation lines, including the Embarcadero BART train station, which is located two blocks northwest, Interstate Highway 80 and the San Francisco – Oakland Bay Bridge, located approximately three blocks southeast. Additionally, the property is located approximately 14.4 miles north of San Francisco International Airport and approximately 9.2 miles west of the Oakland central business district. The property is expected to benefit from the completion of the Transbay Transit Center, a mass-transit hub that is expected to connect eight Bay Area counties through 11 transportation systems including the BART, AC Transit, Amtrak, Caltrain and California’s planned high speed rail system. According to the related local authority, the larger development, which is located approximately 0.5 miles northeast of the property, is expected to include 4,400 residential units, approximately 100,000 square feet of new retail space and an approximately 1.4 million square foot office tower. Additionally, the project is expected to feature City Park, a 5.4-acre rooftop public park with a variety of activities and amenities including an open air amphitheater, gardens, open grass areas and restaurant and café. The Transbay Transit Center consists of two primary components, with the first phase expected to be completed in the fall of 2017. The first phase will include construction of the above-ground portion of the new Transit Center, the below-grade rail levels and the bus ramp connecting the Transit Center to the San Francisco – Oakland Bay Bridge. A timeline has not been provided yet for the construction of phase two, which includes the downtown rail extension.

According to the appraisal, the property is located in the South Financial District office submarket of the greater San Francisco – Redwood City – South San Francisco market. According to a market research report, as of year-end 2016, the South Financial District Class A office submarket consisted of 50 buildings totaling approximately 21.5 million square feet of office space with an overall vacancy rate of 5.4% and average rents of $60.90 per square foot. The appraisal identified seven comparable office leases in the San Francisco market ranging in size from approximately 25,524 square feet to 91,950 square feet. Base rents for the comparable leases ranged from $60.00 per square foot to $70.00 per square foot, with a weighted average of approximately $66.37 per square foot. The comparable leases identified by the appraisal are all on a modified gross basis. Per Charles Schwab’s recently executed 10-year lease extension, Charles Schwab is required to pay $37.38 per square foot on a triple-net basis beginning in May 2018. The appraisal adjusted the rent to a modified gross basis to conform to market convention and has adjusted the Charles Schwab rent to $63.65 per square foot, which is in-line with the comparable modified gross office leases identified by the appraisal.

A-3-17

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 6, 2017.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Charles Schwab	A2 / A / A	417,266	100.0%	$38.25	100.0%	4/30/2028

(1)	Based on the underwritten rent roll dated June 6, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents the straight-line average of Charles Schwab’s rent steps over the course of the loan term. The initial rent under the extension term starting in May 2018 is $37.78 per square foot, and the rent under the current term is $23.40 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028 & Beyond	1	417,266	100.0	15,962,095	100.0	417,266	100.0%	$15,962,095	100.0%
Total	1	417,266	100.0%	$15,962,095	100.0%

(1)	Based on the underwritten rent roll dated June 6, 2017.

A-3-18

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$9,694,906	$9,775,848	$9,775,848	$15,962,095	$38.25	78.6%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$9,694,906	$9,775,848	$9,775,848	$15,962,095	$38.25	78.6%
Total Reimbursements	2,140,357	2,210,209	2,231,186	4,350,681	10.43	21.4%
Net Rental Income	$11,835,263	$11,986,057	$12,007,034	$20,312,776	$48.68	100.0%
(Vacancy/Credit Loss)	0	0	0	(406,256)	(0.97)	(2.0)
Effective Gross Income	$11,835,263	$11,986,057	$12,007,034	$19,906,520	$47.71	98.0%

Total Expenses	$2,081,659	$2,163,738	$2,236,172	$4,533,300	$10.86	22.8%

Net Operating Income	$9,753,604	$9,822,319	$9,770,862	$15,373,221	$36.84	77.2%

Total TI/LC, Capex/RR	0	0	0	83,453	0.20	0.4
Net Cash Flow	$9,753,604	$9,822,319	$9,770,862	$15,289,768	$36.64	76.8%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The increase in Underwritten Rents in Place from 2016 Rents in Place is due to underwriting a straight line average of Charles Schwab’s future rent over the course of the loan term. Charles Schwab renewed its lease in October 2016 and, starting in May 2018 through the lease expiration in April 2028, the tenant is required to pay base rent at a rate of $37.78 per square foot with 3.0% annual increases. The rent under the current term is $23.40 per square foot.

Property Management. The property is managed by Equity Office Management, L.L.C., a Delaware limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the lender did not require the borrower to deposit into escrow any reserves. The guarantor delivered a guaranty which (i) guarantees the borrower’s outstanding tenant improvements and leasing commissions allowances under the Charles Schwab lease as of the origination date and (ii) requires the guarantor to deposit with the lender any such amounts that remain outstanding upon the consummation of any remedial or enforcement action by the lender or transfer as the result of the exercise of the lender’s remedies. The guaranty is subject to a cap of approximately $12,191,209, which cap is required to be decreased on a dollar-for-dollar basis by any amounts on deposit in the excess cash flow account as of the date of determination (and during the continuance of an event of default, the date of determination is required to be the date that is immediately prior to the event of default).

Tax Escrows - The requirement for the borrower to make deposits to the real estate tax escrow is waived so long as no Cash Trap Event (as defined below) has occurred and is continuing. In addition, to the extent the borrower provides invoices or other evidence of payment that property taxes have been paid by Charles Schwab under its lease, the monthly deposit is required to be reduced on a dollar-for-dollar basis by such amounts paid.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no Cash Trap Event has occurred and is continuing or (ii) no event of default has occurred and is continuing and the property is insured as part of a blanket policy (which insures significant other real property not subject to the lien of the loan documents and owned or managed, directly or indirectly, by the guarantor, any parallel partnerships and alternative investment vehicles comprising the real estate fund commonly known as Blackstone Property Partners, any property manager or any their respective affiliates, in an amount reasonably acceptable to the lender) in accordance with the loan documents or otherwise reasonably acceptable to the lender. In addition, to the extent the borrower provides invoices or other evidence of payment that insurance premiums have been paid by Charles Schwab under its lease, the monthly deposit is required to be reduced on a dollar-for-dollar basis by such amounts paid.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Trap Event has occurred and is continuing. In the event the borrower is required to make deposits into the replacement reserve, on a monthly basis, the borrower is required to deposit approximately $7,650 ($0.22 per square foot annually) for replacement reserves. The reserve is subject to a cap of approximately $183,597 ($0.44 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the tenant improvement and leasing commission reserve is waived so long as no Cash Trap Event has occurred and is continuing. In the event the borrower is required to make deposits into the tenant improvement and leasing commission reserve, on a monthly basis, the borrower is required to deposit approximately $52,158 ($1.50 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is subject to a cap of $1,251,798 ($3.00 per square foot).

A-3-19

Structural and Collateral Term Sheet	JPMCC 2017-JP6

211 Main Street

Lockbox / Cash Management. The 211 Main Street Whole Loan is structured with a hard lockbox and springing cash management account. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into the borrower’s operating account, unless a Cash Trap Event is continuing, in which event such funds are required to be swept not less than twice per week into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account. During a Cash Trap Event, so long as no event of default has occurred and is continuing and no bankruptcy or insolvency action of the borrower has occurred, the lender is required, upon the written request of the borrower to disburse within three business days (and not more frequently than weekly) excess cash flow from the excess cash flow reserve subaccount to pay costs and expenses in connection with the ownership, management and/or operation of the property, including, without limitation: (i) operating expenses; (ii) emergency repairs and / or life safety repairs; (iii) capital expenditures; (iv) replacements; (v) fees and costs associated with the 211 Main Street Whole Loan and legal expenses (other than legal expenses arising in connection with the enforcement of the borrower’s rights under the 211 Main Street Whole Loan documents or any defense of any enforcement by the lender of its rights); (vi) audit, tax and accounting expenses (up to a maximum amount of $250,000); (vii) debt service shortfalls; (viii) leasing costs; (ix) voluntary prepayments of the 211 Main Street Whole Loan in the amount necessary to achieve a Debt Yield Cure (as defined below); (x) shortfalls in any restoration of the property after a casualty or condemnation; (xi) shortfalls in any reserves; (xii) marketing costs for vacant space at the property; (xiii) distributions to any real estate investment trust that is affiliated with the guarantor and owns a direct or indirect equity interest in the borrower (subject to a maximum amount of $40,000 annually); and (xiv) such other items as reasonably approved by the lender. In addition, notwithstanding anything else to the contrary in the 211 Main Street Whole Loan documents or the existence of an event of default under the 211 Main Street Whole Loan documents, prior to the occurrence of (a) the initiation of (1) judicial or non-judicial foreclosure proceedings, (2) proceedings for the appointment of a receiver or (3) similar remedies permitted by the 211 Main Street Whole Loan documents relating to all or a material portion of the property or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies, the lender is required to apply amounts on deposit in the cash management account to the payment of taxes and insurance premiums.

A “Cash Trap Event” means the occurrence of (i) an event of default or (ii) the date on which the debt yield (as calculated in the 211 Main Street Whole Loan documents) falls below (a) 4.50% on any date prior to June 30, 2018 or (b) 7.00% on any date on or after July 1, 2018, in each case for the calendar quarter immediately preceding the date of determination and based on the trailing 12 month period immediately preceding such date.

A Cash Trap Event may be cured by the following: if the Cash Trap Event has occurred (i) solely as a result of an event of default, the lender has accepted a cure by the borrower of such event of default or (ii) solely as a result of either (a) or (b) of clause (ii) above, the achievement of a Debt Yield Cure.

A “Debt Yield Cure” means no event of default is continuing under the 211 Main Street Whole Loan documents and either (i) the achievement of a debt yield that is not less than 4.50% on any date prior to June 30, 2018 or 7.00% on any date on or after July 1, 2018, in each case for one calendar quarter immediately preceding the date of determination based on the trailing 12 month period, or (ii) the borrower making, in its sole discretion, voluntary prepayments in accordance with the loan documents in an amount necessary to achieve the required debt yield provided in clause (i).

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,840,000	Title:	Fee
Cut-off Date Principal Balance:	$42,749,531	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	442,639
Loan Purpose:	Refinance	Location:	Farmers Branch, TX
Borrower:	Browning Place, LLC	Year Built / Renovated:	1983-1984 / 2016
Sponsor:	Transcontinental Realty Investors, Inc.	Occupancy(1):	85.5%
Interest Rate:	5.34200%	Occupancy Date:	3/8/2017
Note Date:	3/31/2017	Number of Tenants:	20
Maturity Date:	4/1/2022	2014 NOI(2):	$2,949,417
Interest-only Period:	None	2015 NOI(2)(3):	$4,174,131
Original Term:	60 months	2016 NOI(3):	$4,883,664
Original Amortization:	360 months	TTM NOI (as of 3/2017):	$5,194,621
Amortization Type:	Balloon	UW Economic Occupancy:	85.0%
Call Protection:	L(25),Grtr1%orYM(11),O(24)	UW Revenues:	$8,090,202
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$3,443,212
Additional Debt:	N/A	UW NOI:	$4,646,990
Additional Debt Balance:	N/A	UW NCF:	$3,857,461
Additional Debt Type:	N/A	Appraised Value / Per SF:	$61,800,000 / $140
		Appraisal Date:	2/8/2017

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$408,036	$102,009	N/A	Maturity Date Loan / SF:	$90
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.2%
Replacement Reserves:	$14,017	$14,017	$504,605	Maturity Date LTV:	64.3%
TI/LC:	$3,000,000	Springing	$1,991,862	UW NCF DSCR:	1.34x
Other:	$82,765	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,840,000	100.0%	Payoff Existing Debt	$23,178,298	54.1%
			Upfront Reserves	3,504,818	8.2
			Closing Costs	1,134,455	2.6
			Return of Equity	15,022,429	35.1
Total Sources	$42,840,000	100.0%	Total Uses	$42,840,000	100.0%

(1)	Occupancy does not include 24,204 square feet associated with one tenant that is dark, Taco Bueno Restaurants (“Taco Bueno”). Taco Bueno is required to pay rent through its lease expiration in December 2017. Including Taco Bueno, the property is 91.0% occupied.

(2)	The increase in 2015 NOI from 2014 NOI is primarily due to Pacific Union and NTT expanding their spaces by a total of approximately 53,677 square feet and Medestar signing a new 25,113 square foot lease between July 2014 and July 2015, accounting for approximately $1,526,483 in underwritten base rent annually.

(3)	The increase in 2016 NOI from 2015 NOI is primarily due to NTT expanding its space by 11,573 square feet in July 2015 and 13,636 square feet in April 2016, accounting for a total of $478,971 in underwritten base rent annually.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Browning Place loan has an outstanding principal balance as of the Cut-off Date of approximately $42.8 million and is secured by a first mortgage lien on the borrower’s fee interest in a three-building office park comprised of 442,639 square feet, located in Farmers Branch, Texas. The loan has a five-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Browning Place loan is Browning Place, LLC, a Delaware limited liability company and special purpose entity.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Transcontinental Realty Investors, Inc. (“Transcontinental”). Transcontinental is a publicly traded real estate investment company (NYSE: TCI) that acquires, develops and owns residential and commercial real estate properties throughout the United States. As of September 30, 2016, Transcontinental owned 49 multifamily communities, seven commercial properties comprising approximately 1.7 million rentable square feet, an approximately 96.0-acre golf course and 3,608 acres of land held for development.

The loan sponsor acquired 1605 LBJ and 1607 LBJ (each as defined below) in 2005 for $10.0 million and spent approximately $6.1 million in capital improvements, tenant improvements and leasing commissions in 2006. The loan sponsor acquired 1603 LBJ (defined below) in 2007 for approximately $19.7 million and, according to the loan sponsor, it subsequently spent approximately $8.5 million in tenant improvements, $2.7 million in leasing commissions and $1.2 million in capital improvements for a total cost basis of $48.2 million.

The Property. The Browning Place property is a Class A office complex located approximately 14.9 miles northwest of the Dallas central business district. The property is comprised of two eight-story office buildings (“1603 LBJ” and “1605 LBJ”) and one two-story annex building (“1607 LBJ”) with an adjoining four-level parking garage. The property was built from 1983 to 1984 and was most recently renovated between 2013 and 2016. Renovations included building improvements such as HVAC work, roof replacement and updates to certain hallways, restrooms and floor lobbies as well as tenant-specific improvements relating to 14 tenants. Each eight-story building features a two-story atrium at the front entrance in addition to a landscaped courtyard and seating area that separates the two buildings. The property has a total of 1,460 parking spaces in an adjoining four-level parking garage (approximately 3.3 spaces per 1,000 square feet). The site includes a third eight-story building that is owned by the loan sponsor, but is not part of the collateral for the Browning Place loan, and is currently 7.4% occupied. The loan documents contain provisions prohibiting the borrower and its affiliates or persons acting on their behalf from relocating any tenant at the Browning Place property to any other building owned by the borrower, or any of its affiliates, within a five-mile radius of the property or the submarket, including the adjacent on-site non-collateral building, until repayment of the loan in full or unless otherwise consented to by the lender.

As of March 8, 2017, the property was 85.5% occupied by 20 tenants over 21 leases. The largest tenant, Pacific Union Financial, LLC (“Pacific Union”), leases 88,220 square feet (19.9% of net rentable area) through November 2018 and accounts for 23.7% of underwritten base rent. Headquartered in Irving, Texas, Pacific Union provides residential mortgage loans through wholesale, retail and correspondent origination channels. The company offers programs such as Federal Housing Administration (“FHA”) loans, FHA flipping and agency loans, among others. Pacific Union employs more than 1,500 mortgage professionals across five offices in Texas, California, North Carolina and Virginia. Pacific Union has been at the property since 2013 and expanded its space by 29,473 square feet in December 2014. Pacific Union’s lease contains two remaining five-year extension options. The second largest tenant, Telvista, Inc. (“Telvista”), leases 72,192 square feet (16.3% of net rentable area) through April 2021 and accounts for 18.3% of underwritten base rent. Headquartered at the property, Telvista is a bilingual call center outsourcing company that serves as a single point of contact for customers’ telecommunications, business process outsourcing and technology needs. Telvista offers services in both English and Spanish and has contact centers located in California, Texas and Virginia as well as Tijuana and Mexico City in Mexico. Telvista has been at the property since 2006 and renewed its lease in December 2015 for an additional five years. Telvista’s lease has no extension options remaining. The third largest tenant, NTT Data Consulting, Inc. (“NTT”), leases 13,636 square feet through March 2018 and 48,408 square feet through November 2019, for a total of 14.0% of net rentable area. NTT has occupied its space since November 2011 and accounts for 16.4% of underwritten base rent. Founded in 1988, NTT is a provider of consulting, system and business IT outsourcing solutions. NTT is headquartered in Tokyo, Japan and is publicly traded on the Tokyo Stock Exchange. NTT’s lease contains one remaining three-year extension option. The property has experienced recent leasing momentum, with seven new and renewal leases having been signed since April 2016. The new and renewal leases comprise approximately 76,881 square feet (17.4% of net rentable area) and 21.4% of underwritten base rent, of which 49,921 square feet (14.2% of underwritten base rent) is leased by tenants that are affiliates of the loan sponsor. The property has four tenants, Regis Property Management, Regis Realty Prime LLC, Pillar Income Asset Management and Liberty Bankers Life, affiliated with the loan sponsor, which account for 54,147 square feet (12.2% of net rentable area) and 15.4% of underwritten base rent. At the property, the affiliated tenants are in property management, asset management and insurance.

The Browning Place property is located in Farmers Branch, Texas, a suburb of the Dallas-Plano-Irving, Texas metropolitan statistical area. The property is located approximately 14.5 miles northwest of the Dallas central business district along the LBJ Freeway/Interstate Highway 635, which connects the property to Dallas and to Fort Worth, which is approximately 29.8 miles southwest of the property. The LBJ Freeway corridor features many hotel, office, retail centers and multifamily developments. The property is in close proximity to other major roadways including Interstate 35 East, State Highway 114, Luna Road and MacArthur Boulevard. Browning Place is approximately 11.4 miles east of the Dallas Fort Worth Airport. According to the appraisal, the Dallas Fort Worth airport is the eighth busiest airport in the world with approximately 155,905 average daily passengers and the second-largest in the United States in terms of land mass.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

According to the appraisal, the property is located in the Las Colinas office submarket, a major employment center for the Dallas/Fort Worth Metroplex. In 2015 and 2016, several companies announced planned expansions in or relocation to the area. Corporate expansion announcements include Amazon, AT&T, General Motors, Bed Bath and Beyond and Southwest Airlines. Corporate headquarters relocations include Jacobs Engineering Group Inc., Jamba Inc., OKI Data Americas, Sunoco LP and United Scientific Group, LLC. In 2014, Toyota decided to relocate its American headquarters to Dallas and is constructing an approximately $1.0 billion campus, which is expected to be completed by the end of 2017. The Dallas/Fort Worth Metroplex is home to 20 Fortune 500 company headquarters including ExxonMobil, Kimberly-Clark, Fluor, AT&T, Energy Transfer Equity, Southwest Airlines, American Airlines Group and Texas Instruments. Other major employers in the area include Zale Corporation, NCH Corporation, Verizon, Siemens, Nokia, Microsoft, State Farm, Allstate, Federal Express, Honda, Nissan and Citigroup. According to the appraisal, the estimated 2016 total population within a one-, three- and five-mile radius is 3,134, 71,213 and 239,466, respectively. The estimated average household income within a one-, three- and five- mile radius is $113,797, $85,453 and $87,973, respectively.

The property is proximate to several demand generators such as MacArthur Marketplace, a 601,708 square foot retail center and the Irving Convention Center, a 275,000 square foot convention center with an adjoining mixed use entertainment district. Additional developments include the Music Factory, an all-in-one dining and entertainment venue expected to open mid-2017, Mercer Crossing, a 370-acre, $1.0 billion mixed-use development located adjacent to the property, and Cypress Waters, a 1,000-acre master-planned office, retail, and residential development located approximately 5.0 miles from the property.

According to the appraisal, as of the fourth quarter of 2016, the Dallas/Fort Worth office market consisted of approximately 212.6 million square feet of office space, with an overall vacancy rate of 18.6% and average asking rents of $23.86 per square foot. As of the same period, the Las Colinas office submarket consisted of approximately 29.2 million square feet, with an overall vacancy rate of 14.7% and average asking rent of $24.48 per square foot. The appraisal identified five directly comparable office properties built between 1989 and 2002 ranging in size from 181,961 to 347,514 square feet. Occupancies at the comparable properties ranged from 77.0% to 97.0% with a weighted average occupancy of 85.5%. Recently quoted rental rates for the comparable office properties ranged from $19.00 to $26.00 per square foot, with a weighted average of $23.83 per square foot. The weighted average underwritten in-place office rent for the Browning Place property is $19.38 per square foot for the two towers and $18.25 per square foot for the annex, which are in-line with the appraisal’s concluded average market rents of $19.75 and $18.25, respectively.

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
85.5%	89.3%	91.0%	85.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of March 8, 2017 and does not include 24,204 square feet associated with one tenant that is dark, Taco Bueno. Taco Bueno is required to pay rent through its lease expiration in December 2017. Including Taco Bueno, the property is 91.0% occupied.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Pacific Union	NA / NA / NA	88,220	19.9%	$19.33	23.7%	11/30/2018
Telvista(3)	NA / NA / NA	72,192	16.3%	$18.25	18.3%	4/30/2021
NTT(4)	Aa3 / AA- / NA	62,044	14.0%	$19.00	16.4%	Various
Medestar	NA / NA / NA	25,113	5.7%	$19.00	6.6%	5/31/2022
GSA(5)	Aaa / AA+ / AAA	24,204	5.5%	$19.73	6.6%	4/16/2024
Pillar Income Asset Management, Inc.(6)(7)	NA / NA / NA	18,243	4.1%	$20.50	5.2%	2/28/2029
Regis Realty Prime I, LLC(6)(8)	NA / NA / NA	17,082	3.9%	$20.50	4.9%	2/28/2029
Liberty Bankers Life(6)(9)	NA / NA / NA	16,533	3.7%	$20.50	4.7%	2/28/2029
Kintetsu Global IT, Inc.	NA / NA / NA	11,765	2.7%	$17.25	2.8%	10/31/2018
Southwest Bank	NA / NA / NA	8,951	2.0%	$20.50	2.5%	6/30/2025

(1)	Based on the underwritten rent roll dated March 8, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Telvista has the one-time right to terminate its lease as of April 30, 2019, with notice by April 30, 2018 and the payment of a termination fee.

(4)	NTT leases 13,636 square feet through March 31, 2018, in addition to 48,408 square feet through November 30, 2019.

(5)	GSA has the right to terminate its lease at any time with 90 days’ notice.

(6)	Pillar Income Asset Management, Inc., Regis Realty Prime, LLC and Liberty Bankers Life are affiliates of the loan sponsor.

(7)	Pillar Income Asset Management, Inc. has the right to terminate its lease at any time with 120 days’ notice.

(8)	Regis Realty Prime, LLC has the right to terminate its lease at any time with 120 days’ notice.

(9)	Liberty Bankers Life has the right to terminate its lease if there is a change of ownership of the building at any time with 180 days’ notice and the payment of a termination fee.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	64,154	14.5%	NAP	NAP	64,154	14.5%	NAP	NAP
2017 & MTM	5	13,629	3.1%	$185,074	2.6%	77,783	17.6%	$185,074	2.6%
2018	3	113,621	25.7%	2,167,683	30.1%	191,404	43.2%	$2,352,757	32.7%
2019	3	53,304	12.0%	1,021,059	14.2%	244,708	55.3%	$3,373,816	46.9%
2020	0	0	0.0%	0	0.0%	244,708	55.3%	$3,373,816	46.9%
2021	1	72,192	16.3%	1,317,504	18.3%	316,900	71.6%	$4,691,320	65.2%
2022	3	38,437	8.7%	736,965	10.2%	355,337	80.3%	$5,428,285	75.4%
2023	0	0	0.0%	0	0.0%	355,337	80.3%	$5,428,285	75.4%
2024	1	24,204	5.5%	477,453	6.6%	379,541	85.7%	$5,905,738	82.0%
2025	1	8,951	2.0%	183,495	2.5%	388,492	87.8%	$6,089,234	84.6%
2026	0	0	0.0%	0	0.0%	388,492	87.8%	$6,089,234	84.6%
2027	0	0	0.0%	0	0.0%	388,492	87.8%	$6,089,234	84.6%
2028 & Beyond	4	54,147	12.2%	1,110,013	15.4%	442,639	100.0%	$7,199,247	100.0%
Total	21	442,639	100.0%	$7,199,247	100.0%

(1)	Based on the underwritten rent roll dated March 8, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$5,221,280	$6,537,547	$7,299,178	$7,402,302	$7,199,247	$16.26	78.7%
Vacant Income	0	0	0	0	1,267,042	2.86	13.8
Gross Potential Rent	$5,221,280	$6,537,547	$7,299,178	$7,402,302	$8,466,289	$19.13	92.5%
Total Reimbursements	631,780	596,634	694,897	703,610	686,927	1.55	7.5
Net Rental Income	$5,853,060	$7,134,181	$7,994,075	$8,105,912	$9,153,215	$20.68	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,369,845)	(3.09)	(15.0)
Other Income	290,959	301,671	306,832	300,805	306,832	0.69	3.4
Effective Gross Income	$6,144,019	$7,435,852	$8,300,907	$8,406,717	$8,090,202	$18.28	88.4%

Total Expenses	$3,194,602	$3,261,721	$3,417,243	$3,212,096	$3,443,212	$7.78	42.6%

Net Operating Income	$2,949,417	$4,174,131	$4,883,664	$5,194,621	$4,646,990	$10.50	57.4%

Total TI/LC, Capex/RR	0	0	0	0	789,530	1.78	9.8
Net Cash Flow	$2,949,417	$4,174,131	$4,883,664	$5,194,621	$3,857,461	$8.71	47.7%
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in 2015 Rents in Place from 2014 Rents in Place is primarily due to Pacific Union and NTT expanding their spaces by a total of approximately 52,677 square feet and Medestar signing a new 25,113 square foot lease between July 2014 and July 2015, accounting for approximately $1,526,483 in underwritten base rent annually.

(4)	The increase in 2016 Rents in Place from 2015 Rents in Place is primarily due to NTT expanding its space by 11,573 square feet in July 2015 and 13,636 square feet in April 2016, accounting for a total of $478,971 in underwritten base rent annually.

Property Management. The property is subject to a management agreement with Regis Realty Prime, LLC, a Nevada limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $3.0 million for future tenant improvements and leasing commissions obligations, $408,036 for tax reserves, $82,765 for outstanding tenant improvements and leasing commissions and $14,017 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $102,009.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy covering substantially all of the real property controlled directly or indirectly by the guarantor or its affiliates in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,017 (approximately $0.38 per square foot annually) for replacement reserves. The reserve is subject to a cap of $504,605 (approximately $1.14 per square foot).

TI/LC Reserves - At origination, the borrowers reserved $3.0 million for future tenant improvements and leasing commissions. If the total amount on deposit decreases below $1,991,862 during the term of the loan, on a monthly basis, the borrower is required to deposit $55,330 (approximately $1.50 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $1,991,862 (approximately $4.50 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Browning Place

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on the trailing three months, is less than 1.25x. A Cash Sweep Period may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy action or (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio equal to or greater than 1.25x for two consecutive calendar quarters based on the trailing three month period (each of the foregoing (a) through (c), a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following limitations: (1) there is no other event of default continuing under the loan documents; (2) a Cash Sweep Event Cure may occur no more than two times during the term of the loan (except with respect to clause (iii) above, for which an unlimited amount of cures are permitted); (3) the borrower pays all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure; and (4) the borrower may not cure a bankruptcy or insolvency action of the borrower.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype(3):	Retail – Single Tenant
% of Pool by IPB:	5.1%	Net Rentable Area (SF)(3):	33,176
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	740 Madison SPE LLC	Year Built / Renovated:	1920 / 2017
Sponsor:	Wildenstein & Co. Inc.	Occupancy(4):	100.0%
Interest Rate(2):	4.00000%	Occupancy Date:	6/1/2017
Note Date:	4/5/2017	Number of Tenants(3):	2
Anticipated Repayment Date(2):	5/1/2027	2014 NOI(5):	N/A
Interest-only Period:	120 months	2015 NOI(5) :	N/A
Original Term(2):	120 months	2016 NOI(5) :	N/A
Original Amortization:	None	TTM NOI(5):	N/A
Amortization Type:	ARD-Interest Only	UW Economic Occupancy:	96.5%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(6):	$8,850,115
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$1,681,076
Additional Debt:	Yes	UW NOI(4)(6):	$7,169,038
Additional Debt Balance:	$50,000,000	UW NCF:	$7,164,062
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(7):	$150,000,000 / $4,521
		Appraisal Date:	3/13/2017

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,713
Taxes:	$2,595,218	Springing	N/A	Maturity Date Loan / SF(9):	$2,713
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	60.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(7)(9):	60.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.96x
Other:	$7,190,000	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$90,000,000		100.0%	Payoff Existing Debt	$35,339,994	39.3%
				Upfront Reserves	9,785,218	10.9%
				Closing Costs	4,406,086	4.9%
				Return of Equity	40,468,703	45.0
Total Sources	$90,000,000		100.0%	Total Uses	$90,000,000	100.0%

(1)	The 740 Madison loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $90.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $90.0 million 740 Madison Whole Loan (as defined below).

(2)	The 740 Madison Whole Loan has an anticipated repayment date of May 1, 2027 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of May 1, 2029. From and after the Anticipated Repayment Date, the 740 Madison Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 7.00000% and (ii) the 10-year swap spread as of the first business day after the Anticipated Repayment Date plus 3.00000% per annum (provided that such revised rate may not exceed 9.00000% per annum). On and after the Anticipated Repayment Date, the 740 Madison Whole Loan requires a constant monthly payment equal to approximately $429,674, to be applied first to interest accrued at the initial Interest Rate shown above and the remainder to principal as further described in “The Loan” below.

(3)	Net Rentable Area (SF) and Number of Tenants are inclusive of 5,423 square feet (16.3% of net rentable area) consisting of the sub-cellar parking garage leased to HNA Group with no attributable underwritten base rent. The loan sponsor leased the sub-cellar space consisting of a four-car parking garage to HNA Group for a five-year term with no contractual rent as part of a contract related to the acquisition of the adjacent Wildenstein Mansion.

(4)	The sole tenant with attributable underwritten base rent, Bottega Veneta, has taken possession of its space, but is not yet in occupancy or paying rent. Bottega Veneta is currently building-out its space at its own expense at an estimated cost of reportedly in excess of $20.0 million. The Bottega Veneta lease requires an approximately 21-month free rent period extending through October 2018, as well as an additional $2.0 million rent credit to be applied as a monthly credit of $100,000 against the first 20 rent payments. Bottega Veneta is required to begin paying full unabated rent in November 2018. At origination, the borrower reserved approximately $5.2 million to cover debt service during the initial rent abatement period through October 2018, as well as an additional $2.0 million for rent credits to be applied in equal $100,000 disbursements between November 2018 and June 2020. Bottega Veneta is expected to open in February 2018.

(5)	Historical operating performance is not available as the property underwent a full-scale gut renovation that was completed in January 2017 at an estimated cost of approximately $44.0 million. The property is currently undergoing a comprehensive interior renovation for a tenant specific flagship retail buildout at an estimated cost of reportedly in excess of $20.0 million.

(6)	UW Revenues and UW NOI are calculated based on Bottega Veneta’s straight-line average rent over the first 10 years of the lease term.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

(7)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as is” appraised value of the property. Based on the “as complete” appraised value of $160.0 million as of February 1, 2018, which assumes that Bottega Veneta has completed its interior build-out and is open for business, the Cut-off Date LTV and Maturity Date LTV are 56.3% and 56.3%, respectively.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the Anticipated Repayment Date.

The Loan. The 740 Madison loan is secured by a first mortgage lien on the borrower’s fee interest in a five-story, 33,176 square foot, Class A retail property located on the corner of East 64th Street in the Upper Madison Avenue submarket, an upscale submarket in Manhattan. The whole loan has an outstanding principal balance as of the Cut-off Date of $90.0 million (the “740 Madison Whole Loan”), and is comprised of two pari passu notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $40.0 million, is being contributed to the JPMCC 2017-JP6 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is expected to be contributed to a future securitization trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by JPMCB or, upon such contribution, by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the related directing certificateholder). However, the JPMCC 2017-JP6 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Consultation Termination Event). The 740 Madison Whole Loan is structured with an Anticipated Repayment Date of May 1, 2027, a final maturity date of May 1, 2029 and the 740 Madison Whole Loan is interest-only through the Anticipated Repayment Date. On and after the Anticipated Repayment Date, the 740 Madison Whole Loan requires a constant monthly payment equal to approximately $429,674, to be applied first to interest accrued at the initial interest rate and the remainder to principal. In addition, after the Anticipated Repayment Date, provided that there is no other Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be applied first to the prepayment of principal (without payment of a prepayment premium), until paid in full, and then to the payment of interest accrued at the excess of the revised interest rate over the initial interest rate.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	JPMCC 2017-JP6	No
A-2	50,000,000	50,000,000	JPMCB	Yes
Total	$90,000,000	$90,000,000

The Borrower. The borrowing entity for the 740 Madison Whole Loan is 740 Madison SPE LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Wildenstein & Co. Inc. (“Wildenstein”), a New York corporation. Wildenstein is the operator of a prominent art gallery with locations in New York, London and Tokyo and a research institute in Paris. Founded in the late 19th century by Nathan Wildenstein, the gallery has amassed a substantial art collection over the subsequent three generations of Wildenstein heirs. In recent years, Wildenstein has evolved with a focus on real estate investment over the traditional art focus.

The loan sponsor originally acquired the property in phases between 1938 and 1961 for a total purchase price of approximately $388,000. The loan sponsor’s recent renovation of the property at an estimated cost of $44.0 million (approximately $1,326 per square foot), in addition to approximately $6.6 million ($199 per square foot) in leasing costs, results in a total cost basis of approximately $51.0 million ($1,537 per square foot).

The Property. The 740 Madison property is a five-story, 33,176 square foot, Class A retail flagship located on the northwest corner of Madison Avenue and East 64th Street on the Upper East Side of Manhattan, New York. The property consists of what was three adjacent buildings that have since been gut renovated and combined into a single five-story flagship retail space with a sub-cellar parking level. The renovation was completed in January 2017 at a total cost of approximately $44.0 million. The property is a historic landmarked site, requiring the loan sponsor to maintain the exterior façade of the building. Subsequent to completion of the exterior renovation, the sole retail tenant, Bottega Veneta, Inc. (“Bottega Veneta”), commenced a comprehensive renovation and build-out of the interior space at an estimated cost of reportedly in excess of $20.0 million, expected to be completed in February 2018. Bottega Veneta is required to begin paying rent in November 2018, subject to a $2.0 million rent credit to be applied in equal $100,000 monthly disbursements through June 2020. As further described in “Escrows and Reserves” below, at origination, the borrower was required to deposit amounts sufficient to cover all debt service payments through October 2018, as well as all rent credits to be applied through June 2020. The Bottega Veneta lease has no outstanding termination options, with the exception of customary termination rights for casualties or condemnations. Upon opening, the property is expected to be Bottega Veneta’s largest store in the world and one of three “Maison” concept locations in the world (the other two being located in Beverly Hills and Milan). “Maison” concept locations showcase the brand’s entire collection and feature high-end interior finishes, consistent with competitive high-end luxury boutiques in the market.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

As of June 1, 2017, the property was 100.0% leased to two tenants. The retail component of the property is 100.0% leased to Bottega Veneta for a 20-year term through September 2038 with 3.0% annual rent escalations. Bottega Veneta is an Italian luxury goods and high fashion brand house best known for its leather goods and ready-to-wear fashion sold worldwide. Founded in 1966 in northeastern Italy, the company is currently headquartered in Lugano, Switzerland. Bottega Veneta was acquired by Gucci Group in 2001 and is now part of the French multinational Kering Luxury Group (“Kering”). The Bottega Veneta lease is guaranteed by Kering, an investment grade rated French luxury goods holding company consisting of brands such as Alexander McQueen, Balenciaga, Brioni and Gucci, among other luxury, sport and lifestyle brands distributed in 120 countries. As of April 12, 2017, Kering had a market capitalization of over €30.0 billion. As of year-end 2016, the Bottega Veneta segment accounted for approximately €1.2 billion in revenue, €297.0 million in recurring operating income and employed 3,417 people across 255 stores worldwide. Bottega Veneta accounts for 100.0% of underwritten base rent and its lease contains one 10-year extension option. The sub-cellar space, consisting of a four-space parking garage, is occupied by HNA Group through March 2022 with no contractual base rent. The loan sponsor leased the sub-cellar space to HNA Group as part of a contract related to the acquisition of the adjacent Wildenstein Mansion.

The property is located in the Special Madison Avenue Preservation District, near numerous high-end retailers and restaurants. Local zoning regulations within the Special Madison Avenue Preservation District preserve and reinforce the retail and residential character of Madison Avenue and the surrounding area from East 61st Street to East 96th Street. Retail continuity is ensured for specialty shops by mandating that the ground floor of buildings on Madison Avenue be occupied by selected commercial uses. The property benefits from its proximity to high-end retailers including Prada, Cartier, Chanel, Hermes, Gucci, Dolce & Gabbana, Giorgio Armani, Roberto Cavalli and Jimmy Choo, among others. Furthermore, the property is proximate to several well-known New York City attractions, including Bergdorf Goodman, Barneys, the Plaza Hotel, the Apple Store, Tiffany & Co., The MoMA and Central Park.

According to the appraisal, the property is located in the Upper Madison Avenue retail corridor in the Upper East Side neighborhood of Manhattan, New York. The neighborhood benefits from a large tourist base and affluent resident population, while the Upper Madison Avenue retail corridor is among the top retail destinations in New York City. The area is home to numerous high-end, luxury tenants with the 740 Madison property occupying, per the appraisal, a prime location within the retail corridor. The cultural attractions of the Upper East Side, along with its residential population, safety and proximity to other parts of Manhattan have long made it among the more desirable retail neighborhoods in the broader market. While the market benefits from the high-income demographic in its direct vicinity, the submarket is largely driven by traffic from the broader trade area and both national and international tourism. New York City tourism reached a record 60.3 million visitors in 2016, with increases from both foreign and domestic tourists. According to the appraisal, the health of the New York City economy remains sound, with strong population growth, increasing household income, continued tourism growth and a stable, diverse employment base.

According to the appraisal, as of year-end 2016, the Upper East Side market consisted of 367 buildings totaling approximately 3.2 million square feet, with quoted rental rates of $85.28 per square foot and an overall vacancy rate of 2.4%. According to the appraisal, overall average asking rents as of year-end 2016 for grade-level retail space in the Upper Madison Avenue neighborhood were $1,543 per square foot, behind only the Times Square ($2,326 per square foot) and Midtown 5th Avenue ($3,723 per square foot) neighborhoods. The appraisal identified 10 comparable retail leases in the surrounding area executed between January 2014 and August 2016 with rents ranging from $1,100 per square foot to $1,900 per square foot for grade-level retail space with a weighted average of $1,671 per square foot. Further, the comparable leases included six properties containing leased second floor retail space with rents ranging from $185 per square foot to $764 per square foot with a weighted average of approximately $250 per square foot. Only one comparable lease contained third through fifth floor retail space with contractual rents of $125 per square foot for each floor. The appraisal’s concluded blended market rent, as outlined in the table below, was approximately $290 per square foot, in-line with the contractual in-place base rent of $288 per square foot at the property, prior to consideration of future rent steps.

Estimate of Blended Market Rent for Bottega Veneta Leased Space(1)
Floor	Square Feet	Rent PSF	Total Rent
Cellar	5,929	$0	$0
1	5,423	$1,200	6,507,600
2	2,618	$150	392,700
3	4,725	$100	472,500
4	4,529	$75	339,675
5	4,529	$75	339,675
Total / Wtd. Avg.	27,753	$290	$8,502,150
(1)	Source: Appraisal.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical occupancy is not available as the property was previously gut renovated and is currently undergoing a full-scale renovation for a tenant specific flagship retail buildout.

(2)	Current Occupancy is as of June 1, 2017. The property is 100.0% leased to Bottega Veneta through September 2038. Though not currently open for business, Bottega Veneta has taken possession of its space and begun an extensive renovation at a total estimated cost of reportedly in excess of $20.0 million. Bottega Veneta is expected to open in February 2018.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Bottega Veneta(3)	NA / BBB / NA	27,753	83.7%	$330.45	100.0%	9/30/2038
HNA Group(4)	NA / NA / NA	5,423	16.3%	$0.00	0.00%	3/31/2022
(1)	Based on the underwritten rent roll dated as of June 1, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF for Bottega Veneta represents the straight-line average rent over the first 10 years of the lease term. Bottega Veneta’s initial contractual rent is $288 per square foot. The Bottega Veneta lease is structured as a double net lease, except that the borrower is liable for taxes under the Bottega Veneta lease up to $1.5 million, with Bottega Veneta responsible under the lease for all taxes in excess of the $1.5 million cap.

(4)	HNA Group leases the sub-cellar space, consisting of the sub-cellar parking garage, from the loan sponsor with no attributable underwritten base rent. The loan sponsor leased the sub-cellar space to HNA Group for a five-year term with no contractual rent as part of a contract related to the acquisition of the adjacent Wildenstein Mansion.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022(3)	1	5,423	16.3	0	0.0	5,423	16.3%	$0	0.0%
2023	0	0	0.0	0	0.0	5,423	16.3%	$0	0.0%
2024	0	0	0.0	0	0.0	5,423	16.3%	$0	0.0%
2025	0	0	0.0	0	0.0	5,423	16.3%	$0	0.0%
2026	0	0	0.0	0	0.0	5,423	16.3%	$0	0.0%
2027	0	0	0.0	0	0.0	5,423	16.3%	$0	0.0%
2028 & Beyond	1	27,753	83.7	9,171,103	100.0	33,176	100.0%	$9,171,103	100.0%
Total	2	33,176	100.0%	$9,171,103	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2022 is inclusive of 5,423 square feet associated with the sub-cellar parking garage leased to the HNA Group with no attributable underwritten base rent.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot(2)	%(3)
Rents in Place(4)(5)	$9,171,103	$276.44	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$9,171,103	$276.44	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$9,171,103	$276.44	100.0%
(Vacancy/Credit Loss)	(320,989)	(9.68)	(3.5)
Other Income	0	0.00	0.0
Effective Gross Income	$8,850,115	$266.76	96.5%

Total Expenses(6)	$1,681,076	$50.67	19.0%

Net Operating Income	$7,169,038	$216.09	81.0%

Total TI/LC, Capex/RR	4,976	0.15	0.1

Net Cash Flow	$7,164,062	$215.94	80.9%
(1)	Historical operating performance is not available as the property has undergone a full-scale gut renovation that was completed in January 2017 at an estimated cost of approximately $44.0 million. The property is currently undergoing a comprehensive interior renovation for a tenant specific flagship retail buildout at an estimated cost of reportedly in excess of $20.0 million. Bottega Veneta is expected to open in February 2018.

(2)	Per Square Foot is based on the total 33,176 square feet, including 5,423 square feet associated with the sub-cellar space leased to HNA Group with no attributable underwritten base rent.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	100.0% of Underwritten Rents in Place is attributable to Bottega Veneta pursuant to a 20-year lease extending through September 2038. The Bottega Veneta lease requires an approximately 21-month free rent period extending through October 2018, as well as an additional $2.0 million rent credit to be applied as a monthly credit of $100,000 against the first 20 rent payments. Bottega Veneta is required to begin paying rent in November 2018. At origination, the borrower reserved approximately $5.2 million to cover debt service during the initial rent abatement period through October 2018, as well as an additional $2.0 million for rent credits to be applied between November 2018 and June 2020.

(5)	Underwritten Rents in Place represents the Bottega Veneta straight-line average rent over the first 10 years of the lease term. Bottega Veneta’s initial contractual rent is $288 per square foot.

(6)	Underwritten Total Expenses are comprised of (i) real estate taxes underwritten based on the 2017/2018 tentative assessed value and the 2016/2017 tax rate (capped at $1.5 million, consistent with the borrower’s obligation pursuant to the Bottega Veneta lease) and (ii) management fees underwritten to 3.0% of Underwritten Effective Gross Income.

Property Management. The 740 Madison property is managed by Wildenstein & Co. Inc., a New York corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $5.2 million for a debt service reserve covering the rent abatement period extending through October 2018, approximately $2.6 million for real estate taxes and $2.0 million for rent credits to be applied in equal $100,000 disbursements for the period between November 2018 and June 2020. Notwithstanding the foregoing, in the event that Kering’s rating is downgraded below investment grade, the borrower will be required to deposit additional funds equal to all rent abatements remaining under the Bottega Veneta lease within five business days.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no Cash Sweep Event (as defined below) has occurred and is continuing and (ii) the lender receives evidence reasonably satisfactory that the taxes are paid by the borrower no later than the date that is 10 days prior to the date such taxes would be delinquent; provided that the borrower is not required to make any such monthly tax deposits prior to the payment date in November 2018.

Insurance Escrows - The requirement for the borrower to make deposits into the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, and (ii) the borrower provides satisfactory evidence that (a) the property is insured under a blanket insurance policy in accordance with the loan documents or (b) the property is insured in accordance with the loan documents by one or more insurance policies provided by Bottega Veneta; provided that the borrower is not required to make any such monthly insurance deposits prior to the payment date in November 2018.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

740 Madison

Lockbox / Cash Management. The 740 Madison Whole Loan is structured with a springing lockbox and springing cash management. Upon the earlier to occur of (i) September 1, 2018 and (ii) 10 business days following the occurrence of a Cash Sweep Event (the “Lockbox Account Opening Date”), the borrower will be required to establish and maintain the lockbox account. On or prior to the Lockbox Account Opening Date, the borrower will be required to send or cause the property manager to send tenant direction letters instructing all tenants to deposit all rents and payments directly into the lender-controlled lockbox account. All funds in the lockbox account will be required to be swept each business day into the borrower’s operating account, unless a Cash Sweep Event has occurred and is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Except as described in the “The Loan” above, upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the excess cash flow subaccount and held as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of one or more of the following: (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or the property manager, (iii) a Bottega Lease Trigger Event (as defined below) or (iv) an ARD Trigger Event (as defined below).

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure or waiver of such event of default, (b) with respect to clause (ii) above, only with respect only to a bankruptcy or insolvency action of the property manager, the lender replacing such property manager with a qualified manager under a replacement management agreement or (c) with respect to clause (iii) above, the occurrence of a Bottega Lease Trigger Event Cure (as defined below) (each a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower may cure a Cash Sweep Event no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a bankruptcy or insolvency action of the borrower or an ARD Trigger Event. Notwithstanding the foregoing, if a Cash Sweep Event is caused solely as a result of clause (ii) of the Bottega Lease Trigger Event definition below and the Bottega Veneta lease guarantor maintains an investment grade rating (i.e. at least “Baa3” for Moody’s, “BBB-“ for S&P and “BBB-“ for Fitch), such Cash Sweep Event will be deemed cured as of the payment date that is 36 months following the occurrence of such Cash Sweep Event provided, that (i) no other Cash Sweep Event has occurred and is continuing and (ii) such Cash Sweep Event is required to be reinstated during the 24 months prior to the Anticipated Repayment Date through the final maturity date.

An “ARD Trigger Event” means the 740 Madison Whole Loan has not been repaid in full pursuant to the terms of the loan documents on or before the payment date that is one month prior to the May 1, 2027 Anticipated Repayment Date.

A “Bottega Lease Trigger Event” means the occurrence of any of the following (i) Bottega Veneta being in default under the Bottega Veneta lease beyond any applicable notice and/or cure periods, (ii) Bottega Veneta or any other subsidiary of the Bottega Veneta lease guarantor failing to be in actual physical possession of all or a substantial part of its leased space and/or going dark in all or a substantial part of its leased space, (iii) Bottega Veneta giving written notice that it is terminating, canceling or surrendering all or any portion of the leased space, (iv) any termination or cancellation of the Bottega Veneta lease and/or the Bottega Veneta lease failing to be in full force and effect or (v) any bankruptcy or insolvency action of Bottega Veneta or the Bottega Veneta lease guarantor.

A “Bottega Lease Trigger Event Cure” means the occurrence of any of the following: (a) with respect to clause (i) above, Bottega Veneta or the Bottega Veneta lease guarantor, as applicable, has cured all defaults under the Bottega Veneta lease, (b) with respect to clause (ii) above, Bottega Veneta or any other subsidiary of the Bottega Veneta lease guarantor is in actual, physical possession of the leased space and is no longer dark, (c) with respect to clauses (iii) and (iv) above, Bottega Veneta has irrevocably revoked or rescinded all written termination or cancellation notices or otherwise has indicated its intention to not terminate, cancel or surrender the Bottega Veneta lease and re-affirmed the Bottega Veneta lease in writing as being in full force and effect, (d) with respect to clause (v) above, Bottega Veneta or the Bottega Veneta lease guarantor is no longer insolvent or subject to any bankruptcy action and has re-affirmed the Bottega Veneta lease or (e) replacement of Bottega Veneta with a replacement tenant pursuant to a lease approved by the lender and such tenant being in occupancy and paying full contractual rent.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$32,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	374,137
Loan Purpose:	Refinance	Location:	Denver, CO
Borrower:	Diamond Hill Operating LLC	Year Built / Renovated:	1969-1973 / 2016
Sponsor:	Gemini-Rosemont Realty LLC	Occupancy:	76.5%
Interest Rate:	5.14800%	Occupancy Date:	3/3/2017
Note Date:	3/20/2017	Number of Tenants:	68
Maturity Date:	4/1/2022	2014 NOI:	$2,916,716
Interest-only Period:	24 months	2015 NOI(1):	$2,794,979
Original Term:	60 months	2016 NOI(1):	$3,279,149
Original Amortization:	360 months	TTM NOI (as of 2/2017):	$3,319,789
Amortization Type:	IO-Balloon	UW Economic Occupancy:	74.2%
Call Protection:	L(24),Grtr1%orYM(11),O(25)	UW Revenues:	$6,444,581
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$3,056,508
Additional Debt:	N/A	UW NOI:	$3,388,073
Additional Debt Balance:	N/A	UW NCF:	$2,876,143
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$51,800,000 / $138
		Appraisal Date:	2/24/2017

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$86
Taxes:	$0	$78,939	N/A	Maturity Date Loan / SF:	$82
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	61.8%
Replacement Reserves:	$6,236	$6,236	N/A	Maturity Date LTV(2):	59.1%
TI/LC:	$546,767	$46,767	N/A	UW NCF DSCR:	1.37x
Other:	$615,520	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	97.2%	Payoff Existing Debt	$30,774,621	93.5%
Sponsor Equity	922,018	2.8	Upfront Reserves	1,168,523	3.5
			Closing Costs	978,874	3.0
Total Sources	$32,922,018	100.0%	Total Uses	$32,922,018	100.0%
(1)	The increase in 2016 NOI from 2015 NOI was primarily due to increased base rent of approximately $498,780 due to new and renewal leases executed at rents in excess of previously existing leases.

(2)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value, which assumes that all deferred maintenance, as well as all outstanding tenant improvements, leasing commissions and free rent have been paid or escrowed at origination. At origination, the borrower reserved $376,875 for deferred maintenance, $188,558 for outstanding tenant improvements and leasing commissions and $50,087 for outstanding free rent obligations. The “as-is” value as of February 24, 2017 is $51.2 million, which results in a Cut-off Date LTV and Maturity Date LTV of 62.5% and 59.8%, respectively.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Diamond Hill Denver loan has an outstanding principal balance as of the Cut-off Date of $32.0 million and is secured by a first mortgage lien on the borrower’s fee interest in four four-story office buildings totaling 374,137 square feet, located in Denver, Colorado. The loan has a five-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Diamond Hill Denver loan is Diamond Hill Operating LLC, a Delaware limited liability company and special purpose entity.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Gemini-Rosemont Realty LLC (“Gemini Rosemont”), a fully integrated commercial property acquisition and asset management company operating in 20 states with a portfolio comprised of approximately 13.0 million square feet. Founded in 1992, Gemini Rosemont has completed transactions in excess of $2.5 billion to date. Gemini Rosemont’s operating experience has been developed through multiple real estate cycles with a focus on assets in certain secondary markets.

The loan sponsor acquired the property in 1994 for approximately $13.5 million (approximately $36.08 per square foot). Since acquisition, the loan sponsor has indicated that it invested approximately $11.3 million (approximately $30.20 per square foot) for a total cost basis in the property of approximately $24.8 million (approximately $66.29 per square foot).

The Property. The Diamond Hill Denver property is comprised of four four-story Class B office buildings (buildings A, B, C and D), totaling 374,137 square feet, situated on an approximately 10.5-acre site. The property was constructed in phases between 1969 and 1973 and most recently renovated in 2016. The most recent renovation at the property included improvements to the lobbies, roofs and parking surface with the loan sponsor having indicated that approximately $1.8 million in capital expenditures were spent in 2016. Other amenities at the property include an on-site deli, conference center, on-site management office and a 235-stall subterranean parking garage. Overall the property features 941 total parking spaces for a parking ratio of approximately 2.52 per 1,000 square feet. The property is located approximately 2.0 miles from the state capitol building and 1.7 miles from the Denver central business district, featuring skyline views of downtown Denver. The property’s central location and proximity to the downtown area is expected to attract prospective tenants. The loan sponsor has indicated that it believes this location has allowed for a strategic positioning of the asset as a cost-conscious alternative to the central business district, without fully sacrificing the benefits of a convenient urban location.

As of March 3, 2017, the property was 76.5% occupied by 68 tenants across 79 leases. The property features a granular tenant mix with no individual tenant accounting for more than 5.8% of the net rentable area at the property or 8.9% of the total underwritten base rent. Tenancy consists of a mix of both local and national companies and organizations from a range of industries including medical, finance and government, while the property has achieved an average occupancy over the preceding 10 years of approximately 88.3%. Of the currently vacant square footage at the property, approximately 58.3% is concentrated in building D. Upon relocating its corporate headquarters from Kansas, a large tenant, SCL Health Systems, vacated building D in 2015 as the property could not accommodate a space large enough for the 920 workers now located in Broomfield, Colorado. Building D is situated on the easternmost side of the property with unobstructed views of the Denver skyline. Building D also features a newly renovated lobby and is situated directly above the subterranean parking garage. The loan sponsor has opted to relocate several tenants within the complex in hopes that a concentrated vacancy would allow for a re-positioning of building D as a premium option to the currently below market in-place rent at the property.

The largest tenant at the property, Midtown Occupational Health (“Midtown”), leases a total of 21,662 square feet (5.8% of net rentable area) and has occupied space at the property since April 2004. In October 2016, Midtown vacated its space in building D and relocated to building A (14,502 square feet), in addition to expanding its existing space (7,160 square feet), also in building A, thereby extending its lease through March 2028 for all spaces. Formed in 1982, Midtown is an occupational health clinic that focuses on work related injury care for Denver employers. Midtown accounts for approximately 8.9% of underwritten base rent and its lease contains no extension options. The second largest tenant at the property, Urban Drainage & Flood Control District (“UDFCD”), leases 15,418 square feet (4.1% of net rentable area) through May 2018 and has occupied its space since 1992. UDFCD was established by the Colorado Legislature in 1969 with the principal mandate of assisting local governments in the Denver metropolitan area with multi-jurisdictional drainage and flood control problems. UDFCD is responsible for an area of approximately 1,608 square miles and approximately 2.8 million residents, covering Denver, parts of six surrounding counties and all or parts of 33 incorporated cities and towns. UDFCD accounts for 4.7% of underwritten base rent and its lease contains no extension options. The third largest tenant, Wright Water Engineers (“WWE”), leases 13,107 square feet (3.5% of net rentable area) through August 2019 and has occupied its space since November 1991. WWE was founded by Kenneth Wright in 1961 to provide integrated water resource engineering services. WWE currently employs approximately 45 engineers, hydrologists, biologists, chemists, geologists and hydrogeologists across Colorado. WWE’s Denver location is the largest of three offices, with about 35 staff members operating on-site in various areas of integrated water resource management and design. WWE’s client base covers a range of users consisting of, among others industries, municipalities, developers and utilities. WWE accounts for approximately 5.2% of underwritten base rent and its lease contains no extension options.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

The property is located on 26th Avenue and adjacent to Interstate-25, providing access to downtown Denver approximately 1.7 miles south of the property. Additionally, the property is 0.7 miles west of Union Station, providing access to Denver International Airport approximately 24.0 miles northeast of the property. Other demand drivers in close proximity include the University of Colorado Denver (1.0 mile), the Colorado Convention Center (1.3 miles) and professional sporting venues including Sports Authority Field at Mile High, Coors Field and Pepsi Center, all within one mile of the property. The Denver metropolitan statistical area is the 19th most populous metropolitan area in the United States and has demonstrated an average annual population increase of 1.8% dating back to 2010. Local industries include energy, aerospace, transportation and information systems, while, per the appraisal, white-collar services have been the backbone of the Denver economy, supplying well-paying jobs and drawing new workers to the metro area.

According to the appraisal, the property is located in the West submarket, a part of the broader Denver market; however, the appraisal notes that the property is more directly impacted by the dynamics of the Downtown submarket, given its proximity to the downtown area. Further, according to the appraisal, the property is well positioned to offer a lower cost alternative to tenants seeking space near the central business district at a significantly reduced rental rate relative to comparable Class B/C downtown product. As of the fourth quarter of 2016, the West submarket consisted of approximately 7.2 million square feet of office space with an overall vacancy rate of 16.4% and average lease rates of approximately $21.36 per square foot, representing an approximately 5.3% increase over the 2015 lease rate. At a more granular level, the West Class B submarket consisted of approximately 2.4 million square feet with an overall vacancy rate of 22.6% and average lease rates of $20.88 per square foot. The appraisal identified seven directly comparable office properties built between 1903 and 1987 and ranging in size from 118,384 to 502,429 square feet. Occupancies at the comparable properties ranged from 84.0% to 98.0% with a weighted average occupancy of 91.8%. Recently quoted rental rates for the comparable office properties ranged from $23.00 per square foot to $28.50 per square foot, with a weighted average of $26.50 per square foot, while recently executed leases ranged from $15.00 per square foot triple net ($25.20 per square foot on a corresponding gross basis) to $29.00 per square foot. The weighted average underwritten office rent for the Diamond Hill Denver property is $20.85 per square foot, which is below the appraisal’s concluded market rent of $24.00 per square foot for office space at the property.

Historical and Current Occupancy(1)
2014(2)	2015(2)	2016	Current(3)
90.6%	77.8%	79.2%	76.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decrease in occupancy from 2014 to 2015 is primarily the result of SCL Health Systems vacating its space in 2015. After relocating its corporate headquarters from Kansas to Colorado, SCL Health Systems required a larger space capable of accommodating approximately 920 workers, which the Diamond Hill Denver property could not accommodate.

(3)	Current Occupancy is based on the underwritten rent roll as of March 3, 2017.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Midtown Occupational Health	NA / NA / NA	21,662	5.8%	$24.00	8.9%	3/31/2028
Urban Drainage & Flood Control District	NA / NA / NA	15,418	4.1%	$18.00	4.7%	5/31/2018
Wright Water Engineers	NA / NA / NA	13,107	3.5%	$23.06	5.2%	8/31/2019
Concentra Medical Centers	NA / NA / NA	12,642	3.4%	$23.98	5.2%	3/31/2021
CHER, LLC	NA / NA / NA	12,011	3.2%	$17.12	3.5%	4/30/2022
Vertex Companies, Inc.	NA / NA / NA	11,659	3.1%	$22.00	4.4%	4/30/2020
Maxim Healthcare Services	NA / NA / NA	10,912	2.9%	$22.50	4.2%	12/31/2022
2490 Avenue, LLC(2)	NA / NA / NA	10,060	2.7%	$19.88	3.4%	Various
PorterCare Adventist Health	NA / NA / NA	9,729	2.6%	$21.50	3.6%	10/31/2021
West Denver Preparatory	NA / NA / NA	9,276	2.5%	$20.00	3.2%	10/31/2021

(1)	Based on the underwritten rent roll dated as of March 3, 2017.

(2)	2490 Avenue, LLC leases 6,891 square feet through May 2027, in addition to 3,169 square feet on a month-to-month basis.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	88,037	23.5%	NAP	NAP	88,037	23.5%	NAP	NAP
2017 & MTM	21	37,264	10.0%	$662,398	11.3%	125,301	33.5%	$662,398	11.3%
2018	14	53,893	14.4%	1,049,175	17.9%	179,194	47.9%	$1,711,574	29.2%
2019	15	45,769	12.2%	966,108	16.5%	224,963	60.1%	$2,677,681	45.6%
2020	5	23,663	6.3%	501,474	8.5%	248,626	66.5%	$3,179,155	54.2%
2021	8	52,762	14.1%	1,174,879	20.0%	301,388	80.6%	$4,354,034	74.2%
2022	5	25,551	6.8%	499,673	8.5%	326,939	87.4%	$4,853,707	82.7%
2023	3	14,456	3.9%	320,920	5.5%	341,395	91.2%	$5,174,627	88.2%
2024	0	0	0.0%	0	0.0%	341,395	91.2%	$5,174,627	88.2%
2025	0	0	0.0%	0	0.0%	341,395	91.2%	$5,174,627	88.2%
2026	0	0	0.0%	0	0.0%	341,395	91.2%	$5,174,627	88.2%
2027	1	6,891	1.8%	172,275	2.9%	348,286	93.1%	$5,346,902	91.1%
2028 & Beyond(3)	7	25,851	6.9%	520,488	8.9%	374,137	100.0%	$5,867,390	100.0%
Total	79	374,137	100.0%	$5,867,390	100.0%
(1)	Based on the underwritten rent roll dated as of March 3, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2028 & Beyond is inclusive of (i) 4,189 square feet associated with building amenities with no attributable underwritten base rent and (ii) $600 in underwritten base rent attributable to a UPS drop box in the building lobby.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,621,136	$5,177,065	$5,675,845	$5,773,644	$5,867,390	$15.68	67.7%
Vacant Income	0	0	0	0	2,043,208	5.46	23.6%
Gross Potential Rent	$5,621,136	$5,177,065	$5,675,845	$5,773,644	$7,910,598	$21.14	91.2%
Parking Garage Income	78,465	72,507	71,373	69,465	96,228	0.26	1.1%
Total Reimbursements	154,475	527,182	538,328	531,840	663,828	1.77	7.7%
Net Rental Income	$5,854,076	$5,776,754	$6,285,546	$6,374,950	$8,670,653	$23.18	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,239,521)	(5.99)	(25.8)
Other Income	592	13,907	18,952	16,325	13,449	0.04	0.2%
Effective Gross Income	$5,854,668	$5,790,661	$6,304,497	$6,391,274	$6,444,581	$17.23	74.3%
Total Expenses	$2,937,952	$2,995,682	$3,025,349	$3,071,486	$3,056,508	$8.17	47.4%
Net Operating Income(4)	$2,916,716	$2,794,979	$3,279,149	$3,319,789	$3,388,073	$9.06	52.6%
Total TI/LC, Capex/RR	0	0	0	0	511,930	1.37	7.9%
Net Cash Flow	$2,916,716	$2,794,979	$3,279,149	$3,319,789	$2,876,143	$7.69	44.6%
(1)	TTM represents the trailing 12-month period ending February 28, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is inclusive of contractual rent steps through March 2018.

(4)	The increase in 2016 Net Operating Income from 2015 Net Operating Income was primarily due to increased rental revenue of approximately $498,780 due to new and renewal leases executed at rents in excess of previously existing leases.

Property Management. The property is subject to a management agreement with Gemini Rosemont Property Management of Denver LLC, a New Mexico limited liability company and an affiliate of the loan sponsor. There is also a leasing agreement in place between the borrower and Jones Lang LaSalle Brokerage, Inc., an unaffiliated Texas corporation.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Denver

Escrows and Reserves. At origination, the borrower deposited into escrow $546,767 for tenant improvements and leasing commissions, $376,875 for deferred maintenance, $188,558 for outstanding tenant improvements associated with four tenants, $50,087 for outstanding free rent obligations associated with two tenants and $6,236 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $78,939.

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,236 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $46,767 (approximately $1.50 per square foot annually) for tenant improvements and leasing commission reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower and property manager were required at origination to deliver tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lender-controlled lockbox account. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed on each payment date during the term of the loan in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account is required to be held in the excess cash flow subaccount. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy or insolvency action of the borrower or property manager or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on the trailing 12-months, is less than 1.15x. A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above solely with respect to the property manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days or the dismissal of any such bankruptcy or insolvency action without any material adverse consequence to the Diamond Hill Denver loan or property (as reasonably determined by the lender) and (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio based on the trailing 12-months equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, (i) a Cash Sweep Event cure may occur no more than a total of four times in the aggregate during the term of the loan and (ii) a Cash Sweep Event may not be cured to the extent that such Cash Sweep Event exists as a result of a bankruptcy action of the borrower.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	522,379
Loan Purpose:	Refinance	Location:	Bingham Farms, MI
Borrower:	Bingham Center Owner LLC	Year Built / Renovated:	1974 / N/A
Sponsor(1):	Farbman Group	Occupancy:	84.1%
Interest Rate:	4.253871%	Occupancy Date:	4/24/2017
Note Date:	5/1/2017	Number of Tenants:	108
Maturity Date:	5/1/2027	2014 NOI:	$3,544,747
Interest-only Period:	12 months	2015 NOI:	$3,632,584
Original Term:	120 months	2016 NOI:	$3,752,136
Original Amortization:	360 months	TTM NOI (as of 3/2017)(2):	$3,879,529
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.6%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$7,251,878
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,017,488
Additional Debt:	Yes	UW NOI(2):	$4,234,390
Additional Debt Balance:	$8,000,000	UW NCF:	$3,645,181
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$52,000,000 / $100
		Appraisal Date:	3/7/2017

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$59
Taxes:	$469,845	$58,731	N/A	Maturity Date Loan / SF:	$49
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$200,000	$8,706	N/A	Maturity Date LTV:	49.2%
TI/LC:	$800,000	$65,297	$2,500,000	UW NCF DSCR:	1.99x
Other:	$305,292	$0	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	70.6%	Payoff Existing Debt	$41,769,187	95.1%
Mezzanine Loan	8,000,000	18.2%	Upfront Reserves	1,775,137	4.0%
Sponsor Equity	4,907,562	11.2%	Closing Costs	363,238	0.8%
Total Sources	$43,907,562	100.0%	Total Uses	$43,907,562	100.0%

(1)	For a full description of Sponsor, please refer to “The Loan Sponsor” below.

(2)	The increase in UW NOI from TTM NOI is primarily driven by approximately $125,837 in underwritten contractual rent steps and approximately $112,178 in underwritten base rent related to three new leases executed in early 2017 at the property.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Bingham Office Center loan is secured by a first mortgage lien on the borrower’s fee interest in a 522,379 square foot three-building Class B office property located in Bingham Farms, Michigan. The Bingham Office Center loan has a 10-year term and, subsequent to a one-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the GSMS 2007-GG10 transaction.

The Borrower. The borrowing entity for the Bingham Office Center mortgage loan is Bingham Center Owner LLC, a Delaware limited liability company and special purpose entity.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

The Loan Sponsor. The nonrecourse carve-out guarantor is The Farbman Family #2, LLC, an affiliate of the loan sponsor, Farbman Group. Farbman Group is a full-service real estate company with development, management, brokerage and planning services. Headquartered in Southfield, Michigan, the company manages over 25.0 million square feet of office, retail, multifamily and industrial space throughout seven states in the Midwest. The company employs over 200 people with offices across Michigan, Ohio, Illinois and Florida.

The loan sponsor purchased the Bingham Office Center property in 2006 for approximately $38.5 million and has a total cost basis of approximately $43.1 million. Since 2015, the loan sponsor has invested approximately $327,000 (approximately $0.63 per square foot) in building and land improvements.

The Property. The Bingham Office Center property consists of three, four-story interconnected Class B office buildings comprising 522,379 square feet. The property was constructed in 1974 and is situated on an approximately 23.9 acre site. The property features a fully staffed on-site management team, 24/7 security card entry system and after hours security, full-service cafeteria, 1,800 square foot conference room and training center and a sundry shop. Additionally, the property was awarded recognition by a building owner’s association for buildings in its size category and location in 2013 and 2014. The award recognizes buildings that excel in both operations and management. The property features 1,621 surface parking spaces resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet of space. Access to the property is provided via Telegraph Road to the west.

As of April 24, 2017, the property was 84.1% occupied by 108 tenants. The largest tenant, Comcast, leases 72,053 square feet (13.8% of the net rentable area) through August 2019 and has been a tenant at the property since 2003. Comcast (NYSE: CMCSA) is a global media and technology company and is one of the nation’s largest providers of video, high-speed internet and phone service. Comcast accounts for approximately 18.0% of the underwritten base rent at the property and its lease does not contain any renewal options remaining. The second largest tenant, Group Associates Inc. (“Group Associates”), leases 21,940 square feet (4.2% of the net rentable area) through January 2018 and has been a tenant at the property since 2007. Group Associates is a provider of benefits administration services for employers throughout the United States and clients range from local employers to Fortune 500 companies. The property currently serves as the company’s headquarters. Group Associates accounts for approximately 5.4% of the underwritten base rent at the property and its lease does not contain any renewal options remaining. The third largest tenant, United Physicians Inc (“United Physicians”), leases 20,391 square feet (3.9% of the net rentable area) through October 2024 and has been a tenant at the property since 2014. United Physicians is one of Michigan’s largest physician organizations, representing more than 2,400 physicians with medical staff privileges at hospitals throughout Southeastern Michigan. United Physicians accounts for approximately 4.0% of the underwritten base rent at the property and its lease contains two remaining five-year extension options.

The property is located in Bingham Farms, Michigan within the Detroit-Warren-Dearborn metropolitan statistical area and is approximately 19.8 miles northwest of the Detroit central business district. The property benefits from its proximity to major roadways, including Interstate 696, which is located approximately 2.0 miles south of the property and provides access to the surrounding areas. Additionally, the property is located approximately 28.6 miles north of Detroit Metropolitan Wayne County Airport. The property also benefits from its proximity to several restaurants and food outlets, including Qdoba, Biggby Coffee and DiBella’s Subs, which are all located one block from the property. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius is 5,136, 59,605 and 190,113, respectively, with a median household income of $84,423, $69,892 and $74,658, respectively.

According to the appraisal, the property is located in the North Southfield office submarket of the greater Detroit market. According to the appraisal, as of year-end 2016, the North Southfield office submarket consisted of 87 buildings totaling approximately 9.7 million square feet of office space with an overall vacancy rate of 30.0% and average rents of $19.49 per square foot. The appraisal identified five office properties as directly competitive with the Bingham Office Center property. The five properties were built between 1980 and 1986 and range in size from 154,063 square feet to 520,000 square feet. The competitive properties reported occupancies ranging from 61.4% to 93.0% with a weighted average of approximately 82.0%. Asking rents at the five competitive office properties ranged from $13.51 to $25.39 per square foot. Additionally, the appraisal identified four comparable office leases ranging in size from 8,300 square feet to 10,227 square feet and ranging in rent from $16.50 to $18.25 per square foot. The four comparable leases identified by the appraisal are leased at properties located within 17.0 miles of the Bingham Office Center property. Based on an analysis of the comparable leases identified, the appraisal concluded to office rents of $15.75 per square foot, which is in line with the Bingham Office Center property’s average rents of $15.18 per square foot. Additionally, the appraisal did not identify any new supply that is expected to directly compete with the property.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
78.7%	73.3%	81.6%	84.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of April 24, 2017.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Comcast	A3 / A- / A-	72,053	13.8%	$16.68	18.0%	8/31/2019
Group Associates	NA / NA / NA	21,940	4.2%	$16.41	5.4%	1/31/2018
United Physicians(3)	NA / NA / NA	20,391	3.9%	$12.92	4.0%	10/31/2024
Jacobs Engineering Group, Inc.(4)	NA / NA / NA	18,972	3.6%	$15.50	4.4%	7/31/2021
Concentra Health Services, Inc.	NA / NA / NA	17,193	3.3%	$17.10	4.4%	11/30/2017
Production Plus, Inc.	NA / NA / NA	11,538	2.2%	$14.22	2.5%	11/30/2017
Bienenstock Court Reporting(5)	NA / NA / NA	9,459	1.8%	$15.25	2.2%	8/31/2021
Outdoor Hub, LLC(6)	NA / NA / NA	9,152	1.8%	$11.67	1.6%	3/31/2020
Identity Marketing	NA / NA / NA	8,452	1.6%	$15.20	1.9%	10/31/2021
Wiss, Janney, Elstner Associates	NA / NA / NA	8,280	1.6%	$16.20	2.0%	2/28/2021

(1)	Based on the underwritten rent roll dated April 24, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	United Physicians has the right to terminate its lease at any time after March 31, 2019, with 12 months’ notice and the payment of a termination fee.

(4)	Jacobs Engineering Group, Inc. has the right to terminate its lease at any time after July 31, 2019 but before October 31, 2020, with nine months’ notice and the payment of a termination fee.

(5)	Bienenstock Court Reporting has a one-time right to terminate its lease as of August 31, 2019, with a six months’ notice and the payment of a termination fee.

(6)	Outdoor Hub, LLC has the right to terminate its lease at any time with 120 days’ notice.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	83,116	15.9%	NAP	NAP	83,116	15.9%	NAP	NAP
2017 & MTM	29	71,771	13.7%	$1,128,178	16.9%	154,887	29.7%	$1,128,178	16.9%
2018	30	114,103	21.8%	1,686,287	25.3%	268,990	51.5%	$2,814,465	42.2%
2019	17	98,946	18.9%	1,623,913	24.3%	367,936	70.4%	$4,438,378	66.6%
2020	15	51,986	10.0%	764,547	11.5%	419,922	80.4%	$5,202,925	78.0%
2021	7	53,319	10.2%	833,443	12.5%	473,241	90.6%	$6,036,367	90.5%
2022	7	19,315	3.7%	264,559	4.0%	492,556	94.3%	$6,300,926	94.5%
2023	1	6,070	1.2%	91,050	1.4%	498,626	95.5%	$6,391,976	95.8%
2024	1	20,391	3.9%	263,501	4.0%	519,017	99.4%	$6,655,477	99.8%
2025	1	400	0.1%	13,656	0.2%	519,417	99.4%	$6,669,133	100.0%
2026	0	0	0.0%	0	0.0%	519,417	99.4%	$6,669,133	100.0%
2027	0	0	0.0%	0	0.0%	519,417	99.4%	$6,669,133	100.0%
2028 & Beyond(3)	0	2,962	0.6%	0	0.0%	522,379	100.0%	$6,669,133	100.0%
Total	108	522,379	100.0%	$6,669,133	100.0%
(1)	Based on the underwritten rent roll dated April 24, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2028 & Beyond is inclusive of a 1,154 square foot building storage room and 1,808 square foot conference room with no attributable underwritten base rent.

A-3-57

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,120,838	$6,025,438	$6,217,518	$6,312,995	$6,669,133	$12.77	77.5%
Vacant Income	0	0	0	0	1,309,077	2.51	15.2%
Gross Potential Rent	$6,120,838	$6,025,438	$6,217,518	$6,312,995	$7,978,210	$15.27	92.7%
Total Reimbursements	547,553	491,416	459,290	521,986	624,446	1.20	7.3%
Net Rental Income	$6,668,391	$6,516,854	$6,676,808	$6,834,981	$8,602,656	$16.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,411,537)	(2.70)	(16.4)--
Other Income	53,634	59,632	57,850	60,759	60,759	0.12	0.7%
Effective Gross Income	$6,722,025	$6,576,486	$6,734,658	$6,895,740	$7,251,878	$13.88	84.3%

Total Expenses	$3,177,278	$2,943,902	$2,982,522	$3,016,212	$3,017,488	$5.78	41.6%

Net Operating Income(3)	$3,544,747	$3,632,584	$3,752,136	$3,879,529	$4,234,390	$8.11	58.4%

Total TI/LC, Capex/RR	0	0	0	0	589,209	1.13	8.1%
Net Cash Flow	$3,544,747	$3,632,584	$3,752,136	$3,879,529	$3,645,181	$6.98	50.3%

(1)	TTM represents the trailing 12-month period ended March 31, 2017.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by approximately $125,837 in underwritten contractual rent steps and approximately $112,178 in underwritten base rent related to three new leases executed in early 2017 at the property.

Property Management. The property is managed by Farbman Group IV, LLC, a Michigan limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $800,000 for future tenant improvements and leasing commissions, $469,845 for real estate taxes, $200,000 for replacement reserves, $176,839 for outstanding tenant improvements and leasing commissions related to eight tenants and $128,453 for free rent reserves related to five tenants.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $58,731.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,706 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserve - On a monthly basis, the borrower is required to escrow $65,297 (approximately $1.50 per square foot annually) for future tenant improvements and leasing commissions. The reserve is capped at $2,500,000 (approximately $4.79 per square foot). The borrower is also required to deposit any termination fee or other consideration payable to the borrower in connection with any tenant’s election to exercise any early termination option contained in its respective lease or in connection with any other termination, amendment or modification of any lease, reduction of rents, shortening of the lease term or surrender of space, other than any termination fee in connection with the Comcast lease.

Comcast Reserve – During any Cash Sweep Event caused by a Comcast Trigger Event (each as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses, together with any termination deposits received in connection with the Comcast lease, are required to be deposited into a tenant-specific reserve for tenant improvement and leasing commission obligations incurred with respect to the space leased by Comcast.

Lockbox / Cash Management. The Bingham Office Center loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to send tenant direction letters to all tenants at the property instructing them to deposit all rents and payments into the lender-controlled lockbox account. If there is no Cash Sweep Event in effect, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a segregated cash management account under the control of the lender. The lender has been granted a first priority security interest in the cash management account.

A-3-58

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Bingham Office Center

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or the property manager, (iii) the date on which the combined mortgage and mezzanine debt service coverage ratio (as calculated in the loan documents) falls below 1.20x based on the trailing three-month period immediately preceding the date of such determination or (iv) a Comcast Trigger Event.

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, the lender has accepted a cure by the borrower of such event of default, (b) with respect to clause (ii) above, solely with respect to a bankruptcy or insolvency action of the property manager, if the borrower replaces the property manager within 60 days of such action, (c) with respect to clause (ii) above, solely with respect to an involuntary bankruptcy or insolvency action of the borrower, the guarantor or their affiliates that is not consented to or colluded in by such parties, if such action is discharged, stayed or dismissed within 60 days of the filing without any adverse consequences to the loan or the property, (d) with respect to clause (iii) above, the achievement of a combined mortgage and mezzanine debt service coverage ratio of at least 1.25x for two consecutive quarters based on the trailing three-month period immediately preceding the date of determination, and (e) with respect to clause (iv) above, the occurrence of a Comcast Trigger Event Cure (as defined below).

A “Comcast Trigger Event” means that 12 months prior to the expiration of the Comcast lease or any renewal of the lease, the borrower fails to either (i) renew 100% of the space demised by Comcast as of the origination date in accordance with the loan documents or (ii) renew at least 50% of the space demised to Comcast in accordance with the loan documents, provided that the combined mortgage and mezzanine debt service coverage ratio is greater than 1.25x based on the trailing three month period.

A “Comcast Trigger Event Cure” means the borrower’s satisfaction of any of the following: (i) the renewal of the Comcast lease or the execution and delivery of one or more replacement leases for 100% of the space leased to Comcast as of the origination date, all in accordance with the loan documents, (ii) the renewal of the Comcast lease, or the execution and delivery of one or more replacement leases, in each case for 50% of the space leased to Comcast as of the origination date, provided that the combined mortgage and mezzanine debt service coverage ratio is greater than 1.25x based on the trailing three-month period and the funds on deposit in the Comcast reserve equal or exceed an amount equal to the product of $10.00 multiplied by the square footage of the unleased space or (iii) the combined mortgage and mezzanine debt service coverage ratio is greater than 1.30x based on the trailing three-month period, provided that there are no free rent credit or outstanding tenant improvement obligations on the part of the borrower unless the borrower reserves for such amounts in accordance with the loan documents.

Partial Release. None.

Additional Debt. The $8.0 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the Bingham Office Center loan. The mezzanine loan is currently held by JPMCB but is expected to be sold to one or more third party investors. The mezzanine loan has a 9.50000% coupon and will be interest-only for the term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.0%, 1.40x and 10.9%, respectively. The mortgage and mezzanine lenders are negotiating an intercreditor agreement.

A-3-59

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

A-3-60

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

A-3-61

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

A-3-62

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,842,460	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	162,551
Loan Purpose:	Recapitalization	Location:	Burbank, CA
Borrower:	Burbank Plaza Owner LLC	Year Built / Renovated:	2001 / 2017
Sponsor:	Treeview Income Properties	Occupancy(1):	100.0%
	Holdco LLC	Occupancy Date:	4/7/2017
Interest Rate:	4.73200%	Number of Tenants(1):	3
Note Date:	1/27/2017	2014 NOI:	$3,404,658
Maturity Date:	2/1/2027	2015 NOI(2):	$3,248,482
Interest-only Period:	None	2016 NOI(2)(3):	$2,397,924
Original Term:	120 months	TTM NOI:	N/A
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$5,627,133
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$1,839,907
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,787,226
Additional Debt:	N/A	UW NCF:	$3,409,792
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$64,000,000 / $394
Additional Debt Type:	N/A	Appraisal Date:	12/14/2016

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$190
Taxes:	$227,454	$45,491	N/A	Maturity Date Loan / SF:	$155
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	48.2%
Replacement Reserves:	$0	$2,083	N/A	Maturity Date LTV(4):	39.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.76x
Other:	$12,569,711	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses(6)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Upfront Reserves	$12,797,165	41.3%
			Closing Costs	305,287	1.0
			Return of Equity(6)	17,897,548	57.7
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	The largest tenant, Entertainment Partners, has taken possession of 132,727 square feet, but is not yet in occupancy or paying rent with respect to this space. With respect to the remaining 17,308 square feet, Entertainment Partners has taken possession of its space pursuant to an assignment and assumption agreement with the prior tenant, PSI, and is required to pay rent through the June 2020 lease expiration date of the original PSI lease, as further described in “The Property” below. Entertainment Partners is currently building out its entire space, both directly leased and assigned, a portion of which is being funded by the tenant out-of-pocket, and has a free rent period through October 2017 with respect to the 132,727 square foot leased space. At origination, the borrower reserved approximately $12.6 million for outstanding obligations related to tenant improvements, leasing commissions and free rent through October 2017.

(2)	The decrease in 2016 NOI from 2015 NOI is primarily a result of the departure of two large tenants in 2016, Starz and Hasbro, though, as further detailed below, the loan sponsor was able to backfill the space via the Entertainment Partners lease executed in September 2016.

(3)	The increase in UW NOI from 2016 NOI is primarily a result of the anticipated burn-off of free rent associated with the Entertainment Partners lease. Subsequent to a free rent period with respect to the Directly Leased Space (as defined below) extending through October 2017 totaling approximately $2.7 million, Entertainment Partners is required to pay full contractual rent amounting to approximately $5.2 million annually.

(4)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as if stabilized” value, which assumes that all lease-up costs have been incurred, including tenant improvements, leasing commissions and free rent. At origination, the borrower reserved approximately $9.3 million for outstanding tenant improvement and leasing commission obligations and approximately $3.3 million for outstanding free rent obligations. The “as is” value as of December 14, 2016 is $51.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 60.5% and 49.5%, respectively. Additionally, the appraisal concluded a “hypothetical – go dark” value of approximately $35.0 million, which assumes the property was 100.0% vacant and factors in market rent, downtime, expenses and lease-up costs.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The property was previously unencumbered. In April 2016, the borrower repaid an outstanding CMBS loan secured by the property in the amount of $25.8 million. The prior debt was securitized in the JPMCC 2006-LDP6 transaction. Subsequent to executing a lease with Entertainment Partners for all vacant space, the loan sponsor refinanced the property in order to recoup a portion of the cash equity contributed in April 2016.

A-3-63

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

The Loan. The 2950 North Hollywood Way loan has an outstanding principal balance as of the Cut-off Date of approximately $30.8 million and is secured by a first mortgage lien on the borrower’s fee interest in a three-story, 162,551 square foot, Class B+ office building located in Burbank, California. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt, which the borrower repaid separate from this financing, was securitized in the JPMCC 2006-LDP6 transaction.

The Borrower. The borrowing entity for the 2950 North Hollywood Way loan is Burbank Plaza Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the 2950 North Hollywood Way loan is Treeview Income Properties Holdco LLC, a Delaware limited liability company and an affiliate of Treeview Real Estate Advisors LP (“Treeview”). Treeview, formerly known as Interventure Advisors LP, is a privately owned independent advisory firm headquartered in New York City, providing full-service investment advisory, real estate portfolio and asset management services to high net worth individuals, families and other private investors. Treeview was founded in 2010 and currently manages a portfolio in excess of 10.0 million square feet of office, industrial and residential properties throughout the United States.

The 2950 North Hollywood Way property was initially purchased by the loan sponsor in 2006 at an estimated cost of $38.1 million (approximately $234 per square foot). Over the course of 2016, two major tenants, Starz and Hasbro, vacated their respective spaces, leaving the property 18.3% physically occupied; however, the loan sponsor backfilled the space signing a lease with Entertainment Partners in September 2016 encompassing the entirety of vacant space, as further described in “The Property” section below.

The Property. The 2950 North Hollywood Way property is a three-story, 162,551 square foot, Class B+ office building located in Burbank, California. The property was originally constructed in 2001 and is situated on an approximately 8.0 acre site. The property is located along North Hollywood Way, a primary local thoroughfare adjacent to Bob Hope Airport, and is within 12.0 miles of Downtown Los Angeles. The property features a two-story lobby atrium and 50,000+ square foot floorplates, which provide the large open design concept in demand among creative office space users. Additionally, the property contains 726 surface parking spaces resulting in a parking ratio of approximately 4.61 spaces per 1,000 square feet.

As of April 7, 2017, the property was 100.0% leased to three tenants. The largest tenant, GEP Administrative Services, Inc. (“Entertainment Partners”), leases a total of 150,035 square feet (92.3% of the net rentable area) through March 2029. With respect to 132,727 square feet (the “Directly Leased Space”), Entertainment Partners took possession of its space upon lease commencement in April 2017, but is not yet in occupancy or paying rent. With respect to 17,308 square feet (the “Assigned Space”), Entertainment Partners has taken possession of its space pursuant to an assignment and assumption agreement with the prior tenant, PSI, and is required to pay rent under the assigned lease (the “PSI Lease”) through June 2020. Upon expiration of the PSI Lease in June 2020, Entertainment Partners will lease the Assigned Space pursuant to its lease executed in September 2016 through the March 2029 lease expiration date. With respect only to the Assigned Space, Entertainment Partners will have a free rent period from July 2020 through February 2021, which was not reserved for at origination. According to the loan sponsor, Entertainment Partners is currently completing a tenant specific customization and buildout of its entire space, including both the Directly Leased Space and the Assigned Space, at an estimated cost of approximately $18.8 million ($126 per square foot). Of this amount, the loan sponsor has committed to pay approximately $7.9 million ($53 per square foot) in the form of a tenant improvement allowance, with the tenant coming out-of-pocket for the remaining budgeted amount. Upon completion, it is expected that the property will serve as Entertainment Partners’ corporate headquarters. Entertainment Partners has a free rent period with respect to the Directly Leased Space extending through October 2017, after which it is required to commence paying its full unabated contractual base rent of approximately $4.6 million annually ($34.80 per square foot) with annual rent increases of approximately 3.0%. At origination, the borrower reserved approximately $12.6 million for outstanding tenant improvement, leasing commission and free rent obligations through October 2017 associated with the Entertainment Partners lease. For the excess amount, funded out-of-pocket by the tenant, the tenant, pursuant to its lease, was required to obtain a bonded construction contract for the tenant’s portion of the build-out (which bond is conditioned on performance of the tenant’s payment and other obligations under the construction contract and compliance with the terms of the bond). Founded in 1976, Entertainment Partners is a 100.0% employee-owned service provider focusing exclusively on the entertainment industry. The company provides entertainment payroll, residuals, tax incentives, finance and other integrated production management solutions with over 900 employees, located throughout the United States, with offices in California, Florida, Georgia, Louisiana, New Mexico, New York and North Carolina. Entertainment Partners accounts for approximately 92.6% of underwritten base rent and its lease contains two five-year extension options. The second largest tenant, Starbucks, leases 8,297 square feet (5.1% of net rentable area) through February 2019 and has occupied its space since 2003. Starbucks houses its regional offices and training facilities at the property. Starbucks accounts for approximately 5.0% of underwritten base rent and its lease contains one remaining five-year extension option. The third largest tenant, Giant Interactive LLC (“Giant Interactive”), leases 4,219 square feet (2.6% of net rentable area) through May 2020 and has occupied its space since 2014. Giant Interactive is an award-winning digital studio, offering creative and technical production services for the entertainment, media and sports markets. Through offices in Burbank, New York and Denver, Giant Interactive services clients including HBO, Lionsgate, CBS and Warner Bros. Giant Interactive accounts for approximately 2.4% of underwritten base rent and its lease contains one remaining four-year extension option.

A-3-64

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

The 2950 North Hollywood Way property is located in the northern portion of the city of Burbank, California, which, according to the appraisal, is often referred to as “the media capital of the world.” This description is based on a concentration of entertainment/media companies with a presence in the Burbank area, many of which are headquartered in Burbank. Companies with a substantial presence in the market include ABC Television, Cartoon Network, Clear Channel Communication, IDT Entertainment, NBC/Universal, Nickelodeon, Sony Pictures Digital, The Walt Disney Company, Warner Bros., Warner Music and Yahoo!. The aforementioned companies, among others, serve as primary demand drivers for related uses in tangential industries including special effects, production studios and post-production operations. According to the appraisal, there are currently over 700 media related businesses operating in the city of Burbank, supporting a nearly one to one ratio of employment to population. Additionally, the property is conveniently located within 5.0 miles of downtown Burbank and 12.0 miles from downtown Los Angeles, with direct access provided via the Golden State Freeway (Interstate 5). The property is also located within close proximity to major roadways including Ventura Freeway (State Highway 134) and Hollywood (170) Freeway. Access to public transit is provided via the Bob Hope Airport Metrolink station, located within one mile of the property, and the BurbankBus. These options connect the property to downtown Burbank as well as the greater Los Angeles area.

According to the appraisal, the property is located in the Burbank submarket, which for purposes of market reporting is considered a portion of the broader Tri-Cities/Glendale market of the greater Los Angeles County. According to the appraisal, as of the third quarter of 2016, the Tri-Cities/Glendale office market consisted of 224 buildings totaling approximately 27.0 million square feet with an overall vacancy rate of 12.1% and average asking rents of $33.60 per square foot. Also as of the third quarter of 2016, the Burbank office submarket consisted of 51 buildings totaling approximately 6.8 million square feet with an overall vacancy rate of 14.1% and average asking rents of $38.52 per square foot. The appraisal identified six comparable office properties in the Burbank submarket built between 1983 and 2002 and ranging in size from approximately 118,818 square feet to 488,362 square feet. Occupancies at the comparable properties ranged from 55.0% to 95.0% with a weighted average occupancy of 80.9%. Recently executed leases at the comparable office properties ranged from $30.60 per square foot to $43.20 per square foot with a weighted average of $39.65 per square foot based on the underlying square footage of each comparable property. The weighted average underwritten rent for the 2950 North Hollywood Way property is $34.35 per square foot, which is in-line with the appraisal’s concluded market rent of $34.80 per square foot for office space at the property.

Historical and Current Occupancy(1)
2014	2015	2016(2)	Current(3)
100.0%	100.0%	18.3%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	At year-end 2016, the property was 18.3% physically occupied; however, the loan sponsor had entered into a lease dated as of September 27, 2016 for 132,727 square feet with Entertainment Partners with a lease commencement date of April 1, 2017.

(3)	Current Occupancy is as of April 7, 2017. With respect to the Directly Leased Space, the largest tenant, Entertainment Partners, has taken possession of its space, but is not yet in occupancy or paying rent. With respect to the Assigned Space, Entertainment Partners, has taken possession of its space and is paying rent pursuant to the assigned PSI lease, but is not yet in occupancy. Entertainment Partners is currently building out its space, a portion of which is being funded by the tenant out-of-pocket, and has a free rent period through October 2017 with respect to the Directly Leased Space. At origination, the borrower reserved approximately $12.6 million for outstanding obligations related to tenant improvements, leasing commissions and free rent through October 2017.

A-3-65

Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Entertainment Partners(3)	NA / NA / NA	132,727	81.7%	$34.80	82.7%	3/31/2029
Entertainment Partners (Assigned from PSI)(4)	NA / NA / NA	17,308	10.6%	$31.92	9.9%	3/31/2029
Starbucks	A2 / A / A	8,297	5.1%	$33.72	5.0%	2/28/2019
Giant Interactive	NA / NA / NA	4,219	2.6%	$31.47	2.4%	5/31/2020
(1)	Based on the underwritten rent roll dated April 7, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Entertainment Partners has taken possession of its space but is not yet is occupancy or paying rent. Entertainment Partners is currently building out its space, a portion of which is being funded by the tenant out-of-pocket, and has a free rent period through October 2017. At origination, the borrower reserved approximately $12.6 million for all outstanding obligations related to both tenant improvements, leasing commissions and free rent with respect to this space.

(4)	Entertainment Partners has taken possession of the PSI space pursuant to an assignment and assumption agreement with the former tenant. The former PSI space is currently being renovated by Entertainment Partners as described above. Entertainment Partners is required to pay rent on PSI space through the June 2020 expiration date of the original PSI lease. Beginning in July 2020, Entertainment Partners is required to lease this space pursuant to the Entertainment Partners lease, which extends through March 2029 with a free rent period through February 2021 for the Assigned Space, which was not reserved for at origination.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	1	8,297	5.1	279,775	5.0	8,297	5.1%	$279,775	5.0%
2020	1	4,219	2.6	132,774	2.4	12,516	7.7%	$412,549	7.4%
2021	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2022	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2023	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2024	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2025	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2026	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2027	0	0	0.0	0	0.0	12,516	7.7%	$412,549	7.4%
2028 & Beyond	1	150,035	92.3	5,171,371	92.6	162,551	100.0%	$5,583,920	100.0%
Total	3	162,551	100.0%	$5,583,920	100.0%

(1)	Based on the underwritten rent roll dated April 7, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,592,763	$4,590,705	$3,565,541	$5,583,920	$34.35	94.3%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$4,592,763	$4,590,705	$3,565,541	$5,583,920	$34.35	94.3%
CAM Reimbursements	184,784	174,748	285,974	39,378	0.24	0.7
Parking Income	327,603	263,809	166,430	300,000	1.85	5.1
Net Rental Income	$5,105,150	$5,029,262	$4,017,945	$5,923,298	$36.44	100.0%
(Vacancy/Credit Loss)	0	0	0	(296,165)	(1.82)	(5.0)
Effective Gross Income	$5,105,150	$5,029,262	$4,017,945	$5,627,133	$34.62	95.0%

Total Expenses	$1,700,492	$1,780,780	$1,620,021	$1,839,907	$11.32	32.7%

Net Operating Income	$3,404,658	$3,248,482	$2,397,924	$3,787,226	$23.30	67.3%

Total TI/LC, Capex/RR	0	0	0	377,434	2.32	6.7

Net Cash Flow	$3,404,658	$3,248,482	$2,397,924	$3,409,792	$20.98	60.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The increase in Underwritten Rents in Place from 2016 Rents in Place is primarily a result of the anticipated burn-off of free rent associated with the Entertainment Partners lease. Subsequent to a free rent period with respected to the Directly Leased Space extending through October 2017 totaling approximately $2.7 million, Entertainment Partners is required to pay full contractual rent amounting to approximately $5.2 million annually.

Property Management. The property is managed by Stream Realty Partners – Orange County, L.P., a Texas limited partnership and unaffiliated third party.

Escrows and Reserves. At origination, the borrower deposited into escrow $12,569,711 for outstanding obligations associated with the Entertainment Partners space ($9,314,933 related to outstanding tenant improvements and leasing commissions and $3,254,778 associated with outstanding free rent obligations on the Directly Leased Space) and $227,454 for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to deposit 1/12 of the annual estimated tax payments, which currently equates to $45,491.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,083 (approximately $0.15 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make deposits to the tenant improvements and leasing commissions reserve is waived so long as no Cash Sweep Event (as defined below) caused by a DSCR Trigger Event or Tenant Trigger Event (each as defined below) has occurred and is continuing. During a Cash Sweep Event caused by a Tenant Trigger Event, all excess cash flow is required to be deposited and held with the lender in accordance with the loan documents. The borrower is also required to deposit all lease termination fees into the tenant improvements and leasing commissions reserve.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit all rents and payments directly into the lender-controlled lockbox account. All funds in the lockbox account are required to be swept each business day into the borrower’s operating account, unless a Cash Sweep Event has occurred and is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Except as provided in “TI/LC Reserves” above, upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the excess cash flow subaccount and held as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

2950 North Hollywood Way

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or the property manager (unless, with respect to a bankruptcy or insolvency action of an unaffiliated property manager, the borrower replaces the manager with a qualified manager in accordance with the loan documents within 60 days following the borrower’s knowledge of the filing (which time period may be extended by an additional 30 days to the extent the borrower has diligently found an otherwise reasonably acceptable replacement manager and the failure to finalize such replacement is due solely to a delay in servicer approval or rating agency confirmation) or such bankruptcy filing is discharged or dismissed within 30 days of the date of filing), (iii) following April 1, 2018, the date on which the debt service coverage ratio (as calculated in the loan documents), based on the trailing three-month period, is less than 1.10x (a “DSCR Trigger Event”) or (iv) a Tenant Trigger Event.

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above, only with respect to a bankruptcy or insolvency action of the borrower, if such bankruptcy is caused by a party filing an involuntary petition against the borrower and none of the borrower, guarantor or their affiliates has colluded with such party for any involuntary petition against the borrower, such bankruptcy action is dismissed within 90 days without any material adverse modifications to the terms of the loan documents, (c) with respect to clause (ii) above, only with respect to a bankruptcy or insolvency action of the property manager, the lender replacing such property manager with a qualified manager under a replacement management agreement, (d) with respect to clause (iii) above, the achievement of a debt service coverage ratio, based on the trailing three-month period, equal to or greater than 1.10x for one calendar quarter and (e) with respect to clause (iv) above, the occurrence of a Tenant Trigger Event Cure (as defined below) (each of the foregoing, a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following conditions: (1) no other event of default has occurred and is continuing under the loan documents, (2) a Cash Sweep Event Cure related to clauses (i) and (ii) above may occur no more than a total of two times during the term of the loan, (3) the borrower pays all of the lender’s reasonable out-of-pocket expenses incurred in connection with the Cash Sweep Event Cure; and (4) in no event will the borrower be permitted to cure a Cash Sweep Event associated with a voluntary or collusive involuntary bankruptcy or insolvency action of the borrower.

A “Tenant Trigger Event” means any one or more of the following: (i) following its initial occupancy, Entertainment Partners goes dark, vacates or abandons more than 50.0% of its leased space for a period of 120 consecutive days, unless such vacation or abandonment is the result of a casualty or condemnation and the borrower is restoring the property or (ii) any bankruptcy or insolvency action of Entertainment Partners.

A “Tenant Trigger Event Cure” means any of the following: with respect to a Tenant Trigger Event caused by (1) clause (i) above, (a) all or a portion of the Entertainment Partners leased space has been re-let to one or more replacement tenants such that the property achieves a debt service coverage ratio of at least 1.10x for one calendar quarter, based on the trailing three-month period, or (b) Entertainment Partners is in occupancy of 50.0% or more of the Entertainment Partners leased space and (2) clause (ii) above, (w) the irrevocable assumption of the Entertainment Partners lease in bankruptcy and approval of such assumption by the bankruptcy court such that Entertainment Partners is no longer in bankruptcy and the tenant (or a sub-tenant reasonably acceptable to the lender) is in occupancy and paying full contractual rent, (x) the assignment and assumption of the Entertainment Partners lease by a tenant reasonably acceptable to the lender pursuant to bankruptcy court proceedings and such tenant is in occupancy and paying full contractual rent, (y) the Entertainment Partners leased space, or a portion thereof, has been re-let to one or more replacement tenants such that the property achieves a debt service coverage ratio of at least 1.10x for one calendar quarter, based on the trailing three-month period or (z) if such bankruptcy or insolvency action was involuntary and not consented to by Entertainment Partners, upon such event being discharged, stayed or dismissed.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,735,000	Title:	Fee
Cut-off Date Principal Balance:	$25,611,823	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.3%	Net Rentable Area (Rooms):	309
Loan Purpose:	Acquisition	Location:	Colorado Springs, CO
Borrower:	Colorado Springs Hotel Owner, LLC	Year Built / Renovated:	1989 / 2016
Sponsors:	Julie A. Dumon, Trustee of the Julie	Occupancy / ADR / RevPAR:	68.9% / $123.61 / $85.12
	A. Dumon Trust dated March 24,	Occupancy / ADR / RevPAR Date:	12/31/2016
	2006, Julie A. Dumon, Graham	Number of Tenants:	N/A
	Hershman and Michael S. Payne	2014 NOI:	$1,970,525
Interest Rate:	5.06000%	2015 NOI:	$3,037,925
Note Date:	1/31/2017	2016 NOI :	$3,536,607
Maturity Date:	2/1/2027	TTM NOI(1):	N/A
Interest-only Period:	None	UW Occupancy / ADR / RevPAR:	68.9% / $123.61 / $85.12
Original Term:	120 months	UW Revenues:	$13,298,302
Original Amortization:	360 months	UW Expenses:	$9,835,601
Amortization Type:	Balloon	UW NOI:	$3,462,701
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW NCF:	$3,462,701
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(2):	$40,800,000 / $132,039
Additional Debt:	N/A	Appraisal Date:	12/13/2016
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$82,886
Taxes:	$0	$23,000	N/A	Maturity Date Loan / Room:	$68,587
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	62.8%
FF&E:	$32,612	3% of Gross Revenues	N/A	Maturity Date LTV(2):	51.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.07x
Other:	$8,023,640	Springing	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,735,000	65.0%	Purchase Price	$30,100,000	76.1%
Sponsor Equity	13,830,242	35.0	Upfront Reserves	8,056,252	20.4
			Closing Costs	1,408,990	3.6
Total Sources	$39,565,242	100.0%	Total Uses	$39,565,242	100.0%

(1)	TTM NOI not available due to acquisition timing.

(2)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As If Complete” hypothetical appraised value, which assumes that the proposed property improvement plan required by the franchise agreement has been completed. At origination, the borrower was required to reserve the full estimated cost of the property improvement plan, which is estimated by the loan sponsors to be approximately $8.0 million. The “as-is” value as of December 13, 2016 is $32.5 million, which results in a Cut-off Date LTV and a Maturity Date LTV of 78.8% and 65.2%, respectively.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Marriott Colorado Springs loan has an outstanding principal balance as of the Cut-off Date of approximately $25.6 million and is secured by a first mortgage lien on the borrower’s fee interest in the 309-room Marriott Colorado Springs, a full service hotel located in downtown Colorado Springs, Colorado. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Marriott Colorado Springs loan is Colorado Springs Hotel Owner, LLC, a Delaware limited liability company and special purpose entity.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Julie A. Dumon, Trustee of the Julie A. Dumon Trust dated March 24, 2006, Julie A. Dumon, Graham Hershman and Michael S. Payne. Graham Hershman and Helmut Horn co-founded Coastal Hotel Group (“Coastal”), a Seattle-based hospitality management company, in 1987 and Portfolio Hotels & Resorts (“Portfolio Hotels”) in 2005. Mr. Hershman has more than 30 years of real estate experience. He served as Chief Operating Officer of Coastal for 18 years and is currently the Chief Financial Officer of Portfolio Hotels. Michael S. Payne was formerly the Operations Manager at Coastal before joining Portfolio Hotels in 2005, where he now serves as the Vice President of Operations. Headquartered in Westmont, Illinois, Portfolio Hotels is a hospitality management company that manages both franchised and independent, boutique hotels and resorts. Portfolio Hotels currently manages 18 hotels across eight states, with an additional hotel expected to open in the spring of 2018. Julie A. Dumon currently has an ownership interest in 13 hotels across eight states with a total of 2,482 rooms. Graham Hershman, Michael S. Payne and Julie A. Dumon are each partial equity owners in Portfolio Hotels.

Upon acquisition of the property for $30.1 million ($97,411 per room), the loan sponsors began an approximately $8.0 million ($25,966 per room) franchisor-required property improvement plan (“PIP”) to bring the property to current Marriott brand standards. The PIP is required to be completed by January 31, 2019 and primarily includes upgrades to guestrooms, guest bathrooms and common areas, as well as mechanical, plumbing and electrical work.

The Property. The Marriott Colorado Springs property is a nine-story, 309-room, full service hotel located in Colorado Springs, Colorado and is situated on approximately 12.5 acres. The property was originally developed in 1989 as a Wyndham hotel and underwent an approximately $14.0 million ($45,307 per room) renovation between 2006 and 2007 in connection with a Marriott flag conversion. According to the loan sponsors, the previous owner has spent approximately $4.2 million ($13,633 per room) in capital expenditures at the property since 2012, of which approximately $3.5 million was spent from 2015 to 2016. Expenditures included upgrades to guestroom soft goods and meeting space, among other improvements.

The property features one 80-seat restaurant, the Ascent, which serves breakfast, lunch and dinner, a two-story lobby lounge, approximately 8,585 square feet of indoor meeting space across 10 rooms and a 7,128 square foot ballroom. The property also features 4,779 square feet of outdoor meeting space. Additional amenities at the property include an indoor and an outdoor pool, a fitness center, a business center, a market pantry, a concierge lounge, a guest laundry room, an outdoor patio and a gazebo and an airport and a local shuttle. The property features 586 parking spaces, resulting in a parking ratio of approximately 1.9 spaces per room.

The property has 309 rooms, comprised of 145 king rooms, 124 double-double rooms, 36 junior suites and four hospitality suites. Each guestroom features high-speed internet access, a 42-inch LED television, a coffee maker, a mini-refrigerator and a safe. Each suite features an additional sitting area as well as concierge lounge access.

The Marriott Colorado Springs property is located along the west side of Interstate 25 at the Rockrimmon Boulevard exit. The property benefits from its proximity to the Interstate 25 corridor, which is located approximately 0.4 miles from the property and provides primary regional north/south access to the Colorado Springs metro-area and Denver, which is approximately 63.0 miles north. U.S. Highway 24, which is accessible via Interstate 25 approximately 4.8 miles south of the property, provides primary east/west access. The property is located approximately 6.8 miles north of the Colorado Springs central business district and benefits from its proximity to several demand drivers such as the U.S. Air Force Academy, which is home to 4,400 cadets and attracts approximately 1.0 million visitors annually and Pikes Peak, which is the second most visited mountain in the world according to a non-profit conservancy organization. Additional demand drivers include the University of Colorado - Colorado Springs, which had more than 12,000 students enrolled for the fall 2016 semester, the Garden of the Gods National Landmark and the Cheyenne Mountain Zoo.

Colorado Springs features numerous military bases and institutions, including the Peterson Air Force Base, Fort Carson Military Reservation, Schriever Air Force Base and the North American Aerospace Defense Command, and is home to approximately 240 aerospace and defense contractors. According to the appraisal, Colorado Springs has been experiencing new development, such as the downtown Innovation District, which is currently under development and the National Cyber Security Intelligence Center, which opened in 2016. Other notable developments include the approximately $100.0 million expansion of the St. Francis Medical Center and the new Children’s Hospital Colorado, Colorado Springs, which will be the first pediatric-only hospital in southern Colorado. These projects are expected to be completed in 2019 and 2018, respectively. Colorado Springs also features the 35-acre U.S. Olympic Complex, which serves as the home to the U.S. Olympic Committee, 23 National Olympic Governing Bodies and over 50 National Sports Organizations. The complex is also expected to include the U.S. Olympic Museum that is expected to open in 2018.

According to the appraisal, the estimated population within a one-, three- and five-mile radius is 6,450, 65,986 and 181,410, respectively. The estimated median income within a one-, three- and five-mile radius is $55,414, $60,794 and $59,820, respectively. The appraisal does not identify any new or proposed directly competitive properties in the area.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Colorado Springs(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	57.1%	$97.06	$55.41	57.9%	$110.95	$64.25	101.4%	114.3%	116.0%
2015	57.2%	$102.90	$58.88	61.1%	$119.29	$72.86	106.8%	115.9%	123.7%
2016	59.9%	$109.79	$65.78	68.9%	$123.61	$85.12	115.0%	112.6%	129.4%
(1)	The variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Marriott Colorado Springs property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by an industry report. The competitive set contains the following properties: Radisson Hotel Colorado Springs Airport, Hotel Eleganté Conference & Event Center Colorado Springs, Embassy Suites by Hilton Colorado Springs, The Antlers A Wyndham Hotel Colorado Springs and Doubletree by Hilton Colorado Springs World Arena.

(3)	Based on operating statements provided by the borrower.

(4)	Penetration Factor is calculated based on data provided by an industry report. for the competitive set and borrower-provided operating statements for the property.

Competitive Hotels Profile(1)(2)
			2016 Estimated Market Mix			2016 Estimated Operating Statistics
Property	Rooms	Year Opened	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Marriott Colorado Springs(3)	309	1989	59%	31%	10%	68.9%	$123.61	$85.12
Embassy Suites by Hilton Colorado Springs	205	1985	40%	30%	30%	65-70%	$120-125	$80-85
The Antlers A Wyndham Hotel Colorado Springs	273	1990	45%	30%	25%	65-70%	$125-130	$85-90
Mining Exchange A Wyndham Grand Hotel & Spa	117	2012	35%	25%	40%	65-70%	$140-150	$95-100
DoubleTree by Hilton Colorado Springs World Arena	299	1986	40%	40%	20%	55-60%	$80-85	$45-50
Hotel Eleganté Conference & Event Center Colorado Springs	500	1974	20%	40%	40%	45-50%	$100-105	$45-50
Total(4)	1,394
(1)	The variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Marriott Colorado Springs property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on the appraisal.

(3)	2016 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(4)	Excludes the Marriott Colorado Springs property.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	57.9%	61.1%	68.9%	68.9%
ADR	$110.95	$119.29	$123.61	$123.61
RevPAR(3)	$64.25	$72.86	$85.12	$85.12

Room Revenue	$7,246,130	$8,217,863	$9,626,069	$9,626,069	$31,152	72.4%
Food and Beverage Revenue	2,874,929	3,378,013	3,431,265	3,431,265	11,104	25.8
Other Departmental Revenue	248,409	375,176	240,353	240,968	780	1.8
Total Revenue	$10,369,468	$11,971,052	$13,297,687	$13,298,302	$43,037	100.0%

Room Expense	$1,624,946	$1,763,915	$2,062,439	$2,062,439	$6,675	21.4%
Food and Beverage Expense	1,883,508	1,979,663	2,050,155	2,050,155	6,635	59.7
Other Departmental Expenses	26,267	18,313	19,708	19,708	64	8.2
Departmental Expenses	$3,534,721	$3,761,891	$4,132,302	$4,132,302	$13,373	31.1%

Departmental Profit	$6,834,747	$8,209,161	$9,165,385	$9,166,000	$29,663	68.9%

Operating Expenses	$3,709,164	$3,924,094	$4,261,962	$4,333,069	$14,023	32.6%
Gross Operating Profit	$3,125,583	$4,285,067	$4,903,423	$4,832,931	$15,641	36.3%

Management Fees	$309,528	$351,354	$396,878	$398,949	$1,291	3.0%
Property Taxes	305,589	301,852	306,696	328,286	1,062	2.5
Property Insurance	104,447	102,950	100,988	80,716	261	0.6
Other Expenses	25,053	22,241	30,347	30,347	98	0.2
FF&E	410,441	468,745	531,907	531,932	1,721	4.0
Total Other Expenses	$1,155,058	$1,247,142	$1,366,816	$1,370,230	$4,434	10.3%

Net Operating Income	$1,970,525	$3,037,925	$3,536,607	$3,462,701	$11,206	26.0%
Net Cash Flow	$1,970,525	$3,037,925	$3,536,607	$3,462,701	$11,206	26.0%
(1)	Per Room values based on 309 guest rooms.

(2)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(3)	Historical RevPAR for 2010, 2011, 2012 and 2013 was $56.28, $56.86, $57.18 and $63.88, respectively, and Net Cash Flow was approximately $1.5 million, $1.7 million, $1.6 million and $2.1 million, respectively.

Property Management. The property is managed by Portfolio Hotels, LLC, an Illinois limited liability company and an affiliate of the borrower.

Franchise Agreement. The borrower has a franchise agreement with Marriott International, Inc., a Delaware corporation. The current franchise agreement is effective as of January 31, 2017 for a term of 20 years, with a final expiration date of January 31, 2037. The franchise agreement provides for monthly program fees equal to (i) 5.0% of gross room revenues for the first two years of the term and 6.0% thereafter, and (ii) 3.0% of gross food and beverage revenues. There is also a marketing fee equal to 1.0% of gross room revenues.

Escrows and Reserves. At origination, the borrower deposited into escrow $8,023,640 for the property improvement plan and $32,612 for FF&E reserves.

Tax Escrows - On a monthly basis, the borrower is required to deposit 1/12 of the annual estimated tax payments, which currently equates to $23,000.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

FF&E Reserves - On a monthly basis, commencing on the first payment date through the payment date in January 2018, the borrower is required to deposit an amount equal to 3.0% of gross revenues from operations for the calendar month two months prior to such payment date for FF&E. On the payment date in February 2018 and on each payment date through and including the payment date in January 2019, the borrower is required to deposit an amount equal to 4.0% of gross revenues from operations for the calendar month two months prior to such payment date. On the payment date in February 2019 and on each payment date remaining in the term, the borrower is required to deposit an amount equal to 5.0% of gross revenues from operations for the calendar month two months prior to such payment date.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Marriott Colorado Springs

PIP Reserves - In the event that the borrower is required to complete a future property improvement plan mandated by any franchisor, the borrower will be required, on a monthly basis, to deposit an amount reasonably estimated by the lender to complete the related property improvement plan.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). Following the occurrence and during the continuance of a Cash Sweep Event, all funds are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account is required to be held in the excess cash flow subaccount as additional security for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy or insolvency action of the borrower or property manager or (iii) the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is less than 1.30x on any date of determination from the origination date through March 1, 2019 or 1.40x thereafter (a “DSCR Trigger Event”).

A Cash Sweep Event may be cured by, (a) with respect to clause (i) above, the acceptance by the lender of a cure of the related event of default, (b) with respect to clause (ii) above, solely with respect to the property manager, if the property manager is replaced with a qualified property manager in accordance with the loan documents within 60 days of the bankruptcy or insolvency action and (c) with respect to clause (iii) above, if the debt service coverage ratio based on the trailing 12-month period is 1.35x or greater for two consecutive calendar quarters through March 1, 2019 and 1.45x or greater thereafter. Each cure is subject to the following conditions: (1) a Cash Sweep Event cure may occur no more than two times in the aggregate during the term of the loan and (2) the borrower must pay all of the lender’s reasonable expenses incurred in connection with the cure. The borrower may not cure a Cash Sweep Event caused by the bankruptcy or insolvency action of a borrower.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,175,000	Title:	Fee
Cut-off Date Principal Balance:	$24,175,000	Property Type - Subtype:	Multifamily – Senior Housing
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	245
Loan Purpose:	Acquisition	Location:	Various
Borrowers:	ELCM Manor South Owner LLC,	Year Built / Renovated:	Various / N/A
	ELCM Homestead Owner LLC and	Occupancy(1):	91.7%
	ELCM Allenwood Owner LLC	Occupancy Date:	1/31/2017
Sponsor(2):	ELCM HCRE Operating Entity I LLC	Number of Tenants:	N/A
Interest Rate:	5.23800%	2014 NOI:	$2,460,500
Note Date:	5/5/2017	2015 NOI(3):	$2,513,402
Maturity Date:	6/1/2024	2016 NOI(3):	$3,117,248
Interest-only Period:	None	TTM NOI (as of 3/2017)(4):	$3,173,046
Original Term:	84 months	UW Economic Occupancy:	88.1%
Original Amortization:	360 months	UW Revenues:	$10,816,423
Amortization Type:	Balloon	UW Expenses:	$8,252,740
Call Protection:	L(24),Grtr1%orYM(57),O(3)	UW NOI(4):	$2,563,683
Lockbox / Cash Management:	Soft / Springing	UW NCF:	$2,477,933
Additional Debt:	N/A	Appraised Value / Per Unit:	$39,900,000 / $162,857
Additional Debt Balance:	N/A	Appraisal Date:	12/12/2016
Additional Debt Type:	N/A

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$98,673
Taxes:	$83,197	$23,865	N/A	Maturity Date Loan / Unit:	$87,802
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.6%
Replacement Reserves:	$7,146	$7,146	N/A	Maturity Date LTV:	53.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.55x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,175,000	61.3%	Purchase Price(6)	$36,000,000	91.4%
Sponsor Equity	15,231,453	38.7	Closing Costs	3,316,110	8.4
			Upfront Reserves	90,343	0.2
Total Sources	$39,406,453	100.0%	Total Uses	$39,406,453	100.0%

(1)	Occupancy is calculated based on the average occupancy over the trailing 12-month period ending January 31, 2017 across all properties.

(2)	Please see “The Loan Sponsor” and “Master Lease and Subleases” below for further details.

(3)	The increase in 2016 NOI from 2015 NOI is primarily a result of an affiliate of the loan sponsor taking over property management duties in April 2016. The affiliated property manager identified and reduced several areas of redundant labor costs and increased rents across the portfolio through strategic marketing and leasing initiatives.

(4)	The decrease in UW NOI from TTM NOI is primarily attributable to (i) an increased management fee of 5.0% pursuant to the property management agreement entered into as of origination of the loan and (ii) increased expenses consistent with the loan sponsor’s budget attributable to marketing initiatives and activity/social events at the properties.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Purchase Price is shown inclusive of approximately $1,476,288 in seller prorations primarily attributable to prepaid rent and tenant security deposits.

The Loan. The Pillsbury Portfolio loan has an outstanding principal balance as of the Cut-off Date of approximately $24.2 million and is secured by a first mortgage lien on the borrowers’ fee interest in a portfolio of four senior living facilities totaling 245 units located in South Burlington and Saint Albans, Vermont. The loan has a seven-year term and will amortize on a 30-year schedule.

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The Borrowers. The borrowing entities for the Pillsbury Portfolio loan are ELCM Manor South Owner LLC, ELCM Homestead Owner LLC and ELCM Allenwood Owner LLC, each a Delaware limited liability company and special purpose entity. The properties are subject to a master lease between the borrowers and ELCM Pillsbury Leasing LLC, a Delaware limited liability company (the “Master Tenant”). The Master Tenant subleases the properties to three sub-tenants. Each of the Master Tenant and sub-tenants are required to be a special purpose entity. Please see “Master Lease and Subleases” for further details.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is ELCM HCRE Operating Entity I LLC, an affiliate of East Lake Capital Management (“ELCM”), a Dallas, Texas based investment management firm specializing in real estate and healthcare related opportunities. ELCM was founded in 2015 by Andrew White and Paul Boethel, both previously of Fortress Investment Group (“Fortress”), each with experience in the senior housing sector. Andrew White previously served as managing director and head of the Fortress senior housing group, while Paul Boethel previously served as head of the Fortress senior housing offices in Dallas, Texas. Since ELCM’s inception, the company has deployed approximately $140.0 million in equity towards healthcare specific real estate investments. In addition to the nonrecourse carve-out guaranty provided by the loan sponsor (i) ELCM HCRE Holdco LLC, a Delaware limited liability company (“ELCM Holdco”) and the owner of 100.0% of the direct equity interests in the loan sponsor, delivered a guaranty of the loan sponsor’s obligations under the nonrecourse carve-out guaranty; and (ii) ELCM Healthcare Real Estate Fund LP, a Delaware limited partnership and the owner of 100.0% of the direct equity interests in ELCM Holdco, delivered a guaranty of ELCM Holdco’s obligations under ELCM Holdco’s guaranty agreement, as additional credit support for the loan.

The loan sponsor’s property management affiliate, New Horizons Senior Living (“NHSL”), assumed property management duties of the portfolio in April 2016. Including the Pillsbury Portfolio properties, NHSL has nine properties, comprised of approximately 800 units, currently under management. Since assuming management responsibilities, NHSL has identified and reduced redundant labor costs, increased the marketing budget to support new leasing initiatives and raised rents across the portfolio, while maintaining a stable occupancy rate. Following acquisition of the properties by the borrowers, NHSL (through certain affiliates) is expected to continue to act as property manager pursuant to the property management agreements as described under “Property Management” below.

The Properties. The Pillsbury Portfolio consists of four senior living facilities with a total of 245 units located in South Burlington and Saint Albans, Vermont. The properties were built between 1989 and 2013 and are generally in good condition with limited deferred maintenance noted in the property condition reports delivered at origination of the loan. The properties range in size from 44 to 83 units with varying degrees of independent and assisted living accommodations. Allenwood, Manor South and Harborview (the “South Campus”) are each located in South Burlington, Vermont and are within walking distance from one another, while Homestead is located approximately 30.0 miles north in Saint Albans, Vermont. As noted below, the portfolio is comprised almost entirely of private pay tenants (97.1% by unit count as of January 31, 2017) with limited exposure to Medicaid and various state sponsored senior housing and medical initiatives, allowing for an income stream largely independent of government assistance and less exposure to legislative risk. Going forward, the loan sponsor has indicated that it currently plans to convert the portfolio to a 100.0% private pay structure across all properties. Overall, as of January 31, 2017, the portfolio is comprised of 122 independent living units (49.8% by unit count) and 123 assisted living units (50.2% by unit count). Each property features customary amenities and various community activities catering to the target demographic. Each property is in close proximity to The University of Vermont Medical Center, a primary demand driver for senior housing in the market. The South Campus properties are located within 4.0 miles of downtown Burlington, while the Homestead property is located approximately 25.0 miles to the north of the downtown area.

Portfolio Summary
Property	Location	Year Built	Units	Occupancy(1)	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Allenwood	South Burlington, VT	1997, 2011	83	92.1%	$8,240,000	34.1%	$13,600,000	$962,712
Manor South	South Burlington, VT	1989	62	95.1%	5,998,000	24.8%	9,900,000	688,917
Homestead	Saint Albans, VT	2013	56	94.4%	5,514,000	22.8%	9,100,000	421,624
Harborview	South Burlington, VT	1998	44	82.7%	4,423,000	18.3%	7,300,000	404,680
Total / Wtd. Avg.			245	91.7%	$24,175,000	100.0%	$39,900,000	$2,477,933
(1)	Occupancy is calculated based on the average occupancy over the trailing 12-month period ending January 31, 2017.

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Historical and Current Occupancy(1)
	2014	2015	2016	Current(2)
Allenwood	98.4%	95.4%	91.5%	92.1%
Manor South	93.6%	91.0%	94.0%	95.1%
Homestead	92.5%	95.0%	93.6%	94.4%
Harborview	91.9%	85.4%	83.7%	82.7%
Weighted Average:	94.7%	92.4%	91.2%	91.7%
(1)	Historical Occupancies are calculated based on the trailing 12-month period ending December 31 of each respective year.

(2)	Current Occupancy is based on the trailing 12-month period ending January 31, 2017.

Allenwood. Allenwood is an 83-unit senior housing facility with both independent and assisted living accommodations located in South Burlington, Vermont. Constructed in two phases in 1997 and 2011, the property consists of a three-story building located on an approximately 2.6 acre parcel. The property is licensed to accommodate up to 30 assisted living units, which typically operate at a premium to independent living given the increased level of care associated with such tenants. For the trailing 12-month period ending January 31, 2017, the property was 92.1% occupied with in-place occupancy of 88.0%. The property features a mix of studio, one and two-bedroom units with amenities including restaurant style dining, weekly housekeeping, shuttle transportation, 24/7 emergency support, security foyer doors, exercise classes and equipment, community activities, wellness clinics, assigned parking, beauty salon access, walking paths and community gardens. Across all unit types, the appraisal noted a market rent either in excess of or in-line with in-place rents at the property.

Allenwood Senior Housing Unit Mix(1)
Unit Type	# of Units	% of Total	In-place Occupied Units	In-place Occupancy	Average Monthly Rental Rate	Monthly Market Rental Rate(2)
Independent Living
Studio	5	6.0%	3	60.0%	$2,795	$2,900
1 Bedroom	31	37.3%	29	93.5%	$3,099	$3,300
2 Bedroom	24	28.9%	19	79.2%	$3,655	$3,600
Assisted Living
Studio	1	1.2%	1	100.0%	$2,665	$2,900
1 Bedroom	18	21.7%	17	94.4%	$3,122	$3,300
2 Bedroom	4	4.8%	4	100.0%	$3,688	$3,900
Total / Wtd. Avg.	83	100.0%	73	88.0%	$3,263	$3,389
(1)	Based on the in-place rent roll provided by the borrowers as of January 31, 2017.

(2)	Based on the appraisal’s concluded market rent.

Manor South. Manor South is a 62-unit assisted living senior housing facility located in South Burlington, Vermont. Constructed in 1989, the property consists of a two-story building located on an approximately 2.5 acre parcel and is licensed to accommodate up to 70 assisted living units. For the trailing 12-month period ending January 31, 2017, the property was 95.1% occupied with in-place occupancy of 95.2%. The property features a mix of studio and one-bedroom units with amenities including full meal service, medication management, 24-hour nursing care, refreshments served twice daily, transportation to local doctors, exercise classes, daily social activities, dietary consultation, beauty salon access, walking paths and community gardens. Across all unit types (with the exception of below market Assisted Living (Medicaid) units), the appraisal noted a market rent either in excess of or in-line with in-place rents at the property.

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Manor South Senior Housing Unit Mix(1)
Unit Type	# of Units	% of Total	In-place Occupied Units	In-place Occupancy	Average Monthly Rental Rate	Monthly Market Rental Rate(2)
Assisted Living
Studio	50	80.6%	47	94.0%	$4,700	$4,600
1 Bedroom	9	14.5%	9	100.0%	$5,927	$5,750
Assisted Living (Medicaid)(3)
Studio	3	4.8%	3	100.0%	$3,809	$4,600
Total / Wtd. Avg.	62	100.0%	59	95.2%	$4,723	$4,775
(1)	Based on the in-place rent roll provided by the borrowers as of January 31, 2017.

(2)	Based on the appraisal’s concluded market rent.

(3)	Average Monthly Rental Rate for Assisted Living (Medicaid) units is calculated inclusive of governmental Medicaid reimbursements.

Homestead. Homestead is a 56-unit senior housing facility with both independent living and assisted living accommodations located in Saint Albans, Vermont. Constructed in 2013, the property consists of a three-story building located on an approximately 2.7 acre parcel and is licensed to accommodate up to 56 assisted living units. For the trailing 12-month period ending January 31, 2017, the property was 94.4% occupied with in-place occupancy of 100.0%. The property features a mix of studio, one and two-bedroom units with amenities including daily breakfast and dinner, weekly housekeeping, organized shopping trips, 24/7 emergency support, exercise classes and equipment, community activities, wellness clinics, library access, a community living room with fireplace, assigned parking, beauty salon access and community gardens. Across all unit types (with the exception of below market Assisted Living (Medicaid) units), the appraisal noted a market rent either in excess of or in-line with in-place rents at the property.

Homestead Senior Housing Unit Mix(1)
Unit Type	# of Units	% of Total	In-place Occupied Units	In-place Occupancy	Average Monthly Rental Rate	Monthly Market Rental Rate(2)
Independent Living
Studio	9	16.1%	9	100.0%	$2,514	$2,600
1 Bedroom	9	16.1%	9	100.0%	$2,848	$2,850
Assisted Living
Studio	17	30.4%	17	100.0%	$4,596	$4,650
1 Bedroom(3)	17	30.4%	17	100.0%	$3,937	$6,200
Assisted Living (Medicaid)(4)
Studio	4	7.1%	4	100.0%	$3,615	$4,650
Total / Wtd. Avg.	56	100.0%	56	100.0%	$3,520	$4,502
(1)	Based on the in-place rent roll provided by the borrowers as of January 31, 2017.

(2)	Based on the appraisal’s concluded market rent.

(3)	Average Monthly Rental Rate for 1 Bedroom Assisted Living units is calculated inclusive of fees associated with personal care and nursing that are typically included in base rent. Nine 1 Bedroom Assisted Living Units previously designated as Independent Living have since been reclassified as Assisted Living due to upgrades in the level of care provided to existing tenants. For these units, such additional care is reflected in personal care and nursing fees assessed on top of what was previously the Independent Living rental rate. Given the property is licensed to accommodate up to 56 assisted living units, the loan sponsor has indicated it intends to convert additional units to a level of care consistent with the Assisted Living designation.

(4)	Average Monthly Rental Rate for Assisted Living (Medicaid) units is calculated inclusive of governmental Medicaid reimbursements.

Harborview. Harborview is a 44-unit independent living senior housing facility located in South Burlington, Vermont. Constructed in 1998, the property consists of a four-story building located on an approximately 1.0 acre parcel. For the trailing 12-month period ending January 31, 2017, the property was 82.7% occupied with in-place occupancy of 75.0%. The property features a mix of one and two-bedroom units with amenities including restaurant style dining, weekly housekeeping, shuttle transportation, 24/7 emergency support, security foyer doors, exercise classes and equipment, community activities, wellness clinics, assigned parking, beauty salon access, walking paths and community gardens. Across all unit types, the appraisal noted a market rent either in excess of or in-line with in-place rents at the property.

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Harborview Senior Housing Unit Mix(1)
Unit Type	# of Units	% of Total	In-place Occupied Units	In-place Occupancy	Average Monthly Rental Rate	Monthly Market Rental Rate(2)
Independent Living
1 Bedroom	37	84.1%	26	70.3%	$2,549	$2,650
2 Bedroom	7	15.9%	7	100.0%	$3,085	$3,300
Total / Wtd. Avg.	44	100.0%	33	75.0%	$2,663	$2,788
(1)	Based on the in-place rent roll provided by the borrowers as of January 31, 2017.

(2)	Based on the appraisal’s concluded market rent.

The Pillsbury Portfolio is located in the Burlington and South Burlington metropolitan statistical area (“MSA”). The portfolio properties are accessible via U.S. Route 7, the major north-south throughway in western Vermont and are also within a short distance of Interstate 89, providing regional access to Concord, New Hampshire and north to the Canadian border. Each property is within a short distance of The University of Vermont Medical Center, which was recently recognized by a well known third party medical survey as the 13th ranked academic medical center in the nation, citing the hospital’s low re-admission rates, excellent patient safety and shorter than average length of stay. The Burlington MSA is also home to the University of Vermont, a major economic driver in the region. According to the appraisal, the university employs over 3,440 people and supports a well-paid and highly educated workforce. As of year-end 2015, median household income in the Burlington MSA was approximately $62,287 with approximately 40.6% of household earning in excess of $75,000 per year. As of April 2016, a federal labor statistics bureau reported an unemployment rate for the Burlington MSA of 2.1%, below both the state and national average. With the vast majority of senior living users re-locating within a short distance of their former residence or adult children, the portfolio benefits from what the appraisal deems to be a stable economic environment.

Per the appraisal, each property’s primary market area (“PMA”) is located within a 10-mile radius of such property, with 75.0% of all residents originating from within the PMA. As of year-end 2015, the population within a 10-mile radius of the South Campus properties was 129,966, of which 13.5% are in the 65+ age demographic. Population in this radius has demonstrated approximately 17.2% growth for the 65+ age demographic since 2010, with an additional 16.9% in growth projected through 2020. According to the appraisal, the senior population is growing both in terms of absolute numbers and as a percentage of total population, suggesting increasing demand for senior housing in the market. With respect to the South Campus properties, the appraisal identified four comparable properties built between 1985 and 2016 and ranging in size from 67 to 172 units. Exclusive of one property currently in a lease-up phase, as noted by the appraisal, the comparable properties reported occupancies ranging from 87.0% to 100.0% with a weighted average occupancy of 93.4%. The appraisal identified two directly competitive projects within the South Burlington PMA that are either under construction or in an initial planning stage. Stuart Chase on Lime Kiln Road, a 26-unit congregate care facility, is currently under construction and located within five miles of the property. Additionally, there is a proposed expansion to an existing competitive property, Pillsbury North; however, this project is still in early planning stages and, according to the appraisal, is expected to be of inferior quality.

According to the appraisal, as of year-end 2015, the population within a 10-mile radius of the Homestead property was 33,557, of which 13.7% are in the 65+ age demographic. Population in this radius has demonstrated approximately 16.9% growth for the 65+ age demographic since 2010, with an additional 21.5% in growth projected through 2020. With respect to the Homestead property, the appraisal identified four comparable properties built between 1996 and 2016 and ranging in size from 38 to 172 units. Exclusive of one property currently in a lease-up phase, as noted by the appraisal, the comparable properties reported occupancies ranging from 87.0% to 100.0% with a weighted average occupancy of 91.4%. The appraisal identified no planned facilities or facilities currently under construction within the Saint Albans PMA.

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Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Unit	% of Total Revenue
Independent Living(2)	$1,117,798	$1,062,539	$1,140,170	$1,120,202	$3,675,437	$15,002	34.0%
Assisted Living(2)	8,382,597	8,626,758	8,598,153	8,741,907	5,621,011	22,943	52.0%
Assisted Living (Medicaid)(2)	0	0	0	0	288,928	1,179	2.7%
Total Rental Revenue	$9,500,395	$9,689,298	$9,738,322	$9,862,110	$9,585,376	$39,124	88.6%
Level of Care	663,289	633,210	736,329	726,385	716,280	2,924	6.6%
Second Person Fees	0	0	0	0	132,000	539	1.2%
Respite	0	2,800	120,456	112,831	112,831	461	1.0%
Other Income	230,276	249,553	267,038	269,936	269,936	1,102	2.5%
Total Revenue	$10,393,960	$10,574,861	$10,862,145	$10,971,262	$10,816,423	$44,149	100.0%

Total Expenses	$7,933,460	$8,061,459	$7,744,898	$7,798,216	$8,252,740	$33,685	76.3%

Net Operating Income(3)(4)	$2,460,500	$2,513,402	$3,117,248	$3,173,046	$2,563,683	$10,464	23.7%

Replacement Reserves	85,750	85,750	85,750	85,750	85,750	350	0.8%
Net Cash Flow	$2,374,750	$2,427,652	$3,031,498	$3,087,296	$2,477,933	$10,114	22.9%
(1)	TTM represents the trailing 12-month period ending March 31, 2017.

(2)	Prior ownership classified a number of units as Assisted Living, for which the loan sponsor has deemed the level of care provided consistent of Independent Living. Underwritten Independent Living revenue and Underwritten Assisted Living revenue reflect this reclassification of unit types. Additionally, Underwritten Assisted Living (Medicaid) revenue has been segregated as its own revenue line item, a distinction not made by prior ownership in historical financials.

(3)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily a result of an affiliate of the loan sponsor taking over property management duties in April 2016 prior to the acquisition. The loan sponsor affiliated property manager identified and reduced several areas of redundant labor costs and increased rents across the portfolio through strategic marketing and leasing initiatives.

(4)	The decrease in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributable to (i) an increased management fee of 5.0% pursuant to the property management agreement entered into as of origination of the loan and (ii) increased expenses consistent with the loan sponsor’s budget attributable to marketing initiatives and activity/social events at the properties.

Property Management. Each portfolio property is subject to a management agreement between the applicable sub-tenant, ELCM Manor South Leasing, LLC, ELCM Homestead Leasing LLC and ELCM Allenwood Leasing LLC, and one of ELCM Manor South Management LLC, ELCM Homestead Management LLC or ELCM Allenwood Management LLC, each a Delaware limited liability company and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow $83,197 for real estate taxes and $7,146 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $23,865.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $7,146 (approximately $350 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a soft lockbox and springing cash management. The borrowers were required at origination to cause all sub-tenants to instruct all property managers to deposit all rents and payments directly into the lender-controlled lockbox account within two business days of receipt. All funds in the lockbox account are required to be transferred at the direction of the borrowers or sub-tenants, unless a Cash Sweep Event (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and disbursed on each payment date during the term of the loan in accordance with the loan documents. To the extent a Cash Sweep Event has occurred and is continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account is required to be held in the excess cash flow subaccount. The lender has been granted a first priority security interest in the cash management account.

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A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy or insolvency action of an individual borrower or property manager (unless, with respect to a bankruptcy or insolvency action of a property manager, the borrowers replace the manager with a qualified manager in accordance with the loan documents within 30 days following the initiation of such bankruptcy or insolvency action) or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on the trailing 6-months, annualized, with respect to gross income from operations and the trailing 12 months with respect to operating expenses, is less than 1.20x.

A Cash Sweep Event may be cured by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above, solely with respect to the property manager, if the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, (c) with respect to clause (ii) above, solely with respect to an involuntary or non-collusive bankruptcy or insolvency action of any individual borrower, the dismissal of any such bankruptcy or insolvency action within 60 days of the filing of such bankruptcy or insolvency action and (d) with respect to clause (iii) above, the achievement of a debt service coverage ratio based on the trailing six-months, annualized, with respect to gross income from operations and the trailing 12-months with respect to operating expenses equal to or greater than 1.20x for two consecutive calendar quarters (each a “Cash Sweep Event Cure”). Notwithstanding the foregoing, any such Cash Sweep Event Cure is subject to the following conditions: (i) no other event of default has occurred and is continuing under the loan documents, (ii) a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the loan with respect to a Cash Sweep Event caused by an event of default or a bankruptcy or insolvency action of any borrower or the property manager, (iii) a Cash Sweep Event may not be cured to the extent that such Cash Sweep Event exists as a result of a voluntary or collusive involuntary bankruptcy action of the borrower and (iv) the borrowers pay all of the lender’s reasonable expenses incurred in connection with such a Cash Sweep Event Cure.

Partial Release. None.

Master Lease and Subleases. The properties are subject to a master lease between the borrowers and the Master Tenant in order to accommodate certain regulatory and licensure requirements relating to health care/assisted living facilities. The Master Tenant subleases the properties to three affiliated sub-tenants, with one of the sub-tenants operating two of the properties. Each of the subleases requires that the sub-tenant pay monthly rent to the Master Tenant in an amount equal to the total revenues and income from the operation of the related property less any operating expenses for the property. The master lease requires the Master Tenant to pay to the borrowers minimum rent in the amount of $2,300,000 for the first year of the lease, which amount increases by 3.5% each year during the term of the master lease. The lease also requires percentage rent in amounts ranging from 25% to 35% of the amount by which total revenues exceed certain revenue thresholds set forth in the master lease, which thresholds range from $8,600,000 to $10,941,602. The term of the master lease expires on September 30, 2024, with three consecutive renewal terms of five years each. The sub-tenants have also provided a guaranty of the Master Tenant’s obligations under the master lease, including the payment of all rent and other sums due under the master lease. The borrowers have collaterally assigned their rights in the master lease and sub-leases to the lender as security for the loan, and the loan documents require that all revenues from the properties be deposited into a lockbox account controlled by the lender.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,200,000	Title:	Fee
Cut-off Date Principal Balance:	$23,200,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	216,786
Loan Purpose:	Refinance	Location:	Aurora, CO
Borrower:	Brixton Centretech Holdings, LLC	Year Built / Renovated:	1987 / 2014
Sponsors:	Villanova Equities, LLC, Travis King	Occupancy(1):	100.0%
	and Corey Eagle	Occupancy Date:	6/6/2017
Interest Rate:	5.30000%	Number of Tenants(1):	1
Note Date:	12/16/2016	2014 NOI(2):	N/A
Maturity Date:	1/6/2027	2015 NOI(3):	$3,523,078
Interest-only Period:	120 months	2016 NOI:	$2,745,860
Original Term:	120 months	TTM NOI (as of 2/2017)(3):	$2,669,002
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,462,368
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$50,000
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$2,412,368
Additional Debt:	N/A	UW NCF:	$2,260,618
Additional Debt Balance:	N/A	Appraised Value / Per SF(5):	$41,000,000 / $189
Additional Debt Type:	N/A	Appraisal Date:	10/14/2016

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	56.6%
TI/LC:	$0	$13,549	N/A	UW NCF DSCR:	1.81x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses(7)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,200,000	100.0%	Payoff Existing Debt	$11,978,344	51.6%
			Closing Costs	407,919	1.8
		%	Return of Equity	10,813,737	46.6
Total Sources	$23,200,000	100.0%	Total Uses	$23,200,000	100.0%
(1)	The property is 100.0% occupied by Raytheon. Raytheon has been at the property since acquiring the Hughes Aircraft Company in 1997, and recently negotiated a 10-year lease extension through September 2026 (with annual 1.25% rent increases). The lease extension provides the tenant with four five-year renewal options (each option has annual rent increases).

(2)	2014 NOI figures are not available as the borrower purchased the property in December 2014 and historical cash flows were not provided at the time of acquisition.

(3)	The decrease from 2015 NOI through TTM NOI is primarily due to a lease extension option exercised in 2014 (effective in 2015), followed by a new 10-year lease executed in 2016. The original lease (effective 1988) allowed for a three-year extension option, which called for a fixed rent (90% of the average rent over the primary term). This option was exercised prior to the borrower’s purchase of the property and was scheduled to run through September 2018. Subsequently, the borrower negotiated with Raytheon to amend and extend their lease (August 2016, effective October 2016) for 10 years at a lower base rent, which was more inline with the market.

(4)	Underwritten based on the straight-line average rent of Raytheon through its lease expiration in September 2026.

(5)	The appraisal also concluded an estimated market value for the property as if it were vacant (i.e. “go dark value”) of $28,100,000.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The borrower’s total cost basis in the property is $21.0 million. That figure includes the total acquisition cost of $19.0 million, approximately $1.48 million given to the tenant as a tenant improvement allowance as part of its 10-year lease extension, approximately $0.12 million paid in leasing commissions and approximately $0.4 million in closing costs in connection with this transaction. The property was acquired in late 2014 for $19.0 million ($18.8 million purchase price and $0.2 million in closing costs) with a personal loan from Marc R. Brutten (the founder and Chairman of Brixton Capital) and Robert K. Barth (Director of Financial Institutions at Brutten Global) which was paid off at closing of the current loan. As shown above, the net outstanding debt at closing was $11,978,344. The total return of equity above the borrower’s cost basis in this transaction is $2.2 million.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

The Loan. The Raytheon – 16800 Centretech loan has an outstanding principal balance as of the Cut-off Date of $23.2 million and is secured by a first mortgage lien on the borrower’s fee interest in a 216,786 square foot single-tenant office building located in Aurora, Colorado. The loan has a 10-year term and is interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the Raytheon – 16800 Centretech loan is Brixton Centretech Holdings, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. Brixton Capital, led by its founder and Chairman Marc R. Brutten, is the investment vehicle for the Brutten Global family office. The loan sponsors and nonrecourse carve-out guarantors are Villanova Equities, LLC, a Delaware limited liability company, Travis King and Corey Eagle. Villanova Equities, LLC is fully controlled by Marc Brutten and 90.0% owned by the Marc R. Brutten Family Trust of which Marc R. Brutten is the trustee. Travis King and Corey Eagle are executives for Brixton Capital, with Travis King serving as the Chief Executive Officer and Corey Eagle serving as the Chief Financial Officer. Brixton Capital was founded in 2012 and is headquartered in San Diego, California. Brixton Capital owns and manages over 8.8 million square feet of assets and owns 166 properties.

The Property. The Raytheon – 16800 Centretech property consists of one three-story Class B office building totaling 216,786 square feet that is situated on an approximately 28.07-acre site in Aurora, Colorado. The property offers 760 parking spaces, resulting in a ratio of approximately 3.5 spaces per 1,000 square feet. The building was originally constructed in 1987. As of June 6, 2017, the property was 100.0% occupied by the sole tenant, Raytheon (A3/A/A- by Moody’s, S&P and Fitch, respectively). Raytheon’s predecessor-in-interest, Hughes Aircraft Company occupied the property from 1988, when they took occupancy on a 27-year lease, until 1997 when Raytheon acquired Hughes Aircraft Company and began occupying the property. In 2016 Raytheon executed a 10-year extension of its lease through September 30, 2026. The lease, which is structured as absolute net, requires $2,400,000 ($11.07 per square foot) in annual base rent effective October 1, 2016 with 1.25% escalations each year and affords the tenant four five-year renewal options (with annual increases). Raytheon has the right of first offer (“ROFO”) to purchase the property. The ROFO excludes any portfolio sale or any sale in conjunction with any other property owned by the landlord. Raytheon executed an SNDA at closing subordinating this ROFO in connection with the lender exercising remedies. The property was originally purpose-built for Hughes Aircraft Company in 1987 and opened in 1988, and is one of five buildings Raytheon occupies that together form an approximately 592,000 square foot corporate campus in Aurora. Raytheon owns two of the five buildings in the campus. Raytheon employs over 2,400 employees, making it the second-largest private employer in Aurora.

Raytheon, founded in 1922, is an international aerospace and defense company headquartered in Waltham, Massachusetts that specializes in defense, civil government and cybersecurity solutions. The company provides electronics, mission systems integrations, capabilities in C5I (command, control, communications, computing, cyber and intelligence), sensing, effects and mission support services. Raytheon employs approximately 63,000 people worldwide and reported 2016 sales at an estimated $24 billion. The property is located approximately 13.5 miles east of the Denver central business district and is located 3.4 miles west of the Buckley Air Force Base. Buckley Air Force Base is home to various intelligence agencies, including the National Security Agency and the National Reconnaissance Office, the Aerospace Data Facility - Colorado, Army, Navy, Air Force and Marine intelligence and information units and Marine and Coast Guard cryptologic units. Due to Raytheon’s substantial work with the US Government, the property is required to meet Sensitive Compartmented Information Facility (“SCIF”) requirements. Extensive planning and design are necessary to make the property SCIF-accredited. The majority of the property has no windows due to security requirements.

The property is located in the Denver-Aurora-Lakewood, CO metropolitan statistical area (“Denver MSA”). According to the appraisal, the Denver MSA is the 19th most populous metropolitan area in the nation and the 18th largest metropolitan area economy in the nation based on GDP. The Denver MSA has an estimated 2016 population of 2,830,748, which represents an average annual 1.8% increase over the 2010 census. The Denver MSA added approximately 47,878 residents per year over the 2010-2016 period, and its annual growth rate exceeded the State of Colorado rate of 1.4%. Between year-end 2005 and the present, employment rose by approximately 203,400 jobs, which is equivalent to a 16.8% increase over the period. The Denver MSA has a median household income of $66,682, which is 6.6% greater than the State of Colorado overall.

According to the appraisal, the 2016 estimated population within a three- and five-mile radius of the property was 123,354 and 331,296, respectively. Additionally, the 2016 estimated average household income within a three- and five-mile radius was $57,206 and $62,807, respectively. According to the appraisal, as of the third quarter of 2016, the Aurora submarket contained approximately 9.3 million square feet of office space and reported a vacancy rate of 7.8% with asking rents of $17.28 per square foot.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

Historical and Current Occupancy(1)
2014	2015	2016	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 6, 2017. The property is 100.0% leased to Raytheon through September 2026.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date(4)
Raytheon	A3 / A / A-	216,786	100.0%	$11.21	100.0%	9/30/2026
(1)	Based on the underwritten rent roll dated June 6, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents underwritten base rent excluding the straight-line average rent ($111,966) for Raytheon, an investment-grade tenant, through its lease expiration of September 30, 2026. The tenant’s current in-place rent is $11.07 per square foot.

(4)	The lease extension provides the tenant with four five-year renewal options (each option has annual rent increases).

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	1	216,786	100.0%	2,430,000	100.0%	216,786	100.0%	$2,430,000	100.0%
2027	0	0	0.0%	0	0.0%	216,786	100.0%	$2,430,000	100.0%
2028 & Beyond	0	0	0.0%	0	0.0%	216,786	100.0%	$2,430,000	100.0%
Total	1	216,786	100.0%	$2,430,000	100.0%

(1)	Based on the underwritten rent roll dated June 6, 2017 and excludes $111,966 of straight-line average rent.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$3,523,078	$2,745,860	$2,669,002	$2,541,966	$11.73	98.1%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$3,523,078	$2,745,860	$2,669,002	$2,541,966	$11.73	98.1%
Total Reimbursements	0	0	0	50,000	0.23	1.9%
Net Rental Income	$3,523,078	$2,745,860	$2,669,002	$2,591,966	$11.96	100.0%
(Vacancy/Credit Loss)	0	0	0	(129,598)	(0.60)	(5.0)--
Other Income	0	0	0	0	0.00	0.0%
Effective Gross Income	$3,523,078	$2,745,860	$2,669,002	$2,462,368	$11.36	95.0%

Total Expenses(5)	$0	$0	$0	$50,000	$0.23	2.0%

Net Operating Income(6)	$3,523,078	$2,745,860	$2,669,002	$2,412,368	$11.13	98.0%

Total TI/LC, Capex/RR	0	0	0	151,750	0.70	6.2%

Net Cash Flow	$3,523,078	$2,745,860	$2,669,002	$2,260,618	$10.43	91.8%
(1)	2014 financials are not available as the borrower acquired the property in December 2014 and historical cash flows were not provided at the time of acquisition.

(2)	TTM column represents the trailing 12-month period ending February 28, 2017.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place includes $111,966 of straight-line average rent for Raytheon, an investment-grade tenant, through its lease expiration of September 30, 2026. The tenant recently executed a 10-year extension that commenced October 1, 2016. Historical statements have been adjusted to reflect actual rent due over the applicable time period. Due to the fact that historical rent payments were made semiannually, the historical rent payments did not always reflect actual rent due in the time period.

(5)	Underwritten Total Expenses are based on in-place expenses and the terms of the lease. The lease is structured as an absolute net lease with the tenant paying all expenses directly.

(6)	The decrease from 2015 Net Operating Income through TTM Net Operating Income is primarily due to a lease extension option exercised in 2014 (effective in 2015), followed by a new 10-year lease executed in 2016. The original lease (effective 1988) allowed for a three-year extension option, which called for a fixed rent (90% of the average rent over the primary term). This option was exercised prior to the borrower’s purchase of the property and was scheduled to run through September 2018. Subsequently, the borrower negotiated with Raytheon to amend and extend their lease (August 2016, effective October 2016) for 10 years at a lower base rent.

Property Management. The property is managed by Brixton Investment Management, LLC, an affiliate of the borrower.

Escrows and Reserves. No upfront reserves were taken at origination.

Tax Escrows – The requirement for the borrower to make monthly deposits to the tax escrow is suspended so long as (i) no event of default exists, (ii) Raytheon timely pays taxes directly to the applicable taxing authority pursuant to Raytheon’s lease, (iii) the lender receives satisfactory evidence that all taxes have been timely paid, and (iv) on or prior to the payment date occurring in August 2025, Raytheon has extended or renewed its lease for not less than five years beyond the expiration date of its current lease term.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is suspended so long as (i) no event of default exists, (ii) Raytheon maintains insurance, which complies with the terms and conditions of the loan documents, (iii) the lender receives satisfactory evidence that the insurance premiums have been timely paid for a period no later than 10 days prior to the insurance expiration, (iv) the lender receives satisfactory evidence of policies when requested, and (v) on or prior to the payment date occurring in August 2025, Raytheon has extended or renewed its lease for not less than five years beyond the expiration date of its current lease term.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve escrow is suspended so long as (i) no event of default exists, (ii) Raytheon maintains the property in good condition and repair, and no default has occurred under the lease and (iii) on or prior to the payment date occurring in August 2025, Raytheon has extended or renewed its lease for not less than five years beyond the expiration date of its current lease term. The borrower will be required to escrow $4,516 (approximately $0.25 per square foot annually) if the borrower fails to satisfy any of the above conditions.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $13,549 (approximately $0.75 per square foot annually) for tenant improvements and leasing commissions reserves. The reserve is not subject to a cap.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Raytheon – 16800 Centretech

Lockbox / Cash Management. The Raytheon – 16800 Centretech loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into the borrower’s operating account, unless a Cash Sweep Period (as defined below) is continuing, in which event such funds are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Sweep Period” commences upon the occurrence of (i) an event of default or (ii) the occurrence of a Specified Tenant Sweep Event (as defined below).

A Cash Sweep Period will end upon (a) with respect to clause (i) above, the cure or written waiver by lender of such event of default or (b) with respect to clause (ii) above, the occurrence of Specified Tenant Sweep Event Cure (as defined below).

A “Specified Tenant Sweep Event” commences upon the occurrence of (i) a default by Raytheon under its lease beyond all applicable notice and/or cure periods, (ii) Raytheon vacating, abandoning or ceasing ordinary business operations at, or otherwise “going dark” at all or substantially all of the leased space, or giving notice of its intent to do any of the foregoing (provided, however, no sweep pursuant to this clause (ii) shall be deemed to have occurred, if Raytheon is paying its rent, maintains a long term unsecured debt rating of at least “BBB-“ by S&P or the equivalent rating by a reasonably equivalent rating agency, and it is more than five years prior to the maturity date of the loan), (iii) any bankruptcy or insolvency of Raytheon, (iv) any termination, cancellation or surrender of Raytheon’s lease, or notification by Raytheon of its intent to effect any of the foregoing, (v) the failure of Raytheon to extend or renew its lease for not less than five years beyond the expiration date of its current lease term by 24 months prior to the lease expiration or (vi) the failure of Raytheon to maintain a long term unsecured debt rating of at least BBB- by S&P or the equivalent of such rating by a reasonably equivalent rating agency.

A “Specified Tenant Sweep Event Cure” means, (a) with respect to clause (i) above, the cure of all defaults under the Raytheon lease, (b) with respect to clause (ii) above, Raytheon resumes ordinary course business operations and delivers to lender an acceptable tenant estoppel, (c) with respect to clause (iii) above, Raytheon is no longer insolvent or subject to any bankruptcy proceedings, (d) with respect to clause (iv) above, Raytheon revokes any notification of any termination, cancellation or surrender and resumes ordinary course business operations or the achievement of a debt yield (as calculated in the loan documents) based on the trailing 12-month period equal to or greater than 8.0%, (e) with respect to clause (v) above, lender receives satisfactory evidence that Raytheon has extended or renewed its lease for the entire space leased for a term of at least five years beyond the current scheduled lease expiration or (f) with respect to clause (vi) above, Raytheon satisfies and maintains the credit rating requirement as described in the loan documents, and/or (g) with respect to any Specified Tenant Sweep Event, the space leased to Raytheon is re-leased pursuant to one or more leases that contain terms and conditions acceptable to lender with replacement tenants acceptable to lender and delivers to lender an acceptable tenant estoppel.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Humblewood Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,150,000	Title:	Fee
Cut-off Date Principal Balance:	$22,150,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	160,897
Loan Purpose:	Acquisition	Location:	Humble, TX
Borrower:	FREP III – Humblewood Center, LLC	Year Built / Renovated:	1979-1988 / 2016
Sponsor:	Forge Real Estate Partners III, LP	Occupancy:	88.2%
Interest Rate:	4.57400%	Occupancy Date:	4/7/2017
Note Date:	4/7/2017	Number of Tenants:	30
Maturity Date:	5/1/2022	2014 NOI(1):	$2,749,148
Interest-only Period:	24 months	2015 NOI(1)(2):	$2,349,881
Original Term:	60 months	2016 NOI(2):	$2,680,111
Original Amortization:	360 months	TTM NOI(3):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	88.8%
Call Protection:	L(25),Def(32),O(3)	UW Revenues:	$3,719,654
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$1,041,724
Additional Debt:	N/A	UW NOI:	$2,677,930
Additional Debt Balance:	N/A	UW NCF:	$2,466,630
Additional Debt Type:	N/A	Appraised Value / Per SF(4):	$32,130,000 / $200
		Appraisal Date:	3/4/2017

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$138
Taxes:	$247,149	$49,430	N/A	Maturity Date Loan / SF:	$131
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	68.9%
Replacement Reserves:	$5,527	$5,527	N/A	Maturity Date LTV(4):	65.6%
TI/LC(5):	$12,500	$12,500	$675,000	UW NCF DSCR:	1.82x
Other(6):	$604,851	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,150,000	59.1%	Purchase Price	$36,350,000	96.9%
Sponsor Equity	15,347,348	40.9%	Upfront Reserves	870,026	2.3%
Closing Costs	277,322	0.7%
Total Sources	$37,497,348	100.0%	Total Uses	$37,497,348	100.0%

(1)	The decrease in 2015 NOI from 2014 NOI is primarily due to a decrease in occupancy from 100.0% to 90.5%.

(2)	The increase in 2016 NOI from 2015 NOI is primarily due to the expansion of Conn’s from 27,171 square feet to 55,322 square feet in September 2015.

(3)	TTM NOI was not available due to the timing of the acquisition.

(4)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV exclude value attributable to the Chick-fil-A and Pappas BBQ release parcels with an aggregate ground lease value of approximately $4.5 million. Both the Chick-fil-A and Pappas BBQ parcels may be released with no related prepayment of the loan pursuant to the terms outlined in the loan documents as further described in “Release Parcels” below. The “as-is” value as of March 4, 2017 including the appraised value of the release parcels is $36,590,000, which results in a Cut-off Date LTV and Maturity Date LTV of 60.5% and 57.6%, respectively.

(5)	The TI/LC Initial Cap is required to be reduced to $375,000, provided, among other conditions as outlined in the loan documents, the borrower has entered into a lease for the 11,569 square foot vacant space identified in the loan documents at a rent of $10.00 per square foot or greater. Additionally, as part of the acquisition, the borrower and seller agreed to escrow $300,000 of the total Purchase Price to be withheld from the seller until such time a letter of intent with K&G Fashion for the 11,569 square foot space identified in the loan documents has been converted to a fully executed lease. In the event that such letter of intent is not converted to a fully executed lease within 12 months of origination, the escrow agent is to release such funds to the Monthly TI/LC reserve account to be held as additional collateral for the loan.

(6)	Initial Other Escrows includes a roof reserve in the amount of $275,124, a reserve for outstanding tenant improvements and leasing commissions in the amount of $183,750 and required repairs reserve in the amount of approximately $145,976.

A-3-96

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Humblewood Center

The Loan. The Humblewood Center loan has an outstanding principal balance as of the Cut-off Date of $22.15 million and is secured by a first mortgage lien on the borrower’s fee interest in a 160,897 square foot shopping center located in Humble, Texas. The loan has a five-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is FREP III - Humblewood Center, LLC which is a Delaware limited liability company and special purpose entity.

The loan sponsor and nonrecourse carve-out guarantor is Forge Real Estate Partners III, LP (“Forge”), a privately-owned real estate investment firm based in Tampa, Florida. Forge was founded in 2000 and has since sponsored three real estate-oriented closed-end private equity funds focused on direct real estate investment, real estate development and redevelopment and real estate collateralized-debt acquisitions from financial institutions. The loan sponsor owns eight retail centers comprising over 1.0 million square feet across Texas, Florida, North Carolina, and Georgia.

The Property. The Humblewood Center property is a 160,897 square foot anchored retail shopping center situated on a 17.4 acre parcel located in Humble, Texas. The improvements were built in phases between 1979 and 1988, most recently renovated in 2016 and consist of six single-story buildings and three pad sites. The property contains 927 surface parking spaces for an overall parking ratio of approximately 5.76 spaces per 1,000 square feet. The property is located on the southwest corner of FM 1960 and Interstate 59 across from Deerbrook Mall, a retail center in the surrounding area. The well-established retail trade area benefits from traffic counts exceeding 129,000 vehicles per day along Interstate 59.

As of April 7, 2017, the property was 88.2% occupied by 30 tenants including a variety of national and regional tenants. The property is anchored by Conn’s and junior anchored by Petco, Walgreens and Skechers, which account for 42.5% of underwritten base rent and 55.1% of net rentable area, in the aggregate. Other national tenants at the property include, IHOP, AT&T, The Vitamin Shoppe, H&R Block, FedEx Kinko’s and GameStop. The largest tenant, Conn’s, leases 55,322 square feet (34.4% of net rentable area) through September 2026 and has been in occupancy since 1997. In September 2015, Conn’s extended its lease through September 2026 and expanded from 27,171 square feet to its current footprint. Conn’s is a specialty retailer of furniture, mattresses, home appliances and consumer electronics with more than 100 retail locations throughout the United States. Conn’s accounts for 21.5% of underwritten base rent at the property and its lease contains three remaining five-year extension options. The second largest tenant at the property, Petco, leases 12,500 square feet (7.8% of the net rentable area) through January 2027 and has been in occupancy since September 2016. Petco is a privately held pet and pet products retailer with more than 1,430 stores across the United States, Mexico and Puerto Rico. Petco accounts for 6.7% of underwritten base rent at the property and its lease contains two remaining five-year extension options. The third largest tenant at the property, Walgreens, leases 10,575 square feet (6.6% of the net rentable area) through January 2021 and has occupied its space since May 1979. Walgreens operates the largest drug retailing chain in the United States. As of February 2016, the company operated 8,177 stores in all 50 states, Washington DC, Puerto Rico and the Virgin Islands. Walgreens recently executed a five-year lease extension through January 2021 and has no remaining extension options. Walgreens accounts for 6.1% of underwritten base rent at the property.

Outside of the anchor and junior anchor tenants, no individual tenant occupies more than 3.2% of net rentable area or accounts for more than 4.8% in underwritten base rent. The property features three additional pad sites occupied by Burger King, Chick-fil-A and Pappas BBQ. Burger King occupies its pad site through May 2019 pursuant to a ground lease and accounts for 2.2% of underwritten base rent. The Chick-fil-A and Pappas BBQ parcels, also occupied pursuant to a ground lease for each individual pad site, may be released with no related prepayment of the loan as further described in “Release Parcels” below.

The Market. The Humblewood Center property is located in Humble, Texas, within Harris County. The property is approximately 25.0 miles northeast of the Houston central business district. The property is conveniently located along Interstate 59, which provides access to downtown Houston, as well as George Bush International Airport, approximately 2.5 miles from the property. The property is located directly across from the 1.2 million square foot super-regional Deerbrook Mall. The Deerbrook mall is anchored by Dillard’s, Macy’s, JCPenney and Sears. Other local demand drivers include the Kingwood Medical Center and Memorial Hermann Northeast Hospital. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the property was approximately 5,797, 40,411 and 127,130, respectively, with an average household income of $55,909, $65,427 and $79,036, respectively.

The property is located in Houston’s Northeast retail submarket, which, according to the appraisal, consists of approximately 15.1 million square feet. As of the fourth quarter of 2016, the Northeast retail submarket had an overall vacancy rate of 4.0% and average asking rents of $15.22 per square foot. The appraisal identified five comparable properties in the surrounding area, built between 1978 and 2014 and ranging in size from 47,326 to 164,140 square feet. Occupancies at the comparable properties ranged from 62.0% to 100.0% with a weighted average occupancy of 86.1%. Recently quoted rental rates at the comparable retail properties ranged from $20.00 per square foot to $40.00 per square foot with a weighted average of $25.61 per square foot. The appraisal’s concluded market rent for the anchor, junior anchor and multitenant pad in-line space is equal to $11.00, $15.50-$22.00 and $21.00-$39.00 per square foot, respectively, each in-line with underwritten base rent with respect to each tenant classification. The appraisal did not identify any proposed or newly constructed properties that are expected to be directly competitive with the property.

A-3-97

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Humblewood Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Conn’s	B3 / B / NA	55,322	34.4%	$10.84	21.5%	N/A	N/A	9/30/2026
Petco	NA / B / NA	12,500	7.8%	$15.00	6.7%	N/A	N/A	1/31/2027
Walgreens	Baa2 / BBB / BBB	10,575	6.6%	$16.00	6.1%	N/A	N/A	1/31/2021
Skechers(4)	NA / NA / NA	10,250	6.4%	$22.00	8.1%	N/A	N/A	2/28/2027
IHOP	NA / NA / NA	5,170	3.2%	$14.16	2.6%	$630	2.2%	12/31/2019
AT&T	Baa1 / BBB+ / A-	4,125	2.6%	$26.40	3.9%	N/A	N/A	11/30/2020
Jason’s Deli	NA / NA / NA	4,029	2.5%	$29.00	4.2%	$685	4.2%	7/31/2019
CiCi’s Pizza	NA / NA / NA	4,000	2.5%	$25.42	3.7%	N/A	N/A	6/30/2020
The Vitamin Shoppe	NA / NA / NA	3,525	2.2%	$38.00	4.8%	N/A	N/A	6/30/2024
New Hawaiian Grill Restaurant	NA / NA / NA	3,190	2.0%	$32.00	3.7%	N/A	N/A	7/31/2021
(1)	Based on the underwritten rent roll dated April 7, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent tenant reported sales for the 12-month period ending September 30, 2016 for IHOP and March 31, 2016 for Jason’s Deli.

(4)	Skechers took occupancy in February 2017 and has the right to terminate its lease if, within 60 days following August 31, 2021, the tenant delivers a written statement showing the tenant’s aggregate gross sales for the period of September 2020 through August 2021 have been less than $1,500,000, and a written notice, such termination to be effective as of February 28, 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,059	11.8%	NAP	NAP	19,059	11.8%	NAP	NAP
2017 & MTM	1	672	0.4%	$44,802	1.6%	19,731	12.3%	$44,802	1.6%
2018	8	13,453	8.4%	391,144	14.1%	33,184	20.6%	$435,946	15.7%
2019	4	10,279	6.4%	293,201	10.5%	43,463	27.0%	$729,147	26.2%
2020	4	12,084	7.5%	344,345	12.4%	55,547	34.5%	$1,073,492	38.6%
2021	7	21,753	13.5%	510,348	18.3%	77,300	48.0%	$1,583,840	56.9%
2022	1	2,000	1.2%	53,000	1.9%	79,300	49.3%	$1,636,840	58.8%
2023	0	0	0.0%	0	0.0%	79,300	49.3%	$1,636,840	58.8%
2024	1	3,525	2.2%	133,950	4.8%	82,825	51.5%	$1,770,790	63.6%
2025	1	0	0.0%	0	0.0%	82,825	51.5%	$1,770,790	63.6%
2026	1	55,322	34.4%	599,690	21.5%	138,147	85.9%	$2,370,481	85.2%
2027	2	22,750	14.1%	413,000	14.8%	160,897	100.0%	$2,783,481	100.0%
2028 & Beyond	0	0	0.0%	0	0.0%	160,897	100.0%	$2,783,481	100.0%
Total	30	160,897	100.0%	$2,783,481	100.0%
(1)	Based on the underwritten rent roll dated April 7, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

A-3-98

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Humblewood Center

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,684,734	$2,575,247	$2,890,190	$2,783,481	$17.30	66.8%
Vacant Income	0	0	0	465,654	2.89	11.2
Gross Potential Rent	$2,684,734	$2,575,247	$2,890,190	$3,249,135	$20.19	78.0%
CAM Reimbursements	937,343	734,397	871,720	871,720	5.42	20.9
Percentage Rent	57,025	66,399	43,855	43,855	0.27	1.1
Net Rental Income	$3,679,102	$3,376,043	$3,805,765	$4,164,710	$25.88	100.0%
(Vacancy/Credit Loss)	3,234	(39)	0	(465,654)	(2.89)	(11.2)
Other Income	33,731	22,813	20,598	20,598	0.13	0.5
Effective Gross Income	$3,716,067	$3,398,817	$3,826,363	$3,719,654	$23.12	89.3%

Total Expenses	$966,919	$1,048,936	$1,146,252	$1,041,724	$6.47	28.0%

Net Operating Income(3)	$2,749,148	$2,349,881	$2,680,111	$2,677,930	$16.64	72.0%

Total TI/LC, Capex/RR	0	0	0	211,299	1.31	5.7
Net Cash Flow	$2,749,148	$2,349,881	$2,680,111	$2,466,630	$15.33	66.3%
Occupancy(4)	100.0%	90.5%	88.2%	88.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(2)	Rents in Place does not include rental income associated with the Chick-fil-A and Pappas BBQ release parcels.

(3)	The decrease in 2015 Net Operating Income from 2014 Net Operating Income is primarily due to a decrease in occupancy from 100.0% to 90.5%. The increase in 2015 Net Operating Income to 2016 Net Operating Income is primarily due to the expansion of Conn’s from 27,171 square feet to 55,322 square feet in September 2015.

(4)	Historical occupancies are as of December 31 of each respective year. Underwritten occupancy represents economic occupancy.

Release Parcels. The borrower may obtain the release of the parcels ground leased to Pappas BBQ and/or Chick-fil-A (together, the “Release Parcels”) at any time (including during the lockout period) without any principal prepayment of the loan so long as, among other conditions: (i) the borrower conveys the Release Parcels to an entity other than the borrower; (ii) the borrower delivers a REMIC opinion, if required by the lender; (iii) the borrower provides evidence that the remaining parking will be in compliance with legal requirements; and (iv) the borrower and the owner(s) of the Release Parcels enter into and record a reciprocal easement agreement or other agreement reasonably acceptable to the lender providing for easements and similar rights. The related appraisal attributed an aggregate value of $4,460,000 to the Release Parcels, which was not considered in the calculation of the appraised value of the property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

Purchase Option. The property is subject to a Deed, Restrictions and Option agreement (the “REA”), to which the borrower and the owner of a tract that is contiguous to the property are parties. During the period designated by the REA (December 31, 2036 to December 31, 2037), the parties to the REA may request an extension of the REA and, if either party and its “institutional lender” (as defined in the REA) does not execute an extension upon request, the other party to the REA has the right to purchase the applicable tract(s) in accordance with the terms of the REA. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus for additional information.

A-3-99

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Wellington Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.8%	Net Rentable Area (SF)(1):	189,213
Loan Purpose:	Refinance	Location:	Wellington, FL
Borrower:	FWI 16 LLC	Year Built / Renovated:	1989 / 2014
Sponsor:	Thomas J. Cannon	Occupancy:	92.0%
Interest Rate:	5.12000%	Occupancy Date:	3/1/2017
Note Date:	3/30/2017	Number of Tenants:	50
Maturity Date:	4/6/2027	2014 NOI:	$1,730,105
Interest-only Period:	48 months	2015 NOI:	$1,831,835
Original Term:	120 months	2016 NOI:	$1,910,904
Original Amortization:	360 months	TTM NOI (as of 2/2017)(2):	$1,965,133
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.9%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$3,212,027
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$1,078,158
Additional Debt:	N/A	UW NOI(2):	$2,133,868
Additional Debt Balance:	N/A	UW NCF:	$2,006,959
Additional Debt Type:	N/A	Appraised Value / Per SF:	$33,975,000 / $180
		Appraisal Date:	3/2/2017

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$252,213	$42,036	N/A	Maturity Date Loan / SF:	$105
Insurance:	$128,781	$9,199	N/A	Cut-off Date LTV:	64.8%
Replacement Reserves:	$0	$2,365	N/A	Maturity Date LTV:	58.7%
TI/LC:	$0	$9,461	$400,000	UW NCF DSCR:	1.40x
Other(3):	$536,031	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	97.3%	Payoff Existing Debt(4)	$21,515,907	95.1%
Sponsor Equity	616,567	2.7	Upfront Reserves	917,024	4.1
Closing Costs	183,636	0.8
Total Sources	$22,616,567	100.0%	Total Uses	$22,616,567	100.0%

(1)	The property’s square footage of 189,213 includes 13,386 square feet built on an outparcel ground leased by Walgreens and built by Walgreens in 2014. Walgreens is in year five of its 20-year initial ground lease term. The fully-extended ground lease term expires in February 2088.

(2)	UW NOI is higher than TTM NOI in part due to UW NOI including future contractual rent steps taken through April 2018.

(3)	Initial Other Escrows and Reserves consists of (i) a $500,000 Rocky’s Ace Hardware lease renewal reserve, (ii) a $24,193 free rent reserve for four months of free rent relating to Once Upon a Child and (iii) an $11,838 deferred maintenance reserve. Upon Rocky’s Ace Hardware extending the term of its lease or borrower re-leasing the space demised under the Rocky’s Ace Hardware lease to an acceptable replacement tenant, and payment of any leasing costs associated with the space, $150,000 of the reserve, if available, is required to be transferred into a general tenant improvements and leasing commissions reserve account for future re-tenanting costs with the balance of the reserve, if any, required to either be returned to the borrower, if no cash sweep period then exists, or be deposited to the cash management account, if a cash sweep period then exists.

(4)	The mortgage loan refinanced a CMBS loan in the original principal amount of approximately $30 million that was included in the WBCMT 2007-C32 transaction. The prior mortgage loan was transferred to special servicing in April 2012 for imminent monetary default after Walmart, which was expected to take occupancy at the property, exercised a termination option due to failure to obtain permits within an expedited period, various smaller tenants vacated the property and the property experienced higher-than-expected operating expenses. In August 2012, the borrower and the special servicer agreed to a workout strategy, including applying an approximately $5.8 million Walmart holdback reserve to make a partial prepayment of the prior loan. In connection with such workout, a prior joint venture partner of the current loan sponsor assigned its interests in the borrower to the loan sponsor.

A-3-100

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Wellington Marketplace

The Loan. The Wellington Marketplace loan has an outstanding principal balance as of the Cut-off Date of approximately $22.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 189,213 square foot anchored shopping center located in Wellington, Florida. The loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is FWI 16 LLC, a Delaware limited liability company. The previously existing debt secured by the Wellington Marketplace property was securitized in the WBCMT 2007-C32 transaction.

The loan sponsor and nonrecourse carve-out guarantor is Thomas J. Cannon. Mr. Cannon is the owner of Flag Wharf Inc., a commercial real estate company that began its operations in 1972. Flag Wharf Inc. is focused on the acquisition and long-term ownership of commercial income-producing real estate. The company currently owns and/or manages in excess of 4.0 million square feet of commercial space including retail, industrial and office. Flag Wharf Inc. has a portfolio of 12 grocery anchored shopping centers located primarily in Georgia and Florida, including eight other grocery anchored shopping centers in Florida. Flag Wharf Inc. also offers property management services to the company’s existing properties, as well as to third-party owners.

The Property. The Wellington Marketplace property is a 189,213 square foot shopping center located in Wellington, Florida, approximately 17.0 miles southwest of downtown West Palm Beach. The improvements were constructed in 1989 and consist of three single-story buildings and three freestanding buildings on an approximately 18.7 acre site. The site has frontage on two arterial roads. Primary access to the property is provided by Wellington Trace and Greenview Shores Boulevard through six curb cuts located along both arterials. The property is also accessible via cross easements with adjacent properties, adding two additional access points to bring the total curb cuts providing access to the property to eight. According to the appraisal, in 2015, the average daily traffic count on the Wellington Trace and Greenview Shores Boulevard was 23,500 and 17,800, respectively. Regional access is provided by Florida’s Turnpike, which is a north–south toll road that runs through 11 counties in the Florida peninsula. The property is located along a retail corridor with diversified tenancy within a residential area. According to the zoning report, the property contains 888 parking spaces, resulting in a parking ratio of approximately 4.7 spaces per 1,000 square feet, with 31 additional parking spaces available via a cross-easement agreement with an adjacent property.

As of March 1, 2017, the Wellington Marketplace property was 92.0% occupied by 50 diverse tenants that provide a variety of goods and services to the surrounding neighborhood. The property is anchored by Rocky’s Ace Hardware (23,411 square feet; 12.4% of net rentable area; 11.5% of underwritten base rent; July 2018 expiration), Beall’s Outlet (22,888 square feet; 12.1% of net rentable area; 8.0% of underwritten base rent; November 2018 expiration), Movies at Wellington (20,490 square feet; 10.8% of net rentable area; 5.3% of underwritten base rent; November 2020 expiration) and Walgreens (13,386 square feet; 7.1% of net rentable area; 5.6% of underwritten base rent; February 2033 expiration). The two largest tenants, Rocky’s Ace Hardware and Beall’s Outlet, have been at the property since 2008. The largest tenant, Rocky’s Ace Hardware, is a franchise of Ace Hardware Corporation, a retailers’ cooperative based in Oak Brook, Illinois. Ace Hardware operates 17 distribution centers in the United States and additional distribution facilities in China, Panama and the United Arab Emirates. Rocky’s Ace Hardware is in its initial ten-year term with three additional five-year renewal options remaining. On May 4, 2017, Rocky’s Ace Hardware executed its first renewal option early for an additional five years, which expires on July 31, 2023. The second largest tenant, Beall’s Outlet, is a subsidiary discount clothing store of Beall’s, Inc. that operates over 530 retail store sites across the southern and eastern United States. Beall’s Inc. is the parent company of Beall’s Department Store, Inc, Beall’s Outlets, Inc. and Burke’s Outlet Stores, LLC. Beall’s Outlet has been at the property since 2008 and is in its initial ten-year term and has three five-year renewal options remaining. The third largest tenant, Movies at Wellington, is an independent movie theatre showing a mixture of current blockbuster movies and smaller-release films. The theatre features eight screens and has been open for business since 2000. Movies at Wellington has two five-year renewal options remaining under its lease. The fourth largest tenant, Walgreens, has been at the property since 1988, built a new building at its outparcel location in 2014, and is in year five of its 20-year initial ground lease. Its fully extended ground lease term expires in February 2088. Other national and regional tenants include You Fit Health Clubs, Dunkin’ Donuts, Subway, Papa John’s Pizza and H&R Block. The property also includes a freestanding bank (Floridian Community Bank) and a freestanding restaurant (Park Avenue BBQ & Grill).

The Market. The Wellington Marketplace property is located in Wellington, Palm Beach County, Florida. Wellington is approximately 17 miles southwest of downtown Palm Beach, Florida, 70 miles northwest of Miami and 200 miles southeast of Tampa. According to the appraisal, the estimated 2016 average household income within a one-, three- and five-mile radius is approximately $104,925, $103,101 and $105,824, respectively. In 2016, the estimated total population within a one-, three- and five-mile radius was approximately 12,795, 46,828 and 109,599, respectively. Total employment has increased annually from 2006 to 2015 in the state of Florida by an average of 0.5% and increased annually by an average of 0.6% in the local area. From 2014 to 2015 unemployment decreased in Florida by 0.9% and decreased by 0.9% in the local area.

A-3-101

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Wellington Marketplace

According to the appraisal, for 2016, the South Florida retail market had an overall average vacancy rate of 4.0% and average asking rents of $25.03 per square foot. The average vacancy rate declined to 4.2% in 2016, from 4.9% during 2015, with the average asking rent for 2016 increasing to $24.19 per square foot, from $23.18 per square foot in 2015. Within the Royal Palm Beach / Wellington retail submarket, where the Wellington Marketplace property is located, the average vacancy rate declined to 5.5% in 2016 from 6.3% during 2015, with average asking rents increasing to $17.97 per square foot in 2016, from $17.66 per square foot in 2015. During the fourth quarter of 2016, average vacancy rates and average asking rents were 4.5% and $20.28, respectively. The appraisal identified five properties as directly competitive with the Wellington Marketplace property, ranging in size from 62,251 square feet to 123,807 square feet. The competitive properties reported occupancies ranging from 94% to 100% with a weighted average of approximately 96.5%. The competitive properties have average asking rents ranging from $18.00 to $25.00 per square foot, versus weighted average in-place rents of $13.69 per square foot at the Wellington Marketplace property.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s / S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Rocky’s Ace Hardware(3)	NA / NA / NA	23,411	12.4%	$12.00	11.5%	7/31/2018
Beall’s Outlet	NA / NA / NA	22,888	12.1%	$8.52	8.0%	11/1/2018
Movies at Wellington	NA / NA / NA	20,490	10.8%	$6.37	5.3%	11/30/2020
Walgreens(4)	Baa2 / BBB / BBB	13,386	7.1%	$10.27	5.6%	2/28/2033
You Fit Health Clubs	NA / NA / NA	10,350	5.5%	$11.00	4.6%	4/30/2022
Consign & Design	NA / NA / NA	6,600	3.5%	$15.95	4.3%	6/30/2017
Jo Jo’s Raw Bar & Grill	NA / NA / NA	6,059	3.2%	$13.50	3.3%	4/30/2021
Park Avenue BBQ & Grill	NA / NA / NA	5,200	2.7%	$20.46	4.3%	8/31/2019
Romeo’s Pizzeria	NA / NA / NA	4,323	2.3%	$12.11	2.1%	8/31/2017
Floridian Community Bank	NA / NA / NA	4,047	2.1%	$25.00	4.1%	7/31/2019
(1)	Based on the underwritten rent roll dated March 1, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	On May 4, 2017, Rocky’s Ace Hardware executed its first renewal option early for an additional five years, which expires on July 31, 2023.

(4)	Walgreens has been at the property since 1988, built its improvements on an outparcel location in 2014, and is in year five of its 20-year initial ground lease term. The fully extended term expires in February 2088.

Lease Rollover Schedule(1) (2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,064	8.0%	NAP	NAP	15,064	8.0%	NAP	NAP
2017 & MTM	6	13,974	7.4	$236,582	9.6%	29,038	15.3%	$236,582	9.6%
2018	9	56,567	29.9	657,355	26.8	85,605	45.2%	$893,937	36.5%
2019	16	32,425	17.1	698,059	28.5	118,030	62.4%	$1,591,996	64.9%
2020	10	30,916	16.3	313,918	12.8	148,946	78.7%	$1,905,915	77.7%
2021	4	9,609	5.1	162,774	6.6	158,555	83.8%	$2,068,689	84.4%
2022	3	15,472	8.2	215,129	8.8	174,027	92.0%	$2,283,818	93.1%
2023	0	0	0.0	0	0.0	174,027	92.0%	$2,283,818	93.1%
2024	0	0	0.0	0	0.0	174,027	92.0%	$2,283,818	93.1%
2025	1	1,800	1.0	30,600	1.2	175,827	92.9%	$2,314,418	94.4%
2026	0	0	0.0	0	0.0	175,827	92.9%	$2,314,418	94.4%
2027	0	0	0.0	0	0.0	175,827	92.9%	$2,314,418	94.4%
2028 & Beyond	1	13,386	7.1	137,500	5.6	189,213	100.0%	$2,451,917	100.0%
Total	50	189,213	100.0%	$2,451,917	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

A-3-102

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Wellington Marketplace

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$2,278,512	$2,343,969	$2,461,061	$2,461,122	$2,451,917	$12.96	71.0%
Vacant Income	0	0	0	0	179,628	0.95	5.2
Gross Potential Rent	$2,278,512	$2,343,969	$2,461,061	$2,461,122	$2,631,545	$13.91	76.2%
Total Reimbursements	746,348	757,428	704,142	770,440	820,643	4.34	23.8
Net Rental Income	$3,024,860	$3,101,397	$3,165,203	$3,231,562	$3,452,188	$18.24	100.0%
(Vacancy/Credit Loss)	(317,330)	(283,068)	(227,767)	(232,538)	(244,963)	(1.29)	(7.1)
Other Income	14,697	6,248	29,281	29,839	4,800	0.03	0.1
Effective Gross Income	$2,722,227	$2,824,577	$2,966,717	$3,028,863	$3,212,027	$16.98	93.0%

Total Expenses	$992,122	$992,742	$1,055,813	$1,063,730	$1,078,158	$5.70	33.6%

Net Operating Income	$1,730,105	$1,831,835	$1,910,904	$1,965,133	$2,133,868	$11.28	66.4%

Total TI/LC, Capex/RR	0	0	0	0	126,909	0.67	4.0
Net Cash Flow(4)	$1,730,105	$1,831,835	$1,910,904	$1,965,133	$2,006,959	$10.61	62.5%

Occupancy(5)	89.6%	90.9%	92.9%	92.0%	92.9%
(1)	TTM column represents the trailing 12-month period ending February 28, 2017.

(2)	Underwritten Rents in Place includes rent steps taken through April 2018.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income in part due to Underwritten Net Operating Income including future contractual rent steps taken through April 2018.

(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of March 1, 2017. Underwritten Occupancy represents economic occupancy.

A-3-103

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,750,000	Title:	Fee
Cut-off Date Principal Balance:	$21,600,521	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.7%	Net Rentable Area (Units):	301
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Diamond Hill at Westheimer, LLC	Year Built / Renovated:	1968 / 2015
Sponsor:	Swapnil Agarwal	Occupancy:	94.0%
Interest Rate:	5.09600%	Occupancy Date:	3/8/2017
Note Date:	11/2/2016	Number of Tenants:	N/A
Maturity Date:	12/1/2021	2014 NOI:	$1,336,574
Interest-only Period:	None	2015 NOI:	$1,435,816
Original Term:	60 months	2016 NOI:	$1,564,450
Original Amortization:	360 months	TTM NOI (as of 1/2017)(1):	$1,577,288
Amortization Type:	Balloon	UW Economic Occupancy:	91.8%
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$3,493,364
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$1,569,455
Additional Debt:	N/A	UW NOI(1):	$1,923,909
Additional Debt Balance:	N/A	UW NCF:	$1,848,659
Additional Debt Type:	N/A	Appraised Value / Per Unit(2):	$29,000,000 / $96,346
		Appraisal Date:	3/23/2017

Escrows and Reserves				Financial Information
Initial		Monthly	Initial Cap	Cut-off Date Loan / Unit:	$71,763
Taxes:	$330,620	$27,643	N/A	Maturity Date Loan / Unit:	$66,735
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	74.5%
Replacement Reserves:	$500,000	$8,750	N/A	Maturity Date LTV(2):	69.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,750,000	100.0%	Payoff Existing Debt	$17,889,898	82.3%
			Upfront Reserves	830,620	3.8%
			Closing Costs	435,958	2.0%
			Return of Equity	2,593,524	11.9%
Total Sources	$21,750,000	100.0%	Total Uses	$21,750,000	100.0%

(1)	The increase in UW NOI from TTM NOI is primarily due to higher rents in place and lower expenses. Since acquisition in May 2015, the loan sponsor has carried out approximately $2.3 million in renovations at the property thereby achieving higher rents per unit. Payroll expenses were inflated during the room renovations.

(2)	The Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Prospective As-Stabilized” appraised value, which assumes that the remaining renovations related to a capital improvements plan ongoing at origination will be completed and the property achieves a 93.0% occupancy as of March 23, 2017. At origination, the borrower was required to reserve the full estimated remaining cost of the renovations. As of March 8, 2017 the property was 94.0% occupied. The “as-is” appraised value as of September 23, 2016 was $28,700,000, which results in a Cut-off Date LTV and Maturity Date LTV of 75.3% and 70.0%, respectively.

A-3-104

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Apartments

The Loan. The Diamond Hill Apartments loan has an outstanding principal balance as of the Cut-off Date of approximately $21.6 million and is secured by a first mortgage lien on the borrower’s fee interest in a 301-unit, Class B garden-style multifamily complex located in Houston, Texas. The loan has a five-year term and will amortize on a 30-year schedule. The borrowing entity for the Diamond Hill Apartments loan is Diamond Hill at Westheimer, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Swapnil Agarwal, the founder and managing principal of Nitya Capital (“Nitya”). Based in Houston, Texas, Nitya is a privately held real estate investment firm that focuses on the acquisition and management of multifamily properties. Since its inception in 2013, Nitya has acquired approximately 8,500 units and currently owns 30 properties. The portfolio is managed by Nitya’s fully-owned property management company, Karya Property Management, LLC. Swapnil Agarwal has more than 11 years of financial and investment experience with more than eight years of global real estate experience. Mr. Agarwal was formerly the head of Alternative Investments at Virtus Real Estate Capital in Austin, Texas, where he was responsible for multifamily assets across the United States. The sponsor acquired the property in 2015 for approximately $19.8 million ($66,000 per unit) with approximately $1.3 million in closing costs and, according to the loan sponsor, it subsequently spent approximately $2.3 million (approximately $7,714 per unit) in capital improvements, for a total cost basis of $23.4 million ($78,033 per unit).

The Diamond Hill Apartments borrower is an affiliate of the borrower under the mortgage loan secured by the property identified in Annex A-1 to the Preliminary Prospectus as Quail Creek.

The Property. Diamond Hill Apartments is a 301-unit, Class B garden-style multifamily complex situated on approximately 6.8 acres in Houston, Texas. The property was built in 1968 and renovated in 2015. The unit mix consists of 212 one-bedroom units and 89 two-bedroom units across 36 three-story apartment buildings. Amenities include an on-site leasing office, access gates, three swimming pools and three laundry rooms. Units feature stainless-steel appliances, including an electric range/oven, a refrigerator, a garbage disposal and a dishwasher. As of March 8, 2017, the property was 94.0% occupied.

According to the loan sponsor, since acquiring the property in May 2015, approximately $2.3 million (approximately $7,714 per unit) has been spent on capital improvements. Approximately $1.4 million was spent to fully renovate 213 units and to partially renovate an additional 47 units by replacing carpets, tiles, appliances and fixtures. The remaining approximately $350,000 was spent on general property improvements and HVAC replacements. Each renovated unit features wood cabinets with granite countertops and vinyl wood flooring in the kitchen. After the completion of these renovations, rents have increased by an average of $147 per unit per month. The property also features 408 parking spaces resulting in a parking ratio of approximately 1.36 spaces per unit.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In- Place Rents	Average Market Rent Per Unit(2)
1 BR / 1 BA	212	70.4%	195	92.0%	714	$885	$949
2 BR / 1 BA	1	0.3%	1	100.0%	1,050	$1,350	$1,350
2 BR / 2 BA	88	29.2%	87	98.9%	1,148	$1,221	$1,250
Total / Wtd. Avg.	301	100.0%	283	94.0%	842	$990	$1,038
(1)	Based on underwritten rent roll dated March 8, 2017.

(2)	According to the appraisal.

The Market. Diamond Hill Apartments is located on Westheimer Road within the Westchase District, a master-planned, municipal management district in the western portion of Houston, Texas. Westheimer road provides direct access to the Houston Galleria mall and downtown Houston, approximately 4.3 and 13.0 miles east of the property, respectively. Primary access to the property’s neighborhood is provided by Interstate Highway 45, connecting Dallas from the north to Galveston in the south, and Beltway-8, which circumnavigates Houston approximately 12.0 miles outside of the central business district.

The property is located in the Westchase submarket of Houston. Houston is home to 26 Fortune 500 and 57 Fortune 1000 company headquarters, ranking third in the nation. According to the appraisal, among major metropolitan areas, Houston ranks first in job creation over the past 15 years and third in job creation over the past 25 years. The Westchase District is attractive due to its location, freeway access and amenity offerings for its commercial and residential population base. The Westchase area has experienced growth over the last two decades since the opening of the Westpark Tollway, which has made Inner Loop destinations more accessible. The property benefits from its proximity to multiple retail and office developments along Westheimer Road and is located approximately 1.5 miles from a Walmart-anchored retail center. Westchase generates office demand from companies such as BMC Software, ABB, Microsoft and Ranger Insurance and offers more than 100 restaurants, banks, fitness centers and numerous public and private schools. The area has a large presence of energy and energy service firms such as Halliburton, PGS Tensor, Veritas and Petrobras America and is in close proximity to the Energy Corridor, which is approximately 10.3 miles northwest of the Westchase District. Other demand generators include the Texas Medical Center and Westchase Business Park. The Texas Medical Center is a large medical complex serving approximately 10.0 million patients per year.

A-3-105

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Diamond Hill Apartments

According to the appraisal, the estimated total population within a one-, three- and five-mile radius of the property is 26,661, 215,194 and 542,785, respectively. As of December 2016, the estimated median income within a one-, three- and five-mile radius is $49,001, $46,369 and $49,862, respectively. The appraisal did not identify any new or proposed projects as directly competitive with the property. According to the appraisal, as of September 2016, the Westchase submarket had a multifamily vacancy of 12.6%. The appraisal identified five directly comparable multifamily properties built between 1970 and 1976 and ranging in size from 221 to 396 units. Occupancies at the comparable properties ranged from 91.0% to 97.0% with a weighted average occupancy of 94.0%. Asking rental rates for the comparable multifamily properties ranged from $902 per unit to $1,201 per unit, with a weighted average of $982 per unit. The average underwritten in-place rent of $990 per unit is below the appraisal concluded rent of $1,039.

Operating History and Underwritten Net Cash Flow
	2014	2015	2016	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)(4)	$2,757,589	$2,887,503	$3,277,875	$3,281,655	$3,362,436	$11,170.88	92.4%
Vacant Income	0	0	0	0	197,784	657.09	5.4
Gross Potential Rent	$2,757,589	$2,887,503	$3,277,875	$3,281,655	$3,560,220	$11,827.97	97.9%
Total Reimbursements	0	114,776	91,938	75,448	78,088	259.43	2.1
Net Rental Income	$2,757,589	$3,002,278	$3,369,813	$3,357,103	$3,638,308	$12,087	100.0
(Vacancy/Credit Loss)(5)	0	(221,085)	(320,401)	(284,736)	(298,544)	(992)	(8.2)
Other Income	0	161,983	207,056	210,429	153,600	510	4.2
Effective Gross Income	$2,757,589	$2,943,177	$3,256,468	$3,282,796	$3,493,364	$11,606	96.0%

Total Expenses	$1,421,015	$1,507,361	$1,692,018	$1,705,508	$1,569,455	$5,214	44.9%

Net Operating Income(4)	$1,336,574	$1,435,816	$1,564,450	$1,577,288	$1,923,909	$6,392	55.1%

Replacement Reserves	0	0	0	0	75,250	$250	2.2
Net Cash Flow	$1,336,574	$1,435,816	$1,564,450	$1,577,288	$1,848,659	$6,142	52.9%

Occupancy(6)	91.0%	83.0%	92.0%	94.0%	91.8%
(1)	TTM column represents the trailing 12-month period ending on January 31, 2017.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Rents in Place from 2015 to TTM is due to ongoing renovations. The sponsor is achieving higher rents. Underwritten Rents in Place is based on the rent roll dated March 8, 2017.
(4)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily due to higher Rents in Place and lower expenses. Payroll expenses were inflated during the room renovations.
(5)	Vacancy/Credit Loss for historic operating periods represents concessions and credit loss. Underwritten credit loss is based on the trailing three-month period as of January 31, 2017.
(6)	Historical Occupancies are as of December 31 of each year. TTM Occupancy is as of March 8, 2017. Underwritten Occupancy represents economic occupancy.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

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A-3-107

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Apex Fort Washington

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	388,318
Loan Purpose:	Acquisition	Location:	Fort Washington, PA
Borrower:	ZCA Ft. Washington, LLC	Year Built / Renovated:	1988 / 2015
Sponsor:	Edward N. Antoian	Occupancy:	91.9%
Interest Rate:	5.28000%	Occupancy Date:	2/28/2017
Note Date:	2/17/2017	Number of Tenants:	8
Maturity Date:	3/6/2027	2014 NOI(3):	N/A
Interest-only Period:	24 months	2015 NOI(4):	$2,933,749
Original Term:	120 months	2016 NOI(4):	$1,694,024
Original Amortization:	360 months	TTM NOI (as of 2/2017):	$1,905,820
Amortization Type:	IO-Balloon	UW Economic Occupancy:	89.1%
Call Protection(2):	L(27),Def(89),O(4)	UW Revenues:	$9,066,246
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,535,452
Additional Debt:	Yes	UW NOI(4):	$5,530,794
Additional Debt Balance:	$33,500,000	UW NCF:	$5,066,331
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(5):	$84,600,000 / $218
		Appraisal Date:	1/1/2018

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$140
Taxes:	$349,538	$69,908	N/A	Maturity Date Loan / SF:	$122
Insurance:	$14,782	$7,391	N/A	Cut-off Date LTV(5):	64.4%
Replacement Reserves:	$0	$6,472	N/A	Maturity Date LTV(5):	56.1%
TI/LC:	$704,651	$32,360	N/A	UW NCF DSCR:	1.40x
Other(6):	$6,818,679	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,500,000	62.7%	Purchase Price(7)	$77,700,000	89.4%
Sponsor Equity	32,365,726	37.3%	Upfront Reserves	7,887,650	9.1
Closing Costs	1,278,076	1.5

Total Sources	$86,865,726	100.0%	Total Uses	$86,865,726	100.0%

(1)	The Apex Fort Washington loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $54.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.5 million Apex Fort Washington Whole Loan, as defined in “The Loan” below.

(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Defeasance of the full $54.5 million Apex Fort Washington Whole Loan is permitted after the earlier to occur of (i) April 6, 2021 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized.

(3)	2014 NOI figures are not available as the prior owner purchased the property in January 2015 and historical cash flows were not provided at the time of acquisition.

(4)	The Apex Fort Washington property was purchased by the prior owner from a foreclosing lender in January 2015 for $30.2 million. The decrease in 2016 NOI from 2015 NOI is primarily due to two tenant vacancies in 2015 that led to a decline in occupancy at the property from approximately 79.2% to 42.0%. See “The Property” section below for additional information. The increases in UW NOI over 2016 NOI and TTM NOI reflect approximately 192,000 square feet of new leasing and the partial burn-off of free rent. In addition, UW NOI includes $95,041 in rent steps underwritten through September 2017 and $87,020 in straight-line rent for Citizens Bank of Pennsylvania and Allstate Insurance Company. UW NOI also includes approximately $3.8 million in underwritten rent for four tenants, Lincoln Investment Planning, Impax Laboratories, Inc., Citizens Bank of Pennsylvania and Connexin Software, Inc., representing approximately 41.1% of net rentable area and approximately 45.8% of underwritten base rent, which have not yet taken occupancy and/or are in free rent periods for which reserves were taken at closing.

(5)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “prospective value upon stabilization”, with an anticipated date of January 1, 2018, which assumes the burn-off of approximately $4.5 million of lease-up costs (including tenant improvements, leasing commissions, free rent, rent loss, and expense carry) associated with tenants already in place and which have been reserved at loan closing, and also includes the appraisal’s projections of property cash flows as of such date. The “as-is” value as of December 5, 2016 is $78.8 million, which results in a Cut-off Date LTV and Maturity Date LTV of 69.2% and 60.3%, respectively.

(6)	Initial Other Escrows and Reserves consists of $2,736,408 for outstanding free rent for Lincoln Investment Planning, Impax Laboratories, Inc., Citizens Bank of Pennsylvania and Connexin Software, Inc., $2,206,689 for outstanding tenant improvements and leasing commissions in regard to the borrower’s obligations to complete the tenant improvements for the specific tenants specified in the loan documents, $1,750,000 for tenant improvements and leasing commissions in regard to AstraZeneca Pharmaceuticals and $125,581 for immediate repair reserves.

(7)	At closing, the borrower received approximately $10.5 million in credits from the seller inclusive of (a) approximately $6.9 million for outstanding tenant improvements, leasing commissions, and free rent (which were reserved at closing) and (b) an approximately $3.6 million treasury price credit provided from seller to buyer based upon the increase in the 10-year US Treasury yield from a base rate of 1.725% to the 10-year US Treasury yield as of the loan closing date. The Purchase Price represents the gross purchase price prior to seller credits.

A-3-108

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Apex Fort Washington

The Loan. The Apex Fort Washington loan is secured by a first mortgage lien on the borrower’s fee interest in three three-story Class A office buildings, totaling 388,318 square feet located in Fort Washington, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.5 million (the “Apex Fort Washington Whole Loan”) and is comprised of three pari passu notes, each as described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $21.0 million, is a non-controlling note and is being contributed to the JPMCC 2017-JP6 Trust. The controlling Note A-2 and non-controlling Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $33.5 million, are expected to be contributed to one or more future securitization trusts. The Apex Fort Washington Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$21,000,000	$21,000,000	JPMCC 2017-JP6	No
A-2	16,750,000	16,750,000	BSP	Yes
A-3	16,750,000	16,750,000	BSP	No
Total	$54,500,000	$54,500,000

The borrowing entity for the Apex Fort Washington Whole Loan is ZCA Ft. Washington, LLC, a Delaware limited liability company and special purpose entity.

The loan sponsor and nonrecourse carve-out guarantor for the Apex Fort Washington Whole Loan is Edward N. Antoian. Mr. Antoian, CPA, CFA, is a partner in Zeke Capital Advisors. From 1997 to 2014, Mr. Antoian, a founding member of the institutional asset manager Chartwell Investment Partners, oversaw the growth strategy investment portfolios. Prior to his experience with Chartwell Investment Partners, Mr. Antoian was a Senior Portfolio Manager at Delaware Investment Advisors, managing institutional assets.

The Property. The Apex Fort Washington property consists of three, three-story Class A multi-tenant office buildings (600-602 Office Center Drive), totaling 388,318 square feet. The property is located in Fort Washington, Pennsylvania, approximately 20 miles north of the Philadelphia central business district. Built in 1988 and renovated in 2015, the buildings are situated on an approximately 49.4-acre site. The three buildings are connected via a common entrance/central “hub”. The property provides 2,100 surface parking spaces yielding a parking ratio of 5.4 per 1,000 square feet. On-site amenities include the central “hub” / urban plaza with walking paths and outdoor seating, a café, a conference and training center, an on-site fitness center and a lounge. The property provides an electrical power feed from two substations, nine-foot finished ceiling heights, efficient floor plates and on-site surface and structured parking. The property is located approximately 2.5 miles east of the SEPTA Fort Washington station, which is on a regional rail line that connects with downtown Philadelphia’s 30th Street Station approximately 20 miles to the south via interchange with the Broad Street line. Additionally, the property is serviced by SEPTA Route 201 bus service that stops directly in front of the building and ends at the Fort Washington Train Station in 15 minutes. The property is located approximately 25 miles north of Philadelphia International Airport. The property has regional access, as it is located directly off West Office Center Drive’s interchange with the westbound lane of I-276 (the Pennsylvania Turnpike), a six-lane (three in each direction) east/west arterial that traverses the State of Pennsylvania. The property is accessible from the Pennsylvania Turnpike via the Virginia Drive slip ramp approximately 0.4 miles from property.

The property was previously encumbered by two cross-collateralized/cross-defaulted loans totaling $49.0 million that were securitized as part of the GMAC 2004-C1 securitization. The loans transferred to special servicing in March 2010 after a major tenant vacated the property and the trust subsequently foreclosed on the property in March 2011. The prior owner acquired the property from the trust in January 2015 for $30.2 million, at which time the occupancy at the property was approximately 79.2%. At the time of the prior acquisition, two tenants had given notice of their intention to vacate and occupancy was expected to decline to 42.0%. After the 2015 acquisition, the prior owner invested approximately $17.0 million in interior renovations and common area upgrades, and executed six new leases with six new tenants totaling approximately 192,000 square feet and approximately $4.47 million of base rent. Upon completion of the capital improvements and renovation and lease-up of the property to 91.9% occupancy, the prior owner sold the property to the current loan sponsor for approximately $74.1 million (after adjustments).

As of February 28, 2017, the Apex Fort Washington property was 91.9% leased to a mix of international, national and regional tenants, spanning a variety of industries. The largest tenant at the property is Nutrisystem (NASDAQ: NTRI), which accounts for 30.8% of net rentable area and 33.4% of underwritten base rent, with a lease expiration date in July 2022. Nutrisystem has been a tenant at the property since 2010, and the property serves as Nutrisystem’s corporate headquarters. The tenant has two renewal options totaling 10 years (first renewal is three to seven years at tenant’s discretion, and the second renewal is the balance of the 10 years) with 12 months’ notice. In 2016 the company reported approximately $545.5 million of revenues and $35.5 million of net income. As of April 17, 2017, Nutrisystem has a market capitalization of approximately $1.63 billion. The second largest tenant, Lincoln Investment Planning,

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Apex Fort Washington

which accounts for 13.6% of net rentable area and 14.9% of underwritten base rent, is headquartered at the property. Lincoln Investment Planning is a financial firm that provides individuals and families with financial planning, wealth management, investment solutions and asset management. The company is a broker/dealer that was founded in 1968, and currently has over 800 financial advisors servicing 270,000 clients. Lincoln Investment Planning has been at the property since June 2016. The current lease expires in June 2027 and the tenant has one 10-year renewal option available. The tenant is currently in a free rent period through July 2017. The third largest tenant, Impax Laboratories, Inc., which accounts for 12.2% of net rentable area and 13.5% of underwritten base rent, is a pharmaceutical company focused on drug delivery and formulation. The tenant’s lease expires in August 2027 and has one 10-year renewal option. Impax Laboratories, Inc. is in a free rent period until September 2017. Additionally, three tenants totaling 108,176 square feet (27.9% of net rentable area) and approximately $2.4 million of underwritten base rent (29.5% of underwritten base rent) at the property carry investment-grade ratings by Moody’s / S&P. AstraZeneca Pharmaceuticals (45,484 square feet, 12.2% of underwritten base rent, August 2024 expiration) is rated A3 / A-, Citizens Bank of Pennsylvania (37,860 square feet, 10.8% of underwritten base rent, December 2024 expiration) is rated NA / A- and Allstate Insurance Company (24,832 square feet, 6.5% of underwritten base rent, October 2022 expiration) is rated A3 / A-. Citizens Bank of Pennsylvania is not yet in occupancy and is in a free rent period; it is expected to take occupancy in July 2017, and its free rent period expires February 15, 2018. AstraZeneca Pharmaceuticals is currently dark but paying rent and is included in the lender’s underwriting. AstraZeneca Pharmaceuticals may terminate its lease effective August 2021 with nine months’ notice and payment of a termination fee of $734,526. At loan closing, $1.75 million ($38.48 per square foot) was deposited into a reserve for the retenanting of the space either prior to expiration (through subleases) or at expiration.

The Market. The Apex Fort Washington property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (“MSA”), often referred to as the Delaware Valley. The MSA includes five counties in Pennsylvania, four counties in New Jersey, one county in Delaware and one county in Maryland. According to the appraisal, the Philadelphia-Camden-Wilmington MSA is the largest MSA in Pennsylvania and the sixth largest MSA in the United States, with a 2016 total population of approximately 6.1 million people, accounting for 47.5% of Pennsylvania’s population. The MSA’s economy has transitioned from manufacturing to professional services, with over 80.0% of the region’s workforce currently employed in the service sectors. The MSA has a diverse employment base rooted in the educational and healthcare industries, with recent growth in technology and related sectors. The unemployment rate in the MSA was 5.2% as of September 2016, which is 0.2% lower than Pennsylvania’s unemployment rate of 5.4% and 0.4% higher than the national average of 4.8%.

According to the appraisal, the Apex Fort Washington property is located in the Fort Washington/Spring House office submarket which consists of approximately 5.5 million square feet of office space. As of the third quarter of 2016, the submarket had a vacancy rate of 14.7% and average asking rents of $24.45 per square foot. The appraisal identified four directly comparable office properties built between 1964 and 2002 and ranging in size from 104,303 to 751,143 square feet and occupancies ranging from 82.8% to 100%. The weighted average underwritten in-place office rent for the Apex Fort Washington property is $23.71 per square foot, which is in-line with the appraisal’s concluded average market rent of $24.00.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Apex Fort Washington

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Nutrisystem(3)	NA / NA / NA	119,767	30.8%	$22.95	33.4%	7/31/2022
Lincoln Investment Planning(4)	NA / NA / NA	52,767	13.6%	$23.25	14.9%	6/30/2027
Impax Laboratories, Inc.(5)	NA / BB- / NA	47,379	12.2%	$23.50	13.5%	8/31/2027
AstraZeneca Pharmaceuticals(6)	A3 / A- / A	45,484	11.7%	$22.00	12.2%	8/31/2024
Citizens Bank of Pennsylvania(7)	NA / A- / NA	37,860	9.7%	$23.50	10.8%	12/31/2024
Allstate Insurance Company	A3 / A- / BBB+	24,832	6.4%	$21.50	6.5%	10/31/2022
Connexin Software, Inc.(8)	NA / NA / NA	21,501	5.5%	$25.00	6.5%	9/30/2024
Compassus - Greater Philadelphia(9)	NA / NA / NA	7,417	1.9%	$22.75	2.1%	6/30/2024
(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Nutrisystem has the right to downsize their space to a minimum of 70,000 square feet of contiguous space upon renewal.

(4)	Lincoln Investment Planning is in a free rent period through July 2017. It is required to pay partial rent of $18.00 per square foot for the month of August 2017. Full rent of $23.25 per square foot commences in September 2017. The lender has reserved for all free rent.

(5)	Impax Laboratories, Inc. executed a new lease at the property (consolidating its three Pennsylvania locations at the property) extending from September 2016 through August 2027, with one, 10-year renewal option at 95% of fair market rent. The tenant received an approximately $2.1 million ($45 per square foot) tenant improvement allowance, for which the lender reserved $31,448 upfront for the remaining allowance. The tenant also received 12 months of free rent totaling approximately $1.1 million, for which the lender reserved $649,487 upfront which represents the seven months of free rent remaining at the time of origination. Rent commencement is in September 2017.

(6)	AstraZeneca Pharmaceuticals is currently dark but paying rent and is included in the lender’s underwriting. The lender has reserved $1.75 million ($38.50 per square foot) for the retenanting of the space either prior to expiration (through subleases) or at expiration. The tenant may terminate its lease effective August 2021 with nine months’ notice and payment of a termination fee of $734,526. If AstraZeneca Pharmaceuticals does not exercise its termination option it is entitled to an additional refurbishment allowance of $68,226 at the end of the 85th month of its lease.

(7)	Citizens Bank of Pennsylvania is not yet in occupancy, and is in a free rent period through February 2018. The tenant is expected to take occupancy by July 2017 and is required to commence paying rent by February 2018. The lender has reserved for all gap rent and free rent.

(8)	Connexin Software, Inc. leases two spaces, a 18,473 square foot initial space and a 3,028 square foot expansion space. Both spaces were scheduled for delivery and lease commencement in February 2017; however, the initial space is in a free rent period until October 2017, and the expansion space will not be occupied until March 2018 and is in a free rent period until October 2018. The lender has escrowed all gap rent and free rent, including two additional months’ rent for each space to account for possible delivery delays.

(9)	Compassus – Greater Philadelphia has a one-time right to terminate its lease in the 66th lease month (the estimated effective date is June 2022) with 12 months’ notice and payment of a termination fee equal to unamortized landlord costs (based on a 90-month amortization period) at an 8.0% interest rate.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	31,311	8.1%	NAP	NAP	31,311	8.1%	NAP	NAP
2017 & MTM	0	0	0.0%	$0	0.0%	31,311	8.1%	0	0.0%
2018	0	0	0.0%	0	0.0%	31,311	8.1%	0	0.0%
2019	0	0	0.0%	0	0.0%	31,311	8.1%	0	0.0%
2020	0	0	0.0%	0	0.0%	31,311	8.1%	0	0.0%
2021	0	0	0.0%	0	0.0%	31,311	8.1%	0	0.0%
2022	2	144,599	37.2%	3,282,541	39.9%	175,910	45.3%	3,282,541	39.9%
2023	0	0	0.0%	0	0.0%	175,910	45.3%	3,282,541	39.9%
2024	4	112,262	28.9%	2,596,620	31.6%	288,172	74.2%	5,879,161	71.5%
2025	0	0	0.0%	0	0.0%	288,172	74.2%	5,879,161	71.5%
2026	0	0	0.0%	0	0.0%	288,172	74.2%	5,879,161	71.5%
2027	2	100,146	25.8%	2,340,239	28.5%	388,318	100.0%	8,219,400	100.0%
2028 & Beyond	0	0	0.0%	0	0.0%	388,318	100.0%	8,219,400	100.0%
Total	8	388,318	100.0%	$8,219,400	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2017, including rent steps through September 2017 and excluding $87,020 of straight-line rent.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

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Apex Fort Washington

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$5,695,188	$4,290,828	$4,342,429	$8,306,420	$21.39	81.6%
Vacant Income	0	0	0	751,464	1.94	7.4
Gross Potential Rent	$5,695,188	$4,290,828	$4,342,429	$9,057,884	$23.33	89.0%
Total Reimbursements	868,281	668,607	672,120	1,049,273	2.70	10.3
Other Income	57,182	90,050	93,675	68,701	0.18	0.7
Net Rental Income	$6,620,651	$5,049,485	$5,108,224	$10,175,858	$26.20	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,109,612)	(2.86)	(10.9)
Effective Gross Income	$6,620,651	$5,049,485	$5,108,224	$9,066,246	$23.35	89.1%

Total Expenses	$3,686,902	$3,355,461	$3,202,404	$3,535,452	$9.10	39.0%

Net Operating Income(5)	$2,933,749	$1,694,024	$1,905,820	$5,530,794	$14.24	61.0%

Total TI/LC, Capex/RR	0	0	0	464,463	1.20	5.1

Net Cash Flow	$2,933,749	$1,694,024	$1,905,820	$5,066,331	$13.05	55.9%
Occupancy(6)	79.2%	73.8%	91.9%	89.1%

(1)	2014 operating figures are not available as the prior owner purchased the property in January 2015 and historical cash flows were not provided to the prior owner at the time of acquisition.

(2)	TTM Column represents the trailing 12-month period ending February 28, 2017.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is inclusive of $95,041 in rent steps underwritten through September 2017 and straight-line rent of $87,020. Underwritten Rents in Place includes approximately $1.0 million in rent for AstraZeneca Pharmaceuticals, which is currently dark but paying rent. Underwritten Rents in Place also includes $3,767,474 in underwritten rent for four tenants, Lincoln Investment Planning, Impax Laboratories, Inc., Citizens Bank of Pennsylvania and Connexin Software, Inc., representing approximately 41.1% of net rentable area and approximately 45.8% of underwritten base rent, which are not in occupancy and/or are in free rent periods.

(5)	The decrease in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to two tenant vacancies in 2015. The property was approximately 79.0% occupied at the time of the sale to the prior owner. Following the sale, the occupancy declined to 42.0% as a result of the two tenants vacating. The prior owner purchased the property from a prior foreclosing lender for $30.2 million in January 2015 as described above under “The Property”; after acquiring the property, the prior owner executed six new leases to six tenants totaling approximately 192,000 square feet and approximately $4.47 million of base rent. The increases in Underwritten Net Operating Income over 2016 and TTM Net Operating Income reflect the new leasing and the partial burn-off of free rent, as well as the rent steps and straight-lined rent identified in footnote (4) above.

(6)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of February 28, 2017. Underwritten Occupancy represents economic occupancy. Occupancy includes AstraZeneca Pharmaceuticals, which is currently dark but paying rent.

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Moffett Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$20,000,000	Property Type - Subtype:	Office – Suburban
Cut-off Date Principal Balance(1):	$20,000,000	Net Rentable Area (SF):	612,691
% of Pool by IPB:	2.5%	Location:	Sunnyvale, CA
Loan Purpose:	Refinance	Year Built / Renovated:	2016 / N/A
Borrower:	441 Real Estate LLC	Occupancy(4):	100.0%
Sponsor(2):	Joseph K. Paul	Occupancy Date:	6/1/2017
Interest Rate:	3.319403%	Number of Tenants:	1
Note Date:	9/22/2016	2013 NOI(5):	N/A
Maturity Date:	4/1/2027	2014 NOI(5):	N/A
Interest-only Period:	60 months	2015 NOI(5):	N/A
Original Term:	126 months	TTM NOI(5):	N/A
Original Amortization(3):	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$35,097,235
Call Protection:	L(32),Def(87),O(7)	UW Expenses:	$6,170,971
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$28,926,265
Additional Debt:	Yes	UW NCF:	$27,631,280
Additional Debt Balance(1):	$223,000,000 / $102,000,000 /	Appraised Value / Per SF(6):	$525,000,000 / $857
	$50,000,000	Appraisal Date:	7/20/2016
Additional Debt Type:	Pari Passu / B-Note /
	Mezzanine Loan

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$180,864	$180,864	N/A	Cut-off Date Loan / SF:	$397	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$337	$503
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV(6):	46.3%	65.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(6):	39.3%	58.7%
Other(7):	$86,961,915	$0	N/A	UW NCF DSCR(8):	1.95x	1.43x
				UW NOI Debt Yield:	11.9%	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$243,000,000	61.5%	Payoff Existing Debt	$216,321,083	54.8%
B-Note(1)	102,000,000	25.8	Upfront Reserves	87,142,779	22.1
Mezzanine Loan	50,000,000	12.7	Closing Costs	7,532,290	1.9
			Return of Equity	84,003,847	21.3
Total Sources	$395,000,000	100.0%	Total Uses	$395,000,000	100.0%

(1)	The Moffett Gateway loan is part of a whole loan evidenced by five pari passu notes with an aggregate principal balance as of the Cut-off Date of $243.0 million (the “A-Notes”) and a subordinate companion loan (the “B-Note”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes but excludes the related B-Note and mezzanine loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and B-Note evidencing the Moffett Gateway Whole Loan, but excludes the related mezzanine loan.

(2)	For a full description of Sponsor, please refer to “The Loan” below.

(3)	The Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth in Annex G to the Preliminary Prospectus subsequent to a five-year interest-only period. The principal payments that would otherwise have been paid to the B-Note will be used to pay down the aggregate principal balance of the A-Notes.

(4)	The property is 100.0% leased to Google Inc. (“Google”) through March 2027. Google has executed two leases for the property but is not yet in occupancy of either space. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces by September 2017 and, subsequent to any applicable free rent periods, is required to begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017.

(5)	Historical cash flows are not available as the property was constructed in 2016.

(6)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as stabilized”, which assumes that all tenant improvement construction is complete and that all contractual free rent has “burned off” at the “stabilized” value date. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent). The “as-is” value as of July 20, 2016 is $430.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 56.5% and 48.0%, respectively, and a Whole Loan Cut-off Date LTV and Maturity Date LTV of 80.2% and 71.7%, respectively.

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Moffett Gateway

(7)	Initial Other Escrows and Reserves include approximately $87.0 million for unfunded obligations which included (i) approximately $49.4 million for outstanding tenant improvements and leasing commissions, (ii) $37.6 million for free rent reserves and (iii) $180,864 for tax reserves.

(8)	The UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex F to the Preliminary Prospectus.

The Loan. The Moffett Gateway loan is secured by a first mortgage lien on the borrower’s fee interest in a newly constructed corporate office campus consisting of two seven-story towers, an amenities building and a parking garage, located in Sunnyvale, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $345.0 million (the “Moffett Gateway Whole Loan”) and is comprised of five pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of $243.0 million (collectively, the “Moffett Gateway A-Notes”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $102.0 million (the “Moffett Gateway Subordinate Companion Loan”), each as described below. Note A-4, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is being contributed to the JPMCC 2017-JP6 Trust (the “Moffett Gateway Mortgage Loan”). Note A-1 with an outstanding principal balances as of the Cut-off Date of $80.0 million was contributed to the JPMCC 2017-JP5 trust, Note A-2, with an outstanding principal balance as of the Cut-off Date of $60.0 million, was contributed to the JPMCC 2016-JP4 trust, Note A-3, with an outstanding principal balance as of the Cut-off Date of $40.0 million was contributed to the JPMDB 2017-C5 trust and Note A-5, with an outstanding principal balance as of the Cut-off Date of $43.0, million was contributed to the JPMDB 2016-C4 trust (together, the “Moffett Gateway Pari Passu Companion Loans”). The Moffett Gateway Subordinate Companion Loan has been sold to a third party investor. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Moffett Gateway Subordinate Companion Loan, under certain circumstances, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Moffett Gateway Whole Loan, to exercise certain cure rights and to replace the related special servicer with or without cause. The holder of the Moffett Gateway Subordinate Companion Loan will also have the right to purchase the Moffett Gateway A-Notes under certain circumstances. After the occurrence and during the continuance of a control appraisal period with respect to the Moffett Gateway Subordinate Companion Loan, the holder of Note A-2 will be entitled to exercise the rights of the controlling noteholder for the Moffett Gateway Whole Loan, which rights will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder); however, the holders of the Moffett Gateway Mortgage Loan and Moffett Gateway Pari Passu Companion Loans will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Moffett Gateway Whole Loan has a 10-year, six-month term and, subsequent to a five-year interest-only period, the Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth on Annex F to the Preliminary Prospectus. The principal payments that would otherwise have been paid to the Moffett Gateway Subordinate Companion Loan are included as part of the scheduled amortization of the Moffett Gateway A-Notes.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	JPMCC 2017-JP5	No
A-2	60,000,000	60,000,000	JPMCC 2016-JP4	No
A-3	40,000,000	40,000,000	JPMDB 2017-C5	No
A-4	20,000,000	20,000,000	JPMCC 2017-JP6	No
A-5	43,000,000	43,000,000	JPMDB 2016-C4	No
B-1	102,000,000	102,000,000	Third Party Investor	Yes
Total	$345,000,000	$345,000,000

The borrowing entity for the Moffett Gateway Whole Loan is 441 Real Estate LLC, a Delaware limited liability company and special purpose entity.

The loan sponsor is Joseph K. Paul (“Jay Paul”) and the nonrecourse carve-out guarantors are Jay Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, and Paul Guarantor LLC, a Delaware limited liability company. Jay Paul is the founder of the Jay Paul Company. The Jay Paul Company is an owner and developer of commercial office properties throughout California. Founded in 1975, the Jay Paul Company has developed or acquired over 8.5 million square feet of office space, including 21 buildings in Moffett Park totaling 5.0 million square feet. Jay Paul Company has built projects for many notable companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, among others. The loan sponsor focuses on sustainable design and has closed in excess of $12.0 billion in equity and debt financings since inception. The borrower is permitted to obtain the release of Jay Paul and the trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300.0 million and liquidity of not less than $20.0 million.

The loan sponsor purchased the land and previous buildings in 2012 for approximately $50.4 million and, according to the loan sponsor, has spent approximately $182.5 million ($298 per square foot) on the development of the Moffett Gateway office complex. Additionally, the loan sponsor has indicated it spent approximately $55.1 million ($90 per square foot) in tenant improvement and leasing commission costs. The loan sponsor’s total cost basis is approximately $336.1 million ($549 per square foot).

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Structural and Collateral Term Sheet	JPMCC 2017-JP6

Moffett Gateway

The Property. The Moffett Gateway property is comprised of two newly-constructed seven-story Class A LEED Platinum-Certified towers totaling 597,848 square feet and is located in Sunnyvale, California. The property is situated on approximately 15.5 acres and features a 14,843 square foot amenities building, which contains a fitness center with locker rooms, showers, steam rooms and a yoga studio, a rooftop dining area, bocce court area and common and recreation areas. Additionally, the property contains 2,022 parking spaces resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of space. The property benefits from its location at the intersection of Highways 237 and 101, two regional highway systems that provide direct access to the surrounding areas as well as the San Francisco central business district, located approximately 38.4 miles north of the property. The property is part of the larger Moffett Park development, a 519-acre area comprised of recently developed office spaces and research and development buildings. Additionally, a Santa Clara Light Rail System is located adjacent to the property, which provides service to the surrounding residential communities. The Santa Clara County Transit System provides bus service county-wide and has four stops nearby the property.

As of June 1, 2017, the property is 100.0% leased to Google pursuant to two separate 298,924 square foot triple net leases through March 31, 2027 for Building One and Building Two, each with two seven-year extension options and no early termination options. Google does not directly lease the amenities building from the landlord. Instead, Google’s right to use the amenities building is contained within each individual lease. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any period of time that an additional tenant leases space at the property in the future. Additionally, the amenities building, which includes the parking structure, is part of the common areas which are owned in fee simple by an owners association, which is wholly owned by the borrower. The borrower has pledged the ownership interests in the owner’s association as collateral for the Moffett Gateway Whole Loan.

Google’s main headquarters in Mountain View, California is located approximately 6.4 miles west of the property. On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet is the second largest publicly traded company (NASDAQ: GOOG) in the world as measured by market capitalization and is rated Aa2 and AA by Moody’s and S&P, respectively. Google represents approximately 99.4% of Alphabet’s total revenues, based on Alphabet’s 2015 annual report.

The Market. The property is located in the Sunnyvale office submarket. The submarket features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. Moffett Gateway is located along Moffett Park Avenue, a part of the larger Moffett Park development, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Google owns or leases approximately 3.5 million square feet of office space in Sunnyvale, making it the largest corporate occupier in the submarket. Additionally, Google collectively owns or leases approximately 15.1 million square feet in Silicon Valley and the greater San Francisco area. As of the second quarter of 2016, the Sunnyvale market had a Class A office inventory of approximately 8.9 million square feet with an overall vacancy rate of 8.8% and annual asking rents between $43.80 and $45.60 per square foot on a triple-net basis.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Google(4)	Aa2 / AA / NA	612,691	100.0%	$50.87	100.0%	3/31/2027

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future. Additionally, Base Rent PSF represents the straight-line average of Google’s rent steps over the course of the loan term inclusive of the free rent reserve.

(4)	Google has two seven-year renewal options remaining for each lease. Google must provide notice of its intention to renew no earlier than January 2026 or later than June 2026.

A-3-116

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Moffett Gateway

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2017 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	2	612,691	100.0	31,169,318	100.0	612,691	100.0%	$31,169,318	100.0%
2028 & Beyond	0	0	0.0	0	0.0	612,691	100.0%	$31,169,318	100.0%
Total	2	612,691	100.0%	$31,169,318	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2017.

Google Rent Schedule
Period	Building One Base Rent per Year	Building One Base Rent per Year PSF	Building Two Base Rent per Year	Building Two Base Rent per Year PSF	Cumulative Base Rent per Year	Cumulative Base Rent per Year PSF
Months 1 – 10(1)	$0	$0.00	$0	$0.00	$0	$0.00
Months 11 – 22(1)	0	$0.00	12,232,568	$20.46	$12,232,568	$20.46
Months 23 – 34	12,599,545	$21.07	13,738,744	$22.98	$26,338,289	$44.06
Months 35 – 46	14,150,907	$23.67	14,150,907	$23.67	$28,301,813	$47.34
Months 47 – 58	14,575,434	$24.38	14,575,434	$24.38	$29,150,868	$48.76
Months 59 – 70	15,012,697	$25.11	15,012,697	$25.11	$30,025,394	$50.22
Months 71 – 82	15,463,078	$25.86	15,463,078	$25.86	$30,926,156	$51.73
Months 83 – 94	15,926,970	$26.64	15,926,970	$26.64	$31,853,940	$53.28
Months 95 – 106	16,404,779	$27.44	16,404,779	$27.44	$32,809,559	$54.88
Months 107 – 118	16,896,923	$28.26	16,896,923	$28.26	$33,793,845	$56.53
Months 119 – 128	14,431,037	$24.14	14,431,037	$24.14	$28,862,073	$48.28
Total/Wtd. Avg.(2)	$135,461,369	$25.34	$148,833,136	$25.09	$284,294,505	$49.53
(1)	The property is 100.0% leased to Google through March 2027. Google has executed two leases for the property but is not yet in occupancy of either space. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy by September 2017 and, after any applicable free rent periods, is required to begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

(2)	The Total/Wtd. Avg. Base Rent and PSF numbers exclude the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any period of time an additional tenant leases space at the property in the future.

A-3-117

Structural and Collateral Term Sheet	JPMCC 2017-JP6

Moffett Gateway

Proforma and Underwritten Net Cash Flow
	Proforma 2017	Proforma 2018	Proforma 2019	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Total Reimbursements	4,112,410	6,072,471	6,503,937	5,775,140	9.43	15.6
Net Rental Income	$7,430,467	$23,465,535	$34,943,815	$36,944,458	$60.30	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,847,223)	(3.01)	(5.0)-
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$7,430,467	$23,465,535	$34,943,815	$35,097,235	$57.28	95.0%

Total Expenses	$5,583,716	$6,204,727	$6,692,827	$6,170,971	$10.07	17.6%

Net Operating Income	$1,846,751	$17,260,808	$28,250,988	$28,926,265	$47.21	82.4%

Total TI/LC, Capex/RR	0	0	0	1,294,985	2.11	3.7
Net Cash Flow	$1,846,751	$17,260,808	$28,250,988	$27,631,280	$45.10	78.7%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	The property is 100.0% leased to Google through March 2027. Google has executed two leases for the property but is not yet in occupancy of either space. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy by September 2017 and, after any applicable free rent periods, is required to begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent). Additionally, Underwritten Rents in Place represents the straight-line average of Google’s rent steps over the course of the loan term.

Additional Debt. There is a $102.0 million Moffett Gateway Subordinate Companion Loan and a $50.0 million mezzanine loan, both coterminous with the Moffett Gateway A-Notes. The Moffett Gateway Subordinate Companion Loan and the mezzanine loan have each been sold to separate third party investors. The Moffett Gateway Subordinate Companion Loan has a 5.00000% coupon and is interest only for the entire term. All principal payments on the Moffett Gateway Whole Loan once amortization begins after the expiration of the interest-only period will be applied to the Moffett Gateway A-Notes, which will cause hyper-amortization of the Moffett Gateway A-Notes. The mezzanine loan has a 6.35000% coupon and is interest only for the full term of the loan. Including the Moffett Gateway Subordinate Companion Loan and mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.2%, 1.22x and 7.3%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Partial Release. The borrower is permitted to release Building One or Building Two from the lien of the security instrument through a partial defeasance of the Moffett Gateway Whole Loan at any time after the expiration of the lockout period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Moffett Gateway Whole Loan in an amount equal to (a) the allocated loan amount for the applicable building (which is $170.0 million for each building with respect to the Moffett Gateway Whole Loan and $27.5 million for each building with respect to the mezzanine loan) plus (b) if the Google Tenancy Condition (as defined below) is not satisfied, 25% of the allocated loan amount, (iii) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property based on the trailing 12-month period equals or is greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the property (including the building being released) immediately preceding the release based on the trailing-three month period.

“Google Tenancy Condition” means (a) there is no Cash Sweep Period caused by a Specified Tenant Trigger and (b) either the Google lease or a lease for the Google leased premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining property.

Right of First Offer. Google has a right of first offer, so long as the borrower or an affiliate owns the property, to purchase all or any portion of the property that the borrower is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the property.

A-3-118

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

[THIS PAGE INTENTIONALLY LEFT BLANK]

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Operating Advisor/
Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer

J.P. Morgan Chase Commercial	Midland Loan Services, a Division of PNC	Rialto Capital Advisors, LLC	Pentalpha Surveillance LLC
Mortgage Securities Corp.	Bank, National Association	730 NW 107th Avenue, Suite 400	375 North French Road
	10851 Mastin Street, Suite 300	Miami, FL 33172	Suite 100
383 Madison Avenue	Overland Park, KS 66210		Amherst, NY 14228
New York, NY 10179

Contact:	Contact:
Kunal Singh	Heather Wagner	Contact: Thekla Salzman	Contact: Don Simon
Phone Number: (212) 834-5467	Phone Number: (913) 253-9570	Phone Number: (305) 229-6465	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com <http://www.ctslink.com> for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date
Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy

Directing Certificateholder:
Other identity under which the Directing Certificateholder
or its parent entity primarily operates:

Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
	0.00			0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	JPMCC Commercial Mortgage Securities Trust 2017-JP6 Commercial Mortgage Pass-Through Certificates Series 2017-JP6	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/17
8480 Stagecoach Circle		Record Date:	6/30/17
Frederick, MD 21701-4747		Determination Date:	7/11/17

Supplemental Reporting

Risk Retention Compliance

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com>, specifically under the “Risk Retention Compliance” tab for the JPMCC 2017-JP6 transaction, certain Information provided to the Certificate Administrator regarding compliance with the Credit Risk Retention Rules. Investors should refer to the Certificate Administrator’s website for all such information.

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2017 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer.

Transaction: JPMCC Commercial Mortgage Securities Trust 2017-JP6, Commercial Mortgage Pass-Through Certificates, Series 2017-JP6

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer as of December 31: Rialto Capital Advisors, LLC

Directing Certificateholder: RREF III-D AIV RR, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

b.	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

1        This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event] and each Final Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement Asset Status Reports and Major Decision Reporting Packages or Asset Status Reports with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III. Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	[As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.]

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each mortgage loan seller, with respect to each Mortgage Loan, represents and warrants generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 to this prospectus. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

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(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since May 5, 2017.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the issuing entity (or, with respect to any Non-Serviced Mortgage Loan, to the securitization trust relating to the controlling Non-Serviced Companion Loan) constitutes a legal, valid and binding endorsement or assignment to the issuing entity (or, with respect to any Non-Serviced Mortgage Loan, to the securitization trust relating to the controlling Non-Serviced Companion Loan). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of

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such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)     Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)     Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged

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Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)     Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment

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owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates

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the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)     No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole

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Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)     Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)     Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property

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as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the

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Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)     Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted

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mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including (A) the entire remaining principal balance on (x) the maturity date or (y) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (B) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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(35)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)      The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)      The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)      The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or

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termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)         The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)   Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)   ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such

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Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)     Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)     Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)     Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for the last 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for the last 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)     Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if

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applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I to the MLPA (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one

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or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(44)     Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)     Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the

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extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Marriott Colorado Springs (Loan No. 8), Modesto Springhill Suites (Loan No. 19) and Courtyard Marriott Clemson (Loan No. 22)	(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor is required to issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the Mortgage Loan to the trustee and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment.
7	245 Park Avenue (Loan No. 1), 211 Main Street (Loan No. 2), 740 Madison (Loan No. 4) and Moffett Gateway (Loan No. 15)	(Lien; Valid Assignment) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
8	Marriott Colorado Springs (Loan No. 8)	(Permitted Liens; Title Insurance) – The franchisor has a right of first refusal in the event of a proposed transfer of the hotel or a controlling interest in the Mortgagor to a competitor of the franchisor (as defined in the franchise agreement). Under the comfort letter, such right has been subordinated to a foreclosure so long as the mortgage remains validly recorded and in full force and effect and the lender is a bona fide lender and not a competitor of the franchisor, but it will apply to subsequent transfers.
8	Humblewood Center (Loan No. 11)	(Permitted Liens; Title Insurance) – The Mortgaged Property is subject to a Deed, Restrictions and Option agreement (the “REA”), under which the parties thereto may, between December 31, 2036 and December 31, 2037 (which is after the term of the related Mortgage Loan), request an extension of the REA for an additional period of ten (10) years. If either party and its “institutional lender” do not execute an extension within sixty (60) days, the other owner has the right to purchase the applicable tract(s) at a price equal to the greater of (a) the fair market value of the applicable tracts and (b) the unpaid balance of principal and interest remaining on a mortgage loan secured by such tract(s).
8	Moffett Gateway (Loan No. 15)	(Permitted Liens; Title Insurance) – The sole tenant at the Mortgaged Property, Google Inc., has a right of first offer, so long as the Mortgagor or an affiliate owns the Mortgaged Property, to purchase all or any portion of the

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JPMorgan Chase Bank, National Association
Mortgaged Property that the Mortgagor is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the Mortgaged Property. The tenant has signed a subordination, non-disturbance and attornment agreement subordinating the lease (including the right of first offer) to the lien of the Mortgage Loan documents.
8	Modesto Springhill Suites (Loan No. 19)	(Permitted Liens; Title Insurance) – The franchisor has a right of first refusal in the event of a proposed transfer of the hotel or an ownership interest in the Mortgagor to a competitor of the franchisor (as defined in the franchise agreement) (except for permitted transfers under the franchise agreement). Under the comfort letter, such right has been subordinated to a foreclosure so long as the mortgage remains validly recorded and in full force and effect and the lender is a bona fide lender and not a competitor of the franchisor, but it will apply to subsequent transfers.
8	Courtyard Marriott Clemson (Loan No. 22)	(Permitted Liens; Title Insurance) – franchisor has a right of first refusal in the event of a proposed transfer of the hotel or an ownership interest in the Mortgagor to a competitor of the franchisor (as defined in the franchise agreement). Under the comfort letter, such right has been subordinated to a foreclosure so long as the mortgage remains validly recorded and in full force and effect and the lender is a bona fide lender and not a competitor of the franchisor, but it will apply to subsequent transfers.
9	245 Park Avenue (Loan No. 1)	(Junior Liens) – There are three mezzanine loans, each held by a third party investor: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine loans were co-originated by JPMCB, Natixis Real Estate Capital, LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC. In connection with the mezzanine loans, the Whole Loan holders and the mezzanine lenders have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	Bingham Office Center (Loan No. 6)	(Junior Liens) – There is a mezzanine loan in the amount of $8,000,000. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender are negotiating an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	Moffett Gateway (Loan No. 15)	(Junior Liens) – There is a mezzanine loan in the amount of $50,000,000, which is held by a third party. In connection with the mezzanine loan, the Mortgage Loan

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JPMorgan Chase Bank, National Association
seller and the mezzanine lender have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
10	245 Park Avenue (Loan No. 1), 211 Main Street (Loan No. 2), 740 Madison (Loan No. 4) and Moffett Gateway (Loan No. 15)	(Assignment of Leases and Rents) – The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loans on a pari passu basis.
15	Browning Place (Loan No. 3)	(Actions Concerning Mortgage Loans) – The guarantor, Transcontinental Realty Investors, Inc., is a defendant in several pending lawsuits including, without limitation: (i) a claim in the amount of $125,000 relating to an earnest money deposit for a real estate transaction, in which the plaintiff alleges that the guarantor failed to satisfy certain conditions and instructed the escrow agent not to disburse such deposit to the plaintiff; and (ii) a claim for a guaranty judgment in the amount of approximately $3.0 million against an entity that was subsequently acquired by an affiliate of the guarantor.
15	740 Madison (Loan No. 4)	(Actions Concerning Mortgage Loans) – Wildenstein & Co. Inc., the guarantor, is a defendant in a pending breach of contract lawsuit for which the plaintiff is seeking $875,000. The trial date has not been scheduled.
15	Diamond Hill Apartments (Loan No. 13) and Quail Creek (Loan No. 27)	(Actions Concerning Mortgage Loans) – Swapnil Agarwal, the guarantor and a principal of Nitya Capital, the Mortgage Loan sponsor, is currently a defendant in a civil lawsuit. The claims against the sponsor are for tortious interference and misappropriation of trade secrets. The plaintiff is claiming damages of $200,000 to $1,000,000. The trial has been scheduled for June 19, 2017.
18	245 Park Avenue (Loan No. 1)

(Insurance) – If the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.

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JPMorgan Chase Bank, National Association
18	211 Main Street (Loan No. 2)

(Insurance) – The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage; provided, however, with respect to terrorism, providing for a deductible not to exceed $500,000 and with respect to flood, windstorm and earthquake coverage, providing for a deductible not to exceed 5% of the total insurable value of the property, subject to a $1,000,000 minimum, except that to the extent the Mortgagor provides a guaranty acceptable to the lender and after a securitization the applicable Rating Agencies have provided a Rating Agency confirmation with respect to such guaranty, such deductible may be increased; provided such deductible is required be capped at 15% of the total insurable value of the Mortgaged Property and, in no event may the liability under any such guaranty, when aggregated with the liability under any guaranty delivered in connection with any alterations of the Mortgaged Property or contesting any lien or charge under the Whole Loan documents exceed 10% of the original principal balance of the Mortgage Loan; provided further that (a) the Mortgagor may utilize a $3,000,000 aggregate deductible stop loss subject to a $25,000 per occurrence deductible and a $25,000 maintenance deductible following the exhaustion of the aggregate, and (b) the aggregate stop loss does not apply to any losses arising from named windstorm, earthquake or flood.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (a) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) and 100% of the first layer of insurance coverage is required be provided by insurance companies having a claims paying ability rating of “A” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company) and (b) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

Rent loss insurance is required to be on an actual loss sustained basis for the entire period of restoration.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $5,500,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

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JPMorgan Chase Bank, National Association
18	740 Madison (Loan No. 4)

(Insurance) – The Mortgage Loan documents provide that the Mortgagor is not required to maintain the insurance policies required by the Mortgage Loan agreement, provided that: (i) the lease for the sole tenant (the “Bottega Lease”) is in full force and effect; (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Bottega Lease; and (iii) the sole tenant maintains or causes to be maintained coverage for the space demised to the sole tenant that meets the requirements set forth in the Mortgage Loan documents, including, without limitation, naming the lender as mortgagee/loss payee. As of the origination date of the Mortgage Loan, however, the borrower was maintaining all insurance under a blanket policy.

If, pursuant to the terms of the Bottega Lease, the sole tenant is required to restore the Mortgaged Property, the lender is required to make the net proceeds available to the Mortgagor in accordance with the terms of the Bottega Lease; provided, however, if such net proceeds are received in respect of insurance policies maintained by the Mortgagor, such net proceeds are required to be disbursed in accordance with the terms and conditions of the Mortgage Loan documents.

18	2950 North Hollywood Way (Loan No. 7)	(Insurance) – The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original principal amount of the Mortgage Loan, rather than 5% of the then outstanding principal amount of the Mortgage Loan.
18	Moffett Gateway (Loan No. 15)	(Insurance) – The Mortgage Loan documents permit the Mortgagor to maintain a portion of the earthquake insurance coverage with Aspen Specialty Insurance Company in its current participation amount within the syndicate, provided that the AM Best rating of the insurer is not withdrawn or downgraded below its rating as of the origination date and, upon renewal of the current policy, the Mortgagor replaces Aspen Specialty Insurance Company with an insurance company meeting the requirements of the Mortgage Loan documents.
18	Modesto Springhill Suites (Loan No. 19) and Elk Grove Hampton Inn (Loan No. 25)	(Insurance) – If the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A:VIII” or better by Best’s Insurance Reports and “A” (or the equivalent) or better by two or more rating agencies (one of which is required to be S&P and one of which is required to be Moody’s and/or Fitch, if either rating agency is rating the Certificates), and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or

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JPMorgan Chase Bank, National Association

fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” (or the equivalent) or better by such rating agencies. Notwithstanding the foregoing, the Mortgagor may maintain a portion of the property casualty coverage with Ironshore Specialty Insurance Company in its participation amount as of the origination date of the Mortgage Loan, provided that the Mortgagor provides reinsurance with respect to such insurer with a “cut-through” endorsement that is acceptable to the lender and rating agencies and from an insurance company with a claims paying ability that meets the claims-paying rating requirements provided in the Mortgage Loan documents.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is five percent (5%) of the original principal balance of the Mortgage Loan, rather than five percent (5%) of the then outstanding principal amount of the Mortgage Loan.

The Mortgagor may maintain commercial general liability insurance with a deductible or self-insured retention that does not exceed $250,000.

26	Pillsbury Portfolio (Loan No. 9)	(Local Law Compliance) – The zoning report indicates that the Mortgaged Property identified as Homestead on Annex A-1 is legal non-conforming as to the use of the Mortgaged Property as an assisted living facility. The applicable zoning code permits the legal nonconforming use unless such use has been abandoned for a period of at least 18 months, and in the event of a casualty, a non-conforming use is not deemed abandoned unless (i) the use is not resumed within 24 months or (ii) the Mortgagor delivers proof of any pending insurance, litigation or criminal investigation, which will toll the period used for calculating abandonment under the code, and abandonment of the Mortgaged Property would be deemed to occur if the non-conforming use was not resumed within 24 months after the claim or investigation was completed. The Mortgagor was also required to obtain laws and ordinances insurance coverage meeting the requirements of the Mortgage Loan documents.
28	245 Park Avenue (Loan No. 1)

(Recourse Obligations) – The carve-out for material physical waste is limited to the intentional acts or omissions of the Mortgagor.

The carve-out for misapplication, misappropriation or conversion of insurance proceeds, condemnation awards or rents during the continuance of an event of default only includes misapplication of such amounts to the extent the misapplication remains uncured.

The carve-out for transfers in violation of the Mortgage Loan documents excludes de minimis transfers of

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JPMorgan Chase Bank, National Association
personal property in the ordinary course of business.
28	211 Main Street (Loan No. 2)

(Recourse Obligations) – The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Mortgage Loan documents may not exceed an amount equal to 15% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred).

The carve-out for intentional misrepresentations is limited to material and willful misrepresentations.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to misappropriation or conversion of such funds in a manner prohibited by the Mortgage Loan documents. The carve-out is also limited to rents during the continuance of an event of default.

There is no carve-out for failure to deliver security deposits upon a foreclosure or deed in lieu of foreclosure.

Any sale or pledge of the Mortgaged Property or transfer of the ownership interests in the Mortgagor made in violation of the Mortgage Loan documents is not a full recourse carve-out but only a loss carve-out.

There is no carve-out for material physical waste to the Mortgaged Property. There is a loss carve-out for willful misconduct by the Mortgagor, the guarantor, or any their respective affiliates that results in physical damage or waste to the Mortgaged Property.

The guarantor is not a party to the environmental indemnity, and the Mortgagor is the sole party liable for any breaches or violations of the environmental indemnity. In lieu of the guarantor’s indemnity, the Mortgagor provided an environmental insurance policy to cover environmental losses at the Mortgaged Property.

The indemnification obligations of the Mortgagor will terminate two (2) years after the full and indefeasible payment by the Mortgagor of the Whole Loan, provided that at the time of such payment of the loan, the Mortgagor furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant reasonably acceptable to the lender and the Rating Agencies (provided that such environmental report is (i) in the form and substance of the environmental report submitted at origination and (ii) prepared by the environmental consultant that prepared the environmental report submitted at origination), which updated environmental report(s) disclose(s), as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report submitted at

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JPMorgan Chase Bank, National Association

origination) (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings directly connected with any matter addressed in the indemnity or (D) presence or release of and hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.

The full recourse carve-out for involuntary bankruptcy filings does not include “acquiescing” to a bankruptcy filing.

28	740 Madison (Loan No. 4)

(Recourse Obligations) – The full recourse carve-out for transfers in violation of the Mortgage Loan documents is limited to transfers resulting in a change in the majority ownership of the Mortgagor or the transfer of title to the Mortgaged Property. The Mortgagor’s failure to obtain the lender’s prior written consent to any transfer other than the transfers in the foregoing sentence is a loss carve-out under the Mortgage Loan documents.

The obligations and liabilities of the Mortgagor and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty-four (24) months after payment in full of the Mortgage Loan when all of the following conditions are satisfied: (i) the Whole Loan has been paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the origination date and the date the Whole Loan is paid in full, in any applicable environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Whole Loan is paid in full, and (iii) the indemnitee has received, at the expense of the Mortgagor and the guarantor, an updated Phase I or Phase II environmental report (to the extent required by the Phase I environmental report) for the Mortgaged Property dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

28	Diamond Hill Denver (Loan No. 5)	(Recourse Obligations) – The carve-out for material physical waste is limited to the extent lender fails to make available funds for operations and maintenance of the Mortgaged Property to the extent required by the

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JPMorgan Chase Bank, National Association
Mortgage Loan documents.
28	Bingham Office Center (Loan No. 6)

(Recourse Obligations) – The carve-out for intentional misrepresentations is limited to intentional material misrepresentations.

To the extent that any rents are applied to the payment of actual and reasonable operating, maintenance or repair expenses of the Mortgaged Property as they become due and payable, such rents will not be deemed to be misapplied or misappropriated.

The carve-out for consenting to or otherwise acquiescing or joining in any involuntary bankruptcy proceeding excludes any actions that may be required to comply with Rule 9011 of the Federal Rules of Bankruptcy Procedure.

The carve-out for transfers excludes any violation as a result of the failure to deliver any required notice for any transfer for which the lender’s consent is not required.

The carve-out for waste is limited to material physical waste arising from the intentional acts or omissions of Mortgagor, the guarantor and their affiliates (or, if sufficient cash flow was not available from the Mortgaged Property to prevent such waste, such insufficiency arose from the intentional misappropriation or conversion of revenues by the Mortgagor, the guarantor or their affiliates).

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty-four (24) months after the payment in full of the related Mortgage Loan, provided (i) the Mortgage Loan is paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full; and (iii) the indemnitee receives, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release date showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

28	2950 North Hollywood Way (Loan No. 7)	(Recourse Obligations) – The full recourse carve-out for involuntary bankruptcy filings does not include “consenting” or “acquiescing” to a bankruptcy filing. The Mortgage Loan documents do include a full recourse

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JPMorgan Chase Bank, National Association

carve-out for the Mortgagor colluding with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include conversion and is limited to the intentional misapplication or intentional misappropriation by the Mortgagor or the guarantor of any funds in violation of the Mortgage Loan documents, except to the extent that the Mortgagor or the guarantor, as applicable, did not have the legal right to direct disbursement of such funds because of a bankruptcy, receivership or similar proceeding.

There is no carve-out for losses for willful misconduct.

The full recourse carve-out for transfers in violation of the Mortgage Loan documents is limited to any unauthorized voluntary transfer of fee title to the Mortgaged Property or a controlling or majority interest in the Mortgagor in violation of the Mortgage Loan documents.

The carve-out for breaches of the environmental covenants in the Mortgage Loan documents is limited to material breach by the Mortgagor and the guarantor of any representation, warranty, covenant or indemnification provision in the environmental indemnity. In addition, the obligations and liabilities of the Mortgagor and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting one (1) year after payment in full or defeasance of the Mortgage Loan when all of the following conditions are satisfied: (i) the Mortgage Loan has been paid in full or defeased and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid in full or defeased, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the Mortgage Loan documents, notwithstanding the fact that the Mortgage Loan is paid in full or defeased, and (iii) the lender has received, at the Mortgagor’s and the guarantor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the Mortgage Loan documents.

The carve-out for material physical waste is limited to the intentional material physical waste by the Mortgagor or the guarantor, except to the extent caused by the insufficiency of cash flow generated by the Mortgaged Property and

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JPMorgan Chase Bank, National Association
made available to the Mortgagor. There is no carve-out for failure to deliver security deposits upon a foreclosure or deed in lieu of foreclosure.
28	Marriott Colorado Springs (Loan No. 8)	(Recourse Obligations) – The carve-out for material physical waste is limited to the extent sufficient cash flow from the Mortgaged Property is available to prevent such waste, except to the extent that such insufficient cash flow arises from the intentional misappropriation or conversion of revenues with respect to the Mortgaged Property.
28	Pillsbury Portfolio (Loan No. 9)

(Recourse Obligations) – The loss carve-out with respect to any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Properties, any awards received in connection with a condemnation of all or a portion of the Mortgaged Properties, or any rents paid more than one month in advance or during the continuance of an event of default is limited to any failure to apply such amounts in accordance with the Mortgage Loan agreement.

The full recourse carve-out for involuntary bankruptcy filings does not expressly include the filing of an involuntary petition in which the Mortgagor, master tenant or sub-tenants collude with another party for such petition. The carve-out does apply to any involuntary bankruptcy petition against the Mortgagor solicited by the master tenant or sub-tenants or the Mortgagor, master tenant or sub-tenants consenting to, acquiescing or joining in any involuntary bankruptcy filing against any of such entities.

The full recourse carve-out for transfers in violation of the Mortgage Loan documents provides that there is no recourse liability to the extent such violation arises solely from a failure to provide any required notice under the Mortgage Loan documents.

28	Moffett Gateway (Loan No. 15)

(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the indemnitors deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the Mortgagor and the guarantor will be released from their liabilities and obligations under the environmental indemnity on the second (2nd) anniversary of the date that the lender received such acceptable Phase I environmental report.

The carve-out for waste excludes the failure of the Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property if funds sufficient to prevent such waste were, at the time in question, held in the cash management account and available to be used for property repairs or maintenance (i.e. not ear-marked

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for another purpose) and the lender fails to make such funds available to pay for such repairs or maintenance as required pursuant to the terms of the Mortgage Loan documents.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to conversion or application of such funds in a manner prohibited by the Mortgage Loan documents.

The carve-out for filing an answer consenting to or otherwise acquiescing in any involuntary bankruptcy filing is limited to the extent the Mortgagor has a good faith basis to object to such application.

Any transfer resulting from the death or legal incapacity of the individual nonrecourse carve-out guarantor, Jay Paul, will not trigger liability under the carve-out for transfers in violation of the Mortgage Loan documents.

The Mortgage Loan documents provide that there will be no recourse liability against the Mortgagor or the guarantors to the extent that such liability is solely the result of an action taken by the owner’s association under the recorded declaration of covenants, conditions and restrictions affecting the Mortgaged Property due to the lender exercising its rights under the proxy delivered by the Mortgagor at origination of the Mortgage Loan.

28	Modesto Springhill Suites (Loan No. 19) and Elk Grove Hampton Inn (Loan No. 25)

(Recourse Obligations) – There is no carve-out for failure to deliver security deposits upon a foreclosure or deed in lieu of foreclosure except to the extent applied in accordance with the leases.

The carve-out for material physical waste is limited to (i) intentional waste, and (ii) the extent net operating income made available to the Mortgagor was sufficient to pay such charges (so long as any insufficiency of the net operating income does not arise from the intentional misappropriation or conversion of revenues with respect to the Mortgaged Property).

The indemnification obligations of the Mortgagor and the guarantor under the environmental indemnity terminate three (3) years after the full and indefeasible payment of the Mortgage Loan, provided that at the time of such payment, the Mortgagor or guarantor delivers a Phase I environmental report from an environmental consultant reasonably acceptable to the lender and the rating agencies, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (other than as disclosed in the report delivered in connection with the origination of the Mortgage Loan) (i) noncompliance with or violation of applicable environmental laws (or permits issued pursuant to any environmental law) in connection with the Mortgaged

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JPMorgan Chase Bank, National Association

Property or operations thereon, (ii) environmental liens encumbering the Mortgaged Property, (iii) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the indemnity or (iv) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable laws.

The carve-out for intentional misrepresentations is limited to material intentional misrepresentations in connection with the Mortgage Loan.

The carve-out for involuntary bankruptcy filings consented or acquiesced to or joined in by the Mortgagor excludes any action that may be required to avoid violating Rule 9011 of the Federal Rules of Bankruptcy Procedure.

The carve-out for failing to obtain the lender’s consent to any transfer as required by the Mortgage Loan documents excludes (i) any transfer made by a receiver appointed for the Mortgaged Property so long as the Mortgagor, its single purpose entity principal, the guarantor and their respective affiliates did not collude or cooperate with or consent to such transfer and (ii) any lease of the Mortgaged Property (other than a lease of substantially all of the Mortgaged Property) entered into in violation of the Mortgage Loan documents.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default is limited to rents during the continuance of an event of default.

28	1201 Oak Lawn (Loan No. 34)	(Recourse Obligations) – The carve-out for misapplication, misappropriation or conversion of rents after an event of default is limited to rents during the continuance of an event of default.
29	Humblewood Center (Loan No. 11)	(Mortgage Releases) – The Mortgagor is permitted to release parcels described as Pappas BBQ Parcel and Chick-fil-A Parcel (together, the “Release Parcels”) at the Mortgaged Property without any principal repayment so long as the Mortgagor satisfies certain conditions set forth in the Mortgage Loan documents, including, without limitation: (a) the Mortgagor conveys the Release Parcels to an entity other than the Mortgagor; (b) the Mortgagor has delivered a REMIC opinion, if required by the lender; (c) the Mortgagor delivers evidence reasonably satisfactory to the lender that the Release Parcels will be simultaneously legally subdivided from the remainder of the Mortgaged Property for all purposes in accordance with all applicable laws, statutes, rules and regulations, and otherwise in accordance with the Mortgage Loan documents; and (d) the Mortgagor and the owner(s) of the Release Parcels have entered into and recorded a reciprocal easement agreement or other agreement

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JPMorgan Chase Bank, National Association
reasonably acceptable to the lender. The appraisal attributed a value of $4,460,000 to the Release Parcels.
29	Moffett Gateway (Loan No. 15)	(Mortgage Releases) – The Mortgagor may release an individual building at the Mortgaged Property and the related ownership interests in the owner’s association with a partial defeasance after the occurrence of the permitted defeasance date upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the defeasance of the “Adjusted Release Amount”, which is equal to (i) the allocated Mortgage Loan amount for the building plus (ii) if the Google Tenancy Condition is not satisfied, 25% of the allocated Mortgage Loan amount. The “Google Tenancy Condition” means (a) there is no excess cash flow sweep period caused by a tenant trigger event and (b) either the Google lease or a lease for the same premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining Mortgaged Property.
30	Modesto Springhill Suites (Loan No. 19) and Elk Grove Hampton Inn (Loan No. 25)	(Financial Reporting; Rent Rolls) – The Mortgage Loan documents require monthly operating statements instead of quarterly operating statements.
31	245 Park Avenue (Loan No. 1)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 expires or is otherwise not in effect, the Mortgagor is not required to spend more than an amount equal to two (2) times the amount of the insurance premium payable by the Mortgagor at such time for casualty and business interruption insurance required under the Mortgage Loan agreement (without giving effect to the cost of the terrorism and earthquake components of such coverage) at the time that such terrorism coverage is excluded from the applicable policy (on a going forward basis after the statute expires or is otherwise no longer in effect for any reason and following expiration of the applicable terrorism insurance then in place).
31	211 Main Street (Loan No. 2)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, extension or reauthorization is no longer in effect or modified (in a manner that results in material increase in premiums) or there is a disruption in the terrorism insurance marketplace as the result of a terrorism event occurring on U.S. soil which results in a material increase in terrorism insurance premiums and provided that terrorism insurance is commercially available, then the Mortgagor is required to carry terrorism insurance throughout the term of the Whole Loan as required by the Whole Loan documents, but the Mortgagor is not required to pay annual premiums in excess of two (2) times the then-current property insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under

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JPMorgan Chase Bank, National Association
the Whole Loan documents (without giving effect to the cost of terrorism and earthquake components of such policy) in order to obtain the terrorism coverage (but the Mortgagor is obligated to purchase the maximum amount of terrorism coverage available with funds equal to the cap).
31	2950 North Hollywood Way (Loan No. 7)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the Mortgagor is not required to pay for any premiums solely with respect to such terrorism coverage in excess of 200% of the cost of the then annual premiums under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage).
33	740 Madison (Loan No. 4)	(Single-Purpose Entity) – Prior to the origination date, the Mortgagor acted as a guarantor under a corporate credit facility related to the nonrecourse carve-out guarantor, and the Mortgagor was released from such obligations and liability as of the origination date of the Mortgage Loan.
33	Moffett Gateway (Loan No. 15)	(Single-Purpose Entity) – The Mortgagor also owns 100% of the equity interests in a related owner’s association under a declaration of covenants, conditions, restrictions, easements and charges for commercial planned development covering the two parcels of the Mortgaged Property. The Mortgagor delivered a proxy for such equity interests to the lender at origination of the Mortgage Loan.
34	2950 North Hollywood Way (Loan No. 7)	(Defeasance) – In connection with a defeasance, the Mortgage Loan documents provide that the Mortgagor is only required to pay for actual costs and expenses incurred by the servicer and that any processing fee for the servicer is limited to a maximum amount of $25,000.
38	740 Madison (Loan No. 4)	(ARD Loan) – The Mortgage Loan is interest only until the Anticipated Repayment Date and will not substantially fully amortize over its stated term. The maturity date of the Mortgage Loan is less than sixty (60) months following the Anticipated Repayment Date.
39	245 Park Avenue (Loan No. 1)	(Rent Rolls; Operating Histories) – The operating histories and rent roll delivered at origination of the Mortgage Loan were not certified by the Mortgagor or guarantor. The Mortgagor did represent and warrant that the operating histories and rent roll delivered at origination were true and correct in all material respects as of the origination date in the Mortgage Loan agreement.
39	Modesto Springhill Suites (Loan No. 19) and Elk Grove Hampton Inn (Loan No. 25)	(Rent Rolls; Operating Histories) – The operating histories delivered at origination of the Mortgage Loan were not certified by the Mortgagor or guarantor.

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JPMorgan Chase Bank, National Association
43	211 Main Street (Loan No. 2)	(Environmental Conditions) – The Mortgagor was required to obtain an environmental insurance policy against claims for pollution and remediation legal liability in lieu of requiring the guarantor to provide environmental indemnity. The policy was issued by Zurich American Insurance Company, with individual and aggregate claim limits of $5 million and a $50,000 deductible. The policy names the lender as an additional insured. The current policy has an expiration date of March 28, 2026.
47	245 Park Avenue (Loan No. 1), 211 Main Street (Loan No. 2), 740 Madison (Loan No. 4) and Moffett Gateway (Loan No. 15)	(Cross-Collateralization) – The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

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Benefit Street Partners CRE Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Raytheon – 16800 Centretech (Loan No. 10)	(Permitted Liens; Title Insurance) – The sole tenant, Raytheon, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a third party. The right of first offer has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
8	Wellington Marketplace (Loan No. 12)	(Permitted Liens; Title Insurance) – The fourth largest tenant, Walgreens, has a right of first refusal to purchase all or a portion of its space in the event of a proposed sale thereof to an unaffiliated third party purchaser. The right of first refusal does not apply to and terminates upon a transfer in connection with a foreclosure or deed-in-lieu of foreclosure. In addition, a smaller tenant, Clearview Tower Company II, LLC, which operates a cellular tower at the Mortgaged Property, has a right of first refusal to purchase its leased parcel (comprising approximately 1200 square feet) in the event of a proposed sale of such parcel to a third party purchaser (which right, however, does not apply in the event of a proposed sale of the entire Mortgaged Property). The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
8	Walgreens / Rite Aid / Eckerd Portfolio (Loan No. 16)	(Permitted Liens; Title Insurance) – The sole tenant at each of the Mortgaged Properties identified as “Walgreens / Rite Aid / Eckerd Portfolio—Walgreens – Carolina”, “Walgreens / Rite Aid / Eckerd Portfolio—Walgreens – Catano” and “Walgreens / Rite Aid / Eckerd Portfolio—Rite Aid – Shelby” has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed sale of such Mortgaged Property to an unaffiliated, third party purchaser. Each right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
8	Home Depot – Bridgeport (Loan No. 20)	(Permitted Liens; Title Insurance) – The sole tenant, Home Depot, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property or a controlling direct or indirect equity interest in the Mortgagor. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

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Benefit Street Partners CRE Finance LLC
9	NW Florida Apartment Portfolio (Loan No. 40)	(Junior Liens) – There is a mezzanine loan in the amount of $750,000, which is held by the Mortgage Loan Seller but is expected to be sold to an unaffiliated third party. In connection with the mezzanine loan, the Mortgage Loan Seller has entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
18	Raytheon – 16800 Centretech (Loan No. 10)	(Insurance) – The Mortgage Loan documents permit the Mortgagor to rely upon the insurance (or self-insurance) maintained by Raytheon, the sole tenant at the Mortgaged Property, provided such insurance meets the requirements in the Mortgage Loan documents and, among other conditions, (i) no event of default has occurred and is continuing under the related lease and (ii) Raytheon maintains a credit rating of at least “BBB-” from S&P.
18	Walgreens / Rite Aid / Eckerd Portfolio (Loan No. 16)	(Insurance) – The Mortgage Loan documents permit the Mortgagor to rely on the insurance (or self-insurance) maintained by the sole tenant at each of the related Mortgaged Properties, provided such insurance meets the requirements in the Mortgage Loan documents and, among other conditions, no event of default has occurred and is continuing under the related lease.
26	Apex Fort Washington (Loan No. 14)	(Local Law Compliance) – Certain building code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure all open violations by the earlier of (x) 45 days after the origination of the Mortgage Loan and (y) such earlier date as may be required by Upper Dublin Township.
26	Wellington Marketplace (Loan No. 12)	(Local Law Compliance) – Certain (i) building and fire code violations are open and (ii) building permits have expired at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all open violations and (ii) close out all expired permits, in each case within 180 days of the origination of the Mortgage Loan (provided that, in the event the Mortgagor has commenced and is using good faith and diligent efforts to perform the same, the lender may grant an extension in its reasonable discretion).
26	Home Depot – Bridgeport (Loan No. 20)	(Local Law Compliance) The Mortgaged Property is legal non-conforming as to use as zoning no longer permits retail uses over 10,000 square feet (which is less than the square footage of the related improvements) without a special use permit and the Mortgagor did not obtain such permit. If the nonconforming use is discontinued for a period of 12

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Benefit Street Partners CRE Finance LLC
months or more (except for a discontinuance due to destruction), the related structure may be restored to its prior use only if the Mortgagor (i) indicates its intent to resume such prior use and (ii) resumes such prior use, within 30 days and 90 days, respectively, of notice by the zoning board that the use is presumed abandoned.
26	Romulus Airport Park (Loan No. 21)	(Local Law Compliance) – Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cure all open violations within 180 days of the origination of the Mortgage Loan.
27	Wellington Marketplace (Loan No. 12)	(Licenses and Permits) – Certain building permits have expired at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to close out all expired permits within 180 days of the origination of the Mortgage Loan (provided that, in the event the Mortgagor has commenced and is using good faith and diligent efforts to perform the same, the lender may grant an extension in its reasonable discretion).
28	Chancellor Square Orlando (Loan No. 35) and NW Florida Apartment Portfolio (Loan No. 40)	(Recourse Obligations) – Recourse for physical waste is limited to physical waste caused by intentional acts or omissions of the Mortgagor, the guarantor or any affiliate thereof.
29	Raytheon – 16800 Centretech (Loan No. 10)	(Mortgage Releases) – The Mortgage Loan documents do provide that in the event of a taking of any portion of the Mortgaged Property, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions. However, the application of condemnation proceeds is subject to the terms of the sole tenant’s lease, which lease requires that such proceeds be applied to the restoration of the Mortgaged Property.
30	Apex Fort Washington (Loan No. 14)	(Financial Reporting and Rent Rolls) – The Mortgage Loan has an original outstanding principal balance in excess of $50 million; however, annual financial statements are only required to be audited if requested by the lender during an event of default or cash sweep period.
31	Apex Fort Washington (Loan No. 14)	(Acts of Terrorism Exclusion) – In the event TRIA or other similar governmental legislation is no longer in effect, the Mortgagor is not required to pay a premium for terrorism insurance in excess of 2 times the amount of the cost of the property and business interruption insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism component of such insurance), and if the cost

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Benefit Street Partners CRE Finance LLC
of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

D-2-20

Starwood Mortgage Funding VI LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Holiday Inn Express – Augusta (Loan No. 28)	(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The related comfort letter provides that upon written notice and request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.
9	Barrington Town Center (Loan No. 31)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined loan-to-value ratio of not greater than 80.0%; (ii) the debt service coverage ratio is equal to or greater than 1.20x; and (iii) the execution of an intercreditor agreement acceptable to the lender.
9	Pangea 16 (Loan No. 32)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined loan-to-value ratio of not greater than 70.0%; (ii) the debt service coverage ratio is equal to or greater than 1.50x; (iii) a debt yield not less than 9.5%; and (iv) the execution of an intercreditor agreement acceptable to the lender.
18	Barrington Town Center (Loan No. 31)	(Insurance) – Solely with respect to the portion of the Mortgaged Property demised under the lease with the fourth largest tenant, the Mortgagor’s obligation to provide required insurance (other than with respect to commercial general liability insurance) will be suspended, other than during the last two years of the term of the related lease, so long as such lease is in full force and effect, subject to certain conditions set forth in the Mortgage Loan documents being met, including that such tenant provides third party insurance or elects to self-insure in accordance with the terms of its lease.
19	Fireside Self Storage Portfolio (Loan No. 17)	(Access; Utilities; Separate Tax Lots) – The Castleton Self Storage Mortgaged Property has access to a public road through an access and easement agreement with a neighboring property owner, subject to the payment of an annual maintenance fee. The Title Policy has insured access pursuant to a standard access endorsement.
26	Fireside Self Storage Portfolio (Loan No. 17)	(Local Law Compliance) – The Raytown Storage Mortgaged Property is legal non-conforming with respect to use due to changes in zoning regulations subsequent to its development, and the applicable zoning regulations provide that such Mortgaged

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Starwood Mortgage Funding VI LLC
Property may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction if such casualty or destruction exceeds 50% of the appraised market value of the structure, and that such non-conforming use may not be resumed if it is voluntarily discontinued for six consecutive months.
26	Pangea 16 (Loan No. 32)	(Local Law Compliance) – Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the 464 Gordon Avenue and 470 Gordon Avenue Mortgaged Properties, if either of the legal non-conforming use is discontinued for six consecutive months, the cost of restoration after such casualty or destruction exceeds 50% of the cost of restoration of the entire structure, or the cost of restoration after such casualty or destruction is less than 50% of the cost of restoration of the entire structure and such restoration is not started within six months of the date of such damage and diligently prosecuted, and (b) in the case of the 7254 South University Avenue, 7120-32 South Wabash, 701 North Lotus Avenue Mortgaged Properties, if any of the legal non-conforming use is discontinued for 18 continuous months or a building permit to replace the structure is not obtained within 18 months of the date of such casualty or destruction, or such structure was intentionally damaged by causes within the control of the Borrower.
27	Airport Center Warehouses (Loan No. 41)	(Licenses and Permits) – As of the date of the Mortgage Loan’s origination, 45 tenants do not have certificates of use.
28	Holiday Inn Express – Augusta (Loan No. 28)	(Recourse Obligations) – The Mortgage Loan documents limit loss recourse for commission of material physical waste to intentional physical waste.
28	Romeo Commons (Loan No. 29)	(Recourse Obligations) – The Mortgage Loan documents limit the recourse for material physical waste to intentional acts or intentional omissions of the related Mortgagor, guarantor or any affiliate of either of the foregoing.
28	Airport Center Warehouses (Loan No. 41)	(Recourse Obligations) – The Mortgage Loan documents limit full recourse to the Mortgagor and the guarantor for transfers in violation of the Mortgage Loan documents to voluntary transfers other than a Minor

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Starwood Mortgage Funding VI LLC
Transfer Violation (defined below). The Mortgage Loan documents provide for loss recourse against the Mortgagor and guarantor due to (i) any violation of the transfer restrictions in the Mortgage Loan documents that do not result in a change of control of the Mortgagor and do not result in any person gaining an interest of 49% or greater in the Mortgagor (“Minor Transfer Violation”) or (ii) the Mortgagor’s failure to obtain the lender’s written consent to any involuntary transfer, to the extent required by the Mortgage Loan documents. In addition, the Mortgage Loan documents do not provide for recourse for losses and damages sustained in the case of misappropriation of insurance proceeds or condemnation awards or of rents following an event of default or rents paid more than one month in advance.
31	Atrium Office (Loan No. 26)	(Acts of Terrorism Exclusion) – Whether or not TRIA (or subsequent statute, extension or reauthorization) is in effect, the Mortgagor is not required to pay annual premiums for terrorism coverage in excess of two times the premium for a separate “special form” or “all risks” policy or equivalent policy insuring the Mortgaged Property (for purposes of such calculation, excluding coverage for catastrophe loss perils) on a stand-alone basis at the time the Mortgage Loan was closed.
32	Pangea 16 (Loan No. 32)	(Due on Sale or Encumbrance) The 100% indirect holder of Mortgagor is a non-public REIT. No change in “Control” (as defined in the Mortgage Loan documents) shall be deemed to have occurred under the Mortgage Loan documents so long as the REIT maintains no less than 51% of the equity interests, direct or indirect, in Mortgagor and the REIT controls the day-to-day management of the Mortgagor and the Mortgaged Property (for the avoidance of doubt, changes in the composition of directors or officers of the REIT is not be deemed to be a change in “Control”).
33	106th South Office Building (Loan No. 30)	(Single-Purpose Entity) – The Mortgagor previously owned a property that is not part of the Mortgaged Property.
33	Green River Promenade (Loan No. 38)	(Single-Purpose Entity) – The Mortgagor previously owned a property that is not part of the Mortgaged Property.
33	Airport Center Warehouses (Loan No. 41)	(Single-Purpose Entity) – The Mortgagor is a Florida land trust, which is not among the entity types that meet all rating agency single-purpose bankruptcy remote criteria. Airport Center Warehouses, LLC, the beneficiary that holds a 100% beneficial interest in the land trust as of the Cut-off Date, is required under the Mortgage Loan documents to be a single purpose entity

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Starwood Mortgage Funding VI LLC
and comply with the standard separateness covenants.
34	Green River Promenade (Loan No. 38)	(Defeasance) – The Mortgagor is permitted to pledge securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Home Loan Banks; provided, that (x) such securities are eligible defeasance collateral under then current guidelines of the Rating Agencies and (y) the lender has received an opinion of counsel in form and substance reasonably acceptable to the lender that acceptance of such defeasance collateral will not cause an adverse REMIC event.
42	Monroe Park Tower (Loan No. 24)	(Organization of Mortgagor) – The Mortgage Loan Seller did not perform searches of the public records or services on the Controlling Owner of one of the Mortgagors.
42	Paradise Victoria Village (Loan No. 36)	(Organization of Mortgagor) – The related guarantor, Edwin Moore, was the subject of a voluntary Chapter 11 bankruptcy proceeding that was discharged on January 24, 2017.

D-2-24

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
7/15/2017	33,632,000.00
8/15/2017	33,632,000.00
9/15/2017	33,632,000.00
10/15/2017	33,632,000.00
11/15/2017	33,632,000.00
12/15/2017	33,632,000.00
1/15/2018	33,632,000.00
2/15/2018	33,632,000.00
3/15/2018	33,632,000.00
4/15/2018	33,632,000.00
5/15/2018	33,632,000.00
6/15/2018	33,632,000.00
7/15/2018	33,632,000.00
8/15/2018	33,632,000.00
9/15/2018	33,632,000.00
10/15/2018	33,632,000.00
11/15/2018	33,632,000.00
12/15/2018	33,632,000.00
1/15/2019	33,632,000.00
2/15/2019	33,632,000.00
3/15/2019	33,632,000.00
4/15/2019	33,632,000.00
5/15/2019	33,632,000.00
6/15/2019	33,632,000.00
7/15/2019	33,632,000.00
8/15/2019	33,632,000.00
9/15/2019	33,632,000.00
10/15/2019	33,632,000.00
11/15/2019	33,632,000.00
12/15/2019	33,632,000.00
1/15/2020	33,632,000.00
2/15/2020	33,632,000.00
3/15/2020	33,632,000.00
4/15/2020	33,632,000.00
5/15/2020	33,632,000.00
6/15/2020	33,632,000.00
7/15/2020	33,632,000.00
8/15/2020	33,632,000.00
9/15/2020	33,632,000.00
10/15/2020	33,632,000.00
11/15/2020	33,632,000.00
12/15/2020	33,632,000.00
1/15/2021	33,632,000.00
2/15/2021	33,632,000.00
3/15/2021	33,632,000.00
4/15/2021	33,632,000.00
5/15/2021	33,632,000.00
6/15/2021	33,632,000.00
7/15/2021	33,632,000.00
8/15/2021	33,632,000.00
9/15/2021	33,632,000.00
10/15/2021	33,632,000.00
11/15/2021	33,632,000.00
12/15/2021	33,632,000.00
1/15/2022	33,632,000.00
2/15/2022	33,632,000.00
3/15/2022	33,632,000.00
4/15/2022	33,632,000.00
Distribution Date	Balance($)
5/15/2022	33,631,275.71
6/15/2022	33,093,866.64
7/15/2022	32,502,911.38
8/15/2022	31,960,731.79
9/15/2022	31,416,260.91
10/15/2022	30,818,442.48
11/15/2022	30,269,141.71
12/15/2022	29,666,629.26
1/15/2023	29,112,457.96
2/15/2023	28,555,944.22
3/15/2023	27,845,109.04
4/15/2023	27,283,231.52
5/15/2023	26,668,496.12
6/15/2023	26,101,642.27
7/15/2023	25,482,070.52
8/15/2023	24,910,198.48
9/15/2023	24,335,908.47
10/15/2023	23,709,109.73
11/15/2023	23,129,738.96
12/15/2023	22,498,002.38
1/15/2024	21,913,508.12
2/15/2024	21,326,542.03
3/15/2024	20,637,753.95
4/15/2024	20,045,388.38
5/15/2024	19,401,022.50
6/15/2024	18,803,842.20
7/15/2024	18,193,808.22
8/15/2024	17,627,398.31
9/15/2024	17,058,602.60
10/15/2024	16,441,452.72
11/15/2024	15,867,659.47
12/15/2024	15,245,652.69
1/15/2025	14,666,820.00
2/15/2025	14,085,548.68
3/15/2025	13,365,166.13
4/15/2025	12,778,405.14
5/15/2025	12,143,795.56
6/15/2025	11,551,886.36
7/15/2025	10,912,273.46
8/15/2025	10,315,172.89
9/15/2025	9,715,556.00
10/15/2025	9,068,452.31
11/15/2025	8,463,579.40
12/15/2025	7,811,367.60
1/15/2026	7,201,194.59
2/15/2026	6,588,449.64
3/15/2026	5,839,518.36
4/15/2026	5,221,028.41
5/15/2026	4,555,582.78
6/15/2026	3,931,678.48
7/15/2026	3,260,970.85
8/15/2026	2,631,606.75
9/15/2026	1,999,589.08
10/15/2026	1,320,996.39
11/15/2026	683,450.86
12/15/2026 and thereafter	0.00

E-1

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ANNEX F

ASSUMED PRINCIPAL PAYMENT SCHEDULE
FOR THE MOFFETT GATEWAY MORTGAGE LOAN

Monthly Payment Date	A-Note Principal ($)	Mortgage Loan Principal ($)
7/1/2017	0.00	0.00
8/1/2017	0.00	0.00
9/1/2017	0.00	0.00
10/1/2017	0.00	0.00
11/1/2017	0.00	0.00
12/1/2017	0.00	0.00
1/1/2018	0.00	0.00
2/1/2018	0.00	0.00
3/1/2018	0.00	0.00
4/1/2018	0.00	0.00
5/1/2018	0.00	0.00
6/1/2018	0.00	0.00
7/1/2018	0.00	0.00
8/1/2018	0.00	0.00
9/1/2018	0.00	0.00
10/1/2018	0.00	0.00
11/1/2018	0.00	0.00
12/1/2018	0.00	0.00
1/1/2019	0.00	0.00
2/1/2019	0.00	0.00
3/1/2019	0.00	0.00
4/1/2019	0.00	0.00
5/1/2019	0.00	0.00
6/1/2019	0.00	0.00
7/1/2019	0.00	0.00
8/1/2019	0.00	0.00
9/1/2019	0.00	0.00
10/1/2019	0.00	0.00
11/1/2019	0.00	0.00
12/1/2019	0.00	0.00
1/1/2020	0.00	0.00
2/1/2020	0.00	0.00
3/1/2020	0.00	0.00
4/1/2020	0.00	0.00
5/1/2020	0.00	0.00
6/1/2020	0.00	0.00
7/1/2020	0.00	0.00
8/1/2020	0.00	0.00
9/1/2020	0.00	0.00
10/1/2020	0.00	0.00
11/1/2020	0.00	0.00
12/1/2020	0.00	0.00
1/1/2021	0.00	0.00
2/1/2021	0.00	0.00
3/1/2021	0.00	0.00
4/1/2021	0.00	0.00
5/1/2021	0.00	0.00
6/1/2021	0.00	0.00
7/1/2021	0.00	0.00
8/1/2021	0.00	0.00
9/1/2021	0.00	0.00
10/1/2021	0.00	0.00
11/1/2021	476,999.17	39,259.19
12/1/2021	515,088.77	42,394.14
1/1/2022	480,259.40	39,527.52
2/1/2022	481,837.65	39,657.42
3/1/2022	592,517.52	48,766.87
4/1/2022	485,368.23	39,948.00
5/1/2022	523,214.48	43,062.92
Monthly Payment Date	A-Note Principal ($)	Mortgage Loan Principal ($)
6/1/2022	488,682.68	40,220.80
7/1/2022	526,432.55	43,327.78
8/1/2022	492,018.58	40,495.36
9/1/2022	493,635.47	40,628.43
10/1/2022	531,241.33	43,723.57
11/1/2022	497,003.46	40,905.63
12/1/2022	534,511.38	43,992.71
1/1/2023	500,393.26	41,184.63
2/1/2023	502,037.68	41,319.97
3/1/2023	610,822.66	50,273.47
4/1/2023	505,694.80	41,620.97
5/1/2023	542,949.99	44,687.24
6/1/2023	509,140.89	41,904.60
7/1/2023	546,295.88	44,962.62
8/1/2023	512,609.31	42,190.07
9/1/2023	514,293.86	42,328.71
10/1/2023	551,299.02	45,374.40
11/1/2023	517,795.65	42,616.93
12/1/2023	554,698.98	45,654.24
1/1/2024	521,320.13	42,907.01
2/1/2024	523,033.31	43,048.01
3/1/2024	594,816.56	48,956.10
4/1/2024	526,706.83	43,350.36
5/1/2024	563,351.04	46,366.34
6/1/2024	530,289.02	43,645.19
7/1/2024	566,829.07	46,652.60
8/1/2024	533,894.41	43,941.93
9/1/2024	535,648.91	44,086.33
10/1/2024	572,033.11	47,080.91
11/1/2024	539,289.01	44,385.93
12/1/2024	575,567.36	47,371.80
1/1/2025	542,952.70	44,687.46
2/1/2025	544,736.97	44,834.32
3/1/2025	649,516.50	53,458.15
4/1/2025	548,661.57	45,157.33
5/1/2025	584,667.38	48,120.77
6/1/2025	552,385.96	45,463.86
7/1/2025	588,283.47	48,418.39
8/1/2025	556,134.47	45,772.38
9/1/2025	557,962.06	45,922.80
10/1/2025	593,697.43	48,863.99
11/1/2025	561,746.68	46,234.29
12/1/2025	597,372.01	49,166.42
1/1/2026	565,555.82	46,547.80
2/1/2026	567,414.37	46,700.77
3/1/2026	670,066.63	55,149.52
4/1/2026	571,481.03	47,035.48
5/1/2026	606,823.30	49,944.30
6/1/2026	575,353.21	47,354.17
7/1/2026	610,582.89	50,253.74
8/1/2026	579,250.48	47,674.94
9/1/2026	581,154.03	47,831.61
10/1/2026	616,215.04	50,717.29
11/1/2026	585,088.87	48,155.46
12/1/2026	620,035.46	51,031.73
1/1/2027	589,049.20	48,481.42
2/1/2027	590,984.95	48,640.74
3/1/2027	691,426.15	56,907.50
4/1/2027	207,031,779.95	17,039,652.67

F-1

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ANNEX G

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE NW FLORIDA APARTMENT PORTFOLIO MORTGAGE LOAN

Monthly Payment Date	Mortgage Loan Interest ($)	Mortgage Loan Principal ($)
6/6/2017	25,803.11	6,687.15
7/6/2017	24,939.92	7,673.12
8/6/2017	25,734.69	6,765.30
9/6/2017	25,702.46	6,802.12
10/6/2017	24,841.98	7,784.99
11/6/2017	25,632.96	6,881.51
12/6/2017	24,774.36	7,862.23
1/6/2018	25,562.71	6,961.74
2/6/2018	25,529.54	6,999.63
3/6/2018	23,028.82	9,856.05
4/6/2018	25,449.23	7,091.36
5/6/2018	24,595.59	8,066.42
6/6/2018	25,377.01	7,173.86
7/6/2018	24,525.32	8,146.69
8/6/2018	25,304.02	7,257.23
9/6/2018	25,269.44	7,296.73
10/6/2018	24,420.65	8,266.25
11/6/2018	25,195.29	7,381.43
12/6/2018	24,348.50	8,348.66
1/6/2019	25,120.34	7,467.03
2/6/2019	25,084.76	7,507.67
3/6/2019	22,624.90	10,317.42
4/6/2019	24,999.84	7,604.68
5/6/2019	24,158.33	8,565.88
6/6/2019	24,922.79	7,692.68
7/6/2019	24,083.36	8,651.51
8/6/2019	24,844.92	7,781.63
9/6/2019	24,807.84	7,823.98
10/6/2019	23,971.52	8,779.27
11/6/2019	24,728.74	7,914.34
12/6/2019	23,894.54	8,867.19
1/6/2020	24,648.78	8,005.67
2/6/2020	24,610.64	8,049.24
3/6/2020	22,986.98	9,903.84
4/6/2020	24,525.10	8,146.94
5/6/2020	23,696.40	9,093.51
6/6/2020	24,442.96	8,240.77
7/6/2020	23,616.48	9,184.80
8/6/2020	24,359.93	8,335.60
9/6/2020	24,320.22	8,380.97
10/6/2020	23,497.05	9,321.22
11/6/2020	24,235.87	8,477.31
12/6/2020	23,414.98	9,414.96
1/6/2021	24,150.63	8,574.68
2/6/2021	24,109.77	8,621.34
3/6/2021	21,739.47	11,328.80
4/6/2021	24,014.72	8,729.92
5/6/2021	23,199.80	9,660.75
6/6/2021	23,927.10	8,830.00
7/6/2021	23,114.54	9,758.13
8/6/2021	23,838.53	8,931.16
9/6/2021	23,795.98	8,979.77
10/6/2021	22,986.96	9,903.86
11/6/2021	23,706.01	9,082.54
12/6/2021	22,899.42	10,003.85
1/6/2022	23,615.07	9,186.41
2/6/2022	23,571.30	9,236.41
3/6/2022	21,250.46	11,887.36
4/6/2022	23,470.66	9,351.37
5/6/2022	22,670.42	10,265.42
Monthly Payment Date	Mortgage Loan Interest ($)	Mortgage Loan Principal ($)
6/6/2022	23,377.19	9,458.12
7/6/2022	22,579.48	10,369.30
8/6/2022	23,282.72	9,566.03
9/6/2022	23,237.15	9,618.09
10/6/2022	22,443.21	10,524.95
11/6/2022	23,141.17	9,727.71
12/6/2022	22,349.83	10,631.61
1/6/2023	23,044.17	9,838.51
2/6/2023	22,997.30	9,892.06
3/6/2023	20,729.18	12,482.78
4/6/2023	22,890.69	10,013.83
5/6/2023	22,106.11	10,910.00
6/6/2023	22,791.00	10,127.70
7/6/2023	22,009.11	11,020.80
8/6/2023	22,690.24	10,242.79
9/6/2023	22,641.43	10,298.54
10/6/2023	21,863.58	11,187.03
11/6/2023	22,539.06	10,415.47
12/6/2023	21,763.97	11,300.80
1/6/2024	22,435.60	10,533.65
2/6/2024	22,385.41	10,590.98
3/6/2024	20,893.98	12,294.54
4/6/2024	22,276.37	10,715.52
5/6/2024	21,508.37	11,592.76
6/6/2024	22,170.08	10,836.93
7/6/2024	21,404.95	11,710.89
8/6/2024	22,062.65	10,959.64
9/6/2024	22,010.43	11,019.29
10/6/2024	21,249.61	11,888.33
11/6/2024	21,901.29	11,143.95
12/6/2024	21,143.41	12,009.63
1/6/2025	21,790.97	11,269.96
2/6/2025	21,737.28	11,331.30
3/6/2025	19,584.91	13,789.81
4/6/2025	21,617.59	11,468.01
5/6/2025	20,867.37	12,324.94
6/6/2025	21,504.23	11,597.50
7/6/2025	20,757.07	12,450.93
8/6/2025	21,389.65	11,728.37
9/6/2025	21,333.77	11,792.20
10/6/2025	20,591.21	12,640.38
11/6/2025	21,217.36	11,925.17
12/6/2025	20,477.94	12,769.76
1/6/2026	21,099.70	12,059.56
2/6/2026	21,042.24	12,125.20
3/6/2026	18,953.71	14,510.79
4/6/2026	20,915.33	12,270.15
5/6/2026	20,184.07	13,105.43
6/6/2026	20,794.43	12,408.25
7/6/2026	20,066.43	13,239.80
8/6/2026	20,672.23	12,547.84
9/6/2026	20,612.44	12,616.12
10/6/2026	19,889.36	13,442.06
11/6/2026	20,488.29	12,757.94
12/6/2026	19,768.55	13,580.05
1/6/2027	20,362.80	4,273,833.93

G-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	21
Risk Factors	55
Description of the Mortgage Pool	130
Transaction Parties	213
Credit Risk Retention	251
Description of the Certificates	264
Description of the Mortgage Loan Purchase Agreements	300
Pooling and Servicing Agreement	309
Certain Legal Aspects of Mortgage Loans	414
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	431
Pending Legal Proceedings Involving Transaction Parties	433
Use of Proceeds	433
Yield and Maturity Considerations	433
Material Federal Income Tax Considerations	446
Certain State and Local Tax Considerations	458
Method of Distribution (Underwriter)	458
Incorporation of Certain Information by Reference	460
Where You Can Find More Information	461
Financial Information	461
Certain ERISA Considerations	461
Legal Investment	465
Legal Matters	466
Ratings	466
Index of Defined Terms	469

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$696,161,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

JPMCC
Commercial Mortgage
Securities Trust 2017-JP6

Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2017-JP6

Class A-1	$26,228,000
Class A-2	$123,971,000
Class A-3	$86,731,000
Class A-4	$80,000,000
Class A-5	$200,074,000
Class A-SB	$33,632,000
Class X-A	$627,331,000
Class X-B	$68,830,000
Class A-S	$76,695,000
Class B	$34,415,000
Class C	$34,415,000

PRELIMINARY
PROSPECTUS

J.P. Morgan

Lead Manager and Sole Bookrunner

Drexel Hamilton

Co-Manager

Academy Securities

Co-Manager

May [_], 2017